                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party Other than the Registrant [ ]

Check the appropriate Box:

[X]  Preliminary Proxy Statement                      [ ]  Confidential, for use of Commission only
[ ]  Definitive Proxy Statement                       (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          THE NOSTALGIA NETWORK, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                           CALCULATION OF FILING FEE

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                                                     AGGREGATE NUMBER OF
                                                     SECURITIES TO WHICH   PER UNIT PRICE OR OTHER    PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF SECURITIES               TRANSACTION         UNDERLYING VALUE OF     AGGREGATE VALUE OF
     TO WHICH FILING TRANSACTION APPLIES(1)(2)           APPLIES(1)            TRANSACTION(1)          TRANSACTION(1)     AMOUNT
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Common Stock.......................................      20,275,370                 $0.07               $1,419,275.90     $283.86
Preferred Stock....................................           3,250                 $7.00               $   22,750.00     $  4.55
Total..............................................              --                    --               $1,441,958.77     $288.41
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(1) Estimated solely for the purpose of computing the amount of the filing fee pursuant to Rule 0-11 under the Securities Exchange Act of 1934, as amended.

(2) The fee was computed in accordance with Rule 0-11(c)(1)(i) based upon the cash consideration to be paid to security holders.

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: $

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                          THE NOSTALGIA NETWORK, INC.
                         650 MASSACHUSETTS AVENUE, N.W.
                             WASHINGTON, D.C. 20001
                               ------------------

                    NOTICE OF SPECIAL MEETING TO BE HELD ON
                               DECEMBER 27, 2000
                               ------------------

To the Stockholders of
The Nostalgia Network, Inc.:

     We will hold a special meeting of stockholders on December 27, 2000, at 10:00 a.m., local time, at 650 Massachusetts Avenue, N.W., Washington, D.C., for the following purposes:

          1. to consider and vote upon the proposed merger of NNI Acquisition Corporation, a Delaware corporation, with and into Nostalgia pursuant to an Agreement and Plan of Merger dated as of January 11, 2000, as amended, between Nostalgia and NNI Acquisition; and

          2. to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

     The proposed merger is more fully described in the accompanying proxy statement and its appendices, which are part of this notice.

     Nostalgia's Board of Directors has fixed the close of business on November 24, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. Only stockholders of record on November 24, 2000 will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of stockholders of record as of November 24, 2000 will be available for inspection at Nostalgia's offices at 650 Massachusetts Avenue, N.W., Washington, D.C. at least ten days prior to the special meeting.

     Pursuant to Section 262 of the Delaware General Corporation Law, stockholders of Nostalgia are entitled to appraisal rights in connection with the proposed merger.

     If you plan to attend the special meeting, please notify the undersigned so that identification can be prepared for you. Whether or not you plan to attend the special meeting, please execute, date and promptly return the enclosed proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States. If you attend the special meeting, you may withdraw your proxy and vote in person.

                                          By Order of the Board of Directors,

                                          WILLARD NICHOLS SIGNATURE
                                           Vice President, General Counsel and
                                                        Secretary

November 30, 2000

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT IN THE ENCLOSED RETURN ENVELOPE.

                          THE NOSTALGIA NETWORK, INC.
                         650 MASSACHUSETTS AVENUE, N.W.
                             WASHINGTON, D.C. 20001
                                 (202) 289-6633

                        SPECIAL MEETING OF STOCKHOLDERS

                               DECEMBER 27, 2000

                                PROXY STATEMENT
                               ------------------

     This proxy statement is being provided to stockholders of The Nostalgia Network, Inc. in connection with the solicitation of proxies by Nostalgia's Board of Directors for use at a special meeting of stockholders on December 27, 2000 at 10:00 a.m., local time, at 650 Massachusetts Avenue, N.W., Washington, D.C., and any adjournments or postponements of the special meeting.

     At the special meeting, common and preferred stockholders of record of Nostalgia as of the close of business on November 24, 2000 will be asked to consider and vote upon a proposed merger which, if completed, will result in common stockholders receiving $0.07 for each share of common stock and preferred stockholders receiving $7.00 for each share of preferred stock. The merger constitutes a going private transaction within the meaning of Section 13(e)(3) of the United States Securities Exchange Act of 1934. After the merger, Nostalgia will be privately owned by Crown Communications Corporation and Concept Communications, Inc. and will no longer be a public company, the common stock will no longer be quoted on the Nasdaq OTC Bulletin Board and the unaffiliated common and preferred stockholders of Nostalgia will no longer have any interest in any of Nostalgia's future earnings or growth. Funds to be used for the merger were loaned to Crown by Atlantic Video, Inc., which borrowed the funds from One Up Enterprises, Inc., which, in turn, borrowed the funds from Unification Church International, Inc. As the ultimate source of the consideration for the merger, Atlantic Video, One Up Enterprises and Unification Church International may be deemed affiliates of Nostalgia.

     Concept is an affiliate of Nostalgia and majority owned by Crown. Crown is an affiliate of Nostalgia and a wholly owned subsidiary of Crown Capital Corporation. Capital, Crown and Concept are the beneficial owners of 69.9% of the common stock and 76.9% of the preferred stock of Nostalgia. Atlantic Video is wholly owned by One Up Enterprises, which is wholly owned by Unification Church International, each of which also may be deemed to be an affiliate of Crown.

     PURSUANT TO THE DELAWARE GENERAL CORPORATION LAW, STOCKHOLDERS OF NOSTALGIA ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER. FOR A DETAILED DISCUSSION OF THESE APPRAISAL RIGHTS, INCLUDING HOW THEY ARE EXERCISED, SEE "THE MERGER -- APPRAISAL RIGHTS," BEGINNING ON PAGE 42.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE PROPOSED MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The merger involves affiliates of Nostalgia. Certain members of the Board of Directors of Nostalgia serve as directors, officers or employees of those affiliates and/or other persons with interests in the merger. As such, these Nostalgia directors have interests in connection with the merger that are in addition to, or may conflict with, those of Nostalgia and its stockholders. Therefore, the terms of the merger and the merger agreement were negotiated on behalf of Nostalgia by a special committee of the Board of Directors consisting entirely of independent directors of Nostalgia. See "THE MERGER -- Interests of Certain Persons in the Merger," beginning on page 41.

     The common stock is listed for quotation on the Nasdaq OTC Bulletin Board under the symbol "NNET". On November 27, 2000, the last reported sale price for the common stock on the Bulletin Board was $0.03 per share.
                               ------------------
     THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE FIRST BEING MAILED OR DELIVERED TO THE STOCKHOLDERS OF NOSTALGIA ON OR ABOUT DECEMBER 1, 2000.
                               ------------------

             THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 30, 2000.

                               TABLE OF CONTENTS

                                                               PAGE
                                                              ------
SUMMARY TERM SHEET..........................................       4
  The Companies.............................................       4
  The Merger................................................       5
  Vote Required.............................................       5
  Proxies...................................................       5
  Consequences of the Merger................................       6
  Recommendations of the Special Committee and Nostalgia's
     Board of Directors.....................................       6
  Interests of Certain Persons in the Merger................       7
  Conditions to the Merger..................................       8
  Termination of the Merger Agreement.......................       8
  Reasons for the Merger; Fairness Considerations...........       8
  Valuation Analysis of Daniels and Associates, L.P.........      10
  Fairness Opinion of Chatsworth Securities, LLC............      10
  Appraisal Rights..........................................      11
  Federal Income Tax Consequences...........................      11
  Accounting Treatment......................................      11
  Procedures for Receipt of Merger Consideration............      11
  Questions About the Merger................................      11
SPECIAL FACTORS.............................................      12
  Background................................................      12
  Recommendation of the Board of Directors..................      13
  Reasons for the Merger; Fairness Considerations...........      14
  Effect of the Merger on the Rights of Existing
     Stockholders...........................................      18
  Effect of the Merger on Nostalgia, the Concept Group and
     the Atlantic Video Group...............................      19
  Federal Income Tax Considerations.........................      19
  Vote Required.............................................      20
  Report of the Financial Advisor to Crown..................      20
  Opinion of the Financial Advisor to the Special
     Committee..............................................      24
  Financial Condition.......................................      26
  Market Comparable Valuation Analysis......................      27
  Stock Price Trading History And Analysis..................      29
  Valuation Per Subscriber Analysis.........................      30
  Conclusion................................................      31
USE OF FORECASTS AND PROJECTIONS............................      32
WHERE YOU CAN FIND MORE INFORMATION.........................      33
FORWARD LOOKING STATEMENTS..................................      33
COMPARATIVE PER SHARE MARKET INFORMATION....................      34
THE SPECIAL MEETING.........................................      35
  General...................................................      35
  Matters to Be Considered..................................      35
  Recommendation of the Board of Directors..................      35
  Record Date; Shares Entitled to Vote; Quorum..............      35
  Proxies; Proxy Solicitation...............................      36
  Effects of Abstentions and Broker Non-Votes...............      36
THE CONCEPT GROUP...........................................      37
THE ATLANTIC VIDEO GROUP....................................      38

                                                               PAGE
                                                              ------
THE MERGER..................................................      40
  Security Ownership of Management and Certain Beneficial
     Owners.................................................      40
  Interests of Certain Persons in the Merger................      41
  Regulatory Approval.......................................      42
  Appraisal Rights..........................................      42
  Accounting Treatment......................................      45
  Financing, Expenses and Fees..............................      45
THE MERGER AGREEMENT........................................      47
  Terms of the Merger.......................................      47
  Indemnification...........................................      48
  Effective Time of the Merger..............................      48
  Representations and Warranties............................      48
  Covenants.................................................      49
  Conditions to the Merger..................................      50
  Amendment; Waiver; Termination............................      50
  Amendment No. 1 to Merger Agreement.......................      51
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................      52
BUSINESS OF NOSTALGIA.......................................      55
  Overview..................................................      55
  Description of Business...................................      55
  Affiliated Cable Systems and Subscribers..................      55
  Advertising...............................................      55
  Programming...............................................      56
  Financial Information.....................................      57
  Patents, Trademarks, Licenses.............................      58
  Competition...............................................      58
  Government Regulation.....................................      58
  Employees.................................................      59
  Directors and Officers....................................      60
  Properties................................................      61
  Legal Proceedings.........................................      62
SELECTED FINANCIAL DATA.....................................      63
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................      64
  Material Commitments......................................      73
INDEPENDENT ACCOUNTANTS.....................................      75
OTHER MATTERS...............................................      75
ANNUAL REPORT AND FORM 10-K.................................      75
STOCKHOLDER PROPOSAL FOR 2000 ANNUAL MEETING................      76
INDEX TO FINANCIAL STATEMENTS...............................     F-1
AGREEMENT AND PLAN OF MERGER, AS AMENDED (AND ATTACHED
  EXHIBITS).................................................     A-1
FAIRNESS OPINION OF CHATSWORTH SECURITIES, LLC..............     B-1
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW.........     C-1
REPORTS OF DANIELS & ASSOCIATES, L.P. ......................     D(1)-1
PROMISSORY NOTE BETWEEN ATLANTIC VIDEO, INC. AND ONE UP
  ENTERPRISES...............................................     E-1

                               SUMMARY TERM SHEET

     This summary term sheet highlights important information from this proxy statement relating to the proposed merger. This summary term sheet may not contain all of the information you should consider before voting on the proposed merger. To more fully understand the proposed merger, you should read carefully this entire proxy statement and all of its appendices before voting on the merger proposal. We have included page references to the text of the proxy statement parenthetically in this summary term sheet to direct you to more complete descriptions of the topics presented in this summary term sheet.

THE COMPANIES (pp. 37 to 39 and 55 to 62)

  Nostalgia

     - Nostalgia's principal executive office is located at 650 Massachusetts Avenue, N.W., Washington, D.C. 20001. The telephone number is (202) 289-6633.

     - Nostalgia operates GoodLife TV Network, a television programming service, which offers a variety of entertainment, information and lifestyle programming exemplifying traditional American culture, values and a sense of community. This programming mix targets America's Baby Boomers and over audience.

  The Concept Group

     The Concept Group consists of Capital, Crown, Concept and NNI Acquisition Corporation.

     - The principal business address for Capital, Crown, Concept and NNI Acquisition is 650 Massachusetts Avenue, N.W., Washington, D.C. 20001. The telephone number is (202) 789-2124.

     - Concept has diverse interests in the communications and telecommunications industries with ownership interests in firms principally involved in video newsgathering and transmission services, corporate video communication and program production and post-production, including Pyramid Video, Inc. and Potomac Television Communications, both of which are subsidiaries of Concept. Crown owns a majority of the capital stock of Concept.

     - Crown has diverse interests in the communications and telecommunications industries through the operation of a satellite up-linking business and its majority ownership interest in Concept. The sole stockholder of Crown is Capital.

     - Capital is a Delaware non-stock corporation which indirectly owns interests in firms involved in the communications and telecommunications industries through its ownership of Crown.

     - NNI Acquisition is a Delaware corporation formed to own the common stock and preferred stock of Nostalgia and to facilitate the merger. All of the shares of stock of NNI Acquisition are owned by Crown and Concept. If and when the merger takes place, NNI Acquisition will be merged with and into Nostalgia and Nostalgia will be wholly owned by Crown and Concept.

     - Crown and Concept have transferred all of the shares of Nostalgia common and preferred stock held by Crown and Concept, which prior to such transfer constituted 69.9% and 76.9% of the common stock and preferred stock outstanding, respectively, to NNI Acquisition.

  The Atlantic Video Group

     The Atlantic Video Group consists of Atlantic Video, Inc., One Up Enterprises, Inc. and Unification Church International, Inc.

     - Atlantic Video's principal office is located at 650 Massachusetts Avenue, N.W., Washington, D.C. 20001. The telephone number is (202) 408-0900.

     - Atlantic Video is a video production company which has had significant production contracts with Nostalgia.

     - Certain monies used to fund Nostalgia's operating deficits and set aside to fund the proposed merger were loaned to the Concept Group by Atlantic Video pursuant to a promissory note which is secured by a minority interest in Concept. These funds were loaned to Atlantic Video by its parent company, One Up Enterprises, which received the funds from its parent, Unification Church International.

     - One Up Enterprises is a holding company engaged in a variety of business enterprises through operating subsidiaries. Atlantic Video represents one of One Up Enterprises' media investments. Other similar investments include News World Communications, Inc. and, until May of 1999, Manhattan Center Studios, Inc., by which entities certain individuals affiliated with the Concept Group and Nostalgia are or were employed. One Up Enterprises' real estate subsidiary, U.S. Property Development Corporation, has a controlling ownership interest in Washington Television Center Limited Partnership, from which Nostalgia leases its offices. One Up Enterprises' principal business address is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia. Its telephone number is (703) 448-7333.

     - One Up Enterprises is wholly owned by Unification Church International, a charitable and religious non-profit corporation. Unification Church International's principal business address is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia. Its telephone number is (703) 734-8618.

     - Certain officers and/or directors of Nostalgia or the Concept Group presently hold, or have in the past held, positions with members of the Atlantic Video Group or their affiliates.

THE MERGER (pp. 40 to 46)

     Upon completion of the merger, NNI Acquisition will be merged with and into Nostalgia and Nostalgia will continue as the surviving corporation. The merger will occur according to the terms and conditions of a January 11, 2000 Agreement and Plan of Merger, as amended, which is described in and attached as Appendix A to this proxy statement. You should read the description of the merger agreement contained in this proxy statement under the heading "THE MERGER AGREEMENT" and the attached merger agreement carefully. We expect the merger to be completed in the fourth quarter of 2000.

VOTE REQUIRED (p. 20)

     - Under Delaware law, the proposed merger must be approved by a majority of the outstanding shares of common stock entitled to be voted on the merger. In accordance with Delaware law and Nostalgia's certificate of incorporation, the standard for approving the merger is the affirmative vote of a majority of the outstanding shares of common and preferred stock (on an as converted basis) entitled to be voted on the merger. This means that the affirmative vote of 10,506,189 shares of common stock and preferred stock (with preferred stock having 100 votes per share) and of 1,626 shares of preferred stock voting separately as a class is required for approval of the merger. As of November 24, 2000, 20,275,370 shares of common stock and 3,250 shares of preferred stock were issued and outstanding. The vote of a majority of the shares of preferred stock, voting as a separate class, also is required to approve the merger proposal.

     - The transaction is not structured so that approval of at least a majority of the unaffiliated stockholders is required.

     - NNI Acquisition, which owns 14,180,427 shares of common stock and 2,500 shares of preferred stock (69.9% and 76.9%, respectively of the common and preferred stock outstanding) has informed Nostalgia that it intends to vote all of its shares of Nostalgia common stock and preferred stock "FOR" the merger proposal. NNI Acquisition owns a sufficient number of shares of common stock and preferred stock to ensure approval of the merger proposal.

PROXIES (p. 36)

     - Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" the merger proposal.

     - Your proxy may be revoked at any time before it is voted. You may revoke your proxy by:

        - filing with the secretary of Nostalgia, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;

        - executing a later dated proxy relating to the same shares of common stock and delivering it to the secretary of Nostalgia before the taking of the vote at the special meeting; or

        - attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

     - You should send any written revocation or subsequent proxy to The Nostalgia Network, Inc., 650 Massachusetts Avenue, N.W. Washington, D.C. 20001, Attention: Corporate Secretary, at or before the taking of the vote at the special meeting.

     - If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting your proxy will be voted in the same manner as it would have been voted at the original convening of the special meeting (except if you have previously revoked or effectively withdrawn your proxy).

     - If your shares are held in "street name" by your broker, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide your broker with voting instructions. Any failure to instruct your broker on how to vote will have the effect of a vote "AGAINST" the proposed merger.

CONSEQUENCES OF THE MERGER (pp. 18 to 19)

     If the merger is completed:

     - You will receive $0.07 in cash for each of your shares of common stock. Holders of preferred stock will receive $7.00 in cash for each share of preferred stock;

     - NNI Acquisition will be merged with and into Nostalgia, the shares of common stock and preferred stock owned by NNI Acquisition will be cancelled and the shares of NNI Acquisition, all of which are owned by Crown and Concept, will be converted into shares of Nostalgia common stock;

     - There presently are no plans to make changes to the Board of Directors or executive officers of Nostalgia. It is anticipated that, following the merger, the business and operations of Nostalgia will be continued substantially as currently conducted for the immediate future;

     - Nostalgia will no longer be a public company required to file reports under the Securities Exchange Act;

     - The common stock will no longer be quoted on the Nasdaq OTC Bulletin
       Board;

     - You no longer will have an interest in any of Nostalgia's future earnings or growth; and

     - Crown and Concept will be Nostalgia's only stockholders.

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND NOSTALGIA'S BOARD OF DIRECTORS (pp. 13 to 14)

     - The merger is among affiliates of Nostalgia, and certain members of Nostalgia's Board of Directors serve as directors, officers or employees of these affiliates and/or other persons with interests in the merger. As such, these Nostalgia directors have interests in connection with the merger that are in addition to, or may conflict with, those of Nostalgia and its unaffiliated stockholders. Therefore, the terms of the merger and the merger agreement were negotiated on behalf of Nostalgia by a special committee consisting entirely of independent directors of Nostalgia who are not members of management or employees of the Concept Group, the Atlantic Video Group or their affiliates. The special committee is a standing committee of the Board of Directors, consisting of Robert J. Wussler and S. Robert Lichter, which addresses matters involving potential conflicts of interest among Nostalgia, its officers, directors and/or stockholders. In considering the recommendations of the special committee, you should be aware of these conflicts of interest. For a more detailed discussion of these interests, see "THE MERGER -- Interests of Certain Persons in the Merger" beginning on page 41.

     - The special committee retained Chatsworth Securities, LLC, an independent financial advisor, to assist it in considering the merger. Chatsworth provided to the special committee its written opinion that the terms of the merger are fair, from a financial point of view, to Nostalgia's unaffiliated stockholders. For a more detailed discussion of Chatsworth's opinion, see "SPECIAL FACTORS -- Opinion of the Financial Advisor to the Special Committee" beginning on page 24.

     - Based upon all of the factors it considered, including the written fairness opinion of Chatsworth, the special committee concluded that the merger is fair to, and in the best interests of, Nostalgia and Nostalgia's unaffiliated stockholders and recommended to Nostalgia's Board of Directors that the merger be approved.

     - Based upon the recommendation of the special committee, Nostalgia's Board of Directors (with the exception of Dong Moon Joo) unanimously approved the merger as fair to and in the best interests of Nostalgia and Nostalgia's unaffiliated stockholders and recommends that you approve the merger. Mr. Joo is a director and officer of Capital, Crown, Concept and NNI Acquisition. Because of his interest in these entities, he did not participate in any meetings concerning, or vote on, the merger or the merger agreement. For a more detailed discussion of these affiliations, see "THE MERGER -- Interests of Certain Persons in the Merger" beginning on page 41.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (pp. 41 to 42)

     - Dong Moon Joo, a member of Nostalgia's Board of Directors, is also a director and president of Capital, Crown, Concept and NNI Acquisition. Mr. Joo is also chairman of the Board of Directors of Crown, chairman and chief executive officer of Atlantic Video, president and director of The Washington Times Corporation and News World Communications, Inc., and a director and president of Unification Church International. Because of these positions, Mr. Joo may have interests in connection with the merger that are in addition to, or may conflict with, the interests of Nostalgia and its unaffiliated stockholders. For example, as an officer and director of Capital, Crown, Concept, NNI Acquisition, Atlantic Video and Unification Church International, and an officer of The Washington Times and News World Communications, Mr. Joo may have an interest in obtaining the lowest possible purchase price per share for Nostalgia common stock, while Nostalgia's unaffiliated stockholders are interested in receiving the highest possible price. Because of these potential conflicts of interest, Mr. Joo did not attend meetings of Nostalgia's Board of Directors at which the merger was discussed and did not vote on the merger or the merger agreement; nor did Mr. Joo attend or vote at the meetings of Atlantic Video and Unification Church International where the issue of the fairness of the merger terms was discussed.

     - Similarly, the Concept Group and the Atlantic Video Group may have interests that may be adverse to those of the unaffiliated stockholders because their members presumably would benefit from paying the lowest possible price per share for the shares held by the unaffiliated stockholders. Messrs. Cates, Christofferson, Goto, Newton and Ambassador Sanchez are also directors of Nostalgia and hold or have held positions with certain persons having interests in the merger, including members of the Concept Group and/or the Atlantic Video Group. Because of the presumed interest of the Concept Group and the Atlantic Video Group in obtaining the lowest possible price in the merger, these individuals may be deemed to have interests that may conflict with those of Nostalgia's unaffiliated stockholders.

     - A special committee consisting of two independent directors of Nostalgia who are not members of management or employees of Nostalgia retained Chatsworth to determine whether the consideration to be paid to Nostalgia's stockholders in the merger was fair from a financial point of view. Nostalgia's other non-employee and non-management directors did not retain an unaffiliated representative to act solely on behalf of unaffiliated security holders for purposes of negotiating the terms of the merger proposal.

     For a more detailed discussion of these interests, see "THE
MERGER -- Interests of Certain Persons in the Merger" beginning on page 41.

CONDITIONS TO THE MERGER (p. 50)

     The obligations of Nostalgia and NNI Acquisition to complete the merger are subject to several conditions, including:

     - The merger agreement must be approved by a majority of the outstanding shares of common and preferred stock entitled to be voted on the merger proposal (with the preferred stock voting on an as converted basis) and by a majority of the preferred stock, voting as a separate class.

     - Nostalgia's and NNI Acquisition's representations and warranties in the merger agreement must be accurate and complete in all material respects.

     - The holders of not more than 5.0% of the common stock and preferred stock shall have exercised appraisal rights.

     Nostalgia and/or NNI Acquisition, as applicable, may waive the foregoing conditions.

TERMINATION OF THE MERGER AGREEMENT (p. 51)

     - The merger agreement may be terminated at any time prior to the time the merger is effective. This termination may occur either before or after approval of the merger by Nostalgia's stockholders, by mutual written consent of Nostalgia and NNI Acquisition. The merger agreement also may be terminated by Nostalgia or NNI Acquisition under certain circumstances described in the merger agreement, including if the stockholders do not approve the merger or if the merger is not effective on or before December 31, 2000.

REASONS FOR THE MERGER; FAIRNESS CONSIDERATIONS (pp. 14 to 18)

     In reaching its conclusion to approve and recommend the merger, the special committee considered, among other factors, the following:

     - The fairness opinion of Chatsworth;

     - The premium to be paid to Nostalgia's stockholders as compared to the historic price of the common stock from January 1, 1998 to the date of the announcement of the merger;

     - The financial condition and results of operations of Nostalgia, including its aggregate operating losses of over $30.0 million between January 1, 1998 and September 30, 1999, which is the last full quarter prior to the announcement of the merger (with Nostalgia continuing to incur further losses since September 30, 1999);

     - The inability of Nostalgia to raise equity or debt capital from conventional sources and Nostalgia's resulting reliance on Crown and Concept and, ultimately, members of the Atlantic Video Group, to provide working capital; and

     - The lack of any assurance that Crown or Concept or the Atlantic Video Group would continue to provide such working capital to Nostalgia under current circumstances.

     The special committee also considered certain factors which could, as a result of the merger, negatively affect Nostalgia and its stockholders, including:

     - The loss of Nostalgia's status as a publicly traded corporation and the corresponding loss of a market for the common stock;

     - The potential recognition of taxable income/gain to the stockholders of Nostalgia upon completion of the merger; and

     - That minority stockholders will not participate in any future growth in the value of Nostalgia, if any.

     The Board of Directors has determined that the merger is fair to, and in the best interests of, Nostalgia's unaffiliated stockholders and that the consideration to be paid to Nostalgia's unaffiliated stockholders is fair from a financial point of view based upon the analyses and conclusions of the special committee (which were adopted by the Board of Directors) and on the opinion of Chatsworth delivered to the special committee.

     For a more detailed discussion of these reasons, see "SPECIAL
FACTORS -- Recommendation of the Board of Directors" and " -- Reasons for the Merger; Fairness Considerations," beginning on page 13.

     The Concept Group decided to pursue the merger, and the Atlantic Video Group loaned money to Crown to fund the consideration to be paid to the unaffiliated stockholders in the merger, for the purpose of more adequately protecting their respective interests in Nostalgia. They consider the need to protect their interests in Nostalgia at this time to be especially critical given:

     - Nostalgia's aggregate financial losses of almost $80.0 million from January 1, 1995 to September 30, 1999 (and ongoing losses since such date), as a result of which Nostalgia remains unable to raise equity and debt capital from conventional sources and remains dependent on Crown and Concept and, ultimately, members of the Atlantic Video Group, for its working capital;

     - The historically low trading volume and market price of Nostalgia's stock;

     - The burden and expense of maintaining Nostalgia as a public company;

     - The Concept Group's belief that cashing out the unaffiliated stockholders will allow it to protect its interests because it will allow the Concept Group to find more easily a strategic partner for Nostalgia without having to relinquish its controlling interest in Nostalgia; and

     - The Atlantic Video Group's belief that the availability to Nostalgia of additional strategic alternatives will eventually ease the burden of its loan to the Concept Group.

     The Concept Group independently retained the firm of Daniels and Associates, L.P. to evaluate the consideration to be paid to the unaffiliated stockholders in the merger. When the Atlantic Video Group's opinion on the fairness of the consideration to be paid to the unaffiliated stockholders was sought in September 2000, its Boards of Directors relied principally on the Daniels evaluation in reaching the determination that the consideration to be paid to the unaffiliated stockholders was fair from a financial point of view. Both the Concept Group and the Atlantic Video Group considered:

     - That the consideration being offered in the merger of $0.07 per share of common stock of Nostalgia represents the high end of the range of values recommended by Daniels as the per share value of Nostalgia common stock and a substantial premium over the market price of Nostalgia common stock in the weeks prior to the announcement of the merger. It also represents a substantial premium over Nostalgia's recent stock prices, which averaged $0.036 for the 30 trading days prior to November 28, 2000.

     - That the consideration being offered in the merger also represents a substantial premium over Nostalgia's net book value per share and the liquidation value, both of which are negative values as of March 31, 2000.

     - Nostalgia's operating losses of over $30.0 million between January 1, 1998 and September 30, 1999, the last full quarter prior to the negotiation of the merger agreement, with Nostalgia continuing to incur losses since September 30, 1999, and its lack of prospects for becoming profitable in the foreseeable future;

     - If, as an alternative to the merger, Nostalgia's outstanding indebtedness to Crown and Concept were converted to equity, it would result in a significant dilution to Nostalgia's minority stockholders;

     - The report of Daniels which indicates that the equity value per share of Nostalgia is no more than $0.08 per share. The valuation range suggested by Daniels was generally $0.02 to $0.08 per share. However, given that
       (i) all of Daniels' analyses were based on various assumptions and, therefore, included an element of uncertainty, and (ii) according to Daniels' analyses, depending on the methodology used, the equity value could be negative, the Concept Group and the Atlantic Video Group believe the merger consideration of $0.07 per share to be fair to Nostalgia's unaffiliated stockholders;

     - To the knowledge of the Concept Group and the Atlantic Video Group, since Nostalgia announced the merger in October 1999, no prospective buyer has offered to complete a similar transaction with Nostalgia; and

     - The terms of the merger and the merger agreement, which were negotiated on behalf of Nostalgia by the special committee which, in turn, hired its own financial advisor to evaluate the merger consideration and its own legal counsel to negotiate the terms of the merger agreement.

     Capital, Crown, Concept, NNI Acquisition, Atlantic Video, One Up Enterprises and Unification Church International each believes that each of the above factors supports its conclusion that the merger consideration is fair, from a financial point of view, to the unaffiliated stockholders.

     The fact that the price of Nostalgia stock rose above $0.07 per share at certain times following the announcement of the merger may not necessarily support the Concept Group's conclusion that the merger price is fair to the unaffiliated stockholders. However, this factor was outweighed by Capital's, Crown's, Concept's and NNI Acquisition's belief that the rise in market prices was speculative. The Atlantic Video Group concurs in this belief.

     For a more detailed discussion of these reasons, see "SPECIAL
FACTORS -- Reasons for the Merger; Fairness Considerations" beginning on page
14.

VALUATION ANALYSIS OF DANIELS AND ASSOCIATES, L.P. (pp. 20 to 23)

     - Daniels and Associates, L.P. has delivered to Crown two reports analyzing the equity value of Nostalgia. Daniels issued its original report to Crown on October 7, 1999, updated it on April 20, 2000, and orally reconfirmed the conclusions reflected in its April report as of early October 2000. Daniels expects to reconfirm its opinion as of the date of the special meeting. In the event Daniels does not reconfirm its opinion as of the date of the special meeting and the parties elect to proceed with the merger, Nostalgia will distribute a revised proxy statement indicating that Daniels did not reconfirm its opinion and will resolicit proxies from Nostalgia's unaffiliated stockholders with respect to the merger. In these reports, Daniels concluded that, based on its analysis, the value per share of Nostalgia is no more than $0.08 per share and could be negative depending on the methodology used. The full text of the Daniels reports is attached as Appendices D(1) and D(2) to the proxy statement. We encourage you to read these reports carefully and in their entirety. The reports of Daniels are directed only to the matters described in the reports and do not constitute a recommendation as to how you should vote at the special meeting.

FAIRNESS OPINION OF CHATSWORTH SECURITIES, LLC (pp. 24 to 32)

     - Chatsworth Securities, LLC has delivered to the Board of Directors its written opinion, dated October 18, 1999 and orally reconfirmed on January 27, 2000 and again on June 5, 2000, to the effect that, as of these dates and subject to certain assumptions, qualifications and limitations stated in the opinion, the consideration to be paid to the unaffiliated stockholders of Nostalgia in consideration of the merger is fair from a financial point of view. Chatsworth has informed Nostalgia that it will reconfirm its opinion as of the date of the special meeting. In the event Chatsworth does not reconfirm its opinion as of the date of the special meeting and the parties elect to proceed with the merger, Nostalgia will distribute a revised proxy statement indicating that Chatsworth did not reconfirm its opinion and will resolicit proxies from Nostalgia's unaffiliated stockholders with respect to the merger.

       The full text of Chatsworth's October 18, 1999 opinion is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully and in its entirety. The opinion of Chatsworth is directed only to the matters described in the opinion and does not constitute a recommendation as to how you should vote at the special meeting.

APPRAISAL RIGHTS (pp. 42 to 45)

     - If you do not wish to accept the $0.07 merger consideration and you do not vote in favor of the merger, you have the right under Delaware law to seek a judicial appraisal of your shares to determine their "fair value" if the merger is completed. For a detailed discussion of these appraisal rights, see "THE MERGER -- Appraisal Rights" beginning on page 42.

FEDERAL INCOME TAX CONSEQUENCES (pp. 19 to 20)

     - Stockholders will be taxed on receipt of the $0.07 per share of common stock and/or $7.00 per share of preferred stock if, and to the extent that, the amount received exceeds their tax basis in such stock. Determining the tax consequences of the merger can be complicated and you should consult your tax advisor to understand fully the tax effects of the merger. For a more detailed discussion of the tax consequences of the merger, see "SPECIAL FACTORS -- Federal Income Tax Considerations" beginning on page 19.

ACCOUNTING TREATMENT (p. 45)

     - The merger will be accounted for under the purchase method of accounting in accordance with generally accepted accounting principles (GAAP).

PROCEDURES FOR RECEIPT OF MERGER CONSIDERATION

     - You should not send your share certificates to us now. Shortly after the merger is completed, we will send you written instructions explaining how to exchange your Nostalgia certificates for cash.

QUESTIONS ABOUT THE MERGER

     - If you have more questions about the merger or if you would like additional copies of this proxy statement, you should contact:

        The Nostalgia Network, Inc.
        650 Massachusetts Avenue, N.W.
        Washington, D.C. 20001
        (202) 289-6633
        Contact person: Willard R. Nichols, Vice President, General Counsel and Secretary

                                SPECIAL FACTORS

BACKGROUND

     On June 28, 1999, Capital, Crown and Concept informed Nostalgia of the possible intention to seek a transaction with Nostalgia which would either result in the conversion to equity of Nostalgia's indebtedness to Crown and Concept or in Nostalgia becoming wholly owned by Crown and Concept in a going private transaction.

     In August 1999, prior to the receipt of the merger proposal, a representative of Crown initiated preliminary discussions with a representative of the special committee concerning the possible conversion to equity of Nostalgia's indebtedness to Crown and Concept or the acquisition of Nostalgia. The special committee met with the representative of Crown on September 8, 1999, September 24, 1999 and October 7, 1999.

     At a regular meeting of the Board of Directors on September 8, 1999, the special committee reported to the Board of Directors concerning its discussions with Crown. Based upon the report of the special committee, which included the potential valuation range of a potential transaction, the Board of Directors authorized the special committee to retain an independent financial advisor and legal counsel. Pursuant to this authorization, the special committee retained Chatsworth as its financial advisor to evaluate a possible going private transaction. The special committee retained Caplan, Buckner, Rohrbaugh & Kostecka, Chtd. as its legal counsel.

     On October 5, 1999, Chatsworth delivered to the special committee its written analysis of a possible going private transaction.

     On October 8, 1999, Crown delivered to the special committee and the other directors correspondence setting forth the basic terms of the merger proposal. The merger proposal was referred to the special committee for further consideration.

     Nostalgia recommended the consideration to be paid to the unaffiliated stockholders in the merger and requested that Chatsworth determine whether the amount of consideration recommended by Nostalgia was fair to the unaffiliated stockholders.

     On October 13, 1999, the special committee determined that the merger proposal was in the best interests of, and fair to, Nostalgia and its unaffiliated stockholders. The special committee recommended that the Board of Directors approve the merger proposal and submit it to the stockholders for approval, subject to receipt by the Board of Directors of a written opinion from Chatsworth that the consideration to be paid to Nostalgia's stockholders in the merger is fair to Nostalgia's unaffiliated stockholders from a financial point of view.

     As the merger proposal required approval by Nostalgia by October 18, 1999, the Board of Directors met on October 14, 1999, with Mr. Joo not attending, to discuss the merger proposal. Following this discussion, a vote on the merger proposal was postponed due to the unavailability of several directors. Due to the inability of the Board of Directors to meet again prior to the deadline for approval of the merger proposal, Nostalgia requested, and was granted, an extension until October 21, 1999 to approve the merger proposal.

     On October 18, 1999, Chatsworth delivered to the special committee its written opinion that, subject to the various assumptions, qualifications and limitations expressed therein, the consideration to be paid to Nostalgia's unaffiliated stockholders in the merger is fair to Nostalgia's unaffiliated stockholders from a financial point of view.

     On October 21, 1999, at a special meeting of the Board of Directors, the special committee delivered to the Board of Directors its recommendation that the merger proposal was fair to, and in the best interests of, Nostalgia and its unaffiliated stockholders. The Board of Directors determined that the merger proposal was in the best interests of Nostalgia and its unaffiliated stockholders and approved the merger proposal, subject to the negotiation of mutually satisfactory definitive documentation. At this meeting, the Board of Directors also requested that Chatsworth supplement the analysis it had delivered previously to the special committee by identifying additional valuation methodologies which it had utilized but not described. Mr. Joo did not attend this meeting of the Board of Directors or vote on this matter.

     On October 26, 1999, Chatsworth delivered to the special committee the supplemental information with respect to its analyses which had been requested by the Board of Directors.

     On December 20, 1999, counsel to Crown and Concept circulated an initial draft of the proposed merger agreement. There ensued over the next fifteen days a series of conference calls and negotiations followed by numerous revisions and recirculations of drafts of the proposed merger agreement. Although the parties had reached an agreement regarding the merger consideration by this time, they negotiated other material terms of the merger agreement, including the representations and warranties to be made by the parties, the indemnity and insurance coverage to be provided to the former directors of Nostalgia following the merger and the termination of Nostalgia's stock option plans.

     Subsequent to December 20, 1999, and prior to the meeting of the Board of Directors on January 4, 2000, the special committee had multiple discussions regarding the proposed merger and the terms of the merger agreement. After an extensive discussion and considering such factors as the fairness of the merger consideration from a financial point of view and the terms of the merger agreement, the special committee determined that the merger agreement is in the best interests of Nostalgia and its unaffiliated stockholders and recommended that the Board of Directors approve the merger agreement.

     On January 4, 2000, the Board of Directors met and (i) determined that the merger is in the best interests of, and is on terms that are fair and reasonable to, Nostalgia and its unaffiliated stockholders, and (ii) approved the merger agreement. Mr. Joo did not attend this meeting of the Board of Directors or vote on this matter.

     The merger agreement was executed by Nostalgia on January 7, 2000 and by NNI Acquisition on January 11, 2000, and was amended on October 4, 2000 to extend from June 30, 2000 until December 31, 2000 the time allowed for Nostalgia and NNI Acquisition to complete the merger before either party has the right to terminate the merger agreement.

     On January 27, 2000, Chatsworth orally reconfirmed its fairness opinion to the Board of Directors based upon financial information as of December 31, 1999. Chatsworth confirmed its opinion again on June 5, 2000.

     Since the approval by the special committee and the Board of Directors, work on the merger on behalf of Nostalgia has been primarily performed by Nostalgia's general counsel and corporate counsel with assistance from Nostalgia's finance department. Work on the merger on behalf of the Concept Group has been primarily performed by general counsel and corporate counsel to the Concept Group with assistance from each member's respective finance department. Work on the merger on behalf of the Atlantic Video Group has been primarily performed by the corporate counsel to the Atlantic Video Group with assistance from certain officers and directors of each member of the Atlantic Video Group.

     Daniels and Associates, L.P. acted as financial advisor to the Concept Group and the Atlantic Video Group, negotiated with Chatsworth as to the value and terms of the merger and assisted and advised the Concept Group in its negotiations with the special committee. Daniels will be compensated by Crown for its services.

     No member of the Concept Group or the Atlantic Video Group is aware of, and Nostalgia did not receive, any firm offers in the last two years for a merger or consolidation of Nostalgia, the sale or other transfer of all or any substantial part of the assets of Nostalgia or a purchase of Nostalgia's securities that would enable a purchaser of the securities to exercise control of Nostalgia.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Upon the recommendation of the special committee, the Board of Directors (with Mr. Joo not participating in any meetings concerning, or voting on, the merger or the merger agreement) has unanimously approved the merger and the merger agreement, having concluded that the merger and the merger agreement are fair to, and in the best interests of, Nostalgia and its unaffiliated stockholders and unanimously recommends that stockholders of Nostalgia vote "FOR" the merger proposal. Certain directors of Nostalgia, such as Messrs. Christofferson, Cates, Newton, Goto and Ambassador Sanchez, are or have been employees, officers or directors of affiliates of Nostalgia, the Concept Group, the Atlantic Video Group or their affiliates. Dong Moon Joo, a member of Nostalgia's board of directors, is a director and president of Capital, Crown, Concept and NNI Acquisition. Mr. Joo is also chairman of the Board of Directors of Crown and is chairman and chief executive officer of Atlantic Video and a director and president of Unification Church International. Because of these positions, Messrs. Christofferson, Cates, Newton, Goto and Joo and Ambassador Sanchez have interests in connection with the merger that are in addition to, or may conflict with, the interests of Nostalgia and its stockholders, including, but not limited to, an interest in obtaining the lowest possible purchase price for the shares of the unaffiliated stockholders. Because of his role in the Concept Group, Mr. Joo did not attend meetings of Nostalgia's Board of Directors at which the merger was discussed and he did not vote on the merger or the merger agreement; nor did Mr. Joo participate in, or vote at, meetings of the Boards of Directors of members of the Atlantic Video Group regarding the fairness of the merger.

REASONS FOR THE MERGER; FAIRNESS CONSIDERATIONS

     Capital, Crown, Concept and NNI Acquisition. As the owners of a majority of the stock of Nostalgia, and the immediate source of substantially all of its working capital, Capital, Crown, Concept and NNI Acquisition have decided to pursue the merger to protect more adequately their interests in Nostalgia (including Nostalgia's outstanding debt of over $95.0 million to Crown and Concept). Capital, Crown, Concept and NNI Acquisition consider the need to protect their interests in Nostalgia at this time to be especially critical given the following factors:

     - Nostalgia has incurred an aggregate loss of almost $80.0 million between January 1, 1995 and September 30, 1999, the last full quarter prior to the announcement of the merger (with Nostalgia continuing to incur further losses since September 30, 1999, including losses of approximately $21.0 million in the year ended December 31, 1999 and almost $10.0 million in the six months ended June 30, 2000). As a result, Nostalgia continues to remain unable to raise equity or debt capital from conventional sources and remains dependent on Crown and Concept and, ultimately, the members of the Atlantic Video Group, for its working capital;

     - As a public company, Nostalgia's stock has historically traded at low volumes and market prices; and

     - The burden and expense of maintaining Nostalgia as a publicly held entity, including the burden and expense of filing periodic reports under the Securities Exchange Act and of compliance with the various rules and regulations of the SEC, outweighs any benefits of the extremely limited public market for the common stock.

     The Concept Group believes that once Nostalgia is privately held, it will be easier to locate a strategic partner for Nostalgia. The Concept Group anticipates that such a strategic relationship would allow Nostalgia to minimize, or potentially eliminate, its ongoing financial losses, thus protecting the Concept Group's financial stake in Nostalgia.

     In reaching their conclusion that the consideration to be paid to the unaffiliated stockholders of Nostalgia is fair, Capital, Crown, Concept and NNI Acquisition considered the following factors:

     - The merger consideration of $0.07 per share of common stock represents the high end of the range of values recommended by Daniels as the per share equity value of Nostalgia and a substantial premium over both the market prices of the common stock in the weeks prior to the announcement of the merger and a substantial premium over Nostalgia's recent stock prices, which averaged $0.036 for the 30 trading days prior to November 28, 2000. Capital, Crown, Concept and NNI Acquisition have considered that, at certain times after the engagement of Daniels in January 1999 and after the announcement of the merger in October 1999, the price of common stock rose to a maximum of $0.25 per share. However, given the thin trading volume in the common stock over the last two years and the absence of any fundamental improvement in Nostalgia's operating results or earnings prospects for the foreseeable future, Capital, Crown, Concept and NNI Acquisition consider the higher price levels to be speculative and not relevant to determining the fairness of the merger consideration;

     - The merger consideration also represents a substantial premium over Nostalgia's net book value per share and the liquidation value, both of which are negative as of March 31, 2000. Capital, Crown, Concept and NNI Acquisition do not believe the going concern value per share to be relevant in determining the fairness of the merger consideration because, based on the Daniels reports, this value is irrelevant given Nostalgia's operating losses for the last several years;

     - Prior to the announcement of the merger, Nostalgia incurred a net loss of over $15.0 million ($0.78 per share) for the nine months ended September 30, 1999. Nostalgia incurred a net loss of over $21.0 million ($1.05 per share) for the year ended December 31, 1999 and a net loss of almost $10.0 million ($0.25 per share) for the six months ended June 30, 2000. Capital, Crown, Concept and NNI Acquisition believe the merger consideration to be very favorable given these losses and Nostalgia's lack of prospects for becoming profitable in the foreseeable future;

     - If, as an alternative to the merger, Nostalgia's outstanding indebtedness to Crown and Concept were converted to equity, it would result in significant dilution to Nostalgia's minority stockholders;

     - The report of Daniels dated October 7, 1999, updated on April 20, 2000 and reconfirmed in early October 2000, which indicates that the equity value per share of Nostalgia is no more than $0.08 per share (and depending on the valuation methodology, may be negative). Capital, Crown, Concept and NNI Acquisition considered that the per share price of $0.07 per share and the premium represented thereby are at the high end of the valuation range suggested by Daniels and believe that, in light of all the circumstances, this price is fair to the unaffiliated stockholders;

     - To the knowledge of Capital, Crown, Concept and NNI Acquisition, since Nostalgia announced the proposed merger, on October 21, 1999, no prospective buyer has offered to complete a similar transaction with Nostalgia;

     - Under Delaware law, in the context of merger agreements between two companies, it is not advisable for a board of a target company to contractually give up its right to consider third party proposals if so required in light of its fiduciary duties. However, Delaware courts have upheld the acquiring company's right to impose a termination fee or to require reimbursement for expenses or missed opportunities where the target company pursues such a third party proposal instead of a proposed merger. In light of the applicable law, Capital, Crown, Concept and NNI Acquisition consider the terms of the merger agreement to be favorable to the interests of the unaffiliated stockholders in that they permit the Board of Nostalgia to consider and consummate any unsolicited proposal by a third party, without penalty, if, after consultation with its legal counsel, the Board determines that it should consider the proposal in light of its fiduciary duties under applicable law; and

     - The terms of the merger and the merger agreement were negotiated on behalf of Nostalgia by the special committee, which consisted entirely of independent directors of Nostalgia who are not members of management or employees of the Concept Group or the Atlantic Video Group, or their affiliates. The special committee retained Chatsworth as its financial advisor and Caplan, Buckner, Rohrbaugh & Kostecka, Chtd. as its legal counsel to advise it in connection with its consideration of the merger and to negotiate the terms of the merger agreement.

     The Concept Group may have interests in connection with the merger that are in addition to, or conflict with, the interests of Nostalgia and its unaffiliated stockholders, including a presumed interest in obtaining the lowest possible purchase price for the Nostalgia common stock. However, Capital, Crown, Concept and NNI Acquisition believe that each of the above factors supports their conclusion that the merger price is fair to the unaffiliated stockholders.

     The Concept Group does not believe that the approval by a majority of the unaffiliated stockholders of Nostalgia is necessary to ensure the fairness of the merger to the unaffiliated stockholders given (i) the report of Daniels to the effect that the equity value per share of common stock generally is in the range of $0.02 to

$0.08 per share and may be negative depending on the methodology used, and (ii) the negotiation and approval of the terms of the merger by the independent, non-employee directors comprising the special committee.

     For the reasons stated above, Capital, Crown, Concept and NNI Acquisition also do not believe that the appointment by Nostalgia's directors of a representative to act solely on behalf of the unaffiliated stockholders is necessary to ensure the fairness of the merger to the unaffiliated stockholders. In light of Nostalgia's weak financial condition, any marginal benefits of hiring such a representative would be outweighed by the additional expense to be borne by Nostalgia to cover the representative's fees.

     In view of the wide variety of factors considered, as well as the fact that Daniels has determined that the equity value per share of the common stock generally is in the range of $0.02 to $0.08 per share (and may be negative), Capital, Crown, Concept and NNI Acquisition did not find it practicable to, and did not independently quantify or otherwise assign relative weights to the individual factors considered in reaching their determination of the fairness of the merger.

     In 1998, as an alternative to the merger, Crown and Concept sought a strategic alliance for Nostalgia. They engaged the services of Daniels, an investment banking firm with experience in providing financial services to the media, Internet and telecommunication industries, to assist them in seeking a strategic partner for Nostalgia. However, given Nostalgia's weak financial condition and operating losses, the parties were unsuccessful in attracting such a strategic partner.

     In 1998 and 1999, Crown and Concept also considered as an alternative to the merger the conversion of Nostalgia's indebtedness to each of them into equity. However, Capital, Crown and Concept prefer to structure the transaction as a merger because they believe that a strategic alliance will be more readily attainable if Nostalgia is privately held. This is because (i) the parties would be able to enter into a strategic alliance without the expense and administrative process of seeking approval for such a transaction as would be the case for a public company, and (ii) once the Concept Group owns 100% of Nostalgia, it can bring in a private investor without relinquishing control over Nostalgia. Furthermore, converting Nostalgia's indebtedness to Crown and Concept into equity would have significantly diluted the interests of the unaffiliated stockholders.

     Capital, Crown, Concept and NNI Acquisition believe the merger and consideration to be paid to Nostalgia's unaffiliated stockholders is fair based upon the foregoing reasons, the available alternatives to the merger, including the benefits and risks to Nostalgia's stockholders of Nostalgia continuing to be publicly held, and the advice of Daniels with respect to the fairness of the merger. In considering the above factors, the Concept Group did not assign relative weights to any particular factor or determine that any factor was more significant than another. Rather, the members of the Concept Group viewed their positions and recommendations as being based on the totality of the information presented to and considered by them. Capital, Crown, Concept and NNI Acquisition have each adopted Daniels' conclusions as their own.

  The Atlantic Video Group

     As the ultimate source of substantial funds for Nostalgia's historical and continuing operating deficits, and considering Crown's obligation under its promissory note to Atlantic Video for sums in excess of $100.0 million, the Atlantic Video Group shares with the Concept Group all of the rationales underlying the merger proposal and fully supports the merger proposal on its present terms. For these reasons, the Atlantic Video Group's interests in the merger may conflict with those of the unaffiliated stockholders, including its presumed interest that the price paid to the unaffiliated stockholders be as low as possible.

     The Atlantic Video Group did not participate in the planning and/or negotiations related to the proposed merger, except that Atlantic Video increased the amount of funds made available to Crown under the Crown promissory note and advanced monies under that note to fund the merger. The Boards of Directors of each of the members of the Atlantic Video Group (with Mr. Joo not participating) reviewed the Daniels opinion and discussed it in detail with Daniels. In reliance on the specific findings and conclusions of the Daniels opinion and adopting the opinion as its own, each of the members of the Atlantic Video Group concurred and adopted as its own each of the specific findings and recommendations of the Concept Group. To the extent that they were addressed in the Daniels opinion, each member of the Atlantic Video Group considered the following factors:

     - The current and historical market prices of the Nostalgia common stock;

     - The net book value of Nostalgia; and

     - The liquidation value of Nostalgia.

The Atlantic Video Group did not make assessments of, quantify or otherwise assign relative weights to any of the foregoing factors. The Atlantic Video Group did not give significant weight to the going concern value of Nostalgia. The Atlantic Video Group did not consider the merger or consolidation of Nostalgia with or into a company other than NNI Acquisition or the sale or transfer of all or any substantial part of the assets of Nostalgia. On these bases, each member of the Atlantic Video Group reasonably believes that the consideration to be paid to the unaffiliated stockholders is fair.

     The Special Committee. In reaching its recommendation that the Board of Directors approve the merger, the special committee considered a number of factors, including the following:

     - The terms and conditions of the merger agreement, including the consideration to be paid in the merger;

     - Historical and recent market prices of the common stock and the premium represented by the consideration over the historical prices for the common stock since January 1, 1998;

     - The financial condition and results of operations of Nostalgia, including an aggregate of over $30.0 million in operating losses between January 1, 1998 and September 30, 1999, the last full quarter before the announcement of the merger (with Nostalgia continuing to incur further losses since September 30, 1999);

     - The debt structure of Nostalgia and its effect on Nostalgia's ability to obtain additional capital;

     - The net book value, liquidation value and going concern value of Nostalgia which, according to Chatsworth's opinion, were negative values.

     - The inability of Nostalgia to raise equity or debt capital from conventional sources, the resulting reliance of Nostalgia on Crown and Concept to provide the working capital necessary for continued operations and the lack of any assurance that Crown and Concept will continue to provide such capital under current circumstances;

     - Alternatives to the merger, including continuing to operate Nostalgia as a publicly traded company, the possible benefits and risks of such alternatives and the timing and likelihood of increasing stockholder value beyond the value of the proposed merger consideration; and

     - The valuation analysis performed by Chatsworth and its opinion provided to the special committee on October 18, 1999 and orally reconfirmed on January 27, 2000 and again on June 5, 2000, that, as of those dates, and subject to certain assumptions, qualifications and limitations stated therein, the consideration to be paid in the merger is fair to Nostalgia's stockholders from a financial point of view.

     The special committee also considered certain factors which could, as a result of the merger, negatively affect Nostalgia and its stockholders. These factors included the following:

     - Loss of Nostalgia's status as a publicly traded corporation and the corresponding loss of a market for the common stock;

     - Potential recognition of taxable income/gain to Nostalgia's stockholders; and

     - That minority stockholders would not participate in the future growth in the value of Nostalgia, if any.

     The special committee did not consider the merger or consolidation of Nostalgia with or into a company other than NNI Acquisition or the sale or transfer of all or any substantial part of the assets of Nostalgia because no third parties expressed an interest in any such merger, consolidation, sale or transfer.

     Although the merger agreement does not provide for approval of the merger by a majority of the unaffiliated stockholders and the special committee did not appoint an unaffiliated representative to act solely on behalf of the unaffiliated stockholders for purposes of negotiating the transaction, the special committee nonetheless believes that the merger is fair to the unaffiliated stockholders. Among the things considered by the special committee in reaching this conclusion were the fact that the merger was evaluated and the merger agreement was negotiated by a special committee of disinterested directors of Nostalgia and the fairness of the price offered for the Nostalgia common stock held by the unaffiliated stockholders was evaluated by an independent financial adviser.

     Moreover, based on the negative book value per share $(4.32) and the negative liquidation value per share $(0.44) of Nostalgia as of March 31, 2000, and the fact that the stock in recent and historic trading has not maintained a price in excess of $0.06, the special committee determined that the offering price of $0.07 per share to the unaffiliated stockholders represents a premium over the then-current value of the Nostalgia common stock. Furthermore, the fact that Nostalgia has been unable to attract a strategic partner and cannot continue as a viable concern without substantial deficit financing provided by Crown and Concept suggests to the special committee that the value of the Nostalgia common stock is unlikely to improve in the future. In light of all these factors, the special committee concluded that the $0.07 per share offered to the unaffiliated stockholders is fair from a financial point of view.

     Accordingly, the special committee unanimously recommended that the Board of Directors approve the merger. In view of the variety of factors and the amount of information considered, the special committee did not find it practicable to, and did not specifically make assessments of, quantify or otherwise assign relative weights to all of the various factors and analyses considered. The special committee gave special consideration to the premium represented by the consideration over the historical price for the common stock since January 1998 and the opinion of Chatsworth that the consideration to be paid in the merger is fair to Nostalgia's unaffiliated stockholders from a financial point of view.

     Board of Directors. The Board of Directors (with Mr. Joo not attending Board meetings where the merger was discussed or voting on the proposed merger or the merger agreement) has determined that the merger is fair to, and in the best interests of, Nostalgia's stockholders and that the consideration to be paid to Nostalgia's unaffiliated stockholders is fair from a financial point of view based on the analyses and conclusions of the special committee (which were adopted by the Board of Directors), the negotiations between Nostalgia, as directed by the special committee, and NNI Acquisition, and the opinion of Chatsworth delivered to the special committee. The Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Neither Nostalgia nor the Board of Directors considered any alternatives to the merger. The Board of Directors (with Mr. Joo not attending Board meetings where the merger was discussed or voting on the proposed merger or the merger agreement) has unanimously approved the merger and recommends that Nostalgia's stockholders vote "FOR" approval of the merger. Members of Nostalgia's Board of Directors, including Messrs. Cates, Christofferson, Goto, Joo, Newton and Ambassador Sanchez have interests that are in addition to, or may conflict with, the interests of Nostalgia and its unaffiliated stockholders. These additional interests arise from, among other things, relationships between these directors and affiliates of Nostalgia, the Concept Group and/or the Atlantic Video Group. For a more detailed discussion of these interests see "INTERESTS OF CERTAIN PERSONS IN THE MERGER."

EFFECT OF THE MERGER ON THE RIGHTS OF EXISTING STOCKHOLDERS

     Holders of common stock, other than NNI Acquisition and stockholders who have exercised their appraisal rights, will receive $0.07 per share and holders of preferred stock, other than NNI Acquisition and stockholders who have exercised their appraisal rights, will receive $7.00 per share. The shares of common stock and preferred stock owned by NNI Acquisition will be cancelled and each issued and outstanding share of NNI Acquisition common stock (all of which are owned by Crown and Concept) will be converted into one share of common stock. As a result of the merger:

     - Nostalgia will no longer be a public company;

     - The common stock no longer will be quoted on the Nasdaq OTC Bulletin
       Board;

     - Nostalgia's stockholders (other than Crown and Concept) no longer will have an interest in any of Nostalgia's future earnings or growth; and

     - Crown and Concept will be Nostalgia's only stockholders.

     The termination of Nostalgia's Exchange Act registration will relieve Nostalgia of its periodic and other Exchange Act reporting obligations and also will relieve Nostalgia's officers, directors and principal stockholders of certain reporting and other obligations under the Exchange Act.

EFFECT OF THE MERGER ON NOSTALGIA, THE CONCEPT GROUP AND THE ATLANTIC VIDEO
GROUP

     The proposed merger will have no effect on Nostalgia's net book value or net earnings.

     The proposed merger will result in additional losses of approximately $2.9 million to Crown, Concept and Capital for their accumulated losses as of June 30, 2000 and net loss for the six months then ended.

                                                               NET BOOK VALUE
                                  ------------------------------------------------------------------------
                                          PRE MERGER                    POST MERGER
                                  ---------------------------   ---------------------------    CHANGE IN
                                     STOCK         NET BOOK        STOCK         NET BOOK       NET BOOK
                                  OWNERSHIP(2)     VALUE(1)     OWNERSHIP(2)     VALUE(1)        VALUE
                                  ------------   ------------   ------------   ------------   ------------
Public shareholders.............      28.8%      $(26,700,663)       0.0%      $         --   $(26,700,663)
The Concept Group(3)............      71.2%      $(66,009,972)     100.0%      $(92,710,635)  $(26,700,663)
Total...........................     100.0%      $(92,710,635)     100.0%      $(92,710,635)  $         --

                                                            NET EARNINGS IMPACT
                                  ------------------------------------------------------------------------
                                          PRE MERGER                    POST MERGER
                                  ---------------------------   ---------------------------    CHANGE IN
                                     STOCK           NET           STOCK           NET            NET
                                  OWNERSHIP(2)   EARNINGS(1)    OWNERSHIP(2)   EARNINGS(1)      EARNINGS
                                  ------------   ------------   ------------   ------------   ------------
Public shareholders.............      28.8%      $ (2,912,935)       0.0%      $         --   $ (2,912,935)
The Concept Group(3)............      71.2%      $ (7,201,422)     100.0%      $(10,114,357)  $ (2,912,935)
Total...........................     100.0%      $(10,114,357)     100.0%      $(10,114,357)  $         --

---------------
(1) As of June 30, 2000 Nostalgia had a negative book value of negative $(92,710,635) and negative earnings of $(10,114,357).

(2) As of June 30, 2000 20,275,370 shares of common stock were outstanding.

(3) As of June 30, 2000, the Concept Group, which consists of Capital, Crown, Concept and NNI Acquisition, held 14,430,427 shares of common stock.

     The proposed merger will have no immediate effect on the net book value or net earnings of any member of the Atlantic Video Group.

FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion summarizes material federal income tax considerations arising from the merger and relevant to Nostalgia and its stockholders. This discussion is general in nature and is not tax advice. Each stockholder should consult his or her own tax advisor.

     The exchange of common stock or preferred stock for cash by a stockholder in the merger will be a taxable transaction under the Internal Revenue Code of 1986, as amended. In general, a stockholder will recognize gain or loss equal to the difference between the tax basis of his or her common stock or preferred stock and the amount of cash received in exchange therefor. Such gain or loss will be capital gain or loss if the common stock or preferred stock is a capital asset in the hands of the stockholder and will be long-term gain or loss if the stockholder has held common stock or preferred stock for more than one year as of the effective time of the merger. These rules may not apply to stockholders who acquired common stock or preferred stock pursuant to the exercise of stock options or other compensation arrangements with Nostalgia or to stockholders who are not citizens or residents of the United States or who are otherwise subject to special tax treatment under the Internal Revenue Code. A holder of Nostalgia shares who exercises appraisal rights generally will recognize taxable capital gain or loss based on the difference between the amount of cash received by the holder and the holder's tax basis in the shares.

     Non-corporate stockholders of Nostalgia may be subject to backup withholding at a 31.0% rate on cash payments received. Backup withholding will not apply to a stockholder who:

     - Furnishes a correct taxpayer identification number and certifies that he, she or it is not subject to backup withholding on Form W-9;

     - Provides a certificate of foreign status on Form W-8; or

     - Is otherwise exempt from backup withholding.

     Nostalgia will not recognize gain or loss for federal income tax purposes as a result of the merger.

     The transitory existence of NNI Acquisition will be disregarded for federal income tax purposes, and neither NNI Acquisition nor the Concept Group will realize gain or loss as a result of the merger.

VOTE REQUIRED

     Under Delaware law, Nostalgia is required to submit the merger proposal to its stockholders for approval. In accordance with Delaware law and Nostalgia's certificate of incorporation, the standard for approving the merger proposal is the affirmative vote of a majority of the outstanding shares of common and preferred stock (on an as converted basis) entitled to be voted on the merger proposal. This means that the affirmative vote of 10,506,189 shares of common stock and preferred stock (with preferred stock having 100 votes per share) and of 1,626 shares of preferred stock voting separately as a class is required for approval of the merger proposal. If the stockholders approve the merger and the transaction subsequently is challenged, Nostalgia may be entitled, under Delaware law, to assert stockholder approval as a defense. As of November 24, 2000 there were issued and outstanding 20,275,370 shares of common stock and 3,250 shares of preferred stock. NNI Acquisition, which is the record owner of 14,180,427 shares (69.9%) of common stock and 2,500 shares (76.9%)of preferred stock, has informed Nostalgia that it intends to vote all of its shares of common stock and preferred stock "FOR" the merger proposal. Separate approval by a majority of unaffiliated security holders is not required. Therefore, the affirmative vote of the shares of common stock and preferred stock owned by NNI Acquisition will be sufficient to ensure approval of the merger.

     Ambassador Phillip Sanchez is the only director or officer who owns shares of common stock. Mr. Sanchez has informed Nostalgia that he intends to vote all of his 1,000 shares in favor of the merger.

REPORT OF THE FINANCIAL ADVISOR TO CROWN

     In connection with the merger, Crown engaged Daniels to issue a written report analyzing the equity value of Nostalgia. Daniels issued its original report to Crown on October 7, 1999, updated it on April 20, 2000 and orally reconfirmed its April 2000 conclusions as of early October 2000. Daniels expects to reconfirm its analysis as of the date of the special meeting. In the event that Daniels does not reconfirm its analysis as of the date of the special meeting and the parties elect to proceed with the merger, Nostalgia will distribute a revised proxy statement indicating that Daniels did not reconfirm its analysis and will resolicit the proxies of Nostalgia's unaffiliated stockholders with respect to the merger. In these reports, Daniels concluded that, based on its analysis, the equity value per share of common stock was no more than $0.08 per share and could be negative depending on the methodology used. No limitations were imposed by Crown on the scope of Daniels' investigation or the procedures followed by Daniels in rendering its report. Daniels has consented to the use of its opinion in connection with this proxy statement. The members of the Concept Group have adopted Daniels' conclusions as their own.

     After reviewing the Chatsworth and Daniels recommendations, on October 5, 2000, the respective Boards of Directors of Atlantic Video, One Up Enterprises and Unification Church International met to evaluate the fairness of the consideration to be paid to the unaffiliated stockholders. Mr. Joo, who is a director of Atlantic Video and Unification Church International, did not attend the Board meetings of any member of the Atlantic Video Group and did not vote on the fairness of the merger. These Boards also discussed the Daniels report with one of its principal authors and requested that Daniels reconfirm its report. The Boards also questioned a representative of Nostalgia on current financial matters. The individual members of the Atlantic Video Group also concurred in and adopted as their own the substance of the Daniels report and, in reliance thereon, determined that the consideration was fair to unaffiliated stockholders.

     Daniels is an investment banking firm which provides financial services in connection with mergers and acquisitions, private equity and debt financings and financial advisory engagements. Crown had initially engaged Daniels in December 1998 as its exclusive representative for the purpose of assisting Crown in its efforts to identify a strategic partner or a strategic alliance for Nostalgia. For this engagement, Crown had considered two firms: Communications Equity Associates and Daniels. Crown selected Daniels based on Daniels' experience with the media, Internet and telecommunications industries. Crown engaged Daniels again in 1999 in connection with the merger because of its familiarity with Nostalgia based on the prior engagement. Crown has paid Daniels a fee of $250,000 for its efforts to find a strategic partner. For its valuation analysis of October 1999 and April 2000, Crown has agreed to pay Daniels a total of $125,000, half of which has already been paid to Daniels, with the other half to be paid following the consummation of the merger. Finally, Crown plans to continue to engage Daniels following the closing of the merger for the purpose of locating a strategic partner for Nostalgia. Crown and Daniels understand that if Daniels succeeds in finding a strategic partner, it will receive 1.5% to 3.0% of the proceeds of the strategic alliance as commission. The amounts of Daniels' fees were the result of negotiations between Crown and Daniels.

     The full text of the Daniels written reports is provided as Appendices D(1) and D(2) to this proxy statement. Stockholders should read the Daniels reports for a discussion of assumptions made, matters considered and limitations of the review undertaken by Daniels in rendering its opinion.

     For purposes of its reports, Daniels:

     - Reviewed certain publicly available financial statements and other information of Nostalgia;

     - Reviewed historical and current reported prices and trading activity for the common stock; and

     - Compared the financial performance of Nostalgia with that of certain other comparable publicly traded companies.

     The following is a summary of certain financial and comparative analyses performed by Daniels in October 1999 and April 2000 and reconfirmed orally as of early October 2000 in connection with the valuation of Nostalgia. The methodologies used were:

     - Net Asset Value Analysis

     - Market Price Analysis

     - Going Concern Value Analysis

     - Acquisition Value Analysis

     - Discounted Cash Flow Analysis

Net Asset Value Analysis

     Daniels performed a net asset value analysis to determine the value that would be garnered from Nostalgia's assets if it were to terminate its operations without selling its subscriber base.

     For its October report, Daniels used Nostalgia's balance sheet as of August 31, 1999, which showed that Nostalgia had $8,944,487 in total assets and $91,199,003 in total liabilities. Using the figures on this balance sheet, Daniels arrived at a net asset value of $(82,254,516) or $(4.04) per share. It arrived at a net asset value of $(773,704) or $(0.04) per share after excluding Nostalgia's long term debt and non-current liabilities from the calculation.

     For its April report, Daniels used Nostalgia's balance sheet as of December 31, 1999, which showed that Nostalgia had $12,723,094 in total assets and $95,319,372 in total liabilities. Using the figures on this balance sheet, Daniels arrived at a net asset value of $(82,596,278) or $(4.05) per share. It arrived at a net asset value of $(5,955,249) or $(0.29) per share after excluding Nostalgia's long term debt and non-current liabilities from the calculation.

     Based on its analysis, Daniels concluded in both October 1999 and April 2000 that Nostalgia had negative equity value per share.

Market Price Analysis

     In its market price analysis, Daniels examined Nostalgia's historic and then-current market trading prices.

     Daniels observed in its reports that, since 1994, Nostalgia had not traded above $1.00 per share. Since 1997, it had traded, for the most part, below $0.08 per share. Nostalgia's stock price has been as low as $0.01 per share. In January 1999, after Crown had retained Daniels to pursue strategic options, the share price increased to a maximum of approximately $0.25 per share. The share price gravitated around $0.11 before retreating to a price of around $0.06 per share in April 2000.

     Daniels noted that public markets are often considered the most efficient determinant of equity value and, as such, the more recent value of $0.06 in October and $0.08 in April were pertinent value parameters. In its April report, because of the absence of any fundamental improvement in Nostalgia's operating results, Daniels discounted the year-to-date (January 1, 2000 through April 20,
2000) average of $0.096 as reflecting investor hopes for a recapitalization event.

     In both October and April, Daniels concluded that the market price analysis implied an equity value per share in the range of $0.06 to $0.08 per share.

Going Concern Value Analysis

     According to Daniels, under this analysis, cable networks tend to trade in the range of 12 to 18 times their earnings before interest, taxes, depreciation and amortization (EBITDA). Daniels determined that this analysis would be irrelevant in evaluating Nostalgia since Nostalgia has negative EBITDA.

Acquisition Value Analysis

     The acquisition value analysis applies the historical transaction values paid by other purchasers for other networks to Nostalgia. The appropriate metrics for this analysis are EBITDA multiples and per subscriber values. Since Nostalgia has negative EBITDA, Daniels focused mainly on per subscriber values. The limitations posed by this type of analysis are that (i) information with regard to such comparable transactions is limited and factors that are not apparent may have affected the transaction values, and (ii) the analysis is based on full time equivalent (FTE) subscribers, which includes 24-hour analog and digital subscribers plus part time, satellite, tier and other subscribers converted to 24-hour equivalents, and these assumptions are likely to make the FTE measure imperfect.

     For its October report Daniels examined 25 transactions involving purchases of media interests that took place between June 1993 and November 1998 and determined that its analysis of these historical transactions implied an average of $12.00 per cable network subscriber. For its April report Daniels examined an additional transaction involving the purchase of media interests that occurred in July 1999 and determined that the historical acquisition analysis implied an average of approximately $12.50 per cable network subscriber. For its analysis, Daniels examined all of the cable network programming acquisition transactions reported by Paul Kagan Associates, Inc. (an independent industry source) between May 1998 and July 1999, except transactions for which terms were unavailable and transactions involving sports-related networks. Daniels did not examine sports-related network acquisitions because these networks are generally considered substantially more valuable than general programming networks such as Nostalgia and, as such, do not provide a realistic estimate of the acquisition value of Nostalgia.

     According to Paul Kagan, the average price per subscriber in transactions commencing in 1990, was $12.50, based on FTE subscribers. Daniels believes that Nostalgia would be valued in a range of $12.00 to $14.00 per cable network subscriber. In selecting the range (which represents the lower end of the valuation range for recent transactions), Daniels noted the relatively small size of Nostalgia's network, Nostalgia's historical negative cash flow, the expectation that significant additional cash infusions would be required to bring the network to a break even level and the characteristics of Nostalgia's subscriber base. With respect to the subscriber base, Daniels noted in particular that, while the Network has approximately 9,200,000 total subscribers, its subscriber base is heavily weighted toward subscribers other than FTE subscribers. Therefore, Daniels concluded that the Nostalgia subscriber base represents only approximately 6,900,000 subscribers on an FTE basis.

     Daniels noted that a per FTE subscriber value of $12.50 and 6,900,000 subscribers yields a per share value of $(0.22). Daniels also indicated that, based on a range of $12.00 to $14.00 per FTE subscriber, the per share value of Nostalgia would range from $(0.39) to $0.29 and that, at $13.00, the midpoint of the range, the per share value would be $(0.05). Daniels also noted that a per share value of $0.06 per share implies a value of $13.32 per subscriber and that a per share value of $0.08 implied a per share value of $13.38 per subscriber, both of which are in excess of the valuation that Daniels believes appropriate for the Nostalgia subscriber base. However, in light of the inherent imprecision of the valuation process in general, the particular imprecision of computation of FTE subscribers, the $0.06 to $0.08 per share valuation generated by the market price analysis and the possibility (though small likelihood) that the Nostalgia subscriber base could be sold at a value of $13.32 to $13.38 per subscriber, Daniels concluded that the acquisition value analysis would support a valuation of $0.02 to $0.08 per share.

Discounted Cash Flow Analysis

     The discounted cash flow analysis method forecasts the revenue and cash flows of a company for a ten year period, applies a terminal value to the company in year ten and then discounts this value and the annual cash flows back to the present at an applied discount rate. While warning that this type of analysis is highly speculative, Daniels examined two scenarios with regard to
Nostalgia:

     - In the first scenario, Daniels assumed that Nostalgia aggressively grows its subscriber base through the acquisition of subscribers. This would require a significant capital commitment, the source of which is uncertain. In its October report (using Nostalgia's budget results for 1999), Daniels arrived at a value per share of $1.07. In its April report (using Nostalgia's actual results for 1999), Daniels arrived at a value per share of $0.91. Daniels believes that this type of analysis is highly speculative because it would require a capital infusion of approximately $100 million and the likelihood of such an infusion is remote given the relatively modest expected rate of return. Daniels also believes that a capital infusion of this size would be the minimum sum that would be required for Nostalgia to stop incurring losses for the next several years.

     - In the second scenario, Daniels examined the existing metrics and dynamics of Nostalgia, to which it applied industry accepted analysis. For this scenario, Daniels assumes that Nostalgia does not grow its subscriber base through the acquisition of subscribers and relies purely on internal growth. This does not entail the capital commitments as described in the first scenario but involves significant annual negative cash flows. In this analysis, Nostalgia does not reach breakeven in the ten year time period. This scenario creates no value for Nostalgia stockholders. In its October report (using Nostalgia's budget numbers for 1999), under this scenario, Daniels arrived at a value per share of $(6.15). In its April report (using Nostalgia's actual results for 1999), Daniels arrived at a value per share of $(6.28).

Conclusion

     In reviewing all of the valuation methodologies and the relative assumptions, Daniels believes that the most appropriate analyses are the market price and acquisition value analyses. A summary of Daniels' conclusions by methodology is listed below:

                    ANALYSIS                              EQUITY VALUE PER SHARE
                    --------                       -------------------------------------
Net Asset Value                                    negative
Market Price                                       $0.06 to $0.08
Going Concern                                      not meaningful
Acquisition Value                                  $0.02 to $0.08
Discounted Cash Flow                               speculative; value created
                                                   in proportion to capital commitments

     Based on its review of the available information for Nostalgia, the cable network industry and a review of appropriate financial metrics, Daniels believes that the common stock should be valued at $0.06 to $0.08 per share.

OPINION OF THE FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     Chatsworth is an investment banking firm which, among other things, provides financial advisory services in connection with mergers and acquisitions, private equity, financial advisory assignments and equity underwriting. Chatsworth was selected by the special committee based upon its expertise and prior experience with Mr. Wussler. In 1999, Mr. Wussler was chief executive officer and chairman of a public company the Board of Directors of which engaged Chatsworth to act as its financial advisor in connection with a proposed merger transaction. Chatsworth was the only firm considered by the special committee. Chatsworth delivered its written opinion to the Board of Directors on October 18, 1999 stating that the merger consideration is fair from a financial point of view to Nostalgia's unaffiliated stockholders.

     On January 27, 2000 and June 5, 2000, Chatsworth orally reconfirmed its fairness opinion to the special committee and Chatsworth has informed Nostalgia that it will reconfirm its opinion as of the date of the special meeting. In the event Chatsworth does not reconfirm its opinion as of the date of the special meeting and the parties elect to proceed with the merger, Nostalgia will distribute a revised proxy statement indicating that Chatsworth did not reconfirm its opinion and will resolicit proxies from Nostalgia's unaffiliated stockholders with respect to the merger. Chatsworth has consented to the use of its opinion in this proxy statement.

     The full text of Chatsworth's written opinion is attached as Appendix B to this proxy statement. Stockholders should read Chatsworth's opinion for a discussion of assumptions made, matters considered and limitations of the review undertaken by Chatsworth in rendering its opinion. To fully understand Chatsworth's analysis, stockholders should read carefully the full text of Chatsworth's opinion attached as Appendix B to this proxy statement.

     No limitations were imposed by Nostalgia on the scope of Chatsworth's investigation or the procedures followed by Chatsworth in rendering its opinion. Chatsworth's opinion is for the use and benefit of the special committee and Board of Directors and was rendered to the special committee in connection with its consideration of the merger. Chatsworth's opinion is not intended to be, and does not constitute, a recommendation to any stockholder on how to vote on the merger. Chatsworth was not requested to opine as to, and its opinion does not address, Nostalgia's underlying business decision to proceed with, or effect, the merger.

     In connection with the preparation and delivery of its opinion to the special committee, Chatsworth performed a variety of financial and comparative analyses which are summarized below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. In arriving at its opinion, Chatsworth did not attribute any particular weight to any analysis or factor considered by it, but rather, made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Chatsworth's analyses must be considered as a whole and considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Chatsworth's opinion. In its analyses, Chatsworth made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Nostalgia. Any estimates or projections contained in Chatsworth's analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein.

     For purposes of its opinion Chatsworth:

          - Reviewed certain publicly available financial statements and other information of Nostalgia;

          - Reviewed certain internal financial and operating data concerning Nostalgia prepared by management of Nostalgia;

          - Discussed the past and current operations and financial condition and the prospects of Nostalgia, including information relating to certain strategic, financial and operational issues, with senior management of Nostalgia;

          - Reviewed the reported prices and trading activity for the common stock; and

          - Compared the financial performance of Nostalgia and prices and trading activity of the common stock with that of certain other comparable publicly traded companies and their securities.

     Chatsworth assumed and relied upon, without independent verification, the accuracy and completeness of the information provided to it for the purposes of its opinion. With respect to the internal financial statements and other financial and operating data, including forecasts, and discussions relating to the strategic, financial and operational benefits anticipated from the merger, Chatsworth assumed that such materials were reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Crown and Nostalgia. Chatsworth also relied upon, without independent verification, the assessment by management of Crown and Nostalgia of the strategic and other benefits expected to result from the merger. Chatsworth has not made any independent valuation or appraisal of the assets or liabilities of Crown or Nostalgia nor has it been furnished with any such appraisals. Chatsworth's opinion is based on financial, economic, market and other conditions as in effect on, and the information made available to it as of the date of its opinion and its opinion is for the use and benefit of the special committee and the Board of Directors. Chatsworth's opinion does not address the merits of the underlying decision by Crown to engage in the merger and does not constitute a recommendation to any stockholder of Nostalgia with respect to the merger proposal.

     The following is a summary of the material financial and comparative analyses performed by Chatsworth and presented to the special committee and the Board of Directors. The following summary includes information relied upon by Chatsworth in its most recent confirmation of its fairness opinion to the Board of Directors. Certain of the analyses include information presented in tabular format. In order to fully understand the financial analyses used, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The methodologies used for the valuation were the following:

     - Financial Condition

     - Market Comparable Valuation Analysis

     - Stock Price Trading History and Analysis

     - Valuation per Subscriber Analysis

FINANCIAL CONDITION

                              FINANCIAL CONDITION

                            (IN MILLIONS OF DOLLARS)

                                                             1Q 2000   FY 1999   FY 1998   FY 1997
                                                             -------   -------   -------   -------
Income Statement Profile
  Total Operating Revenues.................................  $ 1.58    $ 5.42    $ 5.53    $ 7.18
     Affiliated Revenue....................................     .55      2.09      2.53      2.58
     Advertising Revenue...................................     .83      3.29      2.97      4.48
     Other.................................................     .20       .04       .03       .12
                                                             ------    ------    ------    ------
                                                               1.58      5.42      5.53      7.18
  Total Operating Expenses.................................    (4.7)    (20.7)    (24.1)    (23.5)
  Net Loss.................................................    (5.0)    (21.2)    (23.1)    (18.9)
Balance Sheet Profile
  Total Assets.............................................    11.4      12.7      13.0      17.0
  Long Term Debt...........................................    89.8      88.6      66.7      46.0
  Stockholders Deficit.....................................   (87.6)    (82.6)    (61.4)    (38.4)
  Book Value per share.....................................   (4.32)    (4.07)    (3.03)    (1.89)
Operating Profile
  Subscribers (in millions)................................     9.6       9.2       7.7       7.0
  Net Ad Revenue per Subscribers (in dollars)..............     N.A       .14       .16       .22

     Nostalgia's market capitalization is $810,000 (as of June 1, 2000). For the past three fiscal years, Nostalgia has been incurring net losses per annum of approximately $20.0 million per year. Total Stockholders Deficit is $87.6 million (as of March 31, 2000).

     Nostalgia's ability to continue to operate is entirely dependent on the financial support provided by its affiliates, Crown and Concept. Since 1990, Crown and Concept have been the principal source of Nostalgia's capital; and since 1994, they have provided over $90.0 million of debt and equity financing for Nostalgia.

     Nostalgia's most important asset is its subscriber base. Substantially all of Nostalgia's revenues are a function of its subscriber base. Affiliate revenue is measured directly by the number of Nostalgia's subscribers and its net ad revenue per subscriber. From fiscal year 1997 to fiscal year 1999, total subscribers increased 31.0% while net ad revenue decreased 57.0%, from $0.22 in fiscal year 1997 to $0.14 in fiscal year 1999.

  Nostalgia Stock Price and Trading Volume

     Nostalgia's stock trades on the Nasdaq OTC Bulletin Board. The stock was quoted at $0.04 per share as of June 1, 2000. For the month of May 2000, the stock traded at an average price of $0.05-$0.06 per share. Total trading volume for the month was 58,700 shares representing total dollar volume activity for the month of $3,230.

  Determination of Fairness

     The following factors were considered by Chatsworth to determine the fairness of the proposed merger to unaffiliated security holders:

     Nostalgia's financial condition remains weak. Given the negative net book value per share of $ (4.32) and the continuing losses of approximately $20.0 million per annum, Nostalgia is not a viable going concern without the deficit financing provided by its affiliates, Crown and Concept. In addition, the section on Liquidation Valuation Analysis provides an analysis that shows the stock price per share would at most be worth approximately negative $(0.44) per share on a liquidation basis.

     Chatsworth analyzed Nostalgia's stock price trading history (see "Stock Price Trading History and Analysis") for the past two years. Chatsworth noted that the stock is presently quoted at $0.04 per share (as of June 1, 2000). For the month of May 2000, the stock traded at an average price of $0.05 - $0.06 per share.

Total trading volume for the month was 58,700 shares, representing total dollar volume activity for the month of $3,230. Nostalgia's stock is illiquid. Frequently, the stock will not trade for several consecutive days and typically when it does trade, volume is light. In 1999 and 2000, speculative trading spikes briefly occurred representing abnormally high prices and trading volumes. Although trading spikes do occur from time to time, the stock does not consistently maintain a price above $0.05 - $0.06 per share nor dollar trading volume in excess of $5,000 to $10,000 per week.

     Nostalgia has sought a strategic partner during the past two years in an effort to increase market share in a cost effective manner. It is believed that a strategic partner would enable Nostalgia to grow while at the same time achieving economies of scale. Accordingly, it is expected that a strategic alliance would result in an improvement in financial and operating ratios. As of the date hereof, Nostalgia has not concluded a strategic alliance.

     For purposes of determining the fairness of the offer to unaffiliated stockholders, Chatsworth gave the strongest weight to the financial condition of Nostalgia given the high negative net book value per share and negative liquidation value. Chatsworth also gave a strong weight to the financial and operating ratios in relationship to the industry average. This information shows that Nostalgia will have difficulty developing into a viable going concern given the present ratios which are not competitive with the industry. Nostalgia's stock is illiquid and is subject to periodic speculative activity. As a consequence, Nostalgia's stock price does not represent a meaningful valuation criteria on a fundamental basis given the present financial condition of Nostalgia.

     Based on the negative book value per share $(4.32) and the negative liquidation value per share $(0.44) of Nostalgia, and the fact that the stock in recent and historic trading has not maintained a price in excess of $0.06, the offer price of $0.07 per share to the unaffiliated stockholders represents a premium over the current value of the Nostalgia common stock. Moreover, the fact that Nostalgia has been unable to attract a strategic partner and cannot continue as a viable concern without substantial deficit financing provided by Crown and Concept suggests that the value of the Nostalgia common stock is unlikely to improve in the future. In light of these factors, Chatsworth concluded that the offer price of $0.07 per share to the unaffiliated stockholders is fair from a financial point of view.

MARKET COMPARABLE VALUATION ANALYSIS

     Market Comparable Valuation Analysis is of limited value given the illiquid nature of the common stock. In addition, the most common criteria used for comparative valuation analysis are EBITDA, net income and book value, which are all negative for Nostalgia. However, Chatsworth believes the following ratios provide some basis for comparison with Nostalgia's peer group.

     Chatsworth analyzed audited financial statements, Nostalgia's filings with the SEC and financial and market information from comparable "peer group" companies. Comparable "peer group" companies are those companies that have a similar business and financial profile. In the cable TV industry, there are few public companies that are comparable to Nostalgia. Therefore, the following section on Market Comparable Valuation Analysis includes both recent acquisitions as well as publicly traded companies for the purpose of the peer group analysis. The most commonly used valuation multiples are enterprise value
(EV) relative to sales, operating cash flow (EBITDA), net income, book value and total debt. Chatsworth's analysis shows that none of Nostalgia's ratios except "Enterprise Value/Subscribers" are comparable to similar companies in the market. This is reflected in the low stock price and market capitalization of Nostalgia. Enterprise value is defined as market capitalization (current market price times the number of shares of common stock outstanding) plus short and long term debt plus preferred stock less cash and cash equivalents.

     As Nostalgia has negative EBITDA, net income and book value ratio analysis for these multiples was not considered meaningful by Chatsworth. However, Chatsworth believes the following ratios provide a basis for comparison with Nostalgia's peer group:

EV/Sales:                        Nostalgia's ratio of 15.6x is substantially
                                 higher than the 3.1x for the peer group. This reflects below average revenue given
                                 Nostalgia's level of debt.

Total Debt/EV:                   Nostalgia's ratio of 1.0x versus .18x also
                                 reflects a significantly greater level of debt versus its current market capitalization.

EV/Subscribers:                  Nostalgia's EV/subscriber ratio is 10.3x
                                 compared to 12.1x for the peer group shown
                                 below (excluding ValueVision*). This indicates
                                 that the common stock is reasonably valued at
                                 current levels and the offer price of $0.07 per
                                 share is fair compared to Nostalgia's stock
                                 price of $0.05 on June 1, 2000. The EV or
                                 Enterprise Value is defined as market
                                 capitalization plus preferred stock plus long
                                 and short term debt minus cash and cash
                                 equivalents. The EV divided by the number of
                                 subscribers provides a ratio that serves as a
                                 basis to compare whether comparable companies
                                 are expensive or inexpensive relative to their
                                 peer group based on these particular criteria.
                                 The EV/Subscriber ratio for the peer group
                                 ranges from a low of 4.3x to a high of 26.5x
                                 (excluding ValueVision) and averages l0.lx.
                                 Nostalgia's ratio of 10.3x is in line with the
                                 peer group ratio of 12.lx. This indicates that
                                 Nostalgia common stock is fairly valued at
                                 current levels and relative to its peer group.
                                 Since this methodology indicates that
                                 Nostalgia's stock price is presently fairly
                                 valued as compared to the companies in
                                 Nostalgia's peer group, and the price offered
                                 to the unaffiliated stockholders represents a
                                 40.0% premium over the present value of the
                                 Nostalgia stock price, the consideration to be
                                 paid in the merger is fair to the unaffiliated
                                 stockholders.
---------------
(*) ValueVision's stock price appreciated significantly after its announcements concerning:

     - ValueVision's agreement with IBM to implement ValueVision's TV/Internet convergence strategy,

     - ValueVision's investment with General Electric and NBC in Telocity to accelerate the use of high-speed Internet access, and

     - ValueVision's investment with NBC in ROXY.com for multifaceted agreements covering television and Internet programming and marketing.

                             MARKET COMPARABLES(1)

                  (All Figures are in Millions, and Per Share)

                                              RECENT ACQUISITIONS                                 PUBLICLY TRADED
                         ------------------------------------------------------------   ---------------------------------
                         BTV(2)        SPZE(3)       E!(4)   CMT(4)   FAM(4)   TFN(4)    SATH         VVTV        NNET(5)
                         ------        -------       -----   ------   ------   ------   ------      --------      -------
Price Per Share
  (6/5/00).............      NA            NA                                                4 5/8        30 1/8    0.05
  52 Wk High...........      63 1/16        7 3/32                                          14 3/4        62        0.23
  52 Wk Low............      38 3/4         4 1/2                                            3 15/16      15 1/4    0.03
Shares Outstanding
  (millions)...........    10.1           3.4                                             30.9          38.2        20.3
Market Cap.............  $634.5        $ 94.1                                           $142.8      $1,150.5      $  1.0
ST Debt + LT Debt......  $ 48.0        $ 12.3                                           $113.4      $   58.3      $ 99.0
Cash & Equivalents.....  $  9.8        $  1.7                                           $  8.1      $  138.2      $  1.1
Preferred Stock........  $   --        $   --                                           $  1.0      $   41.6      $  0.0
Minority Interest......  $   --        $   --                                           $   --      $     --      $   --
Enterprise Value
  (EV).................  $672.8        $104.7                                           $249.0      $1,112.2      $ 98.9
Sales..................  $166.2        $ 30.9                                           $194.5      $  302.8      $  6.3
CashFlow...............  $ 47.7        $  2.5                                                       $     --      $   --
Book Value.............  $113.3        $ 13.2                                           $ 85.8      $  413.5
Subscribers (mm).......    56.7          22.1                                             58.4          33.1         9.6
EV/Market Cap(6).......   1.06x          1.11x                                           1.74x          0.97x      97.57x
EV/Sales(6)............   4.05x          3.39x                                           1.28x          3.67x      15.61x
EV/Book Value(6).......   5.94x          7.91x                                           2.90x          2.69x         NA
Total Debt/ EV.........   0.07x          0.12x                                           0.46x          0.05x       1.00x
Market Cap/Book Value..   5.60x          7.11x                                           1.66x          2.78x         NA
EV/Cash Flow(6)........  14.11x         42.39x                                              NA            NA          NA
Market
  Cap/Subscriber.......   11.2x           4.3x                                            2.4x          34.8x        0.1x
EV/SUBSCRIBERS(6)......   11.9X           4.7X       13.0X    14.5X    26.5X    9.5X      4.3X          33.6X       10.3X

---------------
(1) BTV (Black Entertainment), SPZE (Spice), E!(Entertainment), CMT (Country Music Channel), FAM (Family Channel), TFN (TV Food Network), SATH (Shop at
    Home), VVTV(ValueVison), NNET (GoodLife).

(2) Acquired for $63 per share effective 8/3/98.

(3) Acquired on March 16, 1999 for $105 million in cash, stock in Playboy Class B and Directrix and assumption of debt. Approximate value is $27.8 per share.

(4) Only "EV/Subscriber" is available as these companies were private at the time of acquisition.

(5) Price per share is based on the average of the actual trading prices over the prior ten trading days.

(6) EV is Enterprise Value which is defined as market capitalization plus preferred stock plus long and short term debt minus cash and cash equivalents.

STOCK PRICE TRADING HISTORY AND ANALYSIS

     The common stock volume and trading history was analyzed to determine liquidity, the frequency of trading, the average size stock trade, the average price for stock trades within the past twelve months and the premium represented by the merger consideration in relation to the current bid price.

     Chatsworth concluded that the most significant activity during 1999 occurred on January 6, 7 and 8 as the apparent result of speculation by day traders in response to the announcement that Crown was seeking a strategic partner for Nostalgia. The speculative trading activity that occurred in early January 1999 has been excluded from Chatsworth's analysis since Chatsworth concluded it does not reflect normal trading activity.

     To conduct its analysis, Chatsworth developed a model showing the cumulative trading volume for each respective price from $0.01 to $0.18 during the 12 month period ended December 31, 1999 to show whether an offer of $0.07 per share would represent a price higher than 83.0% of all normal stock trades during the preceding year.

     For the month of December 1999, the average closing price of the common stock was $0.0476 per share. The cash price offered of $0.07 pursuant to the merger proposal represents approximately a 50.0% premium over the average closing price of $0.0476 per share of the common stock. The offer price by an acquiror for the public stock of an acquiree will normally be at a premium of 20.0-30.0% above the current market price of the acquiree's stock price. Accordingly, Chatsworth believes that the offer price, at the time of its opinion, for a 50.0% premium above the current market price, represents a fair offer to the unaffiliated stockholders of Nostalgia. On June 1, 2000, Nostalgia's stock price was $0.05 per share for the previous ten trading days. Thus, the offer price presently represents a 40.0% premium over the stock price on June 1, 2000.

                             PRICE/VOLUME TABLE(1)

                                                                        PERCENT OF
                    PRICE                    VOLUME                    TOTAL VOLUME
                    -----                    -------                   ------------
                    $0.010                   228,400                        9.6%
                    $0.015                   214,000                       18.6%
                    $0.020                    75,000                       21.8%
                    $0.030                   205,500                       30.5%
                    $0.035                   258,400                       41.4%
                    $0.050                   326,900                       55.1%
                    $0.055                   239,000                       65.2%
                    $0.060                   301,300                       77.9%
                    $0.065                    33,200                       79.3%
  PRICE FOR MERGER  $0.070                    87,400                       83.0%
-----------------------------------------------------------------------------------
                    $0.080                    99,200                       87.2%
                    $0.090                     2,300                       87.3%
                    $0.094                    35,000                       88.8%
                    $0.095                    74,600                       91.9%
                    $0.100                   123,900                       97.1%
                    $0.110                    11,600                       97.6%
                    $0.120                    56,800                      100.0%
                    $0.130                        --                      100.0%
                    $0.180                        --                      100.0%

---------------
(1) Represents volume trading at each respective price during 1999 except the volume which occurred during January 7, 1999 through January 11, 1999.

VALUATION PER SUBSCRIBER ANALYSIS

     The basis for comparison was the price paid per subscriber which is calculated by dividing the value of the transaction by the number of subscribers.

     The companies used in the following analysis were chosen because they have a similar business and financial profile. In the cable television industry, there are few public companies that are comparable to Nostalgia. Therefore, the following analysis includes both recent acquisitions as well as publicly traded companies.

  Comparable Transactions

     The following sets forth certain merger and acquisition transactions for basic cable networks:

  DATE                     NETWORK                    VALUE     SUBS     PER SUB
--------    -------------------------------------    -------    -----    -------
                                                     ($ MIL)    (MIL)      ($)
11/01/98    Odyssey Channel......................      222       30        7.40
11/01/98    ZDTV.................................      162        9       18.00
12/01/98    Eye on People........................      100       11        9.10
02/01/99    The Travel Channel...................      176       20        8.80
                                                                          -----
Weighted Average (excluding ZDTV)................                          8.20

---------------
Source: Paul Kagan Associates, Inc.

     Chatsworth does not consider ZDTV to be a comparable transaction and excluded it from the calculation of the weighted average "Per Sub" valuation. ZDTV is the Internet cable channel purchased by Ziff-Davis from Softbank. Paul Allen's Vulcan Ventures also announced a $54.0 million investment for one-third ownership simultaneous with the purchase by Ziff-Davis. Advertisers on ZDTV include 3Com, America Online, Barnes & Noble, Canon, Charles Schwab, Comdisco, Dell, Earthlink, Egghead, IBM, Intel, Hewlett Packard, Micron, Microsoft, NEC, Packard Bell, PSI Net, Siebel Systems, Sprint, Sun Microsystems and ONSALE.

     The weighted average value "Per Sub" for the above transactions, excluding ZDTV, is $8.20. This includes the value of $8.80 per subscriber for The Travel Channel transaction which closed on February 1, 1999. Chatsworth noted that three separate equity investments in The Travel Channel which closed from June 1997 to September 1997 ranged from $1.43 to $3.75 "Per Sub". Chatsworth also noted that while $8.20 was used for purposes of presenting a conservative valuation methodology, Chatsworth does not believe that it represents Nostalgia's true value per subscriber which is lower for the following reasons:

     - Only 60.0% of Nostalgia's subscribers are full-time (see "Nostalgia's Subscribers");

     - Nostalgia does not have a high concentration of subscribers in urban markets;

     - Nostalgia is not able to carry national advertising given the present size and demographic profile of its subscriber base; and

     - Nostalgia's programming is not being carried by the highest profile networks.

  Liquidation Valuation Analysis

     Nostalgia had 9,604,178 total subscribers as of March 31, 2000. As described above, only 60.0% of Nostaglia's total subscribers are full-time; however, to be conservative, all subscribers including part-time subscribers are considered to be full-time subscribers for purposes of Chatsworth's valuation. The total subscribers of Nostalgia valued at $8.20 per subscriber gives an implied value for the sale of Nostaglia's subscriber base of $78,754,259. Nostaglia's balance sheet as of March 31, 2000 shows total liabilities of $98,957,023 and total assets of $11,374,580 for a net asset value of $(87,582,443). The subscriber base has an implied liquidation value of $78,754,259. This liquidation value less the net asset value of $(87,582,443) gives a valuation for Nostalgia of $(8,828,184) or $(0.44) per share of common stock.

CONCLUSION

     On the basis of and subject to the foregoing, Chatsworth concluded that the cash consideration of $0.07 per share to be paid to Nostalgia's unaffiliated stockholders in the merger (including the holders of preferred stock, the consideration for which was determined on an as converted basis) is fair from a financial point of view. On January 27, 2000, and again on June 5, 2000, Chatsworth orally confirmed its fairness opinion to the Board of Directors. Chatsworth has agreed to reconfirm its opinion as of the date of the special meeting.

     Pursuant to an August 27, 1999 engagement letter, Nostalgia agreed to pay Chatsworth a financial advisory fee of $50,000, (which has been paid) for acting as financial advisor to the special committee; to reimburse Chatsworth for all reasonable expenses incurred as the special committee's financial advisor; and to indemnify Chatsworth against certain liabilities relating to, or arising out of, its engagement. Pursuant to a September 23, 1999 letter agreement, Nostalgia agreed to pay Chatsworth an additional $50,000 (which has been paid) for its fairness opinion. Nostalgia also has agreed to pay Chatsworth an additional $25,000 for reconfirming its fairness opinion to the special committee based on information as of December 31, 1999. Prior to acting as financial advisor to the special committee, Chatsworth had not provided any services to Nostalgia or any members of the Concept Group or the Atlantic Video Group.

     Nostalgia's Board of Directors and the special committee have adopted Chatsworth's analysis as to the fairness of the merger transaction.

                        USE OF FORECASTS AND PROJECTIONS

     Nostalgia does not prepare three or five year financial forecasts. However, at the time Chatsworth made its presentation to Nostalgia's Board of Directors, Nostalgia had a draft budget for the fiscal year 2000. The draft budget projected total revenue of $6,011,235, total expenses (including interest expense) of $27,493,199 and a net loss of $(21,481,964). As the draft budget did not forecast material improvement, but rather projected substantial net losses for Nostalgia in 2000, compared to the twelve months ended December 31, 1999, the offer price of $0.07 per share to the unaffiliated stockholders is fair given the financial condition of Nostalgia. This draft budget was subsequently approved by Nostalgia's Board of Directors. Chatsworth used these budget forecasts in reaching its fairness determination. The special committee relied upon the opinion of Chatsworth in making its fairness determination.

     Other than those provided by Daniels in its reports and, in addition, with regard to the Atlantic Video Group, those provided by Chatsworth, neither the Concept Group or the Atlantic Video Group considered any financial forecasts or other material projections in making their respective determinations with regard to the fairness of the merger. After reviewing Daniels' analysis, the members of the Concept Group and the Atlantic Video Group, have adopted the conclusions of Daniels as their own.

                      WHERE YOU CAN FIND MORE INFORMATION

     Nostalgia is subject to the informational requirements of the Securities Exchange Act of 1934, pursuant to which it files reports and other information with the United States Securities and Exchange Commission. Such reports and other information may be inspected and copied at public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at 13th Floor, 7 World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet web site that contains periodic and other reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including Nostalgia. The address of the SEC's web site is http://www.sec.gov.

     None of Capital, Crown, Concept, NNI Acquisition, Atlantic Video, One Up Enterprises or Unification Church International is subject to the periodic reporting requirements of Section 13 or Section 15 of the Exchange Act.

     All information concerning Nostalgia contained in this proxy statement has been furnished by Nostalgia, and certain information concerning Capital, Crown, Concept and NNI Acquisition contained in this proxy statement has been furnished by Capital, Crown, Concept, and NNI Acquisition. Atlantic Video, One Up Enterprises or Unification Church International have furnished the information concerning the Atlantic Video Group and its affiliates. No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained in this proxy statement, and if given or made, must not be relied upon as having been authorized by Nostalgia, Capital, Crown, Concept, NNI Acquisition, the Atlantic Video Group or any other person.

     We have not authorized anyone to give any information or make any representation about the merger, our company, Crown, Concept, Capital, NNI Acquisition, Atlantic Video, One Up Enterprises or Unification Church International that is different from, or in addition to, that contained in this proxy statement or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement is dated November 30, 2000. You should not assume that the information contained in this document is accurate as of any other date unless the information specifically indicates that another date applies.

                           FORWARD LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements which represent Nostalgia's, the Concept Group's and the Atlantic Video Group's expectations or beliefs, including, but not limited to, statements concerning industry performance, regulatory environment and Nostalgia's operations, performance, financial condition, plans, growth and strategies. Any statements contained in this proxy statement which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "anticipate," "intend," "could," "estimate" or "continue," or the negative or other variations thereof or comparable terminology are intended to be forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond Nostalgia's, the Concept Group's and the Atlantic Video Group's control, and actual results may differ materially depending on a variety of important factors, many of which are beyond Nostalgia's, the Concept Group's and the Atlantic Video Group's control.

                    COMPARATIVE PER SHARE MARKET INFORMATION

     During the first three quarters of 2000, and each quarter of 1999 and 1998, the common stock was quoted on the Nasdaq OTC Bulletin Board. The following table sets forth, for the first three quarters of 2000 and each quarter of 1999 and 1998, the high bid and low bid quotations for the common stock as reported on the Bulletin Board. These quotations are representative of prices between dealers, do not include retail markups, markdowns or commissions and may not represent actual transactions.

                                                                 COMMON STOCK
                                                              -------------------
                                                              HIGH BID    LOW BID
                                                              --------    -------
2000
----
First Quarter...............................................   $0.23       $0.05
Second Quarter..............................................    0.11        0.03
Third Quarter...............................................    0.05        0.03

1999
----
First Quarter...............................................    0.24        0.01
Second Quarter..............................................    0.10        0.05
Third Quarter...............................................    0.08        0.05
Fourth Quarter..............................................    0.08        0.03

1998
----
First Quarter...............................................    0.05        0.04
Second Quarter..............................................    0.04        0.03
Third Quarter...............................................    0.03        0.02
Fourth Quarter..............................................    0.02        0.01

     As of November 24, 2000, there were approximately 222 record holders of common stock.

     Nostalgia has not paid a dividend since its inception and does not anticipate paying a dividend on its common stock or preferred stock in the foreseeable future.

     On October 20, 1999, the last full trading day prior to announcement of the proposed merger, the last reported sale price per share of common stock on the Bulletin Board was $0.05. On November 27, 2000 the last reported sale price per share of common stock on the Bulletin Board was $0.03.

     As of December 31, 1999, the book value per share of Nostalgia was $(4.07) and the basic and diluted loss per share was $(1.05).

                              THE SPECIAL MEETING

GENERAL

     This proxy statement is being furnished to holders of common stock and preferred stock in connection with the solicitation of proxies by the Board of Directors for use at the special meeting to be held on December 27, 2000, 10:00 a.m., local time, at 650 Massachusetts Avenue, N.W., Washington, D.C., and at any adjournments or postponements of the special meeting. This proxy statement, the attached notice of the special meeting and the accompanying proxy card are first being mailed to stockholders of Nostalgia on or about December 1, 2000.

MATTERS TO BE CONSIDERED

     At the special meeting, holders of record of common stock and preferred stock on November 24, 2000 will consider and vote upon:

     - The merger of NNI Acquisition with and into Nostalgia pursuant to which Nostalgia will become wholly owned by Crown and Concept; and

     - Such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Upon the recommendation of the special committee, the Board of Directors (with Mr. Joo, not participating in any meetings concerning, or voting on, the merger) has unanimously approved the merger and the merger agreement, having concluded that the merger and the merger agreement are fair to, and in the best interests of, Nostalgia and its stockholders. The Board of Directors (with Mr. Joo not participating in any meetings concerning, or voting on, the merger or the merger agreement) unanimously recommends that stockholders of Nostalgia vote "FOR" the merger proposal. See "SPECIAL FACTORS -- Recommendation of the Board of Directors; -- Reasons for the Merger; Fairness Considerations."

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     The Board of Directors has fixed the close of business on November 24, 2000 as the record date for determining the holders of shares of common stock and preferred stock who are entitled to notice of, and to vote at, the special meeting. As of the record date, 20,275,370 shares of common stock and 3,250 shares of preferred stock were issued and outstanding and held of record by approximately 222 stockholders. The holders of record on November 24, 2000 of shares of common stock are entitled to one vote per share of common stock. The holders of record on November 24, 2000 of shares of preferred stock are entitled to vote with the common stockholders and to 100 votes for each share of preferred stock. In addition to being entitled to be voted with shares of common stock, pursuant to Nostalgia's certificate of incorporation, approval of the merger requires the affirmative vote of a majority of the issued and outstanding shares of preferred stock voting separately as a class. Nostalgia has determined that, pursuant to the Delaware General Corporation Law and Nostalgia's certificate of incorporation, the presence of holders of shares representing a majority of the outstanding shares of common stock and preferred stock entitled to be voted, whether in person or by properly executed proxy, is necessary to constitute a quorum for the transaction of business at the special meeting. Under the Delaware General Corporation Law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum.

PROXIES; PROXY SOLICITATION

     Shares of common stock represented by properly executed proxies received at or prior to the special meeting that have not been revoked will be voted at the special meeting in accordance with the instructions indicated on the proxies. Shares of common stock represented by properly executed proxies for which no instruction is given will be voted "FOR" the merger proposal. Stockholders are requested to complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

     - Filing with the Secretary of Nostalgia, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy;

     - Executing a later dated proxy relating to the same shares and delivering it to the Secretary of Nostalgia before the taking of the vote at the special meeting; or

     - Attending the special meeting and voting in person (although attendance at the special meeting will not, in and of itself, revoke a proxy).

Any written revocation or subsequent proxy should be sent so as to be delivered to The Nostalgia Network, Inc., 650 Massachusetts Avenue, N.W. Washington, D.C. 20001, Attention: Corporate Secretary, or hand delivered to the Secretary of Nostalgia or his representative at or before the taking of the vote at the special meeting.

     If the special meeting is postponed or adjourned, at any subsequent reconvening of the special meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting (except for any proxies that previously have been revoked or withdrawn effectively), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

     Nostalgia will bear the cost of soliciting proxies from its stockholders.

EFFECTS OF ABSTENTIONS AND BROKER NON-VOTES

     For purposes of determining approval of the merger proposal and any other proposal to be presented at the special meeting, abstentions will have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will have the same effect as a vote "against" the merger proposal.

                               THE CONCEPT GROUP

     The Concept Group, which owns a majority of the outstanding stock of Nostalgia, consists of Capital, Crown, Concept and NNI Acquisition. The following is a brief description of the business conducted by each of Capital, Crown, Concept and NNI Acquisition and identifies each of their respective executive officers and directors.

     NNI Acquisition is a Delaware corporation formed to own the common stock and preferred stock of Nostalgia and to facilitate the merger. Upon consummation of the merger, NNI Acquisition will be merged with and into Nostalgia and Nostalgia will be wholly owned by Concept and Crown. The directors and executive officers of NNI Acquisition are Mr. Joo (president) and Werner Seubert (vice president).

     Concept has diverse interests in the communications and telecommunications industries with ownership interests in firms principally involved in video newsgathering and transmission services, corporate video communication and program production and post-production, including Pyramid Video and Potomac Television. Messrs. Joo and Seubert and Max Hugel are the directors of Concept, and Messrs. Joo and Seubert are the president and vice president, respectively, of Concept.

     Crown owns a majority of the capital stock of Concept. Crown has diverse interests in the communications and telecommunications industries through operation of a satellite up-linking business and its majority ownership interest in Concept. Mr. Joo, Theodore Agres, Robert Morton, Pauline Eby and Peter Gogan are the directors of Crown, and Messrs. Joo (president) and Seubert (vice president) are the executive officers of Crown.

     The sole stockholder of Crown is Capital. Capital is a Delaware non-stock corporation, which indirectly owns interests in firms involved in the communications and telecommunications industries through its ownership of Crown. Mr. Joo, Neil A. Salonen, Thomas Ward, Anthony Guerra and Michael McDevitt are the members of Capital. Mr. Joo, Keith Cooperrider and Mr. Gogan are the directors of Capital. Messrs. Joo (president) and Seubert (vice president) are the executive officers of Capital.

     The principal business address for Concept, Crown, Capital and NNI Acquisition is 650 Massachusetts Avenue, N.W., Washington, D.C. 20001. The telephone number is (202) 789-2124.

     For the last five years, Mr. Joo's primary employment has been as president of News World Communications, Inc. (an affiliate of the Atlantic Video Group and publisher of The Washington Times newspaper). Mr. Joo also has held and holds other positions within the Atlantic Video Group (including chief executive officer of Atlantic Video and president of Unification Church International). See "THE MERGER -- Interests of Certain Persons in the Merger." Mr. Joo's business address is 3600 New York Avenue, N.E., Washington, D.C. 20002. Mr. Joo is a citizen of the United States.

     Mr. Hugel is chairman of the Board of Rockingham Venture, Inc., which is engaged in the operation of a racetrack. The principal offices of Rockingham Venture are located at Rockingham Park Boulevard, P.O. Box 45, Salem, New Hampshire 03079, which is Mr. Hugel's business address. Mr. Hugel is a citizen of the United States.

     For the last five years, Mr. Seubert has been controller of Atlantic Video and, until February 1998, was its vice president. Mr. Seubert's business address is 650 Massachusetts Avenue, N.W., Suite 200, Washington, D.C. 20001. Mr. Seubert is a citizen of the Federal Republic of Germany.

     Messrs. Morton, Gogan, Agres and Cooperrider have been principally employed by The Washington Times for the last five years. The business address of Messrs. Morton, Grogan, Agres and Cooperrider and the principal offices of The Washington Times are located at 3600 New York Avenue, N.E., Washington, D.C. 20002. For the past five years, Mr. Cooperrider has been employed as treasurer of The Washington Times. Mr. Morton serves as assistant managing editor, Mr. Gogan serves as special assistant to the president and Mr. Agres is the deputy managing editor of The Washington Times newspaper. For the last three years and until August 2000, Ms. Eby was principally employed by the Washington Times as executive assistant to the President. For the two years prior to her employment with The Washington Times, Ms. Eby was principally employed by Atlantic Video. Since August 2000, Ms. Eby has been an employee of the Prince Georges

County Public Schools. Ms. Eby's business address is 14201 School Lane, Upper Marlboro, MD 20772. Messrs. Morton, Gogan, Agres and Cooperrider and Ms. Eby are citizens of the United States.

     Mr. Salonen is president of International Cultural Foundation, which is a nonprofit, tax exempt foundation with the purpose of promoting academic, scientific, religious and cultural exchange among the countries of the world. The principal offices of International Cultural Foundation are located at 51 Monroe Street, Suite 1201, Rockville, Maryland 20850, which is Mr. Salonen's business address. He is also president of the University of Bridgeport, which is located at 271 Park Avenue, Bridgeport, Connecticut 06601. Mr. Salonen is a citizen of the United States.

     For the last five years, Messrs. Ward and Guerra have been principally employed by the University of Bridgeport the address of which is 271 Park Avenue, Bridgeport, Connecticut 06601. Mr. Ward serves as special assistant to the president for new initiatives, and Mr. Guerra serves as the dean of college graduate and undergraduate studies. Messrs. Ward and Guerra are citizens of the United States.

     For the last five years, Mr. McDevitt has been director of security at Belvedere Estates, which operates a group of properties in Westchester County, New York. The principal offices of Belvedere Estates are located at 723 South Broadway, Tarrytown, New York 10591, which is the business address of Mr. McDevitt. Mr. McDevitt is a citizen of the United States.

     To the knowledge of the Concept Group, during the last five years, none of Nostalgia, any member of the Concept Group, Ms. Eby or Messrs. Joo, Hugel, Gogan, Seubert, Agres, Cooperrider, Morton, Salonen, Ward, Guerra or McDevitt has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                            THE ATLANTIC VIDEO GROUP

     The Atlantic Video Group consists of Atlantic Video, Inc., its sole stockholder, One Up Enterprises, Inc. and One Up Enterprises' sole stockholder, Unification Church International. The members of the Atlantic Video Group have elected to be considered "affiliates" solely for purposes of this proxy statement and the accompanying Schedule 13E-3 because (i) Atlantic Video loaned to Crown the funds used by Crown to fund Nostalgia's operating deficits and the funds advanced by Crown to NNI Acquisition to fund the merger, and (ii) certain individual officers and/or directors of Nostalgia and/or the Concept Group presently hold, or in the past have held, responsible positions with members of the Atlantic Video Group or their affiliates.

     Atlantic Video is a Delaware corporation with its principal place of business at 650 Massachusetts Avenue, N.W., Washington, D.C. 20001, where its telephone number is (202) 408-0900. Atlantic Video is engaged in the business of producing and editing videos primarily for the television and cable industries. Atlantic Video's officers and directors include Messrs. Dong Moon Joo (chief executive officer and director), William Todd Mason (president and director), Werner Seubert (treasurer), and Richard Wojcik (director).

     See "THE CONCEPT GROUP" for information concerning Messrs. Joo and Seubert.

     Mr. Mason has been employed by Atlantic Video since February 1998. From July 1996 through October 1997, he was President of PVS*Spear International, Inc. of Washington, D.C. From November 1990 through July 1996, he was senior vice president and chief financial officer of Henninger Media Services, Inc. of Arlington, Virginia. His business address is 650 Massachusetts Avenue, N.W., Washington, D.C. 20001. Mr. Mason is a citizen of the United States.

     Mr. Wojcik's principal employment for the past five years has been as vice president of U.S. Property Development Corporation. His business address is 7777 Leesburg Pike, Suite 406N, Falls Church, VA 22043. Mr. Wojcik is a citizen of the United States.

     Atlantic Video's sole stockholder is One Up Enterprises, a Delaware corporation with its principal place of business at 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia 22043. Its telephone number is (703) 448-7333. One Up Enterprises is a corporate holding company with investments in various subsidiaries conducting a wide variety of business operations. These subsidiaries include U.S. Property Development, Atlantic Video and News World Communications. The officers and directors of One Up Enterprises are Mr. R. Michael Runyon (president and director) and Mr. Victor E. Walters (treasurer and director).

     For the last five years, Mr. Runyon has served as president of One Up Enterprises. His business address is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia. Mr. Runyon is a citizen of the United States.

     Mr. Walters' principal employment for the past five years has been as treasurer of One Up Enterprises. His business address is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia 22043. Mr. Walters is a citizen of the United States.

     One Up Enterprises is wholly owned by Unification Church International, a District of Columbia non-stock, non-profit corporation formed for religious and educational purposes. Unification Church International's principal place of business is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia and its telephone number is (703) 734-8618. The directors and officers of Unification Church International are Dr. Bo Hi Pak (director), Mr. Joo (president and director), Mr. Runyon (vice president and director), Mr. Walters (treasurer and director) and Mr. Richard Steinbronn (assistant secretary and director).

     Dr. Pak's principal employment for the past five years has been as chairman and president of the Korean Cultural Foundation. His business address is 25 Hung-Dong Kwangjin-KU, Seoul, Korea. Dr. Pak is a citizen of the Republic of Korea.

     For the past five years Mr. Steinbronn's principal employment has been as general counsel to Unification Church International. His business address is 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia. Mr. Steinbronn is a citizen of the United States.

     To the knowledge of the Atlantic Video Group, during the last five years none of the members of the Atlantic Video Group or its officers and directors has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                   THE MERGER

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 31, 1999, the number of shares of common stock and preferred stock beneficially owned by each of Nostalgia's executive officers and directors, by all executive officers and directors as a group and by each person known by Nostalgia to own beneficially more than 5.0% of the outstanding shares of common stock or preferred stock.

                                                     COMMON STOCK               PREFERRED STOCK
                                               -------------------------    ------------------------
                                                             PERCENT OF                  PERCENT OF
                                               NUMBER OF     OUTSTANDING    NUMBER OF    OUTSTANDING
NAME                                             SHARES        SHARES        SHARES        SHARES
----                                           ----------    -----------    ---------    -----------
EXECUTIVE OFFICERS
  SQuire D. Rushnell(1)......................     839,840(2)     4.1%             0            *
                                                                ----
  Willard R. Nichols.........................           0          *              0            *
  Diane C. Fuller............................       6,000(2)       *              0            *
DIRECTORS
  Christopher A. Cates.......................      26,000(2)       *              0            *
  Floyd Christofferson.......................       6,000(2)       *              0            *
  Dianne M. Faure............................       6,000(2)       *              0            *
  Hiroshi Goto...............................       1,000(2)       *              0            *
  Dong Moon Joo..............................       6,000(2)       *              0            *
  Dr. S. Robert Lichter......................       1,000(2)       *              0            *
  Frederick W. Newton........................       1,000(2)       *              0            *
  Phillip Sanchez............................       6,000(3)       *              0            *
  Robert J. Wussler..........................       6,000(2)       *              0            *
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP......................................     903,840        4.5%             0            *
                                                                ----
  Concept Group(4)...........................  14,430,427(5)    70.0%         2,500         76.9%
                                               ----------       ----
  Charles Potter.............................      75,000(6)       *            750         23.1%

---------------
 *  Less than one percent.

(1) Mr. Rushnell also is a director of Nostalgia.

(2) Consists entirely of shares of common stock subject to acquisition pursuant to options, all of which options have vested.

(3) Consists of 1,000 shares of common stock and options to purchase 5,000 shares of common stock, all of which options have vested.

(4) The Concept Group consists of Capital, Crown, Concept and NNI Acquisition, which constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act. NNI Acquisition, Concept, Crown and Capital have informed Nostalgia that they share voting and dispositive power with respect to all shares as to which NNI Acquisition is the owner.

(5) Includes 14,180,427 shares of common stock, and 250,000 shares of common stock issuable upon conversion of 2,500 shares of preferred stock, all of which are held of record by NNI Acquisition.

(6) Includes 75,000 shares of common stock issuable upon conversion of 750 shares of preferred stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the special committee, stockholders should be aware that some of Nostalgia's officers and directors have interests in the proposed merger or have relationships, including those referred to below, that present actual or potential conflicts of interest in connection with the merger. The special committee was aware of these actual or potential conflicts of interest and considered them along with other matters which have been described in this proxy statement under the headings "SPECIAL
FACTORS -- Recommendations of the Board of Directors" and "-- Reasons for the Merger; Fairness Considerations."

     Certain Relationships of Directors with the Concept Group, the Atlantic Video Group and their Respective Affiliates

     Mr. Dong Moon Joo, a director of Nostalgia, is the president and a director of each of Capital, Crown and Concept, president and chairman of the Board of Directors of NNI Acquisition, the president and a director of Unification Church International, a director and president of The Washington Times Corporation and News World Communications, Inc. and chief executive officer and chairman of the Board of Directors of Atlantic Video. As such, he may have interests in connection with the merger that are in addition to, or conflict with, those of Nostalgia and its unaffiliated stockholders. For instance, as a director and/or officer of these entities, Mr. Joo may have an interest in obtaining the lowest possible purchase price per share for Nostalgia common stock. Similarly, the Concept Group and the Atlantic Video Group may have interests that are adverse to those of the unaffiliated stockholders because the Concept Group and the Atlantic Video Group may have an interest in obtaining the lowest possible price per share for the Nostalgia stock held by the unaffiliated stockholders.

     Because of his positions with Nostalgia and the Concept Group, and as a result of possible conflicts of interest, Mr. Joo did not participate in meetings of the Board of Directors of the Concept Group relating to, or vote on, the merger or the merger agreement. To ensure that the unaffiliated stockholders receive a fair price, Capital, Crown, Concept and NNI Acquisition retained an independent adviser to conduct a valuation analysis of the Nostalgia common stock. See "SUMMARY TERM SHEET -- Valuation Analysis of Daniels and Associates, L.P.," "THE MERGER -- Report of the Financial Adviser to Crown" and Appendices D(1) and D(2) to this proxy statement. NNI Acquisition, which is wholly owned by Crown and Concept, is the record owner of 14,180,427 shares of common stock and 2,500 shares of preferred stock. Capital, Crown, Concept and NNI Acquisition are the beneficial owners of 14,430,427 shares of common stock (including 250,000 shares of common stock subject to acquisition upon conversion of 2,500 shares of preferred stock). Concept is majority owned by Crown. Crown is a wholly owned subsidiary of Capital. See "THE MERGER -- Security Ownership of Management Certain Beneficial Owners" and "CERTAIN TRANSACTIONS AND RELATIONSHIPS."

     Members of the Atlantic Video Group were not required to and did not participate in the negotiation and initial approvals of the merger proposal. Because of the continuing financial support which Atlantic Video had provided to Crown, which support continues and includes funds borrowed by Crown and set aside by NNI Acquisition specifically for the consideration to be paid to the unaffiliated stockholders in the merger, the Atlantic Video Group has provided certain disclosures in this proxy statement. The Atlantic Video Group also requested and obtained permission to rely on the Daniels report. The Board of Directors of each of the members of the Atlantic Video Group met, considered and adopted as its own the Daniels opinion, concluding (for the reasons articulated by the Concept Group) that the consideration to be offered to the unaffiliated stockholders in the merger is fair from a financial point of view. Because his positions with Nostalgia, the Concept Group and the Atlantic Video Group create a potential conflict of interest, Mr. Joo did not attend, participate in or vote at the meetings of the Boards of Directors of Atlantic Video and Unification Church International at which the merger or the merger agreement was discussed.

     Christopher A. Cates, a director of Nostalgia, was an officer of Atlantic Video until February 1999 and an officer of Pyramid Video until January 1998. Floyd Christofferson, a director of Nostalgia, was an officer of Potomac Television Communications, Inc. from April 1997 until October 1999, and from 1994 to 1997 president and director of Manhattan Center Studios, Inc., a former affiliate of the Atlantic Video Group.

Potomac Television is an affiliate of Capital, Crown and Concept. Hiroshi Goto, a director of Nostalgia, is the budget director of The Washington Times newspaper, which is published by News World Communications, Inc. Ambassador Sanchez, chairman of the Board of Directors of Nostalgia, is a vice president of News World Communications. Frederick W. Newton, also a director of Nostalgia, is president of Corporate Recovery Services, Inc., which provides consulting services to area corporations, including Capital and News World Communications. Mr. Newton also presently serves as president of Stellar Printing, Inc. and Freestate Publishing, Inc. Both Stellar Printing and Freestate Publishing are wholly owned subsidiaries of News World Communications.

     Because of their positions with these members or affiliates of the Concept Group and/or the Atlantic Video Group, Messrs. Cates, Christofferson, Goto, Newton, and Ambassador Sanchez have interests that may conflict with those of Nostalgia's unaffiliated stockholders which may include wanting to obtain the lowest possible purchase price for the stock of the unaffiliated stockholders.

     Continued Employment By Nostalgia

     As of the date of this proxy statement, Capital, Crown, Concept and NNI Acquisition intend that the current officers of Nostalgia will continue to provide services to Nostalgia, the surviving corporation, following the merger.

REGULATORY APPROVAL

     Nostalgia and NNI Acquisition are not aware of any material approval or other action by any state, federal or foreign governmental agency that is required prior to the consummation of the merger in order to effect the merger or of any license or regulatory permit that is material to the businesses of Nostalgia or NNI Acquisition which is likely to be adversely affected by the consummation of the merger.

APPRAISAL RIGHTS

     If the merger is consummated, stockholders who do not vote "FOR" the merger proposal, who hold shares of common stock or preferred stock of record on the date of making a written demand for appraisal as described below and who otherwise comply fully with Section 262 of the Delaware General Corporation Law, will be entitled to a judicial determination of the fair value of their shares of common stock and preferred stock in accordance with the provisions of Section 262 and to receive from Nostalgia payment of such fair value in cash together with a fair rate of interest, if any, as determined by such court. Stockholders who properly perfect their appraisal rights will not be entitled to surrender their shares of common stock and preferred stock for payment in the manner provided in the merger agreement and described in this proxy statement. The merger agreement provides that the obligation of NNI Acquisition to consummate the merger is conditioned upon stockholders of Nostalgia owning not more than 5.0% of the issued and outstanding shares of common stock (which, for purposes of determining whether this condition has been satisfied, includes 325,000 shares of common stock issuable upon conversion of preferred stock) exercising appraisal rights. This condition may be waived by NNI Acquisition.

     Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, as in the case of the special meeting, not less than 20 calendar days prior to the meeting, a constituent corporation in the merger must notify each of the holders of its stock who was such on the record date for the meeting that such appraisal rights are available and include in each such notice, a copy of Section 262. This proxy statement constitutes such notice to the holders of record of common stock and preferred stock.

     The following is a summary of the procedures to be followed under Section 262, the full text of which is attached as Appendix C to this proxy statement. Stockholders should read carefully the full text of Section 262 because failure to follow any Section 262 procedures may result in the loss of appraisal rights. Stockholders should assume that Nostalgia will take no action to perfect any appraisal rights of any stockholder. Any stockholder who desires to exercise appraisal rights should review carefully Section 262 and is urged to consult a legal advisor before electing or attempting to exercise appraisal rights.

     Holders of record of shares of common stock or preferred stock who desire to exercise appraisal rights must not vote in favor of the merger proposal or consent to the merger in writing (including by returning a signed proxy without indicating any voting instructions as to the proposal) and must deliver a separate written demand for appraisal of such shares to Nostalgia prior to the taking of the vote on the merger proposal. A holder of shares of common stock or preferred stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the effective time of the merger. The demand for appraisal will be sufficient if it reasonably informs Nostalgia of the identity of the stockholder and that the stockholder intends to demand an appraisal of the fair value of shares of common stock or preferred stock.

     If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand must be executed by or for the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including an agent for one or more joint owners, may execute the demand for appraisal for a holder of record provided the agent identifies the record owner or owners and expressly discloses in such demand that the agent is acting as agent for the record owner or owners of such shares.

     A record holder, such as a broker, who holds shares of common stock or preferred stock as a nominee for beneficial owners, some or all of whom desire to demand appraisal, must exercise appraisal rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written demand for appraisal should set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, the demand will be presumed to be applicable to all shares outstanding in the name of such record owner. If a stockholder holds shares of common stock or preferred stock through a broker which in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. BENEFICIAL OWNERS WHO ARE NOT RECORD OWNERS AND WHO INTEND TO EXERCISE APPRAISAL RIGHTS SHOULD INSTRUCT THE RECORD OWNER TO COMPLY STRICTLY WITH THE STATUTORY REQUIREMENTS WITH RESPECT TO THE DELIVERY OF WRITTEN DEMAND FOR APPRAISAL. A DEMAND FOR APPRAISAL SUBMITTED BY A BENEFICIAL OWNER WHO IS NOT THE RECORD OWNER WILL NOT BE HONORED.

     A proxy or vote against the merger agreement will not constitute a demand for appraisal. Stockholders should not expect to receive any additional notice with respect to the deadline for demanding appraisal rights.

     Any stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal prior to the taking of the vote on the merger proposal. All demands for appraisal should be addressed to The Nostalgia Network, Inc., 650 Massachusetts Avenue, N.W. Washington, D.C. 20001, Attention:
Corporate Secretary.

     If the merger is approved, then within ten days after the effective time of the merger, Nostalgia will provide notice of the effective time of the merger to all stockholders who have complied with Section 262.

     A stockholder may withdraw a demand for appraisal within 60 days after the effective time of the merger and accept the terms of the merger. Thereafter, the approval of Nostalgia will be needed for such a withdrawal.

     Within 120 days after the effective time of the merger, in compliance with
Section 262, any stockholder who has properly demanded an appraisal and who has not withdrawn his or her demand as provided above and Nostalgia each has the right to file in the Delaware Court of Chancery a petition, with a copy served on Nostalgia in the case of a petition filed by a dissenting stockholder, demanding a determination of the fair value of the shares held by all dissenting stockholders. If, within the 120-day period following the effective time of the merger, no petition shall have been filed as provided above, all rights to appraisal will cease and all dissenting stockholders who owned shares of common stock or preferred stock will become entitled to receive for each share of common stock or preferred stock the applicable consideration, as if such stockholder had initially voted to approve and adopt the merger proposal. Nostalgia is not obligated, and does not currently intend, to file such a petition.

     Any dissenting stockholder is entitled, within the 120-day period following the effective time of the merger and upon written request to Nostalgia, to receive from Nostalgia a statement setting forth:

     - The aggregate number of shares of common stock or preferred stock which have not voted to adopt and approve the merger proposal and with respect to which demands for appraisal have been received; and

     - The aggregate number of dissenting stockholders.

     Such statement must be mailed within ten days after a written request for such statement has been received by Nostalgia, or within ten days after the expiration of the period for delivery of demands, as described above, whichever is later.

     Upon the filing of a petition, the Delaware court may order a hearing and that notice of the time and place fixed for the hearing on the petition be mailed to Nostalgia and all dissenting stockholders. Notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware or in another publication deemed advisable by the Delaware court. The costs relating to these notices will be borne by Nostalgia.

     If a hearing on the petition is held, the Delaware court is empowered to determine which dissenting stockholders have complied with the provisions of
Section 262 and are entitled to an appraisal of their shares. The Delaware court may require that dissenting stockholders submit their share certificates for notation thereon of the pendency of the appraisal proceedings and the Delaware court may dismiss the proceedings as to any dissenting stockholder who does not comply with such requirement.

     The Delaware court will appraise shares of common stock and preferred stock owned by the dissenting stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger. In determining the fair value, the Delaware court is to take into account all relevant factors. In WEINBERGER V. UOP, INC., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air" price obviously requires consideration of all relevant factors involving the value of a company. The Delaware Supreme Court has stated, that in making this determination of fair value, the Delaware courts must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger and which "throw any light on future prospects of the merged corporation." The Delaware Supreme Court noted that Section 262 provides that fair value is to be determined "exclusive of any element of value arising from the accomplishment or expectation of the merger." In CEDE & CO. V. TECHNICOLOR, INC., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value" but which applies only to the speculative elements of value arising from such accomplishment or expectation. In WEINBERGER, the Delaware Supreme Court held that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

     Stockholders considering seeking appraisal should consider that the fair value of their shares determined by the Delaware court under Section 262 could be more than, the same as, or less than, the consideration payable pursuant to the merger agreement. Nostalgia does not anticipate offering more than the consideration payable pursuant to the merger agreement to any dissenting stockholder and reserves the right to assert in any appraisal proceedings, that, for purposes of Section 262, the "fair value" of a share of common stock or preferred stock is less than the consideration payable pursuant to the merger agreement.

     The Delaware court may also:

     - Determine a fair rate of interest, if any, to be paid to dissenting stockholders in addition to the fair value of the shares;

     - Determine the costs of the proceeding and tax such costs against the parties as the Delaware court deems equitable (however, costs do not include attorneys' and expert witnesses' fees); and

     - Upon application of a dissenting stockholder, order all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     No appraisal proceedings in the Delaware court will be dismissed as to any dissenting stockholder without the approval of the Delaware court, and this approval may be conditioned upon terms which the Delaware court deems just.

     From and after the effective time of the merger, dissenting stockholders will not be entitled to vote (or consent by written action) any shares subject to demand for appraisal for any purpose and will not be entitled to receive payment of any dividends or other distributions payable to stockholders of record except dividends or distributions declared prior to the effective time of the merger.

     Failure to take any required step in connection with appraisal rights may result in the loss of such rights. Any stockholder who loses such rights will only be entitled to receive the consideration offered in the merger.

ACCOUNTING TREATMENT

     The merger will be accounted for under the purchase method of accounting in accordance with GAAP, whereby the value of the consideration paid in the merger will be allocated based upon the estimated fair values of the assets acquired and liabilities assumed at the effective date of the merger.

     Pro forma financial information has not been included in this proxy solicitation because the stockholders, other than NNI Acquisition, are receiving cash consideration only and will not retain or receive a continuing interest in Nostalgia's business after the merger.

FINANCING, EXPENSES AND FEES

     The parties estimate that the total amount of funds to be used in connection with the merger (including the funds to be paid by NNI Acquisition to the holders (other than NNI Acquisition) of common stock and preferred stock, and the funds necessary for NNI Acquisition and Nostalgia to consummate the merger) will amount to approximately $1,242,290. Of this amount, the funds to be used by NNI Acquisition to consummate the merger will amount to $500,000, which has been loaned to NNI Acquisition by Crown. As of October 4, 2000, funds were transferred from Crown into a bank account in the name of NNI Acquisition to be used for the purpose of paying the merger consideration to the unaffiliated stockholders. NNI Acquisition and Crown have agreed that, if the merger is not consummated by December 31, 2000, Crown may demand that the funds be returned to Crown and that any funds in excess of those required to pay merger consideration likewise be returned. NNI Acquisition does not have any specific plans in place for the repayment of the funds it will borrow pursuant to this lending arrangement.

     The funds loaned by Crown to NNI Acquisition were loaned to Crown by Atlantic Video pursuant to a demand promissory note dated July 21, 1993, as amended, between Crown and Atlantic Video. This promissory note entitles Crown to borrow up to $126.0 million at an annual interest rate of 6.0% and is payable upon demand made by Atlantic Video. As collateral for the promissory note, Crown has pledged to Atlantic Video, 430 shares of Concept owned by Crown (representing a minority interest in Concept) under a restated security agreement dated as of December 30, 1993 by and between Crown and Atlantic Video. At the current time, Crown does not have any specific plans in place for the repayment of funds borrowed pursuant to the demand note.

     The funds which Atlantic Video loaned to Crown, and which were then transferred to NNI Acquisition to pay the merger consideration to the unaffiliated stockholders, were borrowed by Atlantic Video from its parent One Up Enterprises and evidenced by a demand promissory note dated September 12, 2000, bearing interest at the annual rate of 6%. Atlantic Video has no specific plans for the repayment of these funds at this time and One Up has no present plans to demand payment. One Up Enterprises received the funds from its parent, Unification Church International, as a non-interest-bearing advance repayable on demand. This intercompany obligation is evidenced by journal entries. One Up Enterprises has no specific plans for the repayment of this advance and Unification Church International has no present plans to demand payment.

     Each party will bear its own expenses incurred in connection with the merger. Nostalgia will bear expenses arising out of or incurred in connection with the preparation of this proxy statement and the special meeting, including printing, mailing, solicitation, accounting and other fees and expenses related thereto. Nostalgia, the Concept Group and the Atlantic Video Group estimate their respective expenses to be incurred in connection with the merger as follows:

Nostalgia
  Legal.....................................................  $175,000
  Accounting................................................  $ 12,000
  Financial Advisors........................................  $135,000
  Filing....................................................  $    290
  Transfer Agent............................................  $  5,000
  Printing..................................................  $ 60,000
The Concept Group
  Legal.....................................................  $200,000
  Financial Advisors........................................  $125,000
  Disbursement Agent........................................  $ 10,000
The Atlantic Video Group
  Legal.....................................................  $ 20,000

                              THE MERGER AGREEMENT

     The following is a description of the material terms of the merger agreement. To understand fully the terms of the merger agreement, stockholders should read carefully the full text of the merger agreement, a copy of which is attached as Appendix A to this proxy statement.

TERMS OF THE MERGER

     The Merger. Subject to the terms and conditions of the merger agreement, NNI Acquisition will merge with and into Nostalgia, which will result in Nostalgia becoming wholly owned by Crown and Concept, and the separate corporate existence of NNI Acquisition ceasing. Nostalgia will continue to exist following the merger and its internal corporate affairs will continue to be governed by Delaware law. Crown and Concept, as the only stockholders of Nostalgia, will have sole power and authority to control all aspects of the internal corporate and business affairs of Nostalgia following the merger. NNI Acquisition is wholly owned by Crown and Concept. Concept is majority owned by Crown. Crown is a wholly owned subsidiary of Capital.

     Certificate of Incorporation and Bylaws. The merger agreement provides that, at the effective time of the merger and without any further action on the part of Nostalgia or NNI Acquisition:

     - Nostalgia's certificate of incorporation will be amended and restated substantially as set forth in Exhibit A to the merger agreement and, from and after the effective time of the merger, Nostalgia's certificate of incorporation, as so amended and restated, will be the certificate of incorporation of Nostalgia; and

     - The bylaws of NNI Acquisition, as in effect at the effective time of the merger, shall be the bylaws of Nostalgia.

Pursuant to the amended and restated certificate of incorporation, among other things, Nostalgia will have authorized 1,000 shares of common stock, par value $0.01 per share.

     Conversion of Common Stock and Preferred Stock. At the effective time of the merger:

     - Each issued and outstanding share of common stock, other than shares of common stock owned by NNI Acquisition or for which appraisal rights have been exercised, will be converted into the right to receive $0.07;

     - Each issued and outstanding share of preferred stock, other than shares of preferred stock owned by NNI Acquisition or for which appraisal rights have been exercised, will be converted into the right to receive $7.00;

     - The issued and outstanding shares of common stock owned by NNI Acquisition will be cancelled; and

     - Each share of NNI Acquisition common stock will be converted into a share of Nostalgia common stock.

     Options.  Prior to the effective time of the merger, Nostalgia will:

     - Take all steps necessary to terminate all stock option plans, to the extent permitted by their terms, without prejudice to the rights of the holders of options under such plans; and

     - Grant no additional options.

Nostalgia will use its best efforts to take all actions necessary to cause each outstanding stock option, whether or not exercisable or vested, to be cancelled, as of the effective time of the merger and to obtain the consent of each holder of an option (whether or not then exercisable) to the cancellation of the option. In exchange for the cancellation of options, Nostalgia may make payments to, or enter into other agreements with, the option holders in consideration of the termination of the options.

     Directors and Officers. There are no present plans to change the directors and executive officers of Nostalgia as a result of the merger, and each director and executive officer of Nostalgia will continue to serve in that capacity until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal.

INDEMNIFICATION

     From and after the effective time of the merger, Nostalgia will continue to indemnify each present and former officer, director, employee and agent of Nostalgia against any and all claims, losses, damages, liabilities, costs, judgments, amounts paid in settlement and expenses (including reasonable attorneys' fees) in connection with any threatened, pending or completed action, suit, claim, proceeding or investigation arising out of, or pertaining to, any act or omission prior to the effective time to the fullest extent permitted under Nostalgia's bylaws and Delaware law. Nostalgia has agreed to use its best efforts to provide to those officers and directors of Nostalgia as of October 21, 1999 who also are officers or directors of Nostalgia immediately following the effective time of the merger officers' and directors' liability insurance comparable to that maintained by Nostalgia as of October 21, 1999, subject only to certain limitations with respect to the cost of such insurance. Pursuant to the terms of the merger agreement, this liability insurance will remain in effect until the third anniversary of the merger.

EFFECTIVE TIME OF THE MERGER

     Promptly following the satisfaction or waiver (where permissible) of the conditions to the merger, the merger will be consummated and become effective on the date and at the time the required certificate of merger is filed with the Secretary of State of Delaware.

REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of NNI Acquisition. The merger agreement includes representations and warranties of NNI Acquisition as to the following material issues:

     - The due authorization of the merger agreement and the transactions contemplated thereby by the Board of Directors and the stockholders of NNI Acquisition, and the enforceability of the merger agreement;

     - That NNI Acquisition has received commitments for the funding necessary to complete the transactions contemplated by the merger; and

     - The accuracy of information provided by NNI Acquisition for use in this proxy statement.

     Representations and Warranties of Nostalgia. The merger agreement includes representations and warranties of Nostalgia as to the following material issues:

     - The due authorization and approval of the merger agreement and the transactions contemplated by the merger agreement by the Board of Directors of Nostalgia, and the enforceability of the merger agreement, subject to approval by Nostalgia's stockholders;

     - The capitalization of Nostalgia, the validity of the common stock and the preferred stock and the absence of any undisclosed options, warrants or other similar rights with respect to the common stock or the preferred stock;

     - The absence of any undisclosed material liabilities other than those incurred in the ordinary course of the business of Nostalgia consistent with past practice and liabilities incurred in connection with the merger;

     - That the execution or delivery of the merger agreement or the consummation of the merger will not violate Nostalgia's certificate of incorporation or bylaws or result in a breach of any material contract, agreement, order, law, rule or regulation to which Nostalgia is subject; and

     - The accuracy in all material respects of this proxy statement, except for the information provided by NNI Acquisition, and the conformity of this proxy statement to the requirements of the Exchange Act and the rules promulgated under the Exchange Act.

COVENANTS

     The merger agreement contains a number of customary and transaction-specific covenants. The following is a summary of the material covenants.

     Business of Nostalgia. Nostalgia has agreed, except as contemplated by the merger agreement, from the date of the merger agreement to the effective time of the merger, not to take any action that adversely affects its ability to pursue its business in the ordinary course, to seek to preserve its current business organization, to keep available the services of its current officers and employees, and to use its best efforts to preserve its relationships with customers, suppliers and others having business dealings with it. Nostalgia also has agreed that before the effective time, except as expressly permitted by the merger agreement or by NNI Acquisition, it will not:

     - Split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

     - Authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class of Nostalgia or any securities convertible into or exercisable or exchangeable for shares of stock of any class of Nostalgia, other than the issuance of shares pursuant to the exercise of options outstanding as of the date of the merger agreement;

     - Except in the ordinary and usual course of business and consistent with past practice, incur any material liability, obligation or indebtedness, issue any debt securities or assume, guarantee, endorse or otherwise become responsible for, the obligations of any other individual or entity;

     - Acquire any other business or make any material investment;

     - Change in any material respect its accounting methods, principles or practices except in accordance with GAAP, consistently applied;

     - File for voluntary bankruptcy or become subject to involuntary bankruptcy proceedings;

     - Take any action or course of action inconsistent with any of the covenants and agreements contained in the merger agreement; and

     - Take or agree to commit to take any action that would make any representation or warranty of Nostalgia in the merger agreement inaccurate in any material respect at the effective time of the merger or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time.

     Deposit of Funds. Not less than ten days prior to the special meeting, NNI Acquisition will deposit or cause to be deposited with an agent retained for purposes of facilitating the payment of the consideration in exchange for common stock and preferred stock, immediately available funds in an amount equal to $0.07 for each issued and outstanding share of common stock and $7.00 for each issued and outstanding share of preferred stock, excluding shares of common stock and preferred stock owned by NNI Acquisition which will be cancelled. As of October 4, 2000, Crown transferred the sum of $500,000 to a bank account in the name of NNI Acquisition in order to fund the payment of merger consideration to Nostalgia's unaffiliated stockholders. Pursuant to a letter agreement between Crown and NNI Acquisition, Crown may demand that the funds be returned if the merger is not consummated by December 31, 2000 and that any funds in excess of those required to fund merger consideration likewise be returned.

     Best Efforts. Each of Nostalgia and NNI Acquisition has agreed to utilize its best efforts to cause the merger, and all transactions contemplated by the merger agreement, to be completed.

     No Solicitation. Nostalgia will not, and will use its best efforts to ensure that its officers, directors, representatives or agents do not, directly or indirectly, solicit or initiate (including by way of furnishing any non-public information concerning Nostalgia's business, properties or assets) negotiations with and, subject to the exercise of their fiduciary responsibilities on advice of counsel, participate in any negotiations leading to any proposals or enter into any agreement with any corporation, partnership, person or other entity or group (other than NNI Acquisition) concerning any tender offer, exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, liquidation, dissolution or similar transactions involving Nostalgia.

     Nostalgia will promptly inform NNI Acquisition of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it receives with respect to any proposal to acquire all or a substantial portion of the stock or assets of Nostalgia and will furnish to NNI Acquisition a copy of any such inquiry.

CONDITIONS TO THE MERGER

     Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of Nostalgia and NNI Acquisition are subject to the following material conditions:

     - The merger shall have been duly approved by Nostalgia's stockholders; and

     - Chatsworth shall have delivered to Nostalgia its written opinion that the consideration is fair to Nostalgia's stockholders from a financial point of view.

     Conditions to the Obligations of NNI Acquisition. The obligations of NNI Acquisition to effect the merger also are subject to satisfaction or waiver of the following material conditions:

     - The accuracy and completeness in all material respects of the representations and warranties of Nostalgia in the merger agreement;

     - The performance by Nostalgia in all material respects of its obligations under the merger agreement which are required to be performed at or prior to the effective time of the merger; and

     - Holders of not more than 5.0% of the common stock and the preferred stock (calculated on an "as converted" basis to common stock at the ratio of 100 shares of common stock for each share of preferred stock) shall have exercised appraisal rights;

NNI Acquisition may waive any of the foregoing or other such conditions to the merger.

     Conditions to the Obligations of Nostalgia. The obligation of Nostalgia to effect the merger also is subject to satisfaction or waiver of the following conditions:

     - The accuracy and completeness in all material respects of the representations and warranties of NNI Acquisition in the merger agreement; and

     - The performance by NNI Acquisition in all material respects of its obligations under the merger agreement which are required to be performed at or prior to the effective time.

Nostalgia may waive either or both of the foregoing conditions.

AMENDMENT; WAIVER; TERMINATION

     Amendment. The merger agreement may be amended at any time by written agreement of Nostalgia and NNI Acquisition (prior to the effective time of the merger), as applicable. An amendment to the merger agreement subsequent to adoption by stockholders of Nostalgia may not alter or change the amount or kind of consideration to be received in exchange for, or on conversion of, the common stock or the preferred stock without the approval of the holders thereof.

     Waiver. Either party to the merger agreement may extend the time for the performance of any of the obligations or other acts of the other party thereto, or waive compliance with any of the agreements or any condition to the obligations thereunder of the other party thereto, to the extent that such obligations, agreements and conditions are intended for its benefit.

     Termination. The merger may be abandoned and the merger agreement may be terminated prior to the effective time of the merger, before or after approval by the stockholders of Nostalgia, by the mutual written consent of Nostalgia and NNI Acquisition or by either party if:

     - There has been a material failure by the other party to perform any of its covenants, obligations, agreements or conditions or the other party has breached any of the representations or warranties of the merger agreement;

     - There shall be in effect any permanent injunction or action preventing the consummation of the merger; or

     - The effective time of the merger shall not have occurred by December 31, 2000.

     Upon termination of the merger agreement pursuant to its terms, the merger agreement shall become void and no longer be of any force and effect and there shall be no liability of either party to the other party to the merger agreement.

AMENDMENT NO. 1 TO MERGER AGREEMENT

     On October 4, 2000, Nostalgia and NNI Acquisition amended the merger agreement to extend until December 31, 2000 the time allowed for the parties to complete the merger before either party has the right to terminate the merger agreement.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The following are descriptions of material transactions and relationships between Nostalgia and any of its affiliates and the Concept Group, the Atlantic Video Group or their respective affiliates.

     Between 1990 and October 2000, Crown and Concept have been the principal source of Nostalgia's capital, most of which was borrowed by Concept from Atlantic Video. Crown and Concept have invested approximately $2.1 million and provided approximately $88.0 million in financing since 1994, including $15.0 million loaned by Crown to Nostalgia during the year ended December 31, 1999. Of the $88.0 million, approximately $66.5 million consists of loans from Crown and approximately $21.5 million consists of loans from Concept. On December 30, 1999, Nostalgia entered into a new promissory note with each of Crown and Concept to refinance the entire amounts of their respective loans at an annual interest rate of 8.5% and to mature on January 1, 2001. Under the terms of the new notes, Nostalgia makes monthly interest payments of $55,000 to Crown and $5,000 to Concept. The promissory notes to Crown and Concept are secured by all of the assets (other than real property, if any) of Nostalgia.

     Additionally, as of October 10, 2000, Nostalgia had issued and outstanding promissory notes to Crown in the aggregate principal amount of $11.25 million, bearing interest of approximately 8.5% to 9.5% per annum, for financing provided to Nostalgia between January 1, 2000 and October 1, 2000. The promissory notes mature on January 1, 2001. On March 22, 2000, Crown delivered to Nostalgia's outside accountants a letter representing Crown's ability and intention to provide financial support to Nostalgia throughout the remainder of 2000. Subject to the conditions set forth in the letter, Crown has agreed to provide continuing financial support to Nostalgia up to a total amount of $15.0 million (including the $11.25 million already provided) for the year 2000. The financial support will be provided on an as needed basis and may be in the form of debt or equity. To the extent that it is in the form of debt, it will not mature prior to January 1, 2001.

     During 1998, Nostalgia paid interest to Crown and Concept of $400,000 and $320,000, respectively. During 1999, Nostalgia paid interest to Crown and Concept of $655,000 and $125,000, respectively. No principal was paid by Nostalgia to either Crown or Concept during 1998 or 1999. During 1998, $1,310,005.61 and $1,105,673.69 of accrued and unpaid interest owed by Nostalgia to Crown and Concept, respectively, was recapitalized. During 1999, $5,687,286.40 and $2,371,242.83 of accrued and unpaid interest owed by Nostalgia to Crown and Concept, respectively, was recapitalized.

     Nostalgia and Atlantic Video are parties to an agreement pursuant to which Atlantic Video provides to Nostalgia certain exclusive television production, post-production and master control/uplink services and equipment and, until May 31, 2000 leased to Nostalgia 4,300 square feet of office space in Atlantic Video's Alexandria, Virginia production facilities at a monthly rent of $3,896. Under the terms of the agreement with Atlantic Video, Nostalgia is required to purchase a minimum number of hours of such services during each year at specified rates. Nostalgia has agreed to pay a minimum monthly fee of $93,000 to Atlantic Video. If Nostalgia does not actually purchase $50,000 of services in a month from Atlantic Video, the difference, up to an aggregate maximum of $75,000, subject to certain limitations, may be used as a credit against future fees. The net amount payable to Atlantic Video for these additional services with respect to 1999 was approximately $1,126,000.

     Nostalgia has utilized the facilities and services of Manhattan Center Studios, Inc. for both remote and on-site television production on an as needed basis. Until mid-1999, Manhattan Center was an affiliate of the Atlantic Video Group. During the first nine months of 1999, Nostalgia paid approximately $107,500 for such production services and facilities.

     At June 30, 2000 Nostalgia was indebted to Atlantic Video in the principal amount of $305,000 and accrued interest of approximately $383,949 pursuant to a promissory note bearing interest at the annual rate of 10.0% and which matures on March 31, 2002. The Atlantic Video note is convertible into Nostalgia senior preferred stock (which Nostalgia currently is not authorized to issue). Pursuant to a security agreement entered into between Nostalgia and Atlantic Video at the time of the execution of the Atlantic Video note Nostalgia granted Atlantic Video a security interest in (1) $150,000 in specified accounts receivable and certain other accounts and contracts and the proceeds thereof, and (2) copies of certain books and records.

Atlantic Video agreed not to perfect its security interest with respect to the Atlantic Video note provided Nostalgia was not in default thereof.

     Nostalgia's executive offices are located at 650 Massachusetts Avenue, N.W., Washington, D.C., where Nostalgia leases approximately 5,100 square feet of space from Washington Television Center Limited Partnership at a monthly rate of $12,750. Nostalgia's traffic and finance facility, consisting of approximately 4,300 square feet in Alexandria, Virginia was leased on a month-to-month basis at a monthly rate of $3,896 from Atlantic Video. As of May 31, 2000, the traffic and finance departments were relocated from the Atlantic Video production facilities to Nostalgia's executive offices. Consequently, the monthly lease payments of $3,896 have ceased. A build-out of the corporate offices is planned to facilitate the finance department's relocation and a completion date is scheduled for December 2000. At that time, lease payments for this additional space will commence at a rate of approximately $5,000 per month. All of the interest in Washington Television Center is owned by U.S. Property Development Corporation, of which Mr. Joo is an officer and a director. U.S. Property Development Corporation Washington Television Center is an affiliate of the Atlantic Video Group.

     Mr. Joo, a director of Nostalgia, is the president and chairman of the Board of Directors of each of Capital, Crown, Concept and NNI Acquisition. Mr. Joo is also an officer and chairman of the Board of Directors of Atlantic Video and a director and president of Unification Church International. Christopher A. Cates and Floyd Christofferson, directors of Nostalgia, were officers of Pyramid Video, Inc. and Potomac Television, respectively, until January 26, 1999 and October 27, 1999, respectively. Both Pyramid Video and Potomac Television are subsidiaries of Concept. Mr. Cates was also an officer of Atlantic Video until January 1999.

     Hiroshi Goto, a director of Nostalgia, is the budget director of The Washington Times, which is published by News World Communications, an affiliate of the Atlantic Video Group. Frederick W. Newton, also a director of Nostalgia, is president of Corporate Recovery Services, a company that provides consulting services to area corporations, including Capital and News World Communications. Mr. Newton is also president of Stellar Printing, Inc. and Freestate Publishing, Inc. each of which are wholly owned subsidiaries of News World Communications. Ambassador Sanchez, chairman of the Board of Directors of Nostalgia, is a vice president of News World Communications.

     On July 1, 1999, Nostalgia entered into a one year employment agreement with SQuire D. Rushnell, a director of Nostalgia, which provided that Mr. Rushnell would hold the offices of president and chief executive officer and that Nostalgia would pay Mr. Rushnell an annual base salary of $270,000. This employment agreement replaced the previous employment agreement between Nostalgia and Mr. Rushnell, which expired on May 12, 1999. The employment agreement automatically renews for one year periods unless certain notification requirements are met by either Nostalgia or Mr. Rushnell. Mr. Rushnell's annual base salary increases by 20.0% for each renewal period. Under the employment agreement, Mr. Rushnell is entitled to receive a benchmark bonus of up to $80,000, payable quarterly, if Nostalgia attains or exceeds its business plan. Mr. Rushnell received a benchmark bonus of $33,030 for 1999. The benchmark bonus increases to $100,000 for each renewal period. The employment agreement also provides for alternative benchmark bonuses under certain circumstances where some, but not all, criteria applicable to the benchmark bonus have been met. Nostalgia also has provided Mr. Rushnell with a monthly stipend of $600 for obtaining and maintaining an automobile. Mr. Rushnell is entitled to receive a severance payment of $135,000 if Nostalgia does not renew his employment agreement. The terms of Mr. Rushnell's employment agreement will continue in full force and effect if the proposed merger is completed.

     Pursuant to a letter agreement dated March 29, 1995 between Concept and Nostalgia that was signed in anticipation of a possible conversion of Nostalgia's indebtedness to Concept into equity, which debt conversion has not occurred, as of the date of such letter agreement, Nostalgia:

     - Agreed to sell at least 2,000 shares of preferred stock to Concept pursuant to the conversion;

     - Agreed not to issue additional shares of preferred stock until Concept and Nostalgia reached mutual agreement as to the price per share of the debt conversion;

     - Granted to Concept the right of first refusal with regard to the sale of in excess of 500,000 shares of common stock or 500 shares of preferred stock in the aggregate; and

     - Agreed to issue additional shares of common stock to Concept in the event of future sales of capital stock by Nostalgia to third parties at a price per share less than that agreed upon by Concept and Nostalgia for the debt conversion.

     Nostalgia leases equipment from Pyramid Video, Inc., which is a majority owned subsidiary of Concept, at the monthly rate of $2,440 and expended approximately $24,440 for the leased equipment during the year ended December 31, 1999. Mr. Joo is a director of Pyramid Video and Mr. Cates was an officer of Pyramid Video until January 26, 1999.

     On January 7, 2000, Crown and Concept transferred to NNI Acquisition all of their respective shares of common stock and preferred stock of Nostalgia in exchange for 10,000 shares of the NNI Acquisition common stock.

     On October 4, 2000, Crown transferred $500,000 to a bank account in the name of NNI Acquisition in order to fund the payment of merger consideration to Nostalgia's unaffiliated stockholders. Pursuant to a letter agreement between Crown and NNI Acquisition, Crown may demand that the funds be returned if the merger is not consummated by December 31, 2000 and that any funds in excess of those required to pay merger consideration likewise be returned.

                             BUSINESS OF NOSTALGIA

OVERVIEW

     Nostalgia operates a television programming service, GoodLife TV Network, which offers a variety of entertainment, information and lifestyle programming exemplifying traditional American culture, values and sense of community. This programming mix targets the most neglected audience on television, America's Boomer and over audience. Nostalgia was originally incorporated in Colorado in 1983. In 1987, Nostalgia changed its name from Boston Investments, Inc., and reincorporated in Delaware through a merger into a wholly-owned subsidiary.

DESCRIPTION OF BUSINESS

     The Network's programming is telecast over a network of cable television, wireless cable, satellite and video-dial-tone systems which are commonly referred to as "affiliates." Nostalgia uplinks its programming from facilities in Alexandria, Virginia to a satellite which then transmits the programming to the affiliates. Nostalgia derives revenue primarily from the sale of advertising time and from fees paid by affiliates for its programming.

AFFILIATED CABLE SYSTEMS AND SUBSCRIBERS

     The Network's programming is distributed by approximately 1,425 affiliates, from which Nostalgia derives fees, typically based upon the number of monthly subscribers in each affiliate's system. As of December 31, 1999, the Network had 9,232,523 subscribers, an increase of 19.6% from December 31, 1998, when the Network had 7,718,053 subscribers. The length of each affiliate contract varies, but generally ranges from three to five years. Certain of the Network's affiliate contracts have expired and carriage is currently provided on a month-to-month basis. Many of these affiliates have declined to enter into new contracts until their plans for channel expansion are completed. During 1999, Nostalgia had revenues of approximately $2,089,466 from affiliate fees. Three multiple system operator affiliates accounted for approximately 18.0%, 16.0% and 10.0% of affiliate revenue for the year ended December 31, 1999. These multiple system operators are Time Warner Cable, NCTC -- National Cable Television Cooperative and AT&T Bis, respectively. Nostalgia currently does not have long-term contracts with these three affiliates. Marketplace condition trends are resulting in a smaller number of multiple systems operators. Nostalgia does not believe that the consolidation of cable operators has a direct effect on day-to-day operations. As cable systems are acquired, any existing agreements verbal or written would remain in effect.

     Each affiliate has a limited number of "channels" over which programming can be distributed to its subscribers. The must carry/retransmission consent provisions of the Cable Act of 1992 caused affiliates to increase the number of channels allocated to broadcasters and affiliates of broadcasters, resulting in a corresponding decrease in the number of channels available to independent networks such as the Network. As a result of intense competition among cable networks for this reduced number of channels, Nostalgia's per subscriber fees from affiliates have declined and may continue to decline as small networks, and particularly those unaffiliated with the major multiple system cable operators, such as the Network, now are required to make payments to the cable operators and waive or not require per subscriber fees to be paid to them to obtain carriage.

ADVERTISING

     Nostalgia also derives revenues from the sale of advertising, receiving fees for approximately, on average, ten minutes of advertising time per hour of programming, with an additional two minutes of each hour of programming reserved for the use of affiliates. Nostalgia also derives advertising revenue from the sale of time for infomercials, which are program length advertisements, and from programming sponsorship and home shopping revenue sharing arrangements. In 1999, Nostalgia redirected its focus from national spot advertising to direct response and infomercial advertising, and, accordingly, has reduced its reliance on and use of Nielsen ratings. Since direct response and infomercial advertising rates are based on per inquiry or response performance rather than audience ratings, from a business and financial perspective, continued reliance on and payment for such rating service is not necessary. During 1999, Nostalgia derived revenues of $3,288,663 from advertising.

PROGRAMMING

     The Network has continued to expand and improve its original programming. The following are descriptions of programs aired on the Network during 1999.

  GTV DanceSport (Original)

     Competition dancing has become one of the fastest growing trends in the United States. Through its exclusive agreement with DanceSport America, the Network covers major dance competitions, including the national championships in Miami. This exciting program showcases not only the champions in each class, but also provides insight into the techniques and fine points of competition.

  Cafe DuArt (Original)

     Renowned impressionist/comedian Louise DuArt serves as the owner/hostess of a New York cabaret club where a wide variety of famous guests interact with the club's staff in comedic settings. Musical variety acts are intertwined in the comedic setting to provide a well balanced source of entertainment.

  The Real Me Autobiographies (Original)

     Set in a casual atmosphere, The Real Me Autobiographies provides a unique insight into the lives and significant influences of its guest hosts as they tell their own stories in their own words.

  American Couples (Original Pilot)

     Hosted by Nancy Glass, American Couples is an hour long show which celebrates the family values, love, commitment and partnership of famous couples.

  Heroes & Sheroes (Original Pilot)

     Heroes & Sheroes profiles ordinary men and women who have performed heroic tasks for the benefit of their fellow man.

  American Families (Original Elements began airing in January 2000)

     American Families spotlights regular families discussing contemporary solutions to issues raised in episodes of classic family programs of Ozzie & Harriet and Make Room for Daddy.

  Cookbook Cooking with Christopher Kent (Original)

     This program features the Network's Flea Market Movie host, Christopher Kent, who also is an accomplished chef, preparing dishes from famous cookbooks.

  The Bull & The Bear (Original)

     The "Siskel and Ebert" of Wall Street, hosts Llewellyn King and Linda Gasperillo, answer viewer calls to provide unique insight into stocks and investment opportunities.

  More Money with The Dolans (Original)

     Ken and Daria Dolan, "the first family of finance," present a one hour televised version of their nationally syndicated daily radio program on money issues. On More Money with The Dolans, Network viewers can call in questions to Ken and Daria about retirement plans, investment and tax strategies, saving money for college and how to get a good buy on a new car.

  Flea Market Movie (Original Elements)

     The Network has added short segments to every commercial break in its movies where its collectibles aficionado, Christopher Kent, dispenses his wit and wisdom about all sorts of collectable items. In these short interstitials, viewers can learn about the value of various collectibles. Additionally, viewers can call to discuss or send in pictures of items for Christopher to appraise.

  American Soldier (Original Elements)

     Interviews with veterans, focusing on their wartime experiences, are wrapped around three classic dramatic television shows. The shows, which the Network has licensed for two years, are Combat!, Twelve O'clock High and Garrison's Gorillas. The programs and their wrap around elements are part of a weekday and weekend block entitled American Soldier.

  GTV Variety Hour

     The GTV Variety Hour features classic variety programs such as Tony Orlando and Dawn, Leslie Uggams and Dean Jones which were purchased by the Network.

  Acquired Programming

     Off-network series airing on the Network include The Love Boat and Bonanza.

  Dual Language Programming

     In an effort to provide service to a broader community of viewers, the Network commenced airing dual language programming during 1997. Found on the SAP channel, where available, the Network provides Spanish language versions of The Love Boat.

  Programming for the Visually Impaired

     The Company has had a significant and mutually beneficial relationship with the Narrative Television Network (NTN). Found on the SAP channel, where available, these narrative tracks of certain Network programming provide descriptive narratives of the on-screen action to allow visually impaired viewers to better understand and account for noises and actions they cannot see.

FINANCIAL INFORMATION

     During 1999, the Network continued to focus on rebuilding and rebranding its programming. In an effort to differentiate itself from its many competitors, and in response to comments from cable system operators, Nostalgia continued its efforts to increase original programming.

     Nostalgia also continued its efforts to grow its subscriber base. As of December 31, 1999 the Network had 9,232,523 subscribers, compared to 7,718,053 subscribers at December 31, 1998. The Service Transmission Agreement between Nostalgia and National Digital Television Center providing for digital distribution of the Network's signal through the Headend in the Sky program
(HITS) contributed significantly to Nostalgia's increase in subscribers. As the cable industry has moved to upgrade its local existing plant and facilities with digital distribution technology, nationwide digital distribution such as HITS is increasingly important to and the basis for most of the potential growth in subscribers available to the Network.

     Nostalgia also continued its analysis of, and efforts to seek, a strategic alliance. Nostalgia has had contact with several possible strategic partners, but no serious discussions have occurred. There can be no assurance that Nostalgia will be able to obtain a strategic partner, or that any strategic partner will be willing to invest the sums required by Nostalgia in order to continue to grow the Network's subscriber base. It is anticipated that, following the merger, the business and operations of Nostalgia will be continued substantially as currently conducted for the immediate future. Crown and Concept have informed Nostalgia that they intend to reevaluate the business and operations of Nostalgia following the merger and take such actions with respect to the future business and operations of Nostalgia as they deem appropriate. Although there are no definitive plans or agreements in place, Crown and Concept may cause Nostalgia to enter into joint ventures or other agreements with other business entities after the merger.

     In March 1999, to more closely align its sales and marketing activities, Nostalgia determined to consolidate these efforts at its headquarters in Washington, D.C. and closed its Englewood, Colorado and Ft. Washington, Pennsylvania offices, resulting in a reduction of its staffing levels by eleven positions.

     For a description of the revenue obtained by Nostalgia from external customers and Nostalgia's loss and total assets, see Nostalgia's audited financial statements for the fiscal year ended December 31, 1999 and the Notes to the financial statements which are included in this proxy statement.

     Financing for the Network has previously been provided by Concept and Crown. Crown loaned to Nostalgia $15.0 million in 1999 and $10.0 million in the first nine months of 2000.

PATENTS, TRADEMARKS, LICENSES

     Nostalgia neither holds nor depends on any material patent, trademark, license, franchise or concession except for its trademarks "Nostalgia Channel" and "Nostalgia Television." In 1998, Nostalgia licensed the right to use "GoodLife TV Network" from Scripps Howard Broadcasting Company for ten years.

COMPETITION

     There is intense competition among providers of programming via cable television, direct broadcast satellite (DBS) and other video delivery systems. The Network competes with other programmers for access to limited channel space on affiliates and for viewers; for advertising revenues with other cable networks, broadcast television, radio and print media; and more generally, with various other leisure-time activities such as home video, movies, the internet and other forms of information and entertainment.

     A number of basic networks (such as USA Network, American Movie Classics and Turner Network Television), pay television networks (such as The Disney Channel) and superstations (such as WOR and WGN) provide programming directed towards various sub-groups which are included in the Network's target audience. Most providers of these programming services are comprised of a group of programming services or are affiliated with cable system operators or motion picture studios, and may enjoy advantages that independent services, such as the Network, do not. Many of the Network's competitors have substantially greater financial and other resources than the Network.

     Technological advances over the next five years, such as digital compression technology, which will allow cable systems to expand channel capacity, and the development of fiber optic cable, which has the capacity to carry a much greater number of channels than coaxial cable, are expected to increase the number of available channels. Nostalgia believes that the increase in the number of channels will both reduce competition for access to channel space and increase competition for viewers. There can be no assurance as to when technological advances will be commercially implemented to increase significantly overall channel capacity.

     Many of Nostalgia's competitors pay cable systems, DBS and other video delivery systems a significant upfront "per subscriber" fee. This fee may act as an incentive to a system to carry a certain network because it will receive fees based upon the number of subscribers to that system. Nostalgia pays some competitive, upfront fees, but only in circumstances judged to be most beneficial in terms of launch opportunities. Nostalgia has relied more on waiver of future fees to be paid to the Network by its affiliates, and on quality original programming and other branding efforts to distinguish the Network from its competitors and, thereby, provide a substantive reason for cable systems to choose the Network for carriage. While this determination may have, in the short term, an adverse impact on the Network's ability to gain carriage, Nostalgia believes it is the most appropriate way to maximize the value and impact of Nostalgia's financial resources. Nostalgia also is actively engaged in efforts to review and identify potential strategic alliance partners that could provide support to Nostalgia's efforts to increase its subscriber base. By obtaining strategic alliances with one or more cable system operators, the Network could recognize an immediate increase in the subscriber base, thus in turn increasing both affiliate and advertising revenues.

GOVERNMENT REGULATION

     The Telecommunications Act of 1996, among other things, repealed statutory provisions and regulations of the Federal Communications Commission (FCC) that prohibited telephone companies from operating cable television or other multi-channel distribution systems in areas in which those companies offer telephone service and restricted the ability of such telephone companies to produce, acquire an interest in, or distribute programming in which they have an interest. The Telecommunications Act of 1996 limits the ability of telephone companies to purchase existing cable systems, but otherwise imposes minimal constraints upon their entry into multi-channel video distribution and program production. Pursuant to the Telecommunications Act of 1996, the FCC has extended to common carriers the regulations imposed upon traditional cable systems by the Cable Television Consumer Protection and Competition Act of 1992. These regulations are intended to prevent telephone companies from favoring program services in which they have an interest and from unreasonably denying access to unaffiliated programmers.

     The Telecommunications Act of 1996 also significantly relaxed multiple ownership and other restrictions imposed by FCC rules on traditional over-the-air broadcast stations and television networks, such as CBS, NBC, ABC, and Fox. The Telecommunications Act of 1996 required the FCC to adopt rules which allow the traditional networks to operate more than one television network, except that, absent rulemaking by the FCC, none of the four largest networks are permitted to merge with any of the other four or with either of the two "emerging networks" (Time Warner's WB Network and the United Paramount Network). Under the statute, companies that own and operate television broadcast networks also will be permitted to own and operate cable television systems, subject to certain safeguards designed to prevent discrimination against unaffiliated program service providers.

     The Telecommunications Act of 1996 also modified, to a limited extent, the system of rate regulation imposed upon traditional cable operators pursuant to the Cable Television Act of 1992. Under the Telecommunications Act of 1996, rate regulation by the FCC of the upper tiers of service (where the Network typically is carried) expired on March 31, 1999. Basic service, which cable operators are required to offer to all subscribers, remains subject to rate regulation in communities in which the cable system is not subject to "effective competition." The institution of an alternative multi-channel video distribution system by a telephone company serving substantially the same area as the cable system is deemed to constitute "effective competition" under the Telecommunications Act of 1996.

     The Telecommunications Act of 1996 did not alter the "must carry" and "retransmission consent" requirements of the Cable Television Act of 1992. These provisions, coupled with rate regulation, have forced cable systems to increase the number of channels carrying broadcast or broadcaster-affiliated channels, causing a corresponding decrease in the number of channels available to satellite distributed networks such as the Network. In the past, the Network has lost carriage on cable systems because the system needed to reassign the channel used by the Network either to comply with the Cable Television Act of 1992 must carry provisions or to fulfill a contractual obligation to a broadcaster arising out of the "retransmission consent" requirements of the Cable Television Act of 1992. Broadcasters are urging the FCC to apply "must carry" obligations to broadcasters' transmission of digital television signals on a second assigned channel. While the FCC thus far has declined to act on these requests, the imposition of additional "must carry" obligations could significantly restrict the availability of channels for cable services, including the Network. Similarly, cable companies' decision to allocate limited cable capacity to Internet and other data services could adversely affect channel availability, particularly if cable operators should be obliged by law or regulation to offer "open access" to their cable capacity for competing providers of internet/data services. On the other hand, the construction of higher capacity systems to permit the offering of internet/data services greatly expands the cable capacity and may aid the Network's ability to gain access to such rebuilt cable systems. In addition, the end of upper tier rate regulations on March 31, 1999 removed a significant constraint on cable company revenues which may further encourage cable operators to invest in new facilities that will accommodate additional programming to the benefit of the Network.

     Nostalgia is unable to predict what effect, if any, these legislative and regulatory changes will have on its operations or finances. In general, Nostalgia believes that the relaxation of rate regulation and the introduction of competition in the multi-channel distribution business will improve Nostalgia's ability to obtain carriage of the Network in markets in which the service is not now available and will have a favorable effect on affiliate subscriber fees earned by the Network. The entry of telephone companies into the program production business and the relaxation of existing constraints on broadcast stations and traditional broadcast networks are expected to increase the competition the Network already faces for advertising revenues and audiences.

EMPLOYEES

     On December 31, 1999, Nostalgia had a total of 27 full-time, non-union employees. On March 2, 1999, Nostalgia announced its determination to consolidate the Network's sales and marketing staffs at its headquarters in Washington, DC, resulting in a reduction of its staffing levels by eleven positions. Nostalgia has experienced no work stoppage, is not a party to any collective bargaining agreements and believes that it enjoys good relations with its current employees.

DIRECTORS AND EXECUTIVE OFFICERS

  Directors

     Christopher Cates is currently president and chief executive officer of MediaComm, a teleproduction facility located in Charlotte, N.C. From February 1998 to February 1999, Mr. Cates served as senior vice president of corporate development of Atlantic Video, which is engaged in the production and recording of videotapes, the provision of post-production services and related activities. Mr. Cates served as vice president/ general manager of Atlantic Video from July 1989 to January 1998. From March 1992 to January 1998, he also served as president of Pyramid Video, which is engaged in satellite transmission services, the production and recording of videotapes, the provision of post-production services and related activities. Mr. Cates' business address is 9700 Southern Pines Boulevard, Charlotte, North Carolina 28273. Mr. Cates is a citizen of the United States.

     Floyd Christofferson has served as president and chief executive officer of Potomac Television Communications, Inc. from April 1997 to October 1999. From November 1994 to April 1997, Mr. Christofferson served as president of Manhattan Center Studios, a multimedia group which at the time was an affiliate of the Atlantic Video Group. Mr. Christofferson's business address is 245 Henbree Park Drive, Suite 100, Roswell, Georgia 30076. Mr. Christofferson is a citizen of the United States.

     Dianne M. Faure is an attorney in private practice and, since October 1989, has worked in the areas of health care, insurance and contract law. During this time, she also has served as a board member to numerous civic and nonprofit associations. Ms. Faure's business address is 15100 Candytuft Lane, Rockville, Maryland 20853. Ms. Faure is a citizen of the United States.

     Hiroshi Goto has served as the budget director of The Washington Times since August 1997. From September 1986 through July 1997, Mr. Goto served in various capacities at Washington Times, including finance manager, assistant finance manager and internal auditor. The Washington Times newspaper is published by News World Communications, an affiliate of the Atlantic Video Group. Mr. Goto's business address is 3600 New York Avenue, N.E., Washington, D.C. 20002. Mr. Goto is a citizen of Japan.

     Dong Moon Joo's primary employment since 1992 has been as president of News World Communications. Mr. Joo's business address is 3600 New York Avenue, N.E., Washington, D.C. 20002. Mr. Joo is a citizen of the United States.

     Since 1985, S. Robert Lichter has served as president of the Center for Media and Public Affairs, a nonpartisan, nonprofit research organization that analyzes how news and entertainment media treat social and political issues, and Statistical Assessment Service, a nonprofit research organization. Dr. Lichter is currently an adjunct professor of government at Georgetown University. Dr. Lichter's business address is 2100 L Street, N.W., Suite 300, Washington, D.C. 20037. Dr. Lichter is a citizen of the United States.

     Since 1987, Frederick W. Newton has served as president of Corporate Recovery Inc., which provides consulting services to area corporations, including News World Communications. Mr. Newton has served as president of Stellar Printing Inc., since 1989, and as president of Freestate Publishing Inc., which publishes a community newspaper, since 1993. Both Stellar Printing and Freestate Publishing are wholly owned subsidiaries of News World Communications. Mr. Newton's business address is 10 Dale Drive, Rockville, Maryland 20850. Mr. Newton is a citizen of the United States.

     Since June 1996, SQuire D. Rushnell has served as Nostalgia's president and chief executive officer. From August 1995 to December 1995, Mr. Rushnell was president and co-founder of Our Time Television, Inc., a cable television network targeted to emerging baby boomers. From January 1990 to March 1996, Mr. Rushnell served as president of Rushnell Communications and Publishing, Inc., producing programming for broadcast networks and syndication. Mr. Rushnell's business address is 650 Massachusetts Avenue, N.W., Suite 200, Washington, D.C. 20001. Mr. Rushnell is a citizen of the United States.

     Ambassador Phillip Sanchez has served since February 1987 as vice president of News World Communications, which publishes numerous newspapers and periodicals, including Noticias Del Mundo, a national Spanish-language daily newspaper, and Tiempos Del Mundo, a Spanish-language weekly newspaper published throughout the western hemisphere. Ambassador Sanchez currently is the publisher of Noticias Del Mundo and Tiempos del Mundo. Ambassador Sanchez is the chairman of the Board of Trustees of the National Hispanic University (San Jose, California), and serves on the Board of Trustees of the Educational Foundation of the Americas, and of the University of Bridgeport (Bridgeport, Connecticut). Ambassador Sanchez's business address is 3600 New York Avenue, N.E., Washington, D.C. 20002. Ambassador Sanchez is a citizen of the United States.

     Since June 1995, Robert J. Wussler has served as president and chief executive officer of Affiliate Enterprises, Inc., a television syndication company. Mr. Wussler also has served as chairman of the Board of Directors and chief executive officer of U.S. Digital Communications, Inc., which specializes in internet broadcasting services and satellite technology, since May 1998, and as president and chief executive officer of The Wussler Group, a worldwide media consulting group, since February 1992. Mr. Wussler's business address is 2 Wisconsin Circle, Suite 700, Chevy Chase, Maryland 20815. Mr. Wussler is a citizen of the United States.

  Executive Officers

     Willard R. Nichols currently serves as vice president, general counsel and secretary of Nostalgia. Mr. Nichols served as general counsel and secretary from May 1997 to June 1998. He has served as a vice president of Nostalgia since his election by the Board of Directors to that position in June 1998. Prior to his service with Nostalgia, Mr. Nichols was an attorney in private practice engaged in domestic and international telecommunications consulting. He also served for the calendar year 1995 as executive vice president and managing director of UTAM, Inc. Mr. Nichols' business address is 650 Massachusetts Avenue, N.W., Suite 200, Washington, D.C. 20001. Mr. Nichols is a citizen of the United States.

     Diane C. Fuller currently serves as chief financial officer and treasurer of Nostalgia. Ms. Fuller has served as treasurer of Nostalgia since her election to that position by the Board of Directors in March 1999. She has served as chief financial officer of Nostalgia since December 1999. From July 1990 to February 1999, Ms. Fuller served in various capacities with Nostalgia, including assistant controller. Ms. Fuller's business address is 650 Massachusetts Avenue, N.W., Suite 200, Washington, D.C. 20001. Ms. Fuller is a citizen of the United States.

     To the knowledge of Nostalgia, during the last five years, none of Messrs. Cates, Christofferson, Goto, Joo, Newton, Rushnell, Wussler or Nichols, or Dr. Lichter, Ambassador Sanchez, Ms. Faure or Ms. Fuller has been convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and, as a result of such proceeding, was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, Federal or state securities laws or finding any violation with respect to such laws.

PROPERTIES

     Nostalgia's executive offices are located at 650 Massachusetts Avenue, N.W., Washington, D.C., where Nostalgia leases, at a monthly rate of $12,750, approximately 5,100 square feet of office space and 900 square feet of storage space from Washington Television Center Limited Partnership, which is controlled by a subsidiary of U.S. Property Development Corporation, of which Mr. Joo is an officer and a director. U.S. Property Development Corporation is an affiliate of the Atlantic Video Group. See "CERTAIN TRANSACTIONS AND RELATIONSHIPS."

     Nostalgia's traffic and finance facility, consisting of approximately 4,300 square feet in Alexandria, Virginia, was leased on a month-to-month basis at a monthly rate of $3,896 from Atlantic Video. As of May 31, 2000, the traffic and finance departments were relocated from the Atlantic Video production facilities to Nostalgia's corporate offices in the District of Columbia. Consequently, the monthly lease payments of $3,896 have ceased. A build-out of the corporate offices is planned to facilitate the finance department's relocation and completion is scheduled for December 2000. At that time, lease payments for this additional space will commence at a rate of approximately $5,000 per month. See "CERTAIN TRANSACTIONS AND RELATIONSHIPS."

LEGAL PROCEEDINGS

     Roger M. Rosenberg, et al. v. Sam Oolie, et al. On or about September 29, 1989, an action was commenced in the Delaware Court of Chancery for New Castle County. Nostalgia was a nominal defendant for purposes of the derivative claims asserted. The claim alleged that certain former directors of Nostalgia breached their fiduciary duties to Nostalgia and its stockholders in connection with the consideration and negotiation of several proposals by third parties to purchase some or all of Nostalgia's common stock. On June 23, 1997 the Delaware court of Chancery granted summary judgment in favor of the defendants, including Nostalgia, on all but one class claim. On May 24, 2000 the Court of Chancery granted summary judgment in favor of the defendants on the remaining claim. Nostalgia is required to indemnify those former directors of Nostalgia and to pay their costs of defense.

     The Marlin Entertainment Group, Ltd. v. The Nostalgia Network, Inc. and Jay Garfinkel. On February 8, 2000, a complaint was filed in the United States District Court for the Southern District of New York making claims against Nostalgia for breach of contract, interference with contractual relations, business disparagement and injurious falsehood. The relief sought in this action is in the aggregate approximately $5,750,000. Nostalgia believes the allegations of the complaint are without merit, intends to vigorously defend all claims and has filed a counterclaim for damages against the plaintiff. On August 17, 2000, an order was entered by the court dismissing all claims as against Jay Garfinkel and on September 14, 2000, a Stipulation of Partial Dismissal was agreed to by the parties dismissing those claims referencing interference with contractual relations, business disparagement and injurious falsehood as against Nostalgia. Nostalgia does not believe that this matter will have a material adverse effect on Nostalgia's financial condition or results of operations.

                            SELECTED FINANCIAL DATA

     The following is a summary of selected financial data for Nostalgia for each of the last five fiscal years.

                                       1999            1998           1997           1996          1995
                                   -------------   ------------   ------------   ------------   -----------
Number of Subscribers............      9,232,523      7,718,000      7,060,000      7,694,000     8,905,000
BALANCE SHEET DATA
         Total Assets............  $  12,723,094   $ 12,979,711   $ 16,997,972   $ 17,486,702   $23,955,541
Long Term Obligations............     88,551,527     66,664,879     45,989,547     28,202,711    22,881,635
Stockholders' Deficit............    (82,596,278)   (61,403,423)   (38,352,747)   (19,464,221)   (7,522,733)
INCOME STATEMENT DATA
Affiliate Sales Revenue..........      2,089,466      2,530,714      2,579,376      3,850,745     4,205,324
Advertising Sales Revenue........      3,288,663      2,965,896      4,474,597      5,652,938     5,812,663
Other Revenue....................         41,648         34,750        124,960                    1,248,898
         Total Operating
           Revenues..............      5,419,777      5,531,360      7,178,933      9,503,683    11,266,885
Operating Expenses...............     20,694,728     24,058,635     23,467,791     20,394,940    20,260,931
Loss From Operations.............    (15,274,951)   (18,527,275)   (16,288,858)   (10,891,257)   (8,994,046)
Net Loss.........................    (21,192,925)   (23,050,676)   (18,888,526)   (11,941,488)   (9,476,367)
Net Loss Per Common Share --
  Basic and Diluted..............          (1.05)         (1.14)         (0.93)         (0.59)        (0.47)

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

  General Comments

     Nostalgia's most important asset is its subscriber base. Substantially all of Nostalgia's revenues are a function of its subscriber base. Affiliate revenue is measured directly by the number of Nostalgia's subscribers. Advertising revenue is based on viewership, which is a product of the number of subscribers. Over the past few years, competition for subscribers among television networks like the Network has increased dramatically. In part, this has been the result of technological advances promising greatly expanded channel capacity that has been repeatedly delayed. Technological advances have inspired the creation of many new programming services, but the expanded capacity to carry those services is not yet available. Compounding the effects of this technological bottleneck was the Cable Television Consumer Protection and Competition Act of 1992, which had the effect of allocating already scarce cable capacity to the owners of broadcast television channels. The Cable Act of 1992 instituted the "must carry" provisions which gave broadcasters, some of whose programming was of little interest to cable subscribers, the right to demand carriage on local cable systems. In many cases, cable operators had to discontinue carriage of network services like that provided by Nostalgia in order to carry such broadcast channels. To those broadcasters whose programming was of interest to cable subscribers, the Cable Act of 1992 gave the right to demand payment for their programming (the "retransmission consent" provisions). In lieu of cash payments, the cable operators gave channel capacity to non-broadcast programming services affiliated with these broadcasters. In many cases, services like that provided by Nostalgia were dropped to make room for affiliates of broadcasters. Despite these changes, Nostalgia's subscriber base increased from 7,718,053 at December 31, 1998 to 9,232,523 at December 31, 1999, although the subscriber base is still below 1993 levels. Until such time as channel capacity increases significantly, Nostalgia will remain vulnerable to subscriber declines. Nostalgia believes that Baby Boomer and older adults are a valuable market which currently is not being served by any other network. Government statistics show that this demographic is the fastest growing demographic segment and will account for 30.0% of the population in 2000. As the technological front continues to change, Nostalgia believes that its best approach is to brand further the Network and build consumer awareness of the Network. In furtherance of this goal, Nostalgia is actively pursuing development of new original programming specifically targeted to Boomers and over which will be unique to the Network. Nostalgia believes that investment in the Network's programming and consumer awareness will provide a greater long-term benefit than diverting funds for short-term launch opportunities. Nostalgia's revenues, ratings and subscriber base have not risen in proportion to the costs of production of Nostalgia's original programming. Nostalgia will continue to invest in original programming in an attempt to increase subscribers to a point where revenues will exceed expenditures, but there can be no assurance that such a point will be achieved or that Nostalgia will be able to obtain financing for such expenditures.

  Nine months ended September 30, 2000 compared to nine months ended September 30, 1999

  Results of Operations

     Total revenues increased $352,386, or 8.92% (from $3,948,917 to $4,301,303)
for the nine months ended September 30, 2000 (the "2000 Period") as compared with the nine months ended September 30, 1999 (the "1999 Period") and decreased $27,064, or 2.18% (from $1,239,026 to $1,211,962) for the three months ended
September 30, 2000 (the "2000 Quarter") as compared with the three months ended September 30, 1999 (the "1999 Quarter"). The increase in revenues for the 2000 Period was primarily a result of selling available radio spot airtime of which a portion was acquired in 1999.

     Overall advertising revenues increased $485,278 or 21.41% (from $2,267,090 to $2,752,368) for the 2000 Period and decreased $9,927, or 1.38% (from $720,754 to $710,827) for the 2000 Quarter. Infomercial sales decreased $418,515, or 50.21% (from $833,465 to $414,950) for the 2000 Period and decreased $6,005, or
4.27% (from $140,732 to $134,727) for the 2000 Quarter. The decrease in Infomercial revenue is due to Nostalgia's decision to shift from selling Infomercial time during the overnight block to selling Nested Programs, which combine all of the available time during the overnights and allows Nostalgia to sell it as a block of time designated for Nested Programs. Revenue from Nested Programs, which are included in conventional advertising increased $754,466, for the 2000 Period and $29,464 for the 2000 Quarter. Conventional advertising increased $4,855 or .39% (from $1,233,396 to $1,238,251) for the 2000 Period and decreased
$161,621, or 43.26% (from $373,586 to $211,965) for the 2000 Quarter. Other revenue increased by $144,472, or 110.06% (from $(131,270) to $13,202) for the
2000 Period and increased by $128,235, or 102.54% (from $(125,063) to $3,172)
for the 2000 Quarter.

     Affiliate revenues decreased by $132,892, or 7.90% (from $1,681,827 to $1,548,935) for the 2000 Period and decreased by $17,137, or 3.31% (from $518,272 to $501,135) for the 2000 Quarter. This was primarily as a result of renegotiated contracts of affiliate customers who had dropped the service. The length of each affiliate contract varies, but generally ranges from three to five years. Certain of Nostalgia's affiliate contracts have expired and carriage currently is provided on a month-to-month basis. Many of these affiliates have declined to enter into new contracts until their plans for channel expansion are completed. As a result of intense competition among cable networks for this reduced number of channels, Nostalgia's per subscriber fees from affiliates may decline.

     Nostalgia believes that baby boomer and older adults are a valuable market, which currently is not being served by any other network. Government statistics show that this demographic is the fastest growing demographic segment and will account for 30% of the population in 2000. As the technological front continues to change, Nostalgia believes its best approach is to further brand and build consumer awareness of the Network. In furtherance of this goal, Nostalgia is actively pursuing development of new original programming specifically targeted to boomers and over which will be unique to the Network. Nostalgia believes that investment in the Network's programming and consumer awareness will provide a greater long-term benefit than diverting funds for short-term launch opportunities.

     Operating expenses decreased $2,015,747, or 13.07% (from $15,428,429 to $13,412,682) for the 2000 Period and decreased $916,967, or 18.51% (from
$4,954,919 to $4,037,952) for the 2000 Quarter. The decrease for the 2000 Period was primarily a result of a decrease in sales and marketing costs of $1,150,229, or 43.48% (from $2,645,641 to $1,495,412), a decrease in programming amortization costs of $861,056, or 13.21% (from $6,516,270 to $5,655,214), a decrease in finance and administrative costs of $87,504, or 3.34%. These decreases were offset by an increase in programming, production and transmission costs of $83,042, or 2.28% (from $3,643,449 to $3,726,491). The decrease for the
2000 Quarter was primarily the result of a decrease in programming amortization of $668,595, or 29.39% (from $2,275,208 to $1,606,613, a decrease in sales and marketing costs of $451,089, or 54.42% (from $828,930 to $377,841), a decrease in finance, general and administrative costs of $16,247, or 2.14% (from $758,967 to $742,720). These decreases were offset by an increase in production and transmission costs of $218,964, or 20.06% (from $1,091,814 to $1,310,778).

     Programming, production and transmission costs, net of $5,655,214 and $1,606,613 in programming amortization costs for the 2000 Period and the 2000 Quarter increased by $83,042, or 2.28% (from $3,643,449 to $3,726,491) for the
2000 Period and increased by $218,964, or 20.06% (from $1,091,814 to $1,310,778)
for the 2000 Quarter. The increase is a result of increased programming costs of $755,032, or 27.68% (from $2,727,720 to $3,482,752) for the 2000 Period, and an increase of $442,479 or 44.39% (from $996,745 to $1,439,224) for the 2000
Quarter, an increase in transmission costs of $255,869, or 10.20% (from $2,507,717 to $2,763,586) for the 2000 Period, and an increase of $109,637, or
12.73% (from $861,555 to $971,192) for the 2000 Quarter. These increases were offset by decreases in production and traffic costs of $27,954, or 7.85% (from $356,093 to $328,139) for the 2000 Period, and a decrease of $829, or .77% (from $107,918 to $107,089) for the 2000 Quarter. Programming amortization costs decreased by $861,056 or 13.21% (from $6,516,270 to $5,655,214) for the 2000
Period and decreased $668,595 or 29.39% (from $2,275,208 to $1,606,613) for the
2000 Quarter primarily as a result of changes in the Network's programming lineup and programming contracts. Nostalgia expects to incur additional increases in future programming and studio production costs as a consequence of the Network's programming initiatives and the creation of new original programs. These additional future expenditures will adversely impact Nostalgia's results of operations in the short-term; however, management believes they are critical to Nostalgia's long-term survival and growth.

     Nostalgia continues its schedule of new and original productions in 2000, including the following programs: GTV DanceSport, which spotlights a rapidly growing trend in America, ballroom and performance dancing, which is slated to become a recognized Olympic sport; American Couples, hosted by esteemed television journalist Nancy Glass, which is an hour long show celebrating the family values, love, commitment and partnership of famous couples; Heroes & Sheroes, which profiles ordinary men and women who have performed heroic tasks for the benefit of their fellow man; American Families hosted by Nancy Glass, which is a unique series that juxtaposes members of contemporary families against the classic TV families of The Adventures of Ozzie and Harriet and Make Room for Daddy and references how today's parents and children deal with age-old issues confronting Ozzie Nelson and Danny Thomas; Flea Market Movie, where collectibles aficionado, Christopher Kent, appraises viewer's attic treasures during movie breaks; The Cookbook Show which features the Network's Flea Market Movie host, Christopher Kent, who also is an accomplished chef, preparing dishes from famous cookbooks; More Money with the Dolans, starring Ken and Daria Dolan, the "first family of finance," which provides an entertaining program on money issues; The Bull and the Bear, which features stock market reports by a "Siskel and Ebert" type pair of hosts, Llewellyn King and Linda Gasparello; The Real Me Autobiographies, which are true stories of famous people told in their own words; and American Soldier, which features interviews with World War II veterans as wraparounds to the dramatic series, Combat!, Garrison's Gorillas and 12 O'clock High.

     Sales and marketing expenses decreased by $1,150,229, or 43.48% (from $2,645,641 to $1,495,412) for the 2000 Period and decreased $451,089, or 54.42%
(from $828,930 to $377,841) for the 2000 Quarter primarily as a result of decreases in salaries and wages of $207,210, or 22.19% (from $933,888 to $726,678) for the 2000 Period and decreased by $7,122, or 2.88% (from $247,619 to $240,497) for the 2000 Quarter. Marketing allowance decreased by $423,839, or 116.37% (from $364,228 to $(59,611)) for the 2000 Period and decreased $284,679, or 190.63% (from $149,336 to $(135,343)) for the 2000 Quarter as a result of renegotiated contracts of affiliate customers who had dropped the service. Professional fees decreased by $275,838, or 65.45% (from $421,477 to $145,639) for the 2000 Period and decreased by $95,581, or 72.07% (from $132,620 to $37,039) for the 2000 Quarter, primarily as a result of reduced expenditures on the Network's affinity and new media efforts, as well as bringing the Network's public relations operations in house.

     Finance, general and administrative costs decreased by $87,504, or 3.34% (from $2,623,069 to $2,535,565) for the 2000 Period and decreased by $16,247, or 2.14% (from $758,967 to $742,720) for the 2000 Quarter. This decrease was primarily as a result of a decrease in consolidation and retention costs of $130,623, 36.33% (from $359,518 to $228,895) for the 2000 Period and a decrease of $13,070, or 13.99% (from $93,394 to $80,324) for the 2000 Quarter. This increase was offset partially by an increase in legal and professional fees of $114,743, or 48.39% (from $237,123 to $351,866) for the 2000 Period and a decrease of $9,682, or 18.48% (from $52,397 to $42,715) for the 2000 Quarter.

     As a result of increased revenues ($352,386); decreased programming amortization costs ($861,056); decreased sales and marketing costs ($1,150,229); decreased finance, general and administrative costs ($87,504); offset by increased programming, production and transmission costs ($83,042), Nostalgia's loss from operations decreased $2,368,133, or 20.63% (from $11,479,512 to $9,111,379) for the 2000 Period. As a result of decreased revenues ($27,064); increased programming, production and transmission costs ($218,964); offset by decreases in programming amortization ($668,595); decreased sales and marketing costs ($451,089); decreased finance, general and administrative costs ($16,247), Nostalgia's loss from operations decreased $889,903, or 23.95% (from $3,715,893 to $2,825,990) for the 2000 Quarter.

     Other income/expense increased $1,539,736 or 35.15% (from $4,380,023 to $5,919,759) for the 2000 Period and increased $594,039, or 39.69% (from
$1,496,752 to $2,090,791) for the 2000 Quarter, primarily as a result of interest on outstanding debt.

  Liquidity and Capital Resources

     Cash increased for the 2000 Period (from $674,177 to $1,380,768), principally due to $11,250,000 in financing received during the 2000 Period, offset by cash outlays to cover operating losses and repayments of certain debts. Working capital decreased in the 2000 Period (from $1,952,296 to $1,950,820) principally as a result of a decrease in programming and cablecast rights. Cablecast rights have decreased by $2,630,939, or 26.08%, in the 2000 Period as a result of amortization of the Network's investment in its primetime line-up. Total liabilities increased primarily due to $11,250,000 in additional financing.

     Cash used in operating activities decreased $1,819,545, or 31.08% (from ($5,854,094) to $(4,034,549)), for the 2000 Period compared to the 1999 Period, principally as a result of decreases in accounts payable, improved collections on accounts receivable and reduced overall expenditures primarily in sales and marketing as a result of reductions in staff due to consolidation.

     Cash used in investing activities increased $528,475, or 20.98% (from ($2,518,795) to ($3,047,270)) principally due to an increase in purchases of programming and cablecast rights of $560,437, or 22.7% (from $2,463,837 to $3,024,274).

     Cash flows from financing activities decreased $659,140, or 7.8% (from $8,447,550 to $7,788,410) due principally to decreases in financing of $750,000, or 6.25% (from $12,000,000 to $11,250,000) and decreased repayment of long-term obligations of $90,860, or 2.5% (from $3,552,450 to $3,461,590).

     In light of Nostalgia's recurring losses, management is actively monitoring expenses and examining operating methods to increase efficiencies. These measures may provide short-term improvement, but do not address the more critical long-term growth needs for the Network. In order to grow, the Network needs to increase its affiliate base which, in turn, will increase the subscriber base and should allow the Network to increase its advertising rates as well as Affiliate revenues. To provide for necessary future growth, management continues its focus on aggressive affiliate marketing, including consumer awareness advertising and events, prominent presence at major trade shows and new trade advertising.

     Since 1990, Crown and Concept have been the principal sources of Nostalgia's capital. Crown and Concept have invested $2,300,000 and provided $85,781,000 in debt financing since 1994, including $15,000,000 loaned by Crown to Nostalgia in 1999. Additionally, between January 1, 2000 and November 13, 2000, Crown has provided $12,500,000 in debt financing to Nostalgia and has committed to advance, as needed, an additional $2,500,000 in debt or equity financing during the balance of the calendar year. Nostalgia believes that these funds will be sufficient to satisfy its operating needs for 2000. In connection with the borrowings, Nostalgia has entered into a security agreement pledging substantially all Nostalgia's assets as security for its indebtedness to Crown and Concept.

     In October 1999, Nostalgia announced that it had received and accepted an offer from Crown to enter into a cash merger which, if consummated, would result in the elimination of Nostalgia's publicly-held shares of common stock and constitute a going-private transaction within the meaning of Section 13(e)(3) of the Exchange Act. Crown and Concept, which is majority-owned by Crown, in the aggregate are the beneficial owners of 70.3% of Nostalgia's issued and outstanding shares of common stock.

     Upon receipt, Crown's offer was referred to and reviewed by a committee of Nostalgia's independent directors, which recommended that the offer be accepted. Nostalgia's Board of Directors voted to accept Crown's offer and to authorize the negotiation of definitive documentation for the merger. Consummation of the merger remains contingent upon, among other things, the approval of Nostalgia's stockholders. Crown has indicated that it and its affiliates will vote in favor of the merger.

     In January 2000, Crown and Concept transferred their respective shares of Nostalgia's common stock and preferred stock to NNI Acquisition Corporation, which was formed to facilitate the merger. Crown and Concept retain beneficial control of the transferred shares, as NNI Acquisition is wholly owned by Crown and Concept.

     It is anticipated that following the merger, the business and operations of Nostalgia will be continued substantially as currently conducted for the immediate future, including continuing Nostalgia's analysis of and efforts to seek a strategic alliance. Nostalgia has had contact with several possible strategic partners, but no serious discussions have occurred. There can be no assurance that Nostalgia will be able to obtain a strategic partner, or that any strategic partner will be willing to invest the sums required by Nostalgia in order to continue to grow the Network's subscriber base. Crown and Concept have informed Nostalgia that they intend to reevaluate the business and operations of Nostalgia following the merger and take such actions with respect to the future business and operations of Nostalgia as they deem appropriate. Although there are no definitive plans or agreements in place, Crown and Concept may cause Nostalgia to enter into joint venture or other agreements with other business entities after the merger.

     Because of the unpredictable factors involved in the search for a strategic alliance, and the dynamic changes taking place in the industry, there is considerable uncertainty about Nostalgia's future needs. There can be no assurance that Nostalgia will be able to locate sufficient financing in excess of that committed from Crown, nor that it will be able to achieve a strategic alliance.

  Fiscal year ended December 31, 1999 compared to fiscal year ended December 31, 1998

  Results of Operations

     Net loss in 1999 decreased $1,858,000, or 8.1% (from $23,051,000 to
$21,193,000). This decrease was due primarily to reduced expenses in sales and marketing (a decrease of $4,027,000); decreased programming, production and transmission expenses (a decrease of $728,000); offset in part by a reduction in revenues (a reduction of $112,000); increased programming amortization expenses (an increase of $982,000); increased finance, general and administration expenses (an increase of $409,000) and increased interest expenses (an increase of $1,405,000).

  Revenues

     Total revenues in 1999 decreased by $111,000, or 2.0% (from $5,531,000 to $5,420,000). This decrease was primarily attributed to a decrease in affiliate revenues, offset by increases in advertising revenue.

     Affiliate revenues declined $442,000, or 17.5% (from $2,531,000 to $2,089,000). The length of each affiliate contract varies, but generally ranges from three to five years. Certain of Nostalgia's affiliate contracts have expired and carriage is currently provided on a month-to-month basis. Many of these affiliates have declined to enter into new contracts until their plans for channel expansion are completed. As a result of intense competition among cable networks for this reduced number of channels, Nostalgia's per subscriber fees from affiliates have declined and may continue to decline as small networks, particularly those unaffiliated with the major multiple system cable operators, such as the Network, now are required to make payments to the cable operators and waive or not require per subscriber fees to be paid to them to obtain carriage.

     Advertising revenues increased $323,000, or 10.9% (from $2,966,000 to $3,289,000), primarily as a result of increased rates associated with Nostalgia's national spot ads and direct response (short format commercial advertising of two minutes or less in length) advertising. Revenues from national spot ads increased $188,000, or 63.1% (from $298,000 to $486,000) and is due to increases in the average rate per spot. Revenues from direct response increased $221,000, or 24.9% (from $886,000 to $1,107,000) and is due to increases in the average rate per spot. Revenues from infomercials decreased $777,000, or 43.6% (from $1,781,000 to $1,004,000), primarily due to Nostalgia's decision in July 1999 to shift from selling infomercial time during the overnight block and begin selling nested or sponsored programs. Nested or sponsored programs combines all of the available time during the overnights and allows Nostalgia to sell it as a solid block of time. As a result, revenue generated from nested programs amounted to $693,000 for 1999. Other revenues increased approximately $7,000, or 20.0% (from $35,000 to $42,000) and is due to the sale of books and GTV DanceSport video tapes.

  Operating Expenses

     Total operating expenses decreased $3,364,000, or 14.0% (from $24,059,000 to $20,695,000). The decrease was due principally to decreased sales and marketing expenses (a decrease of $4,027,000); decreased programming, production and transmission expenses (a decrease of $728,000); offset by increased programming amortization expenses (an increase of $982,000); increased finance, general and administrative expenses (an increase of $409,000).

     Programming expenses for 1999 decreased $728,000, or 12.9% (from $5,660,000 to $4,932,000). Programming costs, net of $2,403,000 in capitalized costs, decreased by $959,000, or 46.9% (from $2,045,000 to $1,086,000) primarily as a result of costs associated with new original programs. Transmission costs increased by $301,000, or 9.8% (from $3,073,000 to $3,374,000) primarily as a result of incurring HITS transport fees, which allow Nostalgia to transmit its signal digitally, as well as incurring higher master control and uplink charges for the year. Program, production and traffic expenses decreased $70,000, or 12.9% (from $542,000 to $472,000) primarily as a result of reduced Network branding costs for the current year.

     Programming amortization increased $982,000, or 12.7% (from $7,758,000 to $8,740,000). The majority of this increase results from a shorter amortization period for original programming, which comprises the bulk of capitalized costs and for newly acquired series.

     Sales expenses and marketing costs decreased by $4,027,000, or 54.6% (from $7,374,000 to $3,347,000) primarily as a result of management's decision in March 1999 to more closely align its sales and marketing activities by consolidating these efforts at its headquarters in Washington, D.C. Salaries, wages and benefits decreased by $564,000, or 32.9% (from $1,716,000 to $1,152,000). Travel and entertainment decreased by $293,000, or 65.6% from ($447,000 to $154,000). Other employee costs decreased by $20,278, or 38.9% (from $52,145 to $31,867). These decreases were primarily due to the departure of personnel who have not been replaced. Convention expense decreased by $1,231,000, or 93.0% (from $1,324,000 to $93,000). Advertising expenditures decreased by $1,062,000, or 83.5% (from $1,271,000 to $209,000). Sales and marketing materials decreased by $140,000, or 66.0% (from $212,000 to $72,000). Premium expenditures decreased by $102,000, or 87.9% (from $116,000 to $14,000). These decreases were also due to Nostalgia's efforts to reduce marketing costs. Professional fees decreased by $437,000, or 75.7% (from $577,000 to $140,000) primarily as a result of reduced expenditures on Nostalgia's affinity and new media efforts, as well as bringing Nostalgia's public relations operations in house. These decreases were offset by increases in part by an increase in marketing allowance costs of $167,000, or 49.4% (from $338,000 to $505,000).

     Finance, general and administrative costs increased by $409,000, or 12.5% (from $3,267,000 to $3,676,000). This increase was primarily a result of an increase on consolidation and retention costs by $661,000, or 100.0%, and rent expense increases by $15,000, or 6.7%. These increases were offset by decreases in salaries and wages of $110,000, or 9.2% (from $1,192,000 to $1,082,000).
Legal and professional fees decreased by $21,000, or 4.3% (from $489,000 to $468,000). Office expenses decreased by $53,000, or 30.6% (from $173,000 to $120,000).

     As a result of decreased revenue ($112,000), increased programming amortization costs ($982,000), increased finance, general and administrative costs ($409,000), and increased interest expense of ($1,405,000) which were offset by decreases in programming, production and transmission costs ($728,000), and decreased sales and marketing costs ($4,027,000) Nostalgia's net loss decreased $1,858,000, or 8.1% for the year ended 1999.

     Other expense increased by $1,395,000, or 30.8% (from $4,523,000 to $5,918,000) primarily as a result of interest on outstanding debt.

  Fiscal year ended December 31, 1998 compared to fiscal year ended December 31, 1997

     Net loss in 1998 increased $4,162,000, or 22.0% (from $18,889,000 to
$23,051,000). This increase was due principally to reduced revenues (a reduction of $1,648,000); increased interest expenses (an increase of $1,924,000); increased program amortization expenses (an increase of $867,000); increased finance, general and administrative expenses (an increase of $335,000); and increased programming, production and transmission expenses (an increase of $136,000); offset by decreased sales and marketing expenses (a decrease of $746,000).

  Revenues:

     Total revenues in 1998 decreased by $1,648,000, or 23.0% (from $7,179,000 to $5,531,000). This decrease was primarily attributed to advertising revenues.

     Affiliate revenues declined $48,000, or 1.9% (from $2,579,000 to $2,531,000), reflecting earlier losses of subscribers as a result of competition for scarce channel capacity. Additionally, increased competition has put downward pressure on the rates which Nostalgia can charge its affiliates. While subscriber losses are immediately reflected in affiliate revenue, the same is not true for increases in subscribers as it is common for a new affiliate to receive a minimum of two years of free service as an incentive for commencing carriage of a programming service. For these reasons, Nostalgia expects future increases in its subscriber base, if any, to result in less than fully proportionate increases in affiliate revenues.

     Advertising revenues decreased $1,509,000, or 33.7% (from $4,475,000 to $2,966,000), primarily as a result of decreased rates associated with Nostalgia's reduced subscriber base from past years. Revenues from infomercials decreased approximately $1,182,000, or 39.9%, primarily due to a decrease in average rate per half hour which was primarily the result of market pressures as well as a 10.0% decrease from 1997 with respect to the amount of time devoted to this format. Revenues from short-format commercial advertising (two minutes or less in length) decreased by approximately $327,000, or 21.6%, due to a 26.3% decrease in the average rate charged per spot. This decrease was due to market pressures and make goods to certain advertisers. Other revenues decreased approximately $90,000, or 72.2% (from $125,000 to $35,000) due to extraordinary collections of previously written-off affiliate fees in the prior year.

  Operating Expenses:

     Total operating expenses increased $591,000, or 2.5% (from $23,468,000 to $24,059,000). The increase was due principally to increased program amortization expenses (an increase of $867,000); increased finance, general and administrative expenses (an increase of $335,000); and increased programming, production and transmission expenses (an increase of $136,000); offset by decreased sales and marketing expenses (a decrease of $746,000).

     Programming expenses for 1998 increased $136,000, or 2.5% (from $5,524,000 to $5,660,000). Programming costs, net of $4,179,000 in capitalized costs, increased by $68,000, or 3.4% (from $1,977,000 to $2,045,000) primarily as a result of costs associated with new original programs. Transmission costs increased by $216,000, or 7.6% (from $2,857,000 to $3,073,000) primarily as a result of incurring HITS transport fees, which allow Nostalgia to transmit its signal digitally, as well as incurring higher master control and uplink charges for the year. Program, production and traffic expenses decreased $149,000, or 21.6% (from $691,000 to $542,000) primarily as a result of reduced Network branding costs for the current year.

     Programming amortization increased $867,000, or 12.6% (from $6,891,000 to $7,758,000). The majority of this increase results from a shorter amortization period for original programming, which comprises the bulk of capitalized costs.

     Sales expenses and marketing costs decreased by $746,000, or 9.2% (from $8,120,000 to $7,374,000) primarily as a result of the following: advertising expenses decreased by $1,556,000, or 55.0% (from $2,827,000 to $1,271,000) as a result of not incurring satellite, ad sale and special programming advertising costs within the current year; conventions and national events increased by $318,000, or 31.5% (from $1,009,000 to $1,327,000) as a result of increased presence and activities at cable trade shows and other special events; professional fees increased by $123,000, or 27.2% (from $452,000 to $575,000) as a result of increased public relations efforts and increased consulting in relation to satellite sales and affinity programs; program guide costs increased by $97,000, or 43.5% (from $223,000 to $320,000) as a result of associated costs with redesigning the guides; employee related costs decreased by $93,000, or 4.0% (from $2,307,000 to $2,214,000) primarily as a result of decreased travel and entertainment expenses within the affiliate sales and marketing areas.

     Finance, general and administrative expenses increased by $335,000, or 11.4% (from $2,932,000 to $3,267,000). The increase was attributable to a $432,000 or 423.5% increase in bad debt expense (from $102,000 to $534,000), due primarily to an increase in affiliate write-offs during the year as well as any reserves for certain advertising revenues that were placed in litigation.

     Nostalgia entered into affiliate agreements with C-Band customers whereby certain of these customers were granted free carriage for periods up to eighteen months. The contracts specified a fee per subscriber that would be payable to Nostalgia on a monthly basis following the free carriage period. Subsequent to the free carriage period, certain customers threatened to drop Nostalgia's programming unless a reduced fee for carriage was negotiated. Ultimately, a reduced fee was negotiated with these customers and any amounts included in accounts receivable in excess of the renegotiated rates were written off. Nostalgia has modified its collection procedures to more effectively collect account receivables. This modification allows for strict adherence to internal credit policies, which further ensures constant review and maintenance of accounts. Write-offs have decreased because potential past due clients are being recognized early on, which allows Nostalgia's collections department greater ability to recover what would have been written off. These changes have significantly lowered the accounts receivable turnover.

     Following the commencement of litigation with a former advertising customer, Nostalgia determined to reserve an amount of $109,480 against outstanding accounts receivable that had not been paid for advertising that had been run on the Network. In conjunction with settlement of this litigation, the outstanding accounts receivable were forgiven.

     Personnel costs increased by $74,000, or 6.6% (from $1,118,000 to $1,192,000) due to the addition of staff within the accounting department. Professional fees decreased $73,000, or 13.0% (from $562,000 to $489,000) principally as a result of reduced consulting and legal fees. Other expenses decreased by $42,000, or 10.3% (from $406,000 to $364,000) primarily due to a reduction in directors' fees, shareholders' expenses, repairs and maintenance expenses and dues and subscriptions expenses. These were offset by increases in insurance expenses that were related to increases in various policy coverages. Office expenses decreased by $38,000, or 18.0% (from $211,000 to $173,000), primarily due to lower general expenditures.

     Net interest expense increased by $1,923,000, or 74.0% (from $2,600,000 to $4,523,000) due to increased principal on the notes payable to Crown. Interest expense is expected to increase in 1999 as a result of a full year's interest on 1998 borrowings as well as interest on additional borrowings anticipated in 1999.

Liquidity and Capital Resources

  Fiscal year ended December 31, 1999 compared to fiscal year ended December 31, 1998

     Working capital increased $727,000, (59.3%) from $1,225,000 at December 31, 1998 to $1,952,000 at December 31, 1999. The increase is primarily a result of a reduction in trade payables as a result of paying down existing debt.

     Cash used in operating activities decreased $3,889,000 (33.2%) from ($11,724,000) to ($7,835,000), due to an increase in programming amortization and accrued interest.

     Cash used in investing activities decreased $1,647,000 (39.0%) from ($4,216,000) to ($2,569,000), due primarily to decreases in acquisition of programming and cablecast rights of $1,665,000.

     Cash provided by financing activities decreased $4,141,000 (28.2%) from $14,680,000 to $10,539,000, due primarily to decreases in financing from Crown of $4,000,000.

  Fiscal year ended December 31, 1998 compared to fiscal year ended December 31, 1997

     Working capital increased $1,039,000, or 558.6% (from $186,000 to $1,225,000). The increase is primarily a result of increases in current portion of programming rights, offset by increases in accounts payable.

     Cash used in operating activities increased $3,123,000, or 36.3% (from ($8,601,000) to ($11,724,000)), due to an increased loss of $4,162,000, offset by an increase in programming amortization and accrued interest.

     Cash used in investing activities increased $560,000, or 15.3% (from ($3,660,000) to ($4,220,000)), due primarily to an increase in acquisition of programming and cablecast rights of $821,000, offset by a decrease in the acquisition of property and equipment of $231,000.

     Cash provided by financing activities increased $2,037,000, or 16.1% (from $12,643,000 to $14,680,000), due primarily to decreased payments on financing for programming and other debt of $2,536,000, offset by a decrease in financing by Crown of $500,000.

     In light of Nostalgia's recurring losses, management is actively monitoring expenses and examining operating methods to increase efficiencies. These measures may provide short-term improvement, but do not address the more critical long-term growth needs for the Network. In order to grow, the Network needs to increase its affiliate base which, in turn, will increase the subscriber base and should allow the Network to increase its advertising rates as well as affiliate revenues. To provide for necessary future growth, management continued its focus on planning an aggressive affiliate marketing campaign over the next three to five years. This campaign will include consumer awareness advertising and events, prominent presence at major trade shows and new trade advertising.

     Increased competition from networks with strong strategic alliances and significant financial resources continue to significantly effect Nostalgia's ability to increase its subscriber base and, correspondingly, has reduced revenues from affiliates and advertising. This competition also has increased the costs, which Nostalgia must pay for programming. Nostalgia does not anticipate significant improvement in the results of its operations until such time as the number of its subscribers increases significantly.

     Since 1990, Crown and Concept have been the principal source of Nostalgia's capital. Crown and Concept have invested $2,300,000 and provided $85,781,000 in financing since 1994, including $15,000,000 loaned by Crown to Nostalgia in 1999. Additionally, between January 1, 2000 and March 20, 2000, Crown has provided $3,750,000 in debt financing to Nostalgia, and has committed to advance, as needed, an additional $11,250,000 in debt or equity financing during the balance of the calendar year. Nostalgia believes that these funds will be sufficient to satisfy its operating needs for 2000. In connection with the borrowings, Nostalgia has entered into a security agreement pledging substantially all Nostalgia's assets as security for its indebtedness to Crown and Concept.

     In October 1999, Nostalgia announced that it had received and accepted an offer from Crown to enter into a cash merger which, if consummated, would result in the elimination of Nostalgia's publicly-held common stock and constitute a going-private transaction within the meaning of Section 13(e)(3) of the Securities Exchange Act of 1934. Crown and Concept, in the aggregate, are the beneficial owners of 70.3% of Nostalgia's issued and outstanding shares of common stock.

     Upon receipt, Crown's offer was referred to and reviewed by a committee of Nostalgia's independent directors which recommended that the offer be accepted. Nostalgia's Board of Directors voted to accept Crown's offer and to authorize the negotiation of definitive documentation for the merger. Consummation of the merger remains contingent upon, among other things, the approval of Nostalgia's stockholders. Crown has indicated that it and its affiliates will vote in favor of the merger.

     Nostalgia continued to pursue identification of potential strategic alliance candidates. Nostalgia also continued in its analysis of and efforts to seek a strategic alliance. Nostalgia has engaged in active discussions with several possible strategic partners, but no serious discussions have occurred. There can be no assurance that Nostalgia will be able to obtain a strategic partner, or that any strategic partner will be willing to invest the sums required by Nostalgia in order to continue to grow the Network's subscriber base. It is anticipated that following the merger, the business and operations will be continued substantially as currently conducted for the immediate future. Crown and Concept have informed Nostalgia that they intend to re-evaluate the business with respect to the future business and operations of Nostalgia, as they deem appropriate. Although there are no definitive plans or agreements in place, Crown and Concept intend to continue to seek material transactions and/or relationships such as joint ventures, strategic partnerships, mergers or other forms of business combinations with third parties following the merger.

     Because of the unpredictable factors involved in the search for a strategic alliance, and the dynamic changes taking place in the industry, there is considerable uncertainty about Nostalgia's future needs. There can be no assurance that Nostalgia will be able to locate sufficient financing in excess of that committed from Crown, nor that it will be able to achieve a strategic alliance.

MATERIAL COMMITMENTS

     Nostalgia leases transponder space and related services on a satellite at a base monthly rental of $205,400. The lease provides for greater back-up protection than did Nostalgia's previous leases in the event of satellite failure. The lease terminates with the life of the satellite, which is expected in the year 2006, and Nostalgia was required to pay a launch protection fee of $1,000,000 plus capitalized interest at 12.0% and other direct costs.

     As of August 31, 2000, Nostalgia had issued and outstanding promissory notes to Concept and Crown in the aggregate principal amount of $21,783,608 and $73,997,292, respectively, bearing interest of approximately 8.50% to 9.5% per annum which are due and payable on January 1, 2001. Nostalgia does not intend to the repay this debt on January 1, 2001, but instead plans to negotiate with Crown and Concept for the issuance of a substitution note that will extend this maturity date. Crown and Concept have permitted Nostalgia to issue substitution notes in the past in exchange for the payment of indebtedness owed by Nostalgia to Crown and Concept.

     Atlantic Video. Nostalgia and Atlantic Video are parties to an agreement pursuant to which Atlantic Video provides to Nostalgia certain exclusive television production, post-production and master control/uplink services and equipment and leased to Nostalgia 4,300 square feet of office space in Atlantic Video's Alexandria, Virginia production facilities at a monthly rate of $3,896. As of May 31, 2000, the traffic and finance departments were relocated from Atlantic Video production facilities to Nostalgia's corporate offices in the District of Columbia. Consequently, the monthly lease payments of $3,896 have ceased. A build-out of the corporate offices is planned to facilitate the finance department's relocation and a completion date is scheduled for December 2000. At that time, lease payments for this additional space will commence at a rate of approximately $5,000 per month. Under the terms of the agreement with Atlantic Video, Nostalgia is required to purchase a minimum number of hours of such services during each year at specified rates. Nostalgia has agreed to pay a minimum monthly fee of $93,000 to Atlantic Video. If Nostalgia does not actually purchase $50,000 of services in a month from Atlantic Video, the difference, up to an aggregate maximum of $75,000, subject to certain limitations, may be used as a credit against future fees. The net amount payable to Atlantic Video for these additional services with respect to 1999 was approximately $1,126,000.

     Crown and Concept. Since 1990, Crown and Concept have been the principal source of Nostalgia's capital. Crown and Concept have invested $2,300,000 and provided $85,781,000 in financing since 1994, including $15,000,000 loaned by Crown to Nostalgia in 1999. Additionally, between January 1, 2000 and October 10, 2000, Crown has provided $11,250,000 in debt financing to Nostalgia and has committed to advance, as needed, an additional $3,750,000 in debt or equity financing through December 31, 2000. Nostalgia believes that these funds will be sufficient to satisfy its operating needs through December 31, 2000. In connection with the borrowings, Nostalgia has entered into a security agreement pledging substantially all Nostalgia's assets as security for its indebtedness to Crown and Concept.

     On December 30, 1999, Nostalgia issued two substitution and replacement notes to Crown and Concept in the amounts of $63,997,292 and $21,783,608, respectively. These notes bear interest at 8.5% and require aggregate minimum monthly interest payments of $60,000, with principal and unpaid interest due on January 1, 2001. These notes replace all previously issued notes plus unpaid interest as of December 30, 1999 and are collateralized by substantially all of Nostalgia's assets. As of October 10, 2000, Crown made additional loans totaling $11,250,000 to Nostalgia bearing interest at 8.50% to 9.5%. Principal and unpaid interest on these notes are due on January 1, 2001.

     Transponder Lease. Nostalgia leases satellite transponder space and services on a 24-hour per day basis. In connection with Nostalgia's satellite transponder, which launched March 1994, a launch protection fee of

$1,000,000 was paid and other direct costs were capitalized. The basic monthly rate is $205,400 for a term spanning the life of the satellite, which is estimated to be 12 years. Expense for satellite transponder space and services was $2,404,800, for 1999, 1998 and 1997. Lease expense for premises and equipment for 1999, 1998 and 1997, which consisted entirely of minimum rentals, was $274,000, $280,000 and $273,000, respectively. Approximate minimum rental commitments under all non-cancelable leases, including the transponder lease, having terms in excess of a year are as follows:

                                             FACILITY   TRANSMISSION
         YEAR ENDING DECEMBER 31,             LEASES       LEASES        TOTAL
         ------------------------            --------   ------------   ----------
2000.......................................    29,000     2,913,000     2,942,000
2001.......................................    29,000     2,892,000     2,921,000
2002.......................................    30,000     2,885,000     2,915,000
2003.......................................    21,000     2,885,000     2,906,000
2004.......................................               2,885,000     2,885,000
Thereafter.................................        --    10,426,000    10,426,000
                                             --------    ----------    ----------
                                             $109,000    24,866,000    24,995,000
                                             ========    ==========    ==========

     Office Studio and Equipment. Nostalgia had a long term lease agreement with Atlantic Video. The lease agreement terminated as of November 30, 1999. Effective December 1999, Nostalgia is renting the office space on a month-to-month basis. Rental expense under this lease was $215,000, $194,000 and $184,600 for the years ended December 31, 1999, 1998 and 1997, respectively. Nostalgia is in negotiations to commence a five-year lease.

     Up until May 31, 2000, Nostalgia leased office space from Atlantic Video on a month-to-month basis. Rent expense under this lease for the years ended December 31, 1999, 1998 and 1997 was approximately $47,000.

     Rating Service Contract. In 1995, Nostalgia contracted with a service that provides ratings reports, analysis reports, demographic reports and other special reports. The agreement covered a minimum period of five years and required a monthly base charge of approximately $40,000. In November 1999, Nostalgia renegotiated the service agreement to receive partial services throughout the remaining contract term at approximately $9,000 per month.

     Cablecast Rights Payable. Prime-time series consist of broadcast licenses for classic television series and other programming acquired from various film studios or other sources and include:

     - American Soldier Block. Interviews with veterans, focusing on their wartime experiences, are wrapped around three classic dramatic television shows. The programs and their wrap around elements are part of a weekday and weekend block entitled American Soldier. The shows, which the Network has licensed for two years, are Combat!, Garrison's Gorillas and Twelve O'clock High. Combat! and Garrisons Gorilla's have quarterly license fees of $15,625 and $16,250, respectively, and run through June 2000. Twelve O'clock High has a monthly license fee of $27,153 and runs through February 2000.

     - American Families Block. This block spotlights regular families discussing contemporary solutions to issues raised in episodes of classic family programs of Ozzie & Harriet and Make Room for Daddy. Ozzie & Harriet and Make Room for Daddy were acquired in September 1999 and have monthly license fees of $16,250 and $48,750, respectively. Ozzie & Harriet runs through August 2002 and Make Room for Daddy runs through August 2001

     - Bonanza. This program was acquired September 1999 and has monthly license fees of $178,125 which runs through August 2001.

     - The GTV Variety Hour. The GTV Variety Hour features classic variety programs such as Tony Orlando and Dawn, Leslie Uggams and Dean Jones, which were purchased by the Network. These shows, other than Tony Orlando and Dawn, have a final annual payment of $195,000 due January 1, 2001. Monthly payments of approximately $4,000 are due each month and the balance is $47,812.

                            INDEPENDENT ACCOUNTANTS

     The consolidated financial statements and financial statement schedules of Nostalgia for the year ended December 31, 1999 included in this proxy statement have been audited by Grant Thornton, LLP. The financial statements and financial statement schedules for the two-year period ended December 31, 1998 included in this proxy statement have been audited by BDO Seidman, LLP.

     As reported on Nostalgia's Form 8-K, filed with the SEC on April 5, 1999, BDO Seidman notified Nostalgia on April 1, 1999 that the auditor-client relationship between Nostalgia and BDO Seidman had terminated and that it would decline to stand for re-election. BDO Seidman's report on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. During the last two fiscal years and through the subsequent interim period, there were no disagreements with BDO Seidman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Nostalgia engaged Grant Thornton LLP as Nostalgia's independent accountant on April 2, 1999. Grant Thornton was ratified as Nostalgia's independent accountants at Nostalgia's 1999 Annual Meeting of Stockholders.

                                 OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the special meeting. If other matters properly come before the meeting in accordance with the bylaws, the persons named as proxies will vote on them in accordance with their best judgment.

                          ANNUAL REPORT AND FORM 10-K

     Nostalgia's annual report on Form 10-K for the fiscal year ended December 31, 1999 was filed with the SEC on March 30, 2000. A list of the Exhibits included in the Form 10-K and the exhibits may be obtained by writing to investor relations, The Nostalgia Network, Inc. 650 Massachusetts Avenue, N.W., Washington, D.C. 20001.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     The deadline for submission of stockholder proposals intended for inclusion in Nostalgia's proxy statement for the 2000 Annual Meeting of Stockholders was December 31, 1999. Upon completion of the merger, Crown and Concept will be the only stockholders of Nostalgia and Nostalgia will terminate its Exchange Act registration.

     You are urged to complete, date, sign and return your proxy card promptly to make certain your shares will be voted at the special meeting, even if you plan to attend the meeting in person. If you desire to vote your shares in person at the meeting, your proxy may be revoked. For your convenience in returning the proxy card, a pre-addressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                       WHETHER YOU OWN FEW OR MANY SHARES

           Please date, sign and mail the enclosed proxy card today.

                                          By Order of the Board of Directors

                                          WILLARD NICHOLS SIGNATURE
                                          Vice President, General Counsel and
                                          Secretary

                         INDEX TO FINANCIAL STATEMENTS

                                                               PAGE
                                                              -------
THE NOSTALGIA NETWORK, INC.
Reports of Independent Certified Public Accountants.........    F-2-3
Balance Sheets as of September 30, 2000 and December 31,
  1999 and 1998.............................................      F-4
Statements of Operations for the Nine Months Ended September
  30, 2000 and 1999, and the Years Ended December 31, 1999,
  1998 and 1997.............................................      F-5
Statements of Changes in Stockholders' Equity (Deficit) for
  the Years Ended December 31, 1999, 1998 and 1997 and the
  Nine Months Ended September 30, 2000......................      F-6
Statements of Cash Flows for the Nine Months Ended September
  30, 2000 and 1999, and the Years Ended December 31, 1999,
  1998 and 1997.............................................      F-7
Notes to Financial Statements...............................   F-8-19
Report of Independent Certified Public Accountants on
  Schedule II...............................................     F-20
Schedule II.................................................     F-21

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
The Nostalgia Network, Inc.

     We have audited the accompanying balance sheet of The Nostalgia Network, Inc. (the "Company") as of December 31, 1999, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1999 financial statements referred to above present fairly, in all material respects, the financial position of The Nostalgia Network, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Grant Thornton, LLP

Vienna, Virginia
March 3, 2000 (Except for Notes 1 and 4 as to which the date is March 21, 2000)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
The Nostalgia Network, Inc.

     We have audited the accompanying balance sheet of The Nostalgia Network, Inc. (the "Company") as of December 31 1998 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 1998 and 1997. We have also audited Schedule II for the years ended December 31, 1998 and 1997. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedule are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedule. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Nostalgia Network, Inc. at December 31, 1998, and the results of its operations and cash flows for the years then ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles. Also, in our opinion, Schedule II presents fairly, in all material respects, the information set forth therein for the years ended December 31, 1998 and 1997.

                                          BDO SEIDMAN, LLP

Washington DC
March 23, 1999

                          THE NOSTALGIA NETWORK, INC.

                                 BALANCE SHEETS

                                                  (UNAUDITED)                DECEMBER 31,
                                               SEPTEMBER 30, 2000        1999             1998
                                               ------------------    -------------    ------------
                                              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................    $   1,380,768       $     674,177    $    539,371
  Accounts receivable, less allowance of
     $75,000, 161,000, and 302,000,
     respectively............................          553,305             826,588         935,230
  Prepaid expenses...........................          165,946             114,096         168,362
  Programming and cablecast rights, net......        4,561,566           7,105,280       7,300,000
                                                 -------------       -------------    ------------
          Total current assets...............        6,661,585           8,720,141       8,942,963
  Programming and cablecast rights, net......        2,894,191           2,981,416       2,788,129
  Property and equipment, net................          785,364             972,107       1,191,879
  Deposits...................................           76,431              49,430          56,740
                                                 -------------       -------------    ------------
          Total assets.......................    $  10,417,571       $  12,723,094    $ 12,979,711
                                                 =============       =============    ============

                              LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current maturities of programming and
     cablecast fees..........................    $   3,310,487       $   4,810,822    $  5,068,000
  Accounts payable -- Trade..................          742,159           1,172,475       1,948,725
                     -- Related parties......           29,282              32,191         278,919
  Accrued expenses and other liabilities.....          421,920             531,341         395,081
  Unearned income............................          206,917             221,016          27,530
                                                 -------------       -------------    ------------
          Total current liabilities..........        4,710,765           6,767,845       7,718,255
                                                 -------------       -------------    ------------
LONG-TERM OBLIGATIONS, LESS CURRENT
  MATURITIES:
  Programming and cablecast fees.............          173,909           2,135,164         114,465
  Notes payable to related parties...........       97,335,900          86,085,900      62,832,873
  Accrued interest payable -- Related
     parties.................................        5,824,413             330,463       3,382,125
  Other......................................               --                  --         335,416
                                                 -------------       -------------    ------------
          Total Long-term liabilities........      103,334,222          88,551,527      66,664,879
                                                 -------------       -------------    ------------
          Total liabilities..................      108,044,987          95,319,372      74,383,134
                                                 -------------       -------------    ------------

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' DEFICIT:
  Preferred stock, convertible: $2 par value,
     125,000 shares authorized, 3,250 issued
     and outstanding.........................            6,500               6,500           6,500
  Common stock: $0.04 par value, 30,000,000
     shares authorized, 20,275,370 shares
     issued and outstanding at September 30,
     2000 and December 31, 1999 and
     20,274,370 issued and outstanding at
     December 31, 1998.......................          811,015             811,015         810,975
  Additional paid-in capital.................       30,213,584          30,213,584      30,213,554
  Deficit....................................     (128,658,515)       (113,627,377)    (92,434,452)
                                                 -------------       -------------    ------------
          Total stockholders' deficit........      (97,627,416)        (82,596,278)    (61,403,423)
                                                 -------------       -------------    ------------
          Total liabilities and stockholders'
            deficit..........................    $  10,417,571       $  12,723,094    $ 12,979,711
                                                 =============       =============    ============

 The accompanying summary of accounting policies and notes are an integral part of these financial statements.

                          THE NOSTALGIA NETWORK, INC.

                            STATEMENTS OF OPERATIONS

                                                   (UNAUDITED)
                                               FOR THE NINE MONTHS                     FOR THE YEARS ENDED
                                               ENDED SEPTEMBER 30,                         DECEMBER 31,
                                           ----------------------------    --------------------------------------------
                                               2000            1999            1999            1998            1997
                                           ------------    ------------    ------------    ------------    ------------
OPERATING REVENUES:
  Affiliate revenues.....................  $  1,548,935    $  1,681,827    $  2,089,466    $  2,530,714    $  2,579,376
  Advertising revenues...................     2,752,368       2,267,090       3,288,663       2,965,896       4,474,597
  Other..................................            --              --          41,648          34,750         124,960
                                           ------------    ------------    ------------    ------------    ------------
        Total operating revenues.........     4,301,303       3,948,917       5,419,777       5,531,360       7,178,933
                                           ------------    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
  Programming, production and
    transmission.........................     3,726,491       3,643,449       4,931,769       5,659,937       5,524,078
  Programming amortization...............     5,655,214       6,516,270       8,740,105       7,757,637       6,891,161
  Sales and marketing....................     1,495,412       2,645,641       3,346,909       7,373,867       8,120,458
  Finance, general and administrative....     2,535,565       2,623,069       3,675,945       3,267,194       2,932,094
                                           ------------    ------------    ------------    ------------    ------------
        Total operating expenses.........    13,412,682      15,428,429      20,694,728      24,058,635      23,467,791
                                           ------------    ------------    ------------    ------------    ------------
        Loss from operations.............    (9,111,379)    (11,479,512)    (15,274,951)    (18,527,275)    (16,288,858)
OTHER (EXPENSE) INCOME:
  Interest expense -- related parties....    (5,919,759)     (4,380,023)     (5,986,480)     (4,581,460)     (2,689,000)
  Other income...........................            --              --          68,506          58,059          89,332
                                           ------------    ------------    ------------    ------------    ------------
        Net loss.........................  $(15,031,138)   $(15,859,535)   $(21,192,925)   $(23,050,676)   $(18,888,526)
                                           ============    ============    ============    ============    ============
LOSS PER COMMON SHARE -- BASIC AND
  DILUTED................................  $      (0.74)   $      (0.78)   $      (1.05)   $      (1.14)   $      (0.93)
                                           ============    ============    ============    ============    ============
WEIGHTED AVERAGE SHARES OUTSTANDING......    20,275,370      20,274,382      20,274,839      20,274,370      20,274,370

 The accompanying summary of accounting policies and notes are an integral part of
                          these financial statements.

                          THE NOSTALGIA NETWORK, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE PERIODS ENDED SEPTEMBER 30, 2000 AND THE YEARS ENDED DECEMBER 31, 1999,
                                 1998 AND 1997

                                         PREFERRED              COMMON                ADDITIONAL                        TOTAL
                                           STOCK                STOCK                   PAID-IN                     STOCKHOLDERS'
                                          SHARES     AMOUNT     SHARES      AMOUNT      CAPITAL        DEFICIT         DEFICIT
                                         ---------   ------   ----------   --------   -----------   -------------   -------------
BALANCE AT JANUARY 1, 1997.............    3,250     $6,500   20,274,370   $810,975   $30,213,554   $ (50,495,250)  $(19,464,221)
Net loss...............................       --         --           --         --            --     (18,888,526)   (18,888,526)
                                           -----     ------   ----------   --------   -----------   -------------   ------------
BALANCE AT DECEMBER 31, 1997...........    3,250      6,500   20,274,370    810,975    30,213,554     (69,383,776)   (38,352,747)
Net loss...............................       --         --           --         --            --     (23,050,676)   (23,050,676)
                                           -----     ------   ----------   --------   -----------   -------------   ------------
BALANCE AT DECEMBER 31, 1998...........    3,250      6,500   20,274,370    810,975    30,213,554     (92,434,452)   (61,403,423)
Common stock issued....................       --         --        1,000         40            30              --             70
Net loss...............................       --         --           --         --            --     (21,192,925)   (21,192,925)
                                           -----     ------   ----------   --------   -----------   -------------   ------------
BALANCE AT DECEMBER 31, 1999...........    3,250      6,500   20,275,370    811,015    30,213,584    (113,627,377)   (82,596,278)
Net loss...............................       --         --           --         --            --     (15,031,138)   (15,031,138)
                                           -----     ------   ----------   --------   -----------   -------------   ------------
BALANCE AT SEPTEMBER 30, 2000..........    3,250     $6,500   20,275,370   $811,015   $30,213,584   $(128,658,515)  $(97,627,410)
                                           =====     ======   ==========   ========   ===========   =============   ============

 The accompanying summary of accounting policies and notes are an integral part of these financial statements.

                          THE NOSTALGIA NETWORK, INC.

                            STATEMENTS OF CASH FLOWS

                                                   (UNAUDITED)
                                               FOR THE NINE MONTHS                     FOR THE YEARS ENDED
                                               ENDED SEPTEMBER 30,                         DECEMBER 31,
                                           ----------------------------    --------------------------------------------
                                               2000            1999            1999            1998            1997
                                           ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...............................  $(15,031,138)   $(15,859,535)   $(21,192,925)   $(23,050,676)   $(18,888,526)
  Adjustments to reconcile net loss to
    net cash used in operating
    activities:
    Depreciation.........................       209,739         218,773         275,548         286,159         310,416
    Programming amortization.............     5,655,213       6,516,270       8,740,105       7,757,637       6,891,161
    Provision for losses on accounts
      receivable.........................       309,040         288,731         522,554         534,000         102,000
  Net change in operating assets and
    liabilities:
    Decrease (increase) in accounts
      receivable.........................       (35,757)       (297,083)       (413,912)       (745,464)       (119,132)
    Decrease (increase) in prepaid
      expenses...........................       (51,850)        (57,901)         53,590         (28,021)          5,657
    Decrease (increase) in deposits......       (27,001)              0           7,310          (4,000)        (35,000)
    (Decrease) increase in accounts
      payable............................      (430,316)       (304,268)     (1,022,978)        (93,989)        998,175
    (Decrease) increase in accrued
      expenses and other liabilities.....      (112,331)        567,778        (199,155)       (299,440)        121,155
    Increase in accrued interest.........     5,493,951       2,944,548       5,201,364       3,921,296       1,978,058
    Increase (decrease) in unearned
      income.............................       (14,099)        128,593         193,486          (5,082)              0
                                           ------------    ------------    ------------    ------------    ------------
        Net cash used in operating
          activities.....................    (4,034,549)     (5,854,094)     (7,835,013)    (11,727,580)     (8,636,036)
                                           ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment....       (22,996)        (54,958)        (55,100)        (36,748)       (267,294)
  Acquisition of programming and
    cablecast rights.....................    (3,024,274)     (2,463,837)     (2,513,672)     (4,179,120)     (3,357,900)
                                           ------------    ------------    ------------    ------------    ------------
        Net cash used in investing
          activities.....................    (3,047,270)     (2,518,795)     (2,568,773)     (4,215,868)     (3,625,194)
                                           ------------    ------------    ------------    ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable............    11,250,000      12,000,000      15,000,000      19,000,000      19,500,000
  Payments of long-term cablecast rights
    obligations..........................    (3,461,590)     (3,552,450)     (4,461,479)     (4,320,370)     (6,856,592)
  Proceeds from issuance of common
    stock................................            --              --              70               0               0
                                           ------------    ------------    ------------    ------------    ------------
        Net cash provided by financing
          activities.....................     7,788,410       8,447,550      10,538,591      14,679,630      12,643,408
                                           ------------    ------------    ------------    ------------    ------------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS............................       706,591          74,661         134,806      (1,263,818)        382,178
CASH AND CASH EQUIVALENTS -- BEGINNING OF
  YEAR...................................       674,177         539,371         539,371       1,803,189       1,421,011
                                           ------------    ------------    ------------    ------------    ------------
CASH AND CASH EQUIVALENTS -- END OF
  YEAR...................................  $  1,380,768    $    614,032    $    674,177    $    539,371    $  1,803,189
                                           ============    ============    ============    ============    ============

 The accompanying summary of accounting policies and notes are an integral part of these financial statements.

                          THE NOSTALGIA NETWORK, INC.

                         NOTES TO FINANCIAL STATEMENTS

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Nostalgia Network, Inc. is engaged in the operation of GoodLife TV Network, a television programming service offering a variety of entertainment, lifestyle and informational programming to a target audience of Boomers and over via satellite to cable television and alternative broadcasting systems (Affiliates) throughout the United States.

     Significant accounting policies used by Nostalgia are described below:

Interim Reporting

     The accompanying financial information as of September 30, 2000, and for the nine months ended September 30, 2000 and 1999, is unaudited. In the opinion of management, all adjustments, consisting only of normal and recurring adjustments, considered necessary for a fair presentation have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.

  Revenue Recognition

     Revenue from providing programming services to cable systems is recognized on a monthly basis as the services are provided. Revenue from sales to advertisers is recognized as the advertisements are aired. Fees received in advance for services to be provided in the future are recorded as unearned revenue.

     Nostalgia grants credit to cable systems and advertisers upon evaluation of credit worthiness. Management periodically reviews customer account balances and establishes reserves to state such amounts at their net realizable values.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives ranging from 4 to 7 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or the related estimated useful lives of the improvement.

     Maintenance and repairs of property and equipment are charged to operations, and major improvements extending the useful life are capitalized. Upon retirement, sale or other disposition of property and equipment, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is included in the operations.

  Programming and Cablecast Rights

     Original programming costs, which include direct labor, fees paid to hosts and special guests, and production fees paid to third parties are capitalized on a program-by-program basis and are amortized on a straight-line basis over the estimated life of the programs since the programs are available to be aired for an unlimited number of showings.

     Film library and cablecast rights are recorded at the lower of unamortized costs or estimated net realizable value and are amortized using the straight-line method, which approximates the anticipated revenue stream, over the estimated useful life or the lives of the rights agreements. The estimated lives of original programming, film library and cablecast rights range from 2 to 11 years.

     Cablecast rights for programs to be amortized within the following year are classified as current assets. Nostalgia periodically evaluates its programming and cablecast rights for possible changes in estimated useful life or the possibility of impairment. In the event a programming or cablecast right is considered impaired, the carrying amount of such right is adjusted to its net realizable value.

                          THE NOSTALGIA NETWORK, INC.

  Advertising Costs

     Advertising and promotional costs are charged to operating expenses as incurred and amounted to $182,000, $1,279,000, and $2,828,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

  Stock Based Compensation

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," encourages but does not require companies to record stock-based employee compensation plans at their fair value. Nostalgia has elected to account for stock-based employee compensation using the intrinsic-value method prescribed in Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for employee stock options is measured as the excess, if any, of the quoted market price of Nostalgia's stock at the date of grant over the exercise price an employee must pay to acquire the stock.

  Fair Value on Financial Instruments

     The carrying amounts reflected in the balance sheets for cash, accounts receivable, notes payable and accounts payable approximate fair value due to the short maturities of these instruments.

  Earnings Per Share

     Earnings per share is based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding. Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity.

     The net loss per common share -- basic and diluted is computed by dividing the net loss for the period by the weighted average number of shares outstanding. Convertible preferred stock, outstanding stock warrants and options are not included in the diluted calculation because their effect would be anti-dilutive.

  Cash Equivalents

     For purposes of the statement of cash flows, Nostalgia considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents. Certain cash balances are in excess of insured amounts.

  Risks and Uncertainties

     The Network competes with other programmers for access to limited channel space and must also compete with other programmers for viewers. Based on the decline of sales, resulting primarily from providing free carriage to affiliates, and increases in operating expenses, Nostalgia is dependent on financing from Crown and Concept or other outside sources to fund operations.

  Use of Estimates

     In preparing financial statements in accordance with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Comprehensive Income

     SFAS No. 130, "Reporting Comprehensive Income", establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investment by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under

                          THE NOSTALGIA NETWORK, INC.

current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Nostalgia adopted SFAS No. 130 during the first quarter of 1998 and has no items of comprehensive income to report for the years ended December 31, 1999 and 1998.

  Segment Reporting

     SFAS No. 131, "Disclosure about Segments of a Business Enterprise" requires companies to report information about operating segments. SFAS No. 131 also requires disclosures regarding products and services, geographic areas and major customers. Nostalgia is engaged in one line of business, the operation of GoodLife TV Network, and therefore reports as one operating segment.

  Recent Accounting Pronouncements

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities." In 1999, the required implementation date of SFAS No. 133 was delayed to fiscal years beginning after June 15, 2000. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The adoption of SFAS No. 133 is not expected to have a significant effect on Nostalgia's results of operations or its financial position.

  Reclassifications

          Certain 1998 and 1997 amounts have been reclassified to conform to the current presentation.

1. MANAGEMENT STATEMENT

     In light of Nostalgia's recurring losses, management is actively monitoring expenses and examining operating methods to increase efficiencies. These measures are intended to address short term operating requirements, but do not address the more critical long-term growth needs for the Network. In order to grow, the Network needs to increase its affiliate base which, in turn, should increase the subscriber base allowing the Network to increase its advertising rates as well as affiliate revenues.

     Management has continued its efforts to further brand the Network as the only network targeted to the ever growing Boomer and over audience, America's fastest growing demographic. In June 1998, the Network began operating under the "GoodLife TV Network" name. Management believes that this designation more accurately captures and reflects the Network's mission and has been a significant help in presenting the Network to potential customers.

     A critical component to the Network's growth is to continually brand and improve the quality of programming and the Network's on-air look. Original programming is a key to such branding, as it allows the consumer to differentiate the Network from other networks. The Network has continued to produce new original programming reflecting the American culture and traditional values of its Boomer and over audience. The Network reflects the "good life state of mind" of its audience in its mix of entertainment and information programs. GTV DanceSport showcases the sport of ballroom dance competitions, a dance form popular with past generations that has become all the rage with today's generation. The Network covers major dance competitions, including the national championship in Miami. This exciting program showcases not only the champion in each class, but also provides insight into the techniques and fine points of competition. Cafe DuArt, features impressionist/comedian Louise Duart, providing cabaret music, comedy and a humorous slice of life set in a New York cabaret club. The Real Me Autobiographies, features prominent guests recounting

                          THE NOSTALGIA NETWORK, INC.

1. MANAGEMENT STATEMENT -- (CONTINUED)
their life's stories in their own words, surrounded by friends and family. Cookbook Cooking with Christopher Kent, features the Network's Flea Market Movie host, Christopher Kent, who also is an accomplished chef, preparing dishes from famous cookbooks. The Bull & The Bear provides stock market reports by a "Siskel and Ebert-type" pair of hosts. More Money with The Dolans starring Ken and Daria Dolan, the First Family of Finance, offers practical financial advice for everyday Americans. The Network, in searching for creative, new original programming for prime time in the year 2000 produced a number of pilots. One of these pilots is Heroes & Sheroes, which profile ordinary people who manage to do the extraordinary and transform the lives of the people they touch. The other pilot, American Couples, hosted by esteemed television journalist Nancy Glass, is an hour-long show which celebrates the family values, love, commitment and partnership of famous couples.

     In addition to its new original programming, the Network continues to offer its viewers classic off network television series. The Network currently airs, Bonanza, The Love Boat, Make Room for Daddy and The Adventures of Ozzie and Harriet. The Adventures of Ozzie & Harriet and Make Room for Daddy are being telecast each weekday evening under the umbrella title of American Families. Hosted by Nancy Glass, this unique series juxtaposes members of contemporary families against the classic TV families; we see how today's parents and children deal with age-old issues that Ozzie Nelson and Danny Thomas wrestled with. In Flea Market Movie, short segments are added to commercial breaks where the Network's collectibles aficionado, Christopher Kent, dispenses his wit and wisdom about all sorts of collectable items. The GTV Variety Hour features classic variety programs such as Tony Orlando and Dawn, Leslie Uggams, The Lennon Sisters and others. American Soldier features interviews with veterans, focusing on their wartime experiences, which are wrapped around three classic dramatic television shows: Combat!, Twelve O'clock High and Garrison's Gorillas.

     Since 1990, Crown and Concept have been the principal source of Nostalgia's capital. Crown and Concept have invested $2,300,000 and provided $85,781,000 in financing since 1994, including $15,000,000 loaned by Crown to Nostalgia in 1999. Additionally, Crown has provided $3,750,000 in debt financing to Nostalgia since January 1, 2000 and also has committed to provide, as needed, an additional $11,250,000 in debt or equity financing during the balance of the calendar year. Nostalgia believes that these funds will be sufficient to satisfy its operating needs for 2000.

     In October 1999, Nostalgia announced that it had received and accepted an offer from Crown to enter into a cash merger which, if consummated, would result in the elimination of Nostalgia's publicly-held shares of Nostalgia common stock and constitute a going-private transaction within the meaning of Section 13(e)(3) of the Securities Exchange Act of 1934. Crown and Concept, which is majority-owned by Crown, in the aggregate are the beneficial owners of 70.3% of Nostalgia's issued and outstanding shares of Nostalgia common stock.

     Upon receipt, Crown's offer was referred to and reviewed by a committee of Nostalgia's independent directors which recommended that the offer be accepted. Nostalgia's Board of Directors voted to accept Crown's offer and to authorize the negotiation of definitive documentation for the merger. Consummation of the merger remains contingent upon, among other things, the approval of Nostalgia's stockholders. Crown has indicated that it and its affiliates will vote in favor of the merger.

     Nostalgia also continued in its analysis of, and efforts to seek a strategic alliance. Nostalgia has had contact with several possible strategic partners, but no serious discussions have occurred. There can be no assurance that Nostalgia will be able to obtain a strategic partner, or that any strategic partner will be willing to invest the sums required by Nostalgia in order to continue to grow the Network's subscriber base. It is anticipated that following the merger, the business and operations of Nostalgia will be continued substantially as currently conducted for the immediate future. Crown and Concept have informed Nostalgia that they

                          THE NOSTALGIA NETWORK, INC.

1. MANAGEMENT STATEMENT -- (CONCLUDED)
intend to reevaluate the business and operations of Nostalgia following the merger and take such actions with respect to the future business and operations of Nostalgia as they deem appropriate. Although there are no definitive plans or agreements in place, Crown and Concept may cause Nostalgia to enter into joint venture or other agreements with other business entities after the merger.

2. PROPERTY AND EQUIPMENT

     Major classifications of property and equipment and their respective estimated service lives are summarized below:

                                                   1999          1998
                                                -----------   -----------
Transponder...................................  $ 1,427,968   $ 1,427,968     12 years
Machinery and equipment.......................    1,450,011     1,397,333   5 to 7 years
Furniture and fixtures........................      289,460       299,890   5 to 7 years
Leasehold improvements........................       99,780        99,780     5 years
                                                -----------   -----------
                                                  3,267,219     3,224,971
Accumulated depreciation and amortization.....   (2,295,112)   (2,033,092)
                                                -----------   -----------
                                                $   972,107   $ 1,191,879
                                                ===========   ===========

     Depreciation expense included in Finance, General and Administrative expenses was approximately $276,000, $286,000 and $310,000 for 1999, 1998 and
1997, respectively.

3. PROGRAMMING AND CABLECAST RIGHTS

     Prime time series consist of broadcast licenses for classic television series and other programming acquired from various film studios or other sources. Original programs consists of series or specials developed and produced by the Network. Music programs include musical series or specials both those produced by the Network and those acquired or licensed from third parties. The film library consists of vintage feature films, interstitial material and other programming produced and/or owned by the Network. Film rights included broadcast licenses for films and specialty programming. Other programming and cablecast rights include productions and post-production costs as well as costs to duplicate and edit programs and interstitial materials for broadcasting.

                                                               1999           1998
                                                           ------------   ------------
Prime time series:.......................................  $ 20,803,500   $ 14,578,500
Original programs........................................    10,436,229      8,047,753
Music programs...........................................     1,551,207      1,537,095
Film library.............................................     1,266,667      1,266,667
Other....................................................     1,636,492      1,525,409
                                                           ------------   ------------
                                                             35,694,095     26,955,424
Less accumulated amortization............................   (25,607,399)   (16,867,295)
                                                           ------------   ------------
                                                           $ 10,086,696   $ 10,088,129
                                                           ============   ============
Consisting of:
  Current................................................  $  7,105,280   $  7,300,000
  Long term..............................................     2,981,416      2,788,129
                                                           ------------   ------------
                                                           $ 10,086,696   $ 10,088,129
                                                           ============   ============

                          THE NOSTALGIA NETWORK, INC.

3. PROGRAMMING AND CABLECAST RIGHTS -- (CONCLUDED)
     Estimated future amortization of programming and cablecast rights and maturities of related long-term obligations are approximately as follows:

YEAR                                                   2000         2001        2002
----                                                ----------   ----------   --------
Amortization.....................................   $7,105,280   $2,836,973   $144,443
Obligation maturities............................   $4,810,822   $2,005,164   $130,000

     Nostalgia acquired or produced the following rights and materials during the years ended December 31,

                                                      1999         1998         1997
                                                   ----------   ----------   ----------
Prime time series...............................   $6,225,000   $  255,000   $1,073,500
Original programs...............................    2,388,476    4,162,100    3,532,600
Music programs..................................       14,112           --    1,185,500
Other...........................................      111,083      592,000      254,700
Film rights.....................................           --           --           --
                                                   ----------   ----------   ----------
                                                   $8,738,671   $5,009,100   $6,046,300
                                                   ==========   ==========   ==========

4. NOTES PAYABLE TO RELATED PARTIES

     Notes payable consists of the following:

                                                                1999          1998
                                                             -----------   -----------
Notes payable to Crown Communications Corporation bearing
  interest at 8.50% per annum, compounded monthly, and
  minimum monthly interest payment of $55,000 payable
  commencing on January 31, 2000 through December 31, 2000.
  The principal balance with remaining unpaid interest is
  due on January 1, 2001...................................  $63,997,292   $        --
Notes payable to Concept Communications, Inc. bearing
  interest at 8.50% per annum, compounded monthly, and
  minimum monthly interest payment of $5,000 payable
  commencing on January 31, 2000 through December 31, 2000.
  The principal balance with remaining unpaid interest is
  due on January 1, 2001...................................   21,783,608            --
Notes payable to Concept Communications, Inc. bearing
  interest approximating 7.75% per annum, due upon the
  earlier of an equity investment of not less than the
  amount of the Notes or January 1, 2000...................           --    19,217,867
Notes payable to Crown Communications Corporation bearing
  interest approximating 7.75% per annum, due upon the
  earlier of an equity investment of not less than the
  amount of the Notes or January 1, 2000...................           --    43,310,006

                          THE NOSTALGIA NETWORK, INC.

4. NOTES PAYABLE TO RELATED PARTIES -- (CONCLUDED)

                                                                1999          1998
                                                             -----------   -----------
Subordinated note payable to Atlantic Video in the
  principal amount of $305,000, bearing interest at the
  rate of 2.5% per quarter, compounded quarterly, with
  principal and interest payable on March 31, 2002. The
  note agreement contains certain restrictive covenants
  including limitations on liens, disposition of collateral
  and compliance with related contracts....................      305,000       305,000
                                                             -----------   -----------
                                                             $86,085,900   $62,832,873
                                                             ===========   ===========

     On December 30, 1999, Nostalgia issued two substitution and replacement notes to Crown and Concept in the amounts of $63,997,292 and $21,783,608, respectively. These notes bear interest at 8.5% and require aggregate minimum monthly interest payments of $60,000 with principal and unpaid interest due on January 1, 2001. These notes replace all previously issued notes plus unpaid interests as of December 30, 1999 and are collateralized by substantially all of Nostalgia's assets.

     As of March 20, 2000, Crown made additional loans totaling $3,750,000 to Nostalgia bearing interest at 8.50% to 8.75%. Principal and unpaid interest on these notes are due on January 1, 2001. These loans are also secured by substantially all of Nostalgia's assets.

5. STOCK OPTIONS

     In 1987, Nostalgia's Board of Directors adopted an Employee Stock Option Plan (the "1987 Plan") which provided for discretionary grants to employees, officers or directors employed by Nostalgia or its Parent, as well as other individuals who perform services for Nostalgia. The 1987 Plan has been replaced and no further options may be granted under the 1987 Plan. A total of 12,000 options were cancelled during 1998 reducing the total outstanding options from 45,000 at December 31, 1997 to 33,500 at December 31, 1998 with option prices ranging from $0.48 to $1.25 per share. There was no activity during 1999 under the 1987 Plan.

     In 1990 Nostalgia's Board of Directors adopted an Incentive and Non-qualified Stock Option Plan (the "1990 Plan") which provides for discretionary grants to employees, officers or directors of Nostalgia. The 1990 Plan has been replaced and no further option may be granted under the 1990 Plan. As of the years ended December 31, 1999, 1998, and 1997, 175,000 options were outstanding at exercise price of $0.48 to $1.57.

     In November 1995, Nostalgia's Board of Directors authorized registration of Nostalgia's existing stock option plans and agreements under the Securities Act of 1933 and the establishment of a new stock option plan (the "1996 Plan") which replaced the two existing plans. This action did not result in any additional shares being reserved for options.

     The 1996 Plan provides for all remaining reserved shares under the 1987 and 1990 Plans to be transferred into the 1996 Plan as well as any subsequent cancellations of any options currently outstanding in the 1987 and 1990 Plans. Additionally, the 1996 Plan provides for annual "formula" grants to non-employee directors of 3,000 shares which vest over three years. The 1996 Plan was approved to provide an option plan which

                          THE NOSTALGIA NETWORK, INC.

5. STOCK OPTIONS -- (CONCLUDED)
conforms to current securities law and was adopted by shareholder approval at Nostalgia's 1996 Annual Meeting. Data with respect to stock options under the 1996 Plan are as follows:

                                                    SHARES       OPTIONS       PRICE
                                                   RESERVED    OUTSTANDING   PER SHARE
                                                   ---------   -----------   ----------
Outstanding at January 1, 1998...................  1,053,166      48,000     $0.07 - 0.27
Granted..........................................    (27,000)     27,000      0.07 - 0.2
Canceled.........................................     12,000     (12,000)     0.07 - 0.2
Expired from 1987 Plan...........................     12,000
                                                   ---------     -------
Outstanding at December 31, 1998.................  1,050,166      63,000     $0.07 - 0.27
Exercised........................................                 (1,000)       0.07
Granted..........................................    (27,000)     27,000        0.07
                                                   ---------     -------
Outstanding at December 31, 1999.................  1,023,166      89,000     $0.07 - 0.27
                                                   =========     =======
Exercisable at December 31, 1999.................                 39,000     $0.07 - 0.27
                                                                 =======

     The exercise price of stock options at December 31, 1999 ranged from $1.57 to $0.07 per share with a weighted exercise price and remaining contractual life of $0.25 and 9 years, respectively.

     On May 13, 1996, Nostalgia entered into an agreement with SQuire Rushnell to be employed as Nostalgia's president and chief executive officer. Under the terms of the agreement, Nostalgia entered into a stock option agreement which reserves 839,840 shares of Nostalgia common stock at an exercise price of $0.35, which was equal to the fair market value at the date of grant. The shares vest at a rate of 25.0% each nine months and the options expire at the earliest of
(a) purchase of all shares, (b) 90 days following termination of employment, or
(c) May 12, 2006. At December 31, 1999, 839,840 shares were vested.

     The effects of SFAS No. 123 are not material to the financial statements for all years presented.

     On January 4, 2000, the Board of Directors approved an agreement and plan of merger with Crown. Such transaction is subject to shareholder approval. Upon consummation of this transaction, Nostalgia will take necessary actions to terminate all outstanding stock options.

6. CAPITAL STRUCTURE

  Preferred Stock

     Each share of preferred stock is convertible into 100 shares of common stock at the option of the holder thereof. Each preferred share is entitled to vote as 100 shares of common stock. Preferred stockholders are entitled to preferential rights on dividends. To date, no dividend have been declared or paid.

7. FEDERAL INCOME TAXES

     Nostalgia has incurred net operating losses since its inception for income tax purposes. Accordingly, since realization of benefits from these losses is not assured, tax benefits were not recorded for financial statement purposes.

     At December 31, 1999, Nostalgia has unused net operating loss carryforwards which will be limited. In accordance with the Internal Revenue Code Section 382, the amount of income that can be offset by net operating losses is limited due to the change in ownership of Nostalgia in 1993. The amount of the limitation is

                          THE NOSTALGIA NETWORK, INC.

7. FEDERAL INCOME TAXES -- (CONCLUDED)
approximately $1,700,000 per year for losses incurred prior to the change of ownership. The net operating loss carryforwards prior to the application of the limitations are as follows:

1999-2000.............................................         87,000
2001..................................................      1,323,000
2002..................................................      3,493,000
2003..................................................      1,725,000
2004..................................................      2,424,000
2005..................................................      3,630,000
2006..................................................      2,786,000
2007..................................................      2,803,000
2008..................................................      2,218,000
2009..................................................      3,719,000
2010..................................................      8,787,000
2011..................................................     13,094,000
2012..................................................     19,644,000
2018..................................................     22,482,000
2019..................................................     22,724,000
                                                         ------------
Total.................................................   $110,939,000

     Under the asset and liability approach specified by Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes", deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the currently enacted tax rates. Deferred tax expense or benefit is the result of the changes in deferred tax assets and liabilities.

     Deferred income taxes arise from the difference between the financial statement and income tax basis of assets and liabilities. Principal items comprising net deferred tax assets as of December 31, 1999 and 1998 are as follows:

                                                               1999           1998
                                                           ------------   ------------
Current:
  Allowance for doubtful accounts........................  $     61,000   $    103,000
  Accrued liabilities and other..........................        75,000         81,000
                                                           ------------   ------------
     Total current deferred tax assets...................       136,000        184,000
                                                           ------------   ------------
Long-Term:
  Net operating loss carryforwards.......................    42,157,000     22,993,000
  Accumulated depreciation and amortization..............      (450,000)      (397,000)
                                                           ------------   ------------
     Total net long-term deferred tax assets.............    41,707,000     29,596,000
                                                           ------------   ------------
     Total net deferred tax assets.......................    41,843,000     29,780,000
     Valuation allowance.................................   (41,843,000)   (29,780,000)
                                                           ------------   ------------
     Net deferred tax asset..............................  $         --   $         --
                                                           ============   ============

     Management believes that a valuation allowance is necessary due to uncertainty regarding the timing and amount of future utilization of net operating loss carryforwards.

                          THE NOSTALGIA NETWORK, INC.

8. RELATED PARTY TRANSACTIONS

  Office Leases

     Nostalgia had a long term lease agreement with an affiliate of Crown and Concept. The lease agreement terminated as of November 30, 1999 and the parties have not yet re-negotiated to extend the lease. Effective December 1999, Nostalgia is renting the office space on a month to month basis. Rental expense under this lease was $215,000, $194,000 and $184,600 for the years ended December 31, 1999, 1998 and 1997, respectively.

     Nostalgia leases office space from Atlantic Video on a month to month basis. Rent expense under this lease for the years ended December 31, 1999, 1998 and 1997 was approximately $47,000.

  Production and Post Production Services

     During 1997, Nostalgia renewed its agreement with Atlantic Video, an entity of which two directors of Nostalgia were officers and directors, including one serving as chairman, during 1999, for studio, production and post-production services. Under the terms of the agreement, Nostalgia is required to purchase a minimum number of hours of such services during each year at specified rates. Nostalgia has agreed to pay a minimum monthly flat fee of $50,000. If Nostalgia does not actually purchase $50,000 of services in a month, the differences can be used as credits for future months when actual expenses exceed the $50,000. Such credit can be applied within the next twelve consecutive months from the month of its origination. The aggregate balance of the credits may not exceed $75,000 at any time. This agreement also provides for master control and uplink services for a flat rate of $43,000 per month. Services rendered to Nostalgia under this agreement amount to $1,126,000, $1,397,000 and $1,525,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

9. COMMITMENTS AND CONTINGENCIES

  Litigation

     On or about September 29, 1989, an action was commenced in the Delaware Court of Chancery for New Castle County. Nostalgia is named as a nominal defendant for purposes of the derivative claims asserted. However, Nostalgia has no liability, and a summary judgment has been entered dismissing all counts in which Nostalgia had been named, although counts against the other individual defendants continue. Nostalgia is required to indemnify the directors and to pay the cost of their defense.

     On February 8, 2000, a law suit was filed in the United States District Court for the Southern District of New York making claims against Nostalgia for breach of contract, interference with contractual relations and business disparagement and injurious falsehood. Nostalgia intends to vigorously defend all claims and file counter suit for damages against the plaintiff. The outcome and the extent of potential liability are unknown at this time.

  Employment Agreements

     On July 1, 1999, Nostalgia entered into an employment agreement with its president for one year with an automatic renewal for one year unless terminated by either party. The agreement provides for an annual salary of $270,000, increasing at a rate of 20.0% for the renewal term. The agreement also provides for annual benchmark bonuses of $80,000 ($100,000 in any renewal term), payable quarterly upon meeting or exceeding certain budgetary goals. The agreement also provides for alternative benchmark bonuses under certain circumstances where some, but not all, criteria applicable to the benchmark bonus have been met.

                          THE NOSTALGIA NETWORK, INC.

9. COMMITMENTS AND CONTINGENCIES -- (CONCLUDED)
  Leases

     Transponder

     Nostalgia leases satellite transponder space and services on a 24-hour per day basis. At the inception of the lease, Nostalgia was required to pay a $1,000,000 launch protection fee for backup services in the event of delivery failure. The launch protection fee, plus other direct costs associated with obtaining the transponder lease were necessary costs to secure the transmission of Nostalgia's programming. As such, these costs were capitalized and included in property and equipment and are being amortized on a straight-line basis over the life of the agreement. The unamortized balance of these costs at December 31, 1999 was approximately $718,000. The basic monthly rate for transponder services is $205,400 and is for a term spanning the life of the satellite, which is estimated to be 12 years. Expense for satellite transponder space and services was $2,404,800, for 1999, 1998 and 1997. Nostalgia accounts for the lease of transponder services as an operating lease in accordance with SFAS No. 13.

     Office, Studio, and Equipment

     Nostalgia conducts operations from leased premises which include studio, office, sales and storage facilities. Nostalgia also leases certain production and communication equipment. Generally, the leases provide for renewal for various periods at stipulated rates. Some of the leases provide that Nostalgia pay taxes, maintenance, insurance and other occupancy expenses applicable to the leased premises.

     Lease expense for premises and equipment for 1999, 1998 and 1997, which consisted entirely of minimum rentals, was $274,000, $280,000 and $273,000, respectively. Approximate minimum rental commitments under all non-cancelable leases, including the transponder lease having terms in excess of a year are as follows:

                                                  FACILITY   TRANSMISSION
YEAR ENDING DECEMBER 31,                           LEASES       LEASES         TOTAL
------------------------                          --------   ------------   -----------
2000...........................................   $ 29,000   $ 2,913,000    $ 2,942,000
2001...........................................     29,000     2,892,000      2,921,000
2002...........................................     30,000     2,885,000      2,915,000
2003...........................................     21,000     2,885,000      2,906,000
2004...........................................                2,885,000      2,885,000
Thereafter.....................................         --    10,426,000     10,426,000
                                                  --------   -----------    -----------
                                                  $109,000   $24,866,000    $24,995,000
                                                  ========   ===========    ===========

  Rating Service Contract

     In 1995, Nostalgia contracted with a service that provides ratings, reports, analysis reports, demographic reports and other special reports. The agreement covered a minimum period of 5 years and required a monthly base charge of approximately $40,000. In November 1999, Nostalgia renegotiated the service agreement to receive partial services throughout the remaining contract term at approximately $9,000 per month.

  Major Customers

     During 1999, 1998, and 1997, three major customers accounted for approximately 35.0%, 28.0%, and 10.0%, respectively, of total revenues.

                          THE NOSTALGIA NETWORK, INC.

10. STATEMENTS OF CASH FLOWS

     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR FOR:                           1999       1998       1997
------------------------------                         --------   --------   --------
Interest.............................................  $720,000   $660,000   $635,000
Income taxes.........................................      None       None       None

     SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     Fiscal 1999

     Programming acquisition totaling $6,225,000 were financed through vendor debt obligation.

     Interest accrued and payable to Concept and Crown in the amounts of $2,565,740 and $5,687,286, respectively, were re-capitalized into notes payable as part of February 1, 1999, March 27, 1999 and December 30, 1999 re-financings of debt owed to Crown and Concept.

     Fiscal 1998

     Programming acquisitions totaling $830,000 were financed through vendor debt obligations.

     Interest accrued and payable to Concept and Crown in the amounts of $1,105,673 and $1,310,006, respectively, were re-capitalized into notes payable as part of a March 31, 1998 re-financing of debt owed to Crown and Concept.

     Fiscal 1997

     Programming acquisitions totaling $2,659,000 were financed through vendor debt obligations.

     Interest accrued and payable to Concept in the amount of $1,612,194 was re-capitalized into a note payable as part of a March 31, 1997 refinancing of debt owed to Crown and Concept.

       REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS ON SCHEDULE II

Board of Directors of The Nostalgia Network, Inc.

     In connection with our audit of the financial statements of The Nostalgia Network, Inc. in our report dated March 3, 2000, (Except for Notes 1 and 4 as to which the date is March 21, 2000) which is included in Form 10-K for the year ended December 31, 1999, we have also audited Schedule II for the year then ended. In our opinion, this schedule presents fairly, in all material respects, the information required to be set forth therein.

                                          /s/ GRANT THORNTON LLP

Vienna, Virginia
March 3, 2000 (Except for Notes 1 and 4 as to which the date is March 21, 2000)

                          THE NOSTALGIA NETWORK, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                                           BALANCE AT   CHARGED TO   CHARGED TO                BALANCE AT
                                                           BEGINNING    COSTS AND      OTHER      DEDUCTIONS     END OF
                       DESCRIPTION                          OF YEAR      EXPENSES     ACCOUNTS       (1)          YEAR
                       -----------                         ----------   ----------   ----------   ----------   ----------
Year ended December 31, 1997
  Allowance for doubtful accounts receivable.............  $1,154,000    $102,000        $--       $789,000     $467,000
                                                           ==========    ========        ==        ========     ========
Year ended December 31, 1998
  Allowance for doubtful accounts receivable.............  $  467,000    $534,000        $--       $699,000     $302,000
                                                           ==========    ========        ==        ========     ========
Year ended December 31, 1999
  Allowance for doubtful accounts receivable.............  $  302,000    $523,000        $--       $664,000     $161,000
                                                           ==========    ========        ==        ========     ========

---------------
(1) Uncollectible accounts written off.

                               TABLE OF CONTENTS

                                   ARTICLE I

                                     MERGER

                                                              PAGE
                                                              ----
1.1  The Merger.............................................    1
1.2  Surviving Corporation; Effects of the Merger...........    1
1.3  Effective Time.........................................    1
1.4  Certificate of Incorporation of the Surviving
  Corporation...............................................    1
1.5  Bylaws of the Surviving Corporation....................    1
1.6  Board of Directors and Officers of the Surviving
  Corporation...............................................    1
1.7  Conversion of Shares...................................    2
1.8  Dissenting Shares......................................    2
1.9  Payment for Shares.....................................    2
1.10 No Further Rights or Transfers.........................    3

ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY
2.1  Corporate Organization.................................    3
2.2  Authorization..........................................    4
2.3  Capitalization of the Company..........................    4
2.4  Certain Fees...........................................    4
2.5  SEC Filings............................................    4
2.6  Consents and Approvals; No Violations..................    4
2.7  No Undisclosed Material Liabilities....................    5
2.8  Proxy Statement; Other Information.....................    5

ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF NAC
3.1  Corporate Organization.................................    5
3.2  Authorization..........................................    5
3.3  Commitments for the Financing..........................    5
3.4  Consents and Approvals; No Violations..................    5
3.5  Proxy Statement; Other Information.....................    6

ARTICLE IV
                            COVENANTS
4.1  Conduct of Business of the Company.....................    6
4.2  No Solicitation........................................    8
4.3  Access to Information..................................    8
4.4  Best Efforts...........................................    9
4.5  Public Announcements...................................    9
4.6  Supplemental Information...............................    9
4.7  Schedule 13E-3 and Proxy Material; Stockholders'
  Meeting...................................................    9
4.8  Agreement to Defend and Indemnify......................   10
4.9  Option Plans...........................................   10
4.10 Deposit of Funds.......................................   11

                                   ARTICLE V

                            CONDITIONS TO THE MERGER

                                                              PAGE
                                                              ----
5.1  Conditions to Each Party's Obligation to Effect the
  Merger....................................................   11
5.2  Conditions to the Obligation of NAC to Effect the
  Merger....................................................   11
5.3  Conditions to the Obligations of the Company to Effect
  the Merger................................................   12

ARTICLE VI
                             CLOSING
6.1  Time and Place.........................................   12
6.2  Deliveries at the Closing..............................   12

ARTICLE VII
                   TERMINATION AND ABANDONMENT
7.1  Termination............................................   12
7.2  Procedure and Effect of Termination....................   13

ARTICLE VIII
                        GENERAL PROVISIONS
8.1  Survival of Representations, Warranties, Covenants and
  Agreements................................................   13
8.2  Amendment, Modification and Waiver.....................   13
8.3  Waiver of Compliance; Consents.........................   13
8.4  Severability...........................................   13
8.5  Fees and Expenses......................................   13
8.6  No Third Party Beneficiaries...........................   14
8.7  Additional Agreements..................................   14
8.8  Notices................................................   14
8.9  Governing Law..........................................   14
8.10 Counterparts...........................................   14
8.11 Headings...............................................   15
8.12 Entire Agreement.......................................   15

EXHIBIT A AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE NOSTALGIA NETWORK, INC.

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made as of the 11th day of January, 2000 by and between (i) THE NOSTALGIA NETWORK, INC., a Delaware corporation (the "Company"), and (ii) NNI ACQUISITION CORPORATION, a Delaware corporation ("NAC").

     WHEREAS, the Boards of Directors of the Company and NAC deem it advisable and in the best interests of the stockholders of such corporations to effect the merger of NAC with and into the Company (the "Merger"), to be consummated upon the terms and conditions set forth in this Agreement and in accordance with the applicable laws of the State of Delaware, whereby the outstanding shares of Common Stock, Four Cents ($0.04) par value, of the Company (the "Common Shares"), and the outstanding shares of Preferred Stock, Two Dollars ($2.00) par value, of the Company (the "Preferred Shares"), other than Common Shares and Preferred Shares held by NAC and other than Dissenting Shares (as defined in Section 1.8 hereof), be converted upon the Merger into the right to receive cash as provided in this Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                     MERGER

     1.1 The Merger. At the Effective Time (as defined in Section 1.3 hereof), and subject to the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), NAC shall be merged with and into the Company, the separate corporate existence of NAC shall thereupon cease, and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

     1.2 Surviving Corporation; Effects of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects specified in Section 259 of the DGCL. The name of the Surviving Corporation shall be The Nostalgia Network, Inc.

     1.3 Effective Time. As soon as practicable following the Closing (as defined in Section 6.1 hereof), the parties hereto shall effect the Merger by filing with the Delaware Secretary of State a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being herein referred to as the "Effective Time").

     1.4 Certificate of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Company or NAC, the Certificate of Incorporation of the Company shall be amended and restated to read substantially as set forth in Exhibit A to this Agreement. From and after the Effective Time, the Certificate of Incorporation of the Company, as so amended and restated, shall be the Certificate of Incorporation of the Surviving Corporation, subject to the right of the Surviving Corporation to amend its Certificate of Incorporation after the Merger in accordance with the DGCL.

     1.5 Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Company or NAC, the Bylaws of NAC, as in effect at the Effective Time, shall be the Bylaws of the Surviving Corporation.

     1.6 Board of Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of the Company immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such directors to hold office, subject to the applicable provisions of the Certificate of Incorporation and Bylaws of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their successors shall be duly elected or appointed and qualified. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified.

     1.7 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Each Common Share that is issued and outstanding immediately prior to the Effective Time (other than Common Shares which are Dissenting Shares as defined in Section 1.8 hereof, and any Common Shares which are held by NAC or are held in the treasury of the Company) shall be converted into and represent the right to receive Seven Cents ($0.07) (the "Common Stock Merger Consideration"), in cash payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Common Share.

          (b) Each Preferred Share that is issued and outstanding immediately prior to the Effective Time (other than Preferred Shares which are Dissenting Shares as defined in Section 1.8 hereof, and any Preferred Shares which are held by NAC or are held in the treasury of the Company) shall be converted into and represent the right to receive Seven Dollars ($7.00) (the "Preferred Stock Merger Consideration"), in cash payable to the holder thereof, without interest thereon, upon surrender of the certificate representing such Preferred Share.

          (c) Each share of Common Share of NAC that is issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive one fully paid and non-assessable share of Common Share, par value $0.01 per share, of the Surviving Corporation, and such shares of Common Share of the Surviving Corporation shall constitute the only issued shares of the Surviving Corporation.

          (d) Each Common Share and Preferred Share owned by NAC, or held in the treasury of the Company, immediately prior to the Effective Time shall be cancelled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

     1.8 Dissenting Shares. Notwithstanding the provisions of Section 1.7 hereof, or any other provision of this Agreement to the contrary, Common Shares or Preferred Shares which are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such Common Shares or Preferred Shares in favor of the Merger and who shall have delivered a written demand for appraisal of such Common Shares or Preferred Shares in the manner provided in Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into the right to receive cash at or after the Effective Time, unless and until the holder of such Dissenting Shares shall have failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment under the DGCL. If a holder of Dissenting Shares shall have so failed to perfect or shall have effectively withdrawn or lost such right to appraisal and payment, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall automatically be converted into and represent the right to receive cash, without any interest thereon, as provided in Section 1.7(a) or 1.7(b) hereof, as the case may be.

     1.9 Payment for Shares.

     (a) Prior to the Effective Time, NAC shall deposit, or cause to be deposited in trust for the benefit of the Company's stockholders, in immediately available funds with a disbursing agent selected by NAC and reasonably satisfactory to the Company (the "Exchange Agent"), an amount (the "Fund") equal to the sum of (i) the product obtained by multiplying (A) the number of Common Shares issued and outstanding immediately prior to the Effective Time (other than Common Shares which are registered in the name of NAC or held in the treasury of the Company and other than Common Shares which are Dissenting Shares) as reflected on the stock transfer books of the Company immediately prior to the Effective Time by (B) the Common Stock Merger Consideration plus
(ii) the product obtained by multiplying (A) the number of Preferred Shares issued and outstanding immediately prior to the Effective Time (other than Preferred Shares which are registered in the name of NAC or held in the treasury of the Company and other than Preferred Shares which are Dissenting Shares) as reflected on the stock transfer books of the Company immediately prior to the Effective Time by (B) the Preferred Stock Merger Consideration. Out of the fund, the Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Sections 1.7(a) and 1.7(b) hereof.

     (b) As soon as practicable after the Effective Time, the Exchange Agent, pursuant to irrevocable instructions, shall mail to each holder of record (other than NAC) of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Common Shares or Preferred Shares (the "Certificates"), a notice of effectiveness of the Merger, a form letter of transmittal (the "Letter of Transmittal") for return to the Exchange Agent, and instructions for use in effecting the surrender of the Certificates and to receive cash for each of such holder's Common Shares and Preferred Shares. The notice, Letter of Transmittal and instructions shall be in forms reasonably approved by counsel to the Company. The Letter of Transmittal shall specify that delivery shall be effected and risk of loss and title shall pass, only upon proper delivery to and receipt of such Certificate or Certificates by the Exchange Agent. The Exchange Agent, promptly following receipt of any such Certificate or Certificates, together with the Letter of Transmittal, duly executed, and any other items specified by the Letter of Transmittal, shall pay, by check or draft, to the holders of Certificates an amount equal to the sum of
(i) the product obtained by multiplying (A) the number of Common Shares represented by the Certificate or Certificates so surrendered by (B) Seven Cents ($0.07) plus (ii) the product obtained by multiplying (A) the number of Preferred Shares represented by the Certificate or Certificates so surrendered by (B) Seven Dollars ($7.00). No interest will be paid or accrued on the cash payable upon the surrender of a Certificate or Certificates.

     (c) Any portion of the Fund which remains unclaimed for six (6) months after the Effective Time shall be paid to the Surviving Corporation upon demand, subject to any applicable escheat and other similar laws. Any holders of Certificates who have not theretofore complied with 1.9(b) hereof shall thereafter look only to the Surviving Corporation for payment of their claim for the consideration set forth in Section 1.7 hereof, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

     1.10 No Further Rights or Transfers.

     At and after the Effective Time of the Merger, (i) each holder of a Certificate or Certificates that represented issued and outstanding Common Shares or Preferred Shares immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender his or her Certificate or Certificates in exchange for the payment provided pursuant to Sections 1.7 and 1.9 hereof, or to perfect his or her right to receive payment for his or her Common Shares or Preferred Shares pursuant to
Section 262 of the DGCL and Section 1.8 hereof, if such holder has validly exercised and perfected and not withdrawn his or her right to receive payment for his or her Common Shares or Preferred Shares, and (ii) no transfer of Common Shares or Preferred Shares outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates formerly representing Common Shares or Preferred Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the consideration set forth in Section 1.7 hereof.

                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to NAC that:

     2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority to own, operate and lease its properties and to carry on its business as now being conducted. To the best knowledge of the executive officers of the Company, the Company is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or nature of its business activities requires such qualification, except to the extent that the failure to be so qualified or licensed would not have a material adverse effect upon the business, operations or the financial condition, of the Company. There are no corporations, limited liability companies, partnerships, joint venture associations or other entities of which the Company, directly or indirectly, owns or controls more than 10% of the voting securities or other voting interests ("Subsidiary").

     2.2 Authorization. The Company has the necessary corporate power and authority to enter into this Agreement. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate proceeding on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of this Agreement by the requisite vote of the stockholders of the Company). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by NAC, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.3 Capitalization of the Company. As of the date hereof, the authorized capital stock of the Company consists of thirty million (30,000,000) shares of Common Stock, Four Cents ($0.04) par value, and one hundred twenty-five thousand (125,000) shares of Preferred Stock, Two Dollars ($2.00) par value. As of the date hereof, there are twenty million two hundred seventy-four thousand four hundred eleven (20,274,411) Common Shares issued and outstanding and three thousand two hundred fifty (3,250) Preferred Shares issued and outstanding. As of the date hereof, there are no Common Shares or Preferred Shares held in the Company's treasury. All of the outstanding Common Shares and Preferred Shares have been validly issued, and are fully paid, nonassessable and free of preemptive rights with no personal liability attaching to the ownership thereof. As of the date hereof, two million (2,000,000) Common Shares and no Preferred Shares are issuable upon exercise of options (the "Company Options") under stock option plans of the Company (collectively, the "Option Plans"). A description of the Option Plans and a list of all outstanding options, including the exercise price and other terms thereof, is set forth on Disclosure Schedule 2.3 attached hereto and made a part of hereof. Except as set forth above, as of the date hereof, there are no outstanding options, warrants, subscriptions, conversion or other rights, agreements or commitments obligating the Company to issue any additional shares of the capital stock or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for any shares of the capital stock of the Company.

     2.4 Certain Fees. With the exception of a fee payable to Chatsworth Securities LLC, which has acted as financial advisor to the Company's Board of Directors (including its disinterested directors) pursuant to a letter agreement which has been delivered to NAC, the Company has not employed any broker or finder or incurred any liability for any financial advisory, brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

     2.5 SEC Filings. To the best knowledge of the executive officers of the Company, the Company has timely made all of its filings required by the Securities and Exchange Commission (the "Commission"). All such filings are true and complete in all material respects.

     2.6 Consents and Approvals; No Violations.

     (a) To the best knowledge of the executive officers of the Company, the Company is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any federal, state, local or foreign court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of the Company, which violation or violations would have a material adverse effect on the business, operations or financial condition of the Company.

     (b) Except for (i) applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (ii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iii) applicable requirements of state blue sky laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement or to enable the Company to continue to conduct its business after the Effective Time in a manner which is in all material respects consistent with that in which they are presently conducted, except where the failure to make such filing or to obtain such permit, authorization, consent or approval will not have a material adverse effect on the business, operations or financial condition of the Company. Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of the Company, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound or (iii) to the best knowledge of the executive officers of the Company, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which in the aggregate would not have a material adverse effect on the business, operations or financial condition of the Company.

     2.7 No Undisclosed Material Liabilities. Except for intercompany loans made by Crown Communications Corporation, a Delaware corporation, and except as and to the extent set forth on the audited consolidated balance sheet of the Company at December 31, 1998, including the notes thereto (the "Balance Sheet"), the Company had, at December 31, 1998, no liabilities or obligations material to the Company. Since the date of the Balance Sheet, the Company has not incurred any liabilities material to the Company except (a) liabilities incurred in the ordinary and usual course of business and consistent with past practice and (b) liabilities incurred in connection with this Agreement and the transactions contemplated herein.

     2.8 Proxy Statement; Other Information. None of the information supplied by the Company included in the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders of the Company in connection with the Merger (collectively, the "Proxy Statement") or any schedules, including a Schedule 13E-3, required to be filed with the Commission in connection therewith (the "Schedules"), will, as of the date the Proxy Statement is first mailed to such stockholders, and on the date of the special meeting of the Company's stockholders and the date of any adjournment thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement and Schedules will comply as to form in all material respects with all applicable provisions of the Exchange Act.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF NAC

     NAC hereby represents and warrants to the Company that:

     3.1 Corporate Organization. NAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

     3.2 Authorization. NAC has the necessary, corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by NAC, the performance by NAC, its obligations hereunder and the consummation by NAC of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of NAC, and will have been duly and validly approved by the stockholders of NAC prior to the Effective Time, and no other corporate proceeding on the part of NAC is necessary for the execution and delivery of this Agreement by NAC, the performance of its obligations hereunder and the consummation by NAC of the transactions contemplated hereby. This Agreement has been executed and delivered by NAC and, assuming the due authorization, execution and delivery hereof by the Company, is a legal, valid and binding obligation of NAC, enforceable against NAC in accordance with its terms.

     3.3 Commitments for the Financing. NAC, or its respective associates or affiliates, has heretofore received commitments to provide sufficient funds to complete the transactions contemplated by this Agreement.

     3.4 Consents and Approvals; No Violations.

     (a) NAC is not in violation of any applicable law, statute, order, rule or regulation promulgated or judgment entered by any federal, state, local or foreign court or governmental authority relating to or affecting the operation, conduct or ownership of the property or business of NAC, which violation or violations would have a material adverse effect on the business, operations or financial condition of NAC.

     (b) Except for applicable requirements of the Exchange Act, state blue sky laws and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by NAC of the transactions contemplated by this Agreement or to enable the Surviving Corporation to continue to conduct its business after the Effective Time, except where the failure to make such filing, or to obtain such permit, authorization, consent or approval will not have a material adverse effect on the business, operations, or financial condition of NAC. Neither the execution and delivery of this Agreement by NAC nor the consummation by NAC of the transactions contemplated hereby nor compliance by NAC with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of NAC, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which NAC is a party or by which it or any of its properties or assets may be bound or (iii) to the best knowledge of the executive officers of NAC, violate any order, writ, injunction, decree, statute, rule or regulation applicable to NAC, excluding from the foregoing clauses (ii) and (iii) violations, breaches or defaults which in the aggregate would not have a material adverse effect on the business, operations or financial condition of NAC.

     3.5 Proxy Statement; Other Information. None of the information supplied by NAC included in the Proxy Statement or any Schedule, or in any amendments or supplements thereto, required to be filed with the Commission in connection therewith, will, as of the date the Proxy Statement is first mailed to stockholders of the Company, and on the date of the meeting of the Company's stockholders and the date of any adjournment thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Proxy Statement and Schedules will comply as to form in all material respects with all applicable provisions of the Exchange Act.

                                   ARTICLE IV

                                   COVENANTS

     4.1 Conduct of Business of the Company. Except as expressly contemplated by this Agreement, including cancellation of Company Options in accordance with
Section 4.9(a) hereof, during the period from the date of this Agreement to the Effective Time, the Company will conduct its operations only in, and the Company shall not take any action except in, the ordinary and usual course of business and consistent with prior practice, and the Company shall use its best efforts to preserve substantially intact its business organization, goodwill, assets, permits and licenses, to keep available the services of its current officers and employees and to maintain satisfactory relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it; to comply in all material respects with all laws, statutes, ordinances, rules and regulations applicable to the Company; and, prior to the Effective Time, the Company covenants and agrees that it will not, without the prior consent of NAC:

          (a) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

          (b) authorize for issuance, issue, sell, pledge, dispose of or encumber, deliver or agree or commit to issue, sell, pledge or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class of the Company or any securities convertible into or exercisable or exchangeable for shares of stock of any class of the Company, other than the issuance of shares pursuant to the exercise of Company Options outstanding as of the date hereof;

          (c) except as set forth in Section 4.9 and except in the ordinary and usual course of business and consistent with past practice, incur any material liability or obligation, issue any debt securities or assume, guarantee, endorse or otherwise as an accommodation become responsible for, the obligations of any other individual or entity;

          (d) except as set forth in Section 4.9, adopt or amend any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement (collectively, "Compensation Plans"), or grant, or become obligated to grant, any general increase in the compensation of officers or employees (including any such increase pursuant to any Compensation Plan) or any increase in the compensation payable or to become payable to any officer, institute any new employee benefit, welfare program or Compensation Plan, make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee;

          (e) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any material investment, either by purchase of stock or securities, contributions to capital, property transfer, or purchase of any material amount of properties or assets of any other individual or entity;

          (f) amend the Certificate of Incorporation or Bylaws of the Company;

          (g) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to the Company or its properties;

          (h) change in any material respect its accounting methods, principles or practices except as in accordance with United States generally accepted accounting principles, consistently applied ("GAAP");

          (i) revalue any of its assets, including, without limitation, writing off notes or accounts receivable, other than in the ordinary course of business consistent with prior practice;

          (j) create, incur, assume, maintain or permit to exist any lien, pledge, mortgage, security interest, assessment, claim, lease, charge, option, right of first refusal, imperfection of title, easement, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation of any kind whatsoever ("Encumbrances") on any real, personal or mixed property, tangible or intangible, including without limitation, any leased property ("Property") of the Company, other than liens for federal, state or local taxes and assessments not yet payable ("Permitted Encumbrances");

          (k) create, incur or assume any indebtedness for borrowed money, including obligations in respect of capital leases, or guarantee any indebtedness for borrowed money or any other obligation of any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory authority or other entity ("Person");

          (l) pay or discharge any material claim, liability or Encumbrance (whether absolute, accrued, contingent or otherwise), or waive any right, other than in the ordinary course of business consistent with past practice or pursuant to binding contractual obligations of the Company in existence on the date hereof;

          (m) hire any new employees, agents, independent contractors or consultants, except for those earning less than Fifty Thousand Dollars ($50,000) per annum who are hired in the ordinary course of business consistent with past practice and the then applicable Board of Directors', approved budget;

          (n) authorize or make any capital expenditure inconsistent with the then applicable Board of Directors' approved budget;

          (o) issue or agree to issue any shares of its capital stock or securities exchangeable for or convertible into such capital stock;

          (p) become a party to any agreement, amend or terminate any other agreement, contracts, leases, subleases, licenses, obligations, instruments or other legally binding commitments, arrangements or undertakings of any kind ("Contract"), other than in the ordinary course of business and consistent with past practice and the then applicable Board of Directors' approved budget;

          (q) make any investments in noninvestment grade securities;

          (r) make any loan, advance or capital contribution to or investment by the Company in any Person, except in the ordinary course of business and consistent with past practice;

          (s) file for voluntary bankruptcy or become subject to involuntary bankruptcy proceedings;

          (t) consider or adopt a plan of complete or partial liquidation, dissolution, rehabilitation, restructuring, recapitalization, re-domestication or other reorganization;

          (u) enter into any joint venture, partnership, managing general agency or similar arrangement with any Person;

          (v) take any action or course of action inconsistent with its compliance with the covenants and agreements contained in this Agreement; and

          (w) take or agree to commit to take any action that would make any representation or warranty of the Company contained herein inaccurate in any material respect at the Effective Time or omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at such time.

     4.2 No Solicitation. The Company will not, and will use its best efforts to ensure that its officers, directors, representatives or agents shall not, directly or indirectly (i) solicit or initiate (including by way of furnishing any non-public information concerning the Company's business, properties or assets) negotiations with and (ii) subject to the exercise of their fiduciary responsibilities on advice of counsel, participate in any negotiations leading to any proposals or enter into any agreement with any corporation, partnership, person or other entity or group (other than NAC) (the "Third Party") concerning any tender offer, exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, liquidation, dissolution or similar transactions involving the Company (such proposals, announcements or transactions being referred to herein as "Acquisition Proposals"). The Company will promptly inform NAC of any inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which it may receive in respect of an Acquisition Proposal and furnish to NAC a copy of any such inquiry. Nothing contained herein shall be construed to prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a)(2) or (3) promulgated under the Exchange Act or from making such other disclosure to stockholders which, in the judgment of the Board of Directors, on advice of counsel, may be required by law.

     4.3 Access to Information.

     (a) Between the date of this Agreement and the Effective Time, the Company will give NAC and its authorized representatives access during normal business hours to all personnel, offices and other facilities of the Company and to all books and records of the Company and will permit NAC to make such inspections as it may reasonably request and will cause its officers to furnish NAC with such financial and operating data and other information with respect to the business and properties of the Company as NAC may from time to time reasonably request.

     (b) NAC will hold and will cause its representatives (and its affiliates) to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of its counsel, by other requirements of law, all documents and information concerning the Company furnished to NAC (or its affiliates) in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) known by NAC or its affiliates (other than affiliates who are directors, officers or employees of the Company) prior to its disclosure to NAC or its affiliates by the Company, (ii) in the public domain through no fault of NAC or its affiliates or (iii) later lawfully acquired by

NAC or its affiliates from other sources) and will not release or disclose such information to any other person, except in connection with this Agreement on a confidential basis to (A) its auditors, attorneys, financial advisors, other consultants and advisors and (B) responsible financial institutions, corporations, partnerships and individuals in connection with the Merger. If the transactions contemplated by this Agreement are not consummated, such confidence shall be maintained except to the extent such information can be shown to have been (i) previously known by NAC or its affiliates (other than affiliates who are directors, officers or employees of the Company) prior to its disclosure to NAC or its affiliates by the Company, (ii) in the public domain through no fault of NAC (or its affiliates) or (iii) later lawfully acquired by NAC (or its affiliates) from other sources, and, if requested by the Company, NAC (or its affiliates) will destroy or return to the Company all copies of written information furnished by the Company to NAC or to NAC's affiliates, agents, representatives or advisors. No investigation or access to information pursuant to this Section 4.3 shall affect any representation or warranty made by the Company.

     4.4 Best Efforts. Upon the terms and subject to the conditions hereof, NAC and the Company agree to use their respective best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including providing information necessary for inclusion in the Proxy Statement and Schedules, and shall use their respective best efforts to obtain all waivers, permits, consents and approvals and to effect all registrations, filings and notices with or to third parties or governmental or public bodies or authorities which are in the opinion of NAC or the Company necessary or desirable in connection with the transactions contemplated by this Agreement, including, without limitation, filings to the extent required under the Exchange Act. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of NAC, the Company and the Surviving Corporation shall take such action.

     4.5 Public Announcements. NAC and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

     4.6 Supplemental Information. From time to time prior to the Effective Time, each party hereto will promptly disclose in writing to the other any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be disclosed to such other party.

     4.7 Schedule 13E-3 and Proxy Material; Stockholders' Meeting. NAC and the Company will prepare and file with the Commission the documents, Schedules and amendments and supplements thereto required to be filed with respect to the transactions contemplated by this Agreement. The Company, acting through its Board of Directors, shall cause a meeting of its stockholders to be duly called, give notice of, convene and hold such meeting as soon as practicable for the purpose, inter alia, of approving this Agreement and all actions contemplated hereby which require the approval of the Company's stockholders. The Company will use its best efforts to obtain and furnish the information required to be included by it in any required Proxy Statement and, after consultation with NAC, respond promptly to any comments of the Commission relating to any preliminary proxy material or regarding the transactions contemplated by this Agreement and to cause the Proxy Statement relating to the transactions contemplated by this Agreement to be mailed to its stockholders, all at the earliest practicable time. Whenever any event occurs which should be set forth in an amendment or supplement to the Proxy Statement, Schedules or any other filing required to be made with the Commission, each party will promptly inform the other and cooperate in filing with the Commission and/or mailing to stockholders such amendment or supplement. The Proxy Statement, Schedules and all amendments and supplements thereto shall comply with applicable law and be in form and substance satisfactory to NAC and the Company. The Board of Directors of the Company, subject to the exercise of its fiduciary obligations, shall include in the Proxy Statement its recommendation that stockholders of the Company vote in favor of the approval and adoption of the Agreement and take such further actions as NAC may reasonably request in order to secure such approval and adoption. NAC shall cause to be present for the purpose of obtaining a quorum and shall vote, or cause to be voted, all of the Common Shares and Preferred Shares then owned by NAC or its affiliates in favor of the Merger at any meeting of the stockholders of the Company.

     4.8 Agreement to Defend and Indemnify.

     (a) In the event any action, suit, proceeding or investigation relating to the Merger, this Agreement or the transactions contemplated hereby or thereby is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that the Company shall indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, each present and former director, officer, employee and agent of the Company (the "Indemnified Parties") against losses, claims, damages, liabilities, costs, expenses (including attorneys' fees), judgments and amounts paid in settlement in connection with any threatened, pending or completed action, suit, claim, proceeding or investigation arising out of or pertaining to any action or omission occurring at or prior to the Effective Time (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement) to the full extent permitted or required under Delaware law and the Company's Bylaws (and the Company or the Surviving Corporation, as the case may be, will advance expenses to each such person to the full extent so permitted). Neither the Company, the Surviving Corporation nor NAC shall be liable for any settlement effected by such Indemnified Party (or group of Indemnified Parties) unless the Company, the Surviving Corporation or NAC, respectively, have approved such settlement in writing. Any Indemnified Party wishing to claim indemnification under this Section 4.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify, in writing, the Company or the Surviving Corporation and NAC thereof; provided, however, that any failure to so notify the Company or the Surviving Corporation and NAC shall not relieve the Company or the Surviving Corporation and NAC of any obligation to indemnify such Indemnified Party or of any other obligation imposed by this Section 4.8 unless and to the extent such failure to so notify shall prejudice the position of the Company or the Surviving Corporation.

     (b) From the date of this Agreement, the Company or the Surviving Corporation, as the case may be, shall use its best efforts to provide officers' and directors' liability insurance covering the Indemnified Parties who were covered by the Company's officers' and directors' liability insurance on October 21, 1999 or who become officers or directors of the Company after such date and prior to the Effective Time with respect to actions and omissions occurring prior to the Effective Time upon terms no less favorable to the Indemnified Parties than such insurance maintained in effect by the Company on October 21, 1999 in terms of coverage and amounts, subject to the availability of such insurance at a cost not in excess of $82,000 per year, and if the amount of such insurance available for $82,000 per year is less than the amount in effect as of October 21, 1999, the amount of coverage provided will be the maximum amount available for $82,000 per year. The Surviving Corporation shall advise the Indemnified Parties at least annually as to the amount and coverage of such insurance then in effect. Such officers' and directors' liability insurance shall remain in full force and effect until the third anniversary of the Effective Time.

     (c) The covenants contained in this Section 4.8 shall survive the Closing, shall continue without time limit and are intended to benefit the Company and each of the Indemnified Parties. Subject to the requirements of the DGCL, the Certificate of Incorporation and Bylaws of the Company and the Surviving Corporation shall not be amended in a manner which adversely affects the rights of the Indemnified Parties under this Section 4.8.

     4.9 Option Plans. The Company shall take all steps necessary to (a) terminate, to the extent permitted by the terms thereof, the Option Plans immediately prior to the Effective Time, without prejudice to the rights of the holders of Company Options and (b) grant no additional Company Options under the Option Plans. Except as set forth below in this Section 4.9, the Company shall use its best efforts to take all actions necessary as soon a practicable after the date hereof (i) to cause each outstanding Company Option, whether or not exercisable or vested, to be cancelled, as of the Effective Time and (ii) to obtain the consent of each holder of a Company Option (whether or not then exercisable) to the cancellation thereof, to take effect as of the Effective Time. In exchange for the cancellation of each such Company Option, the Company may pay in respect thereof an amount to be mutually agreed upon by NAC and the holders of such Company Options or enter into other arrangements mutually acceptable to NAC and the holders of such Company Options.

     4.10 Deposit of Funds. Not less than ten days prior to the meeting of the Company's stockholders at which this Agreement will be voted upon, NAC shall cause to have deposited with a depository acceptable to the Company funds sufficient to make the payments required by Section 1.9(a) hereof.

                                   ARTICLE V

                            CONDITIONS TO THE MERGER

     5.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the following conditions, which may not be waived:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote or consent, if any, of the stockholders of the Company required by the Company's Certificate of Incorporation and the DGCL;

          (b) No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger; and

          (c) Chatsworth Securities LLC ("Chatsworth") shall have delivered to the Company a written fairness opinion for inclusion in the Proxy Statement, relating to the transactions contemplated by this Agreement.

     5.2 Conditions to the Obligation of NAC to Effect the Merger. The obligations of NAC to effect the merger shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by NAC:

          (a) The Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time;

          (b) The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and shall be deemed to have been made again at and as of the Effective Time and shall then be true and correct in all material respects;

          (c) All licenses, permits, consents or approvals of governmental authorities or agencies necessary to consummate the Merger and to permit the continuance of operations of the Company by the Surviving Corporation thereafter shall have been received and shall be in full force and effect;

          (d) The terms of the Merger shall have been approved by a majority of the Company's disinterested directors;

          (e) The terms of the Merger shall have been approved and recommended by a majority of the Company's Board of Directors;

          (f) The terms of the Merger shall have been approved by a majority of Company's stockholders;

          (g) Stockholders of the Company owning not more than five percent (5%) of the Company's issued and outstanding shares (on an as converted basis) shall have exercised dissenters' rights;

          (h) The Company shall have obtained and provided NAC a written opinion from Chatsworth that the terms of the Merger are fair to the Company's stockholders; and

          (i) The Company shall have obtained any and all regulatory approvals for the consummation of the Merger, and there shall have been no outstanding order of a court of competent jurisdiction enjoining the consummation of the Merger.

     5.3 Conditions to the Obligations of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall be further subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the Company:

          (a) NAC shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement required to be performed and complied with by it at or prior to the Effective Time; and

          (b) The representations and warranties of NAC contained in this Agreement shall be true as of the date hereof, and shall be deemed to have been made again at and as of the Effective Time and shall then be true and correct in all material respects.

                                   ARTICLE VI

                                    CLOSING

     6.1 Time and Place. Subject to the provisions of Articles V and VII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Tucker Flyer, 1615 L Street, N.W., Suite 400, Washington, D.C. 20036, at 10:00 A.M., local time, as soon as practicable after the meeting of stockholders referred to in Section 4.7 hereof (the "Closing Date") or at such other place or at such other time as NAC and the Company may mutually agree upon for the Closing to take place.

     6.2 Deliveries at the Closing. At the Closing, the Company and NAC shall cause the Certificate of Merger to be filed and recorded in accordance with the applicable provisions of the DGCL and shall take any and all other lawful actions necessary to cause the Merger to become effective.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

     7.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the
Company:

          (a) By mutual consent of the Boards of Directors of NAC and the Company;

          (b) If NAC and the Company shall mutually agree that there shall be threatened, instituted or pending any action, proceeding or counterclaim by or before any court of competent jurisdiction or governmental administrative or regulatory agency or commission which, in the mutual agreement of NAC and the Company, might permanently restrain, enjoin or otherwise prohibit the transactions contemplated by this Agreement;

          (c) By either NAC or the Company:

             (i) If the Effective Time shall not have occurred by June 30, 2000;

             (ii) If a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action which has not been lifted (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

             (iii) If there has been a material failure to perform or comply with any of the covenants, obligations, agreements or conditions required in this Agreement to be performed or complied with by the other party and such nonperformance or noncompliance shall not have been cured or eliminated promptly or by its nature cannot be cured or eliminated promptly; or

             (iv) By either party if the other shall have breached any of its representations or warranties contained in this Agreement, which breach
        (A) is incapable of being cured by the breaching party or (B) would give rise to failure of the conditions set forth in Article V.

     7.2 Procedure and Effect of Termination. In the event of termination and abandonment of the Merger by the Company or NAC or both pursuant to Section 7.1 hereof, written notice thereof shall forthwith be given to the other and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (a) Upon request therefor, each party will redeliver any and all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) No party hereto shall have any liability or further obligation to any other party to this Agreement except that the provisions of this
     Section 7.2 and Sections 4.3(b) and 4.8 hereof, shall remain in full force and effect.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1 Survival of Representations, Warranties, Covenants and Agreements. The respective representations, warranties, covenants and agreements of the parties hereto, other than those contained in Sections 1.8, 1.9, 4.3(b) and 4.8 hereof, shall not survive the Effective Time.

     8.2 Amendment, Modification and Waiver. Subject to applicable law, this Agreement may not be amended except by written agreement with the approval of the Boards of Directors of NAC and the Company, before or after the meeting of stockholders of the Company, at any time prior to the Effective Time with respect to any of the terms contained herein, except that the price per Common Share or Preferred Share to be paid pursuant to this Agreement to the holders of Common Shares or Preferred Shares shall in no event be decreased and the form of consideration to be received by the holders of such Common Shares or Preferred Shares in the Merger shall in no event be altered without the approval of such holders. The waiver of any term or condition in this Agreement shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. Any failure or delay on the part of either party in exercising any power or right hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise of any other right or power hereunder.

     8.3 Waiver of Compliance; Consents. Any failure of NAC, on the one hand, or the Company, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the Company or NAC, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of either party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

     8.4 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

     8.5 Fees and Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

     8.6 No Third Party Beneficiaries. Except for the provisions of this Agreement relating to Indemnified Parties, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any legal or equitable rights benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     8.7 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

     8.8 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given or made as of (i) the date delivered personally against written receipt or (ii) five days after mailing if mailed by registered or certified mail (return receipt requested); to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to NAC:

           NNI Acquisition Corporation
           c/o Crown Communications Corporation
           650 Massachusetts Avenue, N.W.
           Washington, D.C. 20001
           Attn: President
           Facsimile: (202) 408-8496

        with a copy under separate cover to:

           Arthur E. Cirulnick, Esquire
           Venable, Baetjer, Howard & Civiletti, LLP
           1615 L Street, N.W., Suite 400
           Washington, D.C. 20036
           Facsimile: (202) 429-3231

          (b) if to the Company:

           The Nostalgia Network, Inc.
           650 Massachusetts Avenue, N.W.
           Washington, D.C. 20001
           Attn: President
           Facsimile: (202) 289-6632

        with a copy under separate cover to:

           Robert Kostecka, Esquire
           Caplan, Buckner, Rohrbaugh & Kostecka Chtd.
           3 Bethesda Metro, Suite 430
           Bethesda, MD 20814
           Facsimile: (301) 718-8358

     8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws rules thereof.

     8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     8.11 Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     8.12 Entire Agreement. This Agreement, including the exhibits hereto and the documents and instruments referred to herein, constitutes the entire agreement of the parties hereto in respect of the subject matter contained herein. There are no agreements, restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above on its behalf by its duly authorized officers.

                                          The Nostalgia Network, Inc.

                                          By:    /s/ SQUIRE D. RUSHNELL
                                            ------------------------------------
                                            Name: SQuire D. Rushnell
                                            Title: President and Chief Executive
                                              Officer

                                          NNI ACQUISITION CORPORATION

                                          By:       /s/ DONG MOON JOO
                                            ------------------------------------
                                            Name: Dong Moon Joo
                                            Title: President

                                  AMENDMENT 1

                                       TO
                          AGREEMENT AND PLAN OF MERGER

     Pursuant to Section 8.2 of the AGREEMENT AND PLAN OF MERGER made as of the 11th day of January, 2000 by and between (i) THE NOSTALGIA NETWORK, INC., a Delaware corporation (the "Company"), and (ii) NNI ACQUISITION CORPORATION, a Delaware corporation ("NAC"), the parties hereby agree to the following Amendment 1 to this AGREEMENT AND PLAN OF MERGER:

     1. Section 7.1 (c)(i) is hereby removed and replaced by the following:

          "(i) If the Effective Time shall not have occurred by December 31, 2000;"

     2. The parties agree that all other terms of the Agreement not directly amended by the above shall remain in full effect through the remainder of its term.

     IN WITNESS WHEREOF, the parties hereby execute this Amendment 1.

THE NOSTALGIA NETWORK, INC.                       NNI Acquisition Corporation
650 Massachusetts Avenue, NW                      650 Massachusetts Avenue, NW
Washington, DC 20001                              Washington, DC 20001

           By: /s/ WILLARD R. NICHOLS                          By: /s/ WERNER SEUBERT
  -------------------------------------------       -------------------------------------------
            Name: Willard R. Nichols                            Name: Werner Seubert
     Title: Vice President, General Counsel                    Title: Vice President
                 and Secretary

Date: October 4, 2000                             Date: October 4, 2000

                                   EXHIBIT A
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                          THE NOSTALGIA NETWORK, INC.

     The Nostalgia Network, Inc., a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

          1.  The name of the corporation is THE NOSTALGIA NETWORK, INC.

          2. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware on July 15, 1987. Certificate of Ownership and Merger was filed with the Secretary of State of the State of Delaware on October 9, 1987 and Certificates of Amendment of the Certificate of Incorporation of this corporation were filed with the Secretary of State of the State of Delaware on October 25, 1990 and June 15, 1992.

          3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation (as previously amended) and has been adopted pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The Certificate of Incorporation of the corporation is hereby further amended and restated to read in its entirety as follows:

             FIRST:  The name of the corporation is THE NOSTALGIA NETWORK, INC.

             SECOND: The name of the registered agent and the address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 N. Orange Street, Wilmington, Delaware 19801, County of New Castle.

             THIRD: The purposes of the Corporation are to engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the Delaware General Corporate Law of the State of Delaware, as amended (the "DGCL").

             FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Ten Thousand (10,000) shares of Common Stock, par value One Cent ($0.01) per share.

             FIFTH:  The Corporation is to have perpetual existence.

             SIXTH: The private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

             SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

             EIGHTH: The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. None of the directors need be a stockholder or a resident of the State of Delaware.

             NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. All references in this paragraph to a director shall also be deemed to refer to any other person who, pursuant to a provision of the certificate of incorporation in accordance with Section 141 subsection
        (a) of the DGCL, exercises or performs any of the powers or duties otherwise conferred or imposed upon the board of directors by the DGCL. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

             TENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by DGCL or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

                A. To make, amend, alter or repeal the Bylaws of the Corporation;

                B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

                C. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

                D. To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

             ELEVENTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

             TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.

          5. This Amended and Restated Certificate of Incorporation has been duly approved and adopted by the Board of Directors of this Corporation.

          6. This Amended and Restated Certificate of Incorporation has been duly adopted of the stockholders of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the DGCL.

     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed and executed in its corporate name by SQuire D. Rushnell, its President and CEO, and affirmed and acknowledged by
Willard R. Nichols, its Secretary, this      day of                ,      .

                                          THE NOSTALGIA NETWORK, INC.

                                          By:
                                            ------------------------------------
                                          Name: SQuire D. Rushnell
                                          Its: President and CEO

ATTEST:

---------------------------------------------------------
Willard R. Nichols, Secretary

                          THE NOSTALGIA NETWORK, INC.

                             1996 STOCK OPTION PLAN
                           (AS ADOPTED JUNE 5, 1996)

                          THE NOSTALGIA NETWORK, INC.

                             1996 STOCK OPTION PLAN

     1.  PURPOSE AND EFFECT ON FORMER PLANS.

     The purpose of this Plan is to strengthen The Nostalgia Network, Inc. (the "Company"), by providing an incentive to its employees, officers, and directors and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise. It is intended that this purpose be achieved by extending to employees, officers, and directors of the Company and its Subsidiaries an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options and Nonqualified Stock Options. After the Effective Date of this Plan, no further awards shall be made under The Nostalgia Network, Inc. 1987 Stock Option Plan or The Nostalgia Network, Inc. Incentive and Nonqualified Stock Option Plan (1990) (collectively, the "Former Plans"). Each award outstanding under a Former Plan as of the Effective Date of this Plan shall remain outstanding and continue to be subject to the terms of the Former Plan and the award agreement under which such award was granted. Each Share that is available for the granting of new awards under either of the Former Plans as of the Effective Date of this Plan and each Share that is the subject of an award under either of the Former Plans but is not issued prior to the time that such award expires or otherwise terminates shall, after the Effective Date of this Plan, not be available for the granting of awards under either of the Former Plans, but shall instead be available for the granting of Options under this Plan.

     2.  DEFINITIONS.

     For purposes of the Plan:

     2.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

     2.2 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option.

     2.3  "Board" means the Board of Directors of the Company.

     2.4  "Cause" means:

          (a) for purposes of Section 6.4, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Subsidiary, and

          (b) for all other purposes, unless otherwise defined in the Agreement evidencing a particular Option, an Eligible Individual's (i) intentional failure to perform reasonably assigned duties, (ii) dishonesty or willful misconduct in the performance of duties, (iii) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

     2.5 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

     2.6 A "Change in Control" shall mean the occurrence during the term of the Plan of:

          (a) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than Concept Communications Corp. or any of its affiliates, collectively, "Concept"), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of
     (i) thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities and (ii) a number of Voting Securities greater than the aggregate number of Voting Securities then Beneficially Owned by Concept; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (b) The individuals who, as of June 5, 1996 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-l 1 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c) Approval by stockholders of the Company of:

             (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy percent (70%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                (C) no Person other than (i) the Company, (ii) any Subsidiary,
           (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

             (ii) A complete liquidation or dissolution of the Company; or

             (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     2.7  "Code" means the Internal Revenue Code of 1986, as amended.

     2.8 "Committee" means a committee, as described in Section 3.1, appointed by the Board to administer the Plan and to perform the functions set forth herein.

     2.9  "Company" means The Nostalgia Network, Inc.

     2.10  "Director Option" means an Option granted pursuant to Section 6.

     2.11 "Disability" means a physical or mental infirmity which impairs the Optionee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

     2.12 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

     2.13 "Effective Date" means the effective date of the Plan as determined by the Board pursuant to Section 19.

     2.14 "Eligible Individual" means any director (other than a Nonemployee Director), officer or employee of the Company or a Subsidiary, or any consultant or advisor who is receiving cash compensation from the Company or a Subsidiary, designated by the Committee as eligible to receive Options subject to the conditions set forth herein.

     2.15  "Employee Option" means an Option granted pursuant to Section 5.

     2.16  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.17 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share highest bid price and per Share lowest asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

     2.18 "Former Plans" means The Nostalgia Network, Inc. 1987 Stock Option Plan and The Nostalgia Network, Inc. Incentive and Nonqualified Stock Option Plan (1990), collectively.

     2.19 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

     2.20 "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary.

     2.21 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

     2.22 "Option" means a Nonqualified Stock Option, an Incentive Stock Option, a Director Option, or any or all of them.

     2.23 "Optionee" means a person to whom an Option has been granted under the Plan.

     2.24 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

     2.25  "Plan" means The Nostalgia Network, Inc. 1995 Stock Option Plan.

     2.26 "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

     2.27 "Shares" means the common stock, par value $.04 per share of the Company.

     2.28 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

     2.29 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

     2.30 "Ten-Percent Stockholder" means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

     3.  ADMINISTRATION.

     3.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of a majority of the members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called and held. The Committee shall consist of at least two (2) directors of the Company each of whom shall be a Disinterested Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

     3.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

          (a) determine those Eligible Individuals to whom Employee Options shall be granted under the Plan and the number of such Employee Options to be granted and to prescribe the terms and conditions (which need not be identical) of each such Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;

          (b) to construe and interpret the Plan and the Options granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable so that the Plan complies with applicable law including Rule 16b-3 under the Exchange Act and the Code to the extent applicable, and otherwise to make the Plan fully effective. All decisions and determinations by the

     Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees, and all other persons having any interest therein;

          (c) to determine the duration and purposes for leaves of absence which may be granted to an Optionee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

          (d) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

          (e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

     4.  Stock Subject to the Plan.

     4.1 The maximum number of Shares that may be made the subject of Options granted under this Plan is the aggregate number of Shares that would have been available for new awards under the Former Plans after the Effective Date of this Plan (but for the prospective termination of the Former Plans), including the Shares that were available for new grants under each of the Former Plans as of the Effective Date of this Plan and the Shares that are subject to awards granted under either of the Former Plans which Shares are not issued prior to the expiration or other termination of such awards (including Shares subject to awards that expire or terminate after the expiration of the term of a Former
Plan). Upon a Change in Capitalization the maximum number of Shares shall be adjusted in number and kind pursuant to Section 9. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

     4.2  Upon the granting of an Option, the number of Shares available under
Section 4.1 for the granting of further Options shall be reduced by the number of Shares subject to such Option.

     4.3 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option (including any outstanding Options under either of the Former Plans), the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     4.4 Notwithstanding anything contained in this Section 4, the number of Shares available for Options at any time under the Plan shall be reduced to such lesser amount as may be required pursuant to the methods of calculation necessary so that the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Options. In addition, during the period that any Options remain outstanding under the Plan, the Committee may make good faith adjustments with respect to the number of Shares attributable to such Options for purposes of calculating the maximum number of Shares available for the granting of future Options under the Plan, provided that following such adjustments the exemptions provided pursuant to Rule 16b-3 under the Exchange Act will continue to be available for transactions involving all current and future Options.

     5.  Option Grants for Eligible Individuals.

     5.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Employee Options, the terms and conditions of which shall be set forth in an Agreement.

     5.2 Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

     5.3 Maximum Duration. Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten
(10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

     5.4 Vesting. Subject to Section 7.4, each Employee Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exerciseability of any Employee Option or portion thereof at any time.

     5.5 Modification. No modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

     6.  Option Grants for Nonemployee Directors.

     6.1 Grant. Director Options shall be granted to each Nonemployee Director on the first business day of August of each year that the Plan is in effect. Each Director Option granted shall be in respect of 3,000 Shares. Such Options shall be evidenced by an Agreement containing such other terms and conditions not inconsistent with the provisions of this Plan as determined by the Board; provided, however, that such terms shall not vary the price, amount or timing of Director Options provided under this Section 6, including provisions dealing with vesting, forfeiture and termination of such Director Options.

     6.2 Purchase Price. The purchase price for Shares under each Director Option shall be equal to 100% of the Fair Market Value of such Shares on the date immediately preceding the date of grant.

     6.3 Vesting. Subject to Sections 6.4 and 7.4, each Director Option shall become exercisable with respect to 33 1/3% of the Shares subject thereto effective as of each of the first, second, and third anniversaries of the grant date; provided, however, that the Optionee continues to serve as a Director as of such dates. If an Optionee ceases to serve as a Director for any reason, the Optionee shall have no rights with respect to that portion of a Director Option which has not then vested pursuant to the preceding sentence and the Optionee shall automatically forfeit that portion of the Director Option which remains unvested.

     6.4 Duration. Each Director Option shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

          (a) If an Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may for a period of three (3) months after such termination exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable as of the date the Optionee's service as a Director terminated, after which time the Option shall automatically terminate in full.

          (b) If an Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option to the extent, and only to the extent, that such Option or portion thereof was vested and exercisable, as of the date the Optionee's service as Director terminated, after which time the Option shall automatically terminate in full.

          (c) If an Optionee's service as a Director terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

          (d) If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in clause (a) of this Section 6.4 or within twelve (12) months after termination of service as a Director as described in clause (b) of this Section 6.4, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

     6.5 Limitations on Amendment. The provisions in this Section 6 shall not be amended more than once every six months, other than to comport with changes in the Code or the rules and regulations thereunder.

     7.  TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS.

     7.1 Non-Transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted except by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

     7.2 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full in cash upon such exercise. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) that the form of payment acceptable in respect of the exercise of such Employee Option may consist of either of the following (or any combination thereof): (i) cash or
(ii) the transfer of Shares to the Company upon such terms and conditions as determined by the Committee. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. In addition, both Employee Options and Director Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures (other than Share withholding) which are, from time to time, deemed acceptable by the Committee. The Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

     7.3 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend, and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

     7.4 Effect of Change in Control. In the event of a Change in Control, all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable. In addition, to the extent set forth in an Agreement evidencing the grant of an Employee Option, an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Employee Option or portion of an Employee Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x) (A) in the case of a Nonqualified Stock Option, the greater of (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Employee Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Employee Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Employee Option or portion thereof surrendered; provided, however, that in the case of an Employee Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under Section 16(b) of the Exchange Act, such Optionee shall be entitled to surrender for cancellation his or her Employee Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Employee Option. In the event an Optionee's employment with, or service as a Director of, the Company is terminated by the Company following a Change in Control each Option held by the Optionee that was exercisable as of the date of termination of the Optionee's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Optionee's employment or service or the expiration of the stated term of the Option.

     8.  EFFECT OF A TERMINATION OF EMPLOYMENT.

     The Agreement evidencing the grant of each Option shall set forth the terms and conditions applicable to such Option upon a termination or change in the status of the employment of the Optionee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, except for Director Options, shall be as the Committee may, in its discretion, determine at the time the Option is granted or thereafter.

     9.  ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     9.1 In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, (ii) maximum number and class of Shares or other stock or securities with respect to which Options may be granted to any Eligible Individual during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan and the purchase price therefor, if applicable, and (iv) the number and class of Shares or other securities in respect of which Director Options are to be granted under Section 6.

     9.2 Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

     9.3 If, by reason of a Change in Capitalization, or an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

     10. EFFECT OF CERTAIN TRANSACTIONS. Subject to Sections 7.4 or as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any such Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options prior to such Transaction.

     11.  INTERPRETATION.

     11.1 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     11.2 The Director Options described in Section 6 are intended to qualify as formula awards under Rule 16b-3 promulgated under the Exchange Act (thereby preserving the disinterested status of Nonemployee Directors receiving such awards) and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with the foregoing intent shall be inoperative and shall not affect the validity of the Plan.

     12.  POOLING TRANSACTIONS.

     Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (i) deferring the vesting, exercise, payment or settlement with respect to any Option, (ii) providing that the payment or settlement in respect of any Option be made in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing and (iii) providing for the extension of the term of any Option to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Option.

     13.  TERMINATION AND AMENDMENT OF THE PLAN.

     The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. Subject to Section 6.5, the Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan; and

          (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations.

     14.  NON-EXCLUSIVITY OF THE PLAN.

     The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     15.  LIMITATION OF LIABILITY.

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          (i) give any person any right to be granted an Option other than at the sole discretion of the Committee (except to the extent provided in Section 6 hereof);

          (ii) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          (iii) limit in any way the right of the Company to terminate the employment of any person at any time; or

          (iv) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

     16.  REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

     16.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

     16.2 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     16.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     16.4 Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     16.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

     17.  MULTIPLE AGREEMENTS.

     The terms of each Option may differ from other Options granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Eligible Individual.

     18.  WITHHOLDING OF TAXES.

     18.1 At such times as an Optionee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a "Taxable Event"), the Optionee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares or the payment of such cash. The Company shall have the right to deduct from any payment of cash to an Optionee an amount equal to the Withholding Taxes in satisfaction of the obligation to pay Withholding Taxes. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either: (i) (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) (A) the Optionee makes the Tax Election at least six (6) months after the date the Option was granted, (B) the Option is exercised during the ten (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section 18.1 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

     18.2 If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

     19.  EFFECTIVE DATE

     The effective date of the Plan shall be as determined by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of the adoption of the Plan by the Board.

                          THE NOSTALGIA NETWORK, INC.

                             STOCK OPTION AGREEMENT

     This Stock Option Agreement (this "Agreement") is made as of the
               day of             , 1998, by and between The Nostalgia Network,
Inc. (the "Company"), a Delaware corporation, and,               , a member of
the Company's Board of Directors (the "Director").

                              W I T N E S S E T H:

     A. The Board of Directors of the Company (the "Board") has adopted The Nostalgia Network, Inc. 1996 Stock Option Plan (the "Plan") for the purpose of providing an incentive to selected directors, officers and employees of the Company and encouraging them to devote their abilities and industries to the success of the Company. Unless otherwise defined herein, capitalized terms shall have the same meaning as in the Plan.

     B. The Plan provides for the grant of an option to Director as provided herein.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and the Plan, a copy of which is attached hereto, the Company hereby grants to Director, as of the Grant Date, an option (the "Option") to purchase up to 3,000 shares (the "Shares") of the common stock, par value $.04 per share, of the Company from time to time during the Option Term (as defined in Section 3 hereof) at the Exercise Price provided for herein.

     2. EXERCISE PRICE.  The price at which Director shall be entitled to
purchase Shares upon the exercise of this Option shall be $     per share.

     3. OPTION TERM.  The term of the Option (the "Option Term") shall commence
on                (the "Grant Date") and, unless earlier terminated in
accordance with the terms of the Plan or this Agreement, shall terminate at 5:00
p.m., Washington, D.C. time, on                (the "Expiration Date"). Upon the
Expiration Date or earlier termination of this Option as provided herein, the Option shall expire, cease to be exercisable and be of no further force or effect except as may be expressly provided herein.

     4. OPTION NONTRANSFERABLE. Neither this Agreement nor Director's rights hereunder shall be transferable nor assignable by Director other than by will or by the laws of descent and distribution, and the Option may be exercised, during Director's lifetime, only by Director.

     5. EXERCISE. Unless otherwise provided in this Agreement or the Plan, the Option shall entitle Director to purchase in whole at any time or in part from
time to time, 1,000 of the Shares beginning on                , an additional
1,000 of the Shares beginning on                and an additional 1,000 of the
Shares beginning on                . Each such right of purchase shall be
cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remainder of the Option Term. Exercisable installments may be exercised in whole or in part and, to the extent not exercised, shall be exercisable at any time on or before the Expiration Date or earlier termination of the Option Term. This Option shall be subject in all respects to the Plan.

     6. TERMINATION. The Option shall terminate prior to the Expiration Date as follows:

          (a) If the Director ceases to be a member of the Board (a "Termination") and the Termination is for any reason other than Disability, death or Cause, the Director may, for a period of three (3) months after the Termination, exercise the Option provided, and only to the extent that, the Option or portion thereof is vested and exercisable as of the date of the Termination after which time the Option shall terminate in full.

          (b) If the Termination is by resignation or removal due to Disability, the Director may, for a period of one (1) year after the Termination, exercise the Option provided, and only to the extent that, the Option or portion thereof is vested and exercisable, as of the date of the Termination, after which time the Option shall terminate in full.

          (c) If the Termination is for Cause, the Option shall terminate immediately in full.

          (d) If Termination is the result of death while a Director or within three (3) months after Termination other than for Disability or Cause or within twelve (12) months after Termination by reason of the Director's resignation or removal from the Board due to Disability, the Option may be exercised at any time within twelve (12) months after the Director's death by Director's legal representative provided, and only to the extent that, the Option or portion thereof is vested and exercisable on the date of Termination.

     7.  MANNER OF EXERCISE.

     To exercise this Option with respect to all or any part of the Shares for which this Option is then exercisable, Director must take the following actions (in addition to any specified in the Plan):

          (a) Provide the Secretary of the Company with ten (10) days written notice of such exercise, by providing to the Company a fully completed and executed Option Exercise Form a copy of which is attached hereto;

          (b) Furnish to the Company appropriate documentation that the person exercising the Option, if other than Director, has the right to exercise this Option on behalf of and for Director;

          (c) If requested, deliver to the Company a signed statement, in a form satisfactory to the Company, confirming that each of the representations, warranties, acknowledgments and agreements contained in paragraph 15 hereof is true as to Director as of the date of exercise;

          (d) Furnish to the Company such additional agreements, undertakings, documents or information as the Company or its counsel may reasonably request.

     8. LIABILITY OF COMPANY. The inability of the Company to obtain approval, after the Company exercises its reasonable efforts to obtain such approval, from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Option shall relieve the Company of any liability in respect of its failure to deliver and sell the Shares as to which such approval shall not have been obtained.

     9. SUCCESSORS AND ASSIGNS. Subject to the terms of the Plan, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, devisees, legal representatives and assigns of Director, and the successors and assigns of the Company.

     10. CONSTRUCTION. This Agreement and this Option are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.

     11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

     12. STOCKHOLDER RIGHTS. Neither the Director, nor any person who succeeds to the Option by will or by the laws of descent and distribution, shall have any rights of a stockholder of the Company with respect to any Shares to be delivered upon exercise of the Option unless, and only to the extent that, the Option shall have been duly and lawfully exercised in accordance with all requirements for exercise of the Option pursuant to its terms, this Agreement and/or the Plan.

     13. NOTICES. Except as otherwise provided herein, all notices to the Company shall be addressed to the Secretary of the Company at the principal office of the Company, and all notices to Director shall be addressed to Director at the address of Director on file with the Company or its Subsidiaries, or to such other address as either party may designate to the other in writing. A notice shall be deemed to be given if and when enclosed in a properly addressed sealed envelope deposited, first class postage prepaid, with the United States Postal Service. In lieu of giving notice by mail, written notices under this Agreement may be given by personal delivery to Director or to the Secretary of the Company (as the case may be) or by facsimile at the last known facsimile number designated by either party. Notices given by facsimile shall be deemed given upon receipt of facsimile confirmation.

     14. SEVERABILITY. In the event any provision of this Agreement (or any part thereof) is, or is for any reason adjudged to be, void, unlawful, unenforceable or invalid, then disregarding such provision or provisions (or any void, unlawful, unenforceable or invalid part thereof), the remaining provisions hereof shall be valid and be carried into full force and effect.

     15.  REPRESENTATIONS AND WARRANTIES OF DIRECTOR.

     Director hereby represents, warrants and acknowledges to the Company as follows:

          (a) As of the Grant Date, Director does not own, directly or indirectly, more than ten percent (10%) of the total combined voting power or value of all classes of voting stock of the Company.

          (b) Director will acquire and hold the Shares purchased on exercise of this Option for his or her own account and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with federal and state securities laws, and that Director will not directly or indirectly transfer all, any portion of, or any interest in, any Shares acquired pursuant to the exercise of this Option (or solicit an offer to transfer all or any portion thereof), except pursuant to either (i) an effective and current registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), or (ii) an applicable exemption from the registration requirements of the Act the availability of which exemption shall, at the option of the Company, be confirmed by an opinion of counsel for the Director in form and substance satisfactory to the Company and its counsel.

          (c) Director acknowledges that (i) this Option may not be exercised unless the Shares are the subject of a Registration Statement or an exemption from registration under the Act is available; (ii) the Shares must be held indefinitely unless registered or an exemption from registration is available under the Act and any applicable state securities laws; (iii) the Company is under no obligation to register the Shares or to comply with any exemption from registration, including those portions of Rule 144 under the Act ("Rule 144") to be complied with by the transferor of the Shares; (iv) if Rule 144 is available for sales of the Shares (and there is no assurance that Director will be able to sell under Rule 144), such sales in reliance upon Rule 144 may be made only after the Shares have been held for the requisite holding period and may also be subject to the volume limitations of Rule 144; and (v) Director must continue to bear the economic risk of an investment in the Shares for an indefinite period of time after the exercise of this Option.

          (d) Director acknowledges that all certificates representing shares transferred pursuant to this Agreement, unless subject to a Registration Statement, will bear the following restrictive legend:

             "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred or hypothecated without prior registration under said Act or any exemption therefrom established to the satisfaction of the issuer."

          (e) Director acknowledges that if counsel advises the Company that registration of the Shares under the Act or that listing of the Shares on any exchange is required prior to delivery thereof, the Company shall not be required to deliver the Shares unless and until the Company is advised by its counsel that registration and/or listing has been completed and is effective. Director understands that the Company is under no obligation to effectuate such registration or listing and may issue stop transfer instructions to its transfer agent with respect to the Shares delivered upon exercise of this Option.

     17. MISCELLANEOUS. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, subject to the provisions of the Plan. Any prior agreements, promises, understandings, representations or warranties relating to the subject matter hereof are of no force or effect. Paragraph headings in this Agreement are for convenience and are not a part of the agreement of the parties, and shall not be used in the construction hereof. Whenever the context of this Agreement requires, references to the singular shall be deemed to include the plural and the plural the singular, and the masculine the feminine, and the feminine the masculine.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Director has also executed this Agreement in duplicate, all as of the day and year first above written.

                                          THE NOSTALGIA NETWORK, INC.

                                          By:
                                          --------------------------------------

                                          Its
                                          --------------------------------------

                                          DIRECTOR

                                          --------------------------------------

                          THE NOSTALGIA NETWORK, INC.

                      1996, 1990, 1987 STOCK OPTION PLANS

                                                                                  VESTING                OPTIONS       OPTIONS
                         STATUS OF   DATE OF    EXPIRATION             EXERCISE   PERIOD     OPTIONS    EXPIRED OR    CURRENTLY
RECIPIENT                 EMPLOY.     GRANT        DATE      SHARES     PRICE     (YEARS)   EXERCISED   CANCELLED    OUTSTANDING
---------                ---------   --------   ----------   -------   --------   -------   ---------   ----------   -----------
Employee A.............      A       08/16/95   8/16/2005     15,000    $1.00        3                                 15,000
Employee A.............      A       10/08/92                  2,000    $1.57        3          0              0        2,000
Employee A.............      A       09/13/90                  1,000    $0.63        3          0              0        1,000
Employee B.............      A       08/16/95   8/16/2005     29,000    $1.00        3                                 29,000
Employee B.............      A       10/08/92                  4,000    $1.57        3          0              0        4,000
Employee B.............      A       09/13/90                  1,000    $0.63        3          0              0        1,000
Employee C.............      A       08/16/95   8/16/2005     29,000    $1.00        3                                 29,000
Employee C.............      A       10/08/92                 10,000    $1.57        3          0              0       10,000
Employee C.............      A       09/13/90                 30,000    $0.63        3          0              0       30,000
Employee C.............      A       09/23/88                 12,000    $1.25        3          0         12,000            0
Employee D.............      A       08/16/95   8/16/2005      4,000    $1.00        3                                  4,000
Employee D.............      A       10/08/92                  1,000    $1.57        3          0              0        1,000
Employee D.............      A       09/04/91                    500    $0.48        3          0              0          500
Employee D.............      A       09/13/90                    500    $0.63        3          0              0          500
Employee E.............      A       08/16/95   8/16/2005      4,000    $1.00        3                                  4,000
Employee F.............              08/16/95   8/16/2005     29,000    $1.00        3                                 29,000
(deceased)
                                                             -------
                                                             172,000
                                                             =======

                          THE NOSTALGIA NETWORK, INC.

                       DIRECTORS' STOCK OPTIONS SCHEDULE

                               PRIOR PLAN             8/1/96              8/1/97              8/3/98              8/2/99
                            -----------------   ------------------   -----------------   -----------------   -----------------
                            VESTED   UNVESTED   VESTED    UNVESTED   VESTED   UNVESTED   VESTED   UNVESTED   VESTED   UNVESTED
                            ------   --------   -------   --------   ------   --------   ------   --------   ------   --------
Christopher Cates.........  20,000     --         3,000              2,000     1,000     1,000     2,000      --       3,000
Floyd Christofferson......      --     --         3,000              2,000     1,000     1,000     2,000      --       3,000
Diane M. Faure............      --     --         3,000              2,000     1,000     1,000     2,000      --       3,000
Dong Moon Joo.............      --     --         3,000              2,000     1,000     1,000     2,000      --       3,000
Hiroshi Goto..............      --     --            --        --       --        --     1,000     2,000      --       3,000
Dr. S. Robert Lichter.....      --     --            --        --       --        --     1,000     2,000      --       3,000
Frederick W. Newton.......      --     --            --        --       --        --     1,000     2,000      --       3,000
Phillip Sanchez                 --     --         2,000              2,000     1,000     1,000     2,000      --       3,000
  (Chrman)................
Robert J. Wussler.........      --     --         3,000              2,000     1,000     1,000     2,000      --       3,000
SQuire D. Rushnell Stk
  Option Agreement
  As of 5-13-96...........                      629,880   209,960


                             TOTAL
                            VESTED
                            -------
Christopher Cates.........   26,000
Floyd Christofferson......    6,000
Diane M. Faure............    6,000
Dong Moon Joo.............    6,000
Hiroshi Goto..............    1,000
Dr. S. Robert Lichter.....    1,000
Frederick W. Newton.......    1,000
Phillip Sanchez               5,000
  (Chrman)................
Robert J. Wussler.........    6,000
SQuire D. Rushnell Stk
  Option Agreement
  As of 5-13-96...........  629,880

                           CHATSWORTH SECURITIES LLC

October 18, 1999

The 144 Committee
The Nostalgia Network, Inc.
650 Massachusetts Avenue, NW
Washington, D.C. 20001

Gentlemen:

     We understand that Crown Communications Corporation ("Crown"), a Delaware corporation, desires to enter into a merger transaction with The Nostalgia Network, Inc. ("Nostalgia"), a Delaware corporation, pursuant to which Nostalgia and a subsidiary of Crown will merge (the "Merger"). As part of the Merger, all of the stockholders of Nostalgia will receive cash for their shares of Nostalgia Common Stock at a price of $0.07 per share (including the holders of shares of Nostalgia's Preferred Stock, who will receive consideration for their shares on an as converted Basis). Upon consummation of the Merger, Crown and its affiliates will be the sole stockholders of Nostalgia, and Nostalgia shall cease to be an SEC reporting company.

     You have asked for our opinion as to whether the offer price for the Merger is fair from a financial point of view to the minority holders of shares of Nostalgia.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of Nostalgia;

     (ii) reviewed certain internal financial and operating data concerning Nostalgia prepared by the management of Nostalgia;

     (iii) discussed the past and current operations and financial condition and the prospects of Nostalgia, including information relating to certain strategic, financial and operational issues, with senior executives of Nostalgia;

     (iv) reviewed the reported prices and trading activity for the Nostalgia Common Stock;

     (v) compared the financial performance of Nostalgia and prices and trading activity of Nostalgia Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vi) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon, without independent verification, the accuracy and completeness of the information received by us for the purposes of this opinion. With respect to the internal financial statements and other financial and operating data, including forecasts, and discussions relating to the strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the prospects of Crown and Nostalgia. We have also relied upon, without independent verification, the assessment by the management of Crown and Nostalgia of the strategic and other benefits expected to result from the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of Crown or Nostalgia nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. This opinion is for the use and benefit of The 144 Committee and the Board of Directors of The Nostalgia Network, Inc. Our opinion does not address the merits of the underlying decision by Crown to engage in the Merger and does not constitute a recommendation to any stockholder of Nostalgia.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the cash offer price to all shareholders of Nostalgia for their shares of Nostalgia Common Stock at a price of $0.07 per share (including the holders of shares of Nostalgia's Preferred Stock, who will receive consideration for their shares on an as converted basis) is fair from a financial point of view to the holders of Nostalgia Common Stock.

                                          Very truly yours,

                                          CHATSWORTH SECURITIES LLC

                                          /s/ CHATSWORTH SECURITIES LLC

SECTION 262. APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251(other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, Section 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, Section 24; 57 Del. Laws, c. 148, Sections 27-29; 59 Del. Laws, c. 106, Section 12; 60
Del. Laws, c. 371, Sections 3-12; 63 Del. Laws, c. 25, Section 14; 63 Del. Laws,
c. 152, Sections 1, 2; 64 Del. Laws, c. 112, Sections 46-54; 66 Del. Laws, c. 136, Sections 30-32; 66 Del. Laws, c. 352, Section 9; 67 Del. Laws, c. 376, Sections 19, 20; 68 Del. Laws, c. 337, Sections 3, 4; 69 Del. Laws, c. 61,
Section 10; 69 Del. Laws, c. 262, Sections 1-9; 70 Del. Laws, c. 79, Section 16; 70 Del. Laws, c. 186, Section 1; 70 Del. Laws, c. 299, Sections 2, 3; 70 Del. Laws, c. 349, Section 22; 71 Del. Laws, c. 120, Section 15; 71 Del. Laws, c. 339, Sections 49-52.)

                                                                   APPENDIX D(1)

                       [DANIELS & ASSOCIATES LETTERHEAD]

MEMORANDUM

TO:                NICK CHIAIA
                   CROWN COMMUNICATIONS

FROM:              GREG AINSWORTH
                   CHRISTOPHER DOWNIE

DATE:              4/17/00

SUBJECT:           GOODLIFE VALUATION DISCUSSION
                   (UPDATE OF 10/7/99 MEMORANDUM)

     As per your request, we have prepared the following discussion and analyses to provide you with what we believe are the critical and appropriate factors in ascribing an equity value to The Nostalgia Network, Inc., dba GoodLife Television (herein referred to as GoodLife). We understand that you are pursuing the acquisition of the approximately 30% of GoodLife that is held by public shareholders and, in doing so, effectively take GoodLife private. We are prepared to discuss the following analysis with you in greater detail at your convenience. Please note that while we have had access to significant information with regards to GoodLife and its operations, we have not performed a comprehensive diligence effort.

     While not an exact science, the valuation process for any public or private company is based on several relatively standard valuation methodologies. These methodologies include the following:

          I. NET ASSET VALUE ANALYSIS, which includes:

             -- Value of assets in use, potentially discounted for time, risks, costs and ability to obtain asset value

             -- Liquidation Value

          II. MARKET PRICE ANALYSIS, which includes:

             -- Current and historical pricing analysis

             -- Corporate or insider transaction history

             -- Any third party transactions with respect to GoodLife

          III. GOING CONCERN VALUE ANALYSIS, which includes:

             -- Multiple of Operating Statistics, such as EBITDA, EBIT, earnings, free cash flow

             -- Review of selected publicly traded comparable companies

          IV. ACQUISITION VALUE ANALYSIS, which includes:

             -- Comparable historical acquisition analysis of comparable companies, taking into account minority or non-controlling interests

          V. DISCOUNTED CASH FLOW ANALYSIS, which includes:

             -- A ten year cash flow projection and terminal valuation, discounted to the present

     All of these different valuation methodologies should be considered in your determination of an equity value for GoodLife and its shareholders. The following pages will review each analysis and provide a conclusion based on the analysis provided. We have concluded this Memorandum with a summary conclusion

                                     D(1)-1
of our thoughts with regards to an appropriate equity valuation for GoodLife, subject to the information available to us at this time.

     NET ASSET VALUE ANALYSIS -- The following table provides a summary analysis that primarily focuses on GoodLife's balance sheet as of December 31, 1999. We have assumed that there is no material difference from December 31, 1999 to the date of this memorandum.

                       GOODLIFE NET ASSET VALUE ANALYSIS

ASSETS
Current assets
  Cash & cash equivalents...................................  $    674,177
     Net accounts receivables...............................  $    826,588
     Prepaid Expenses.......................................  $    114,096
     Current portion programming............................  $  7,105,280
          Total current assets..............................  $  8,720,141
                                                              ------------
Other assets
  Film & film rights, net...................................  $  2,981,416
  Net PP&E..................................................  $    972,107
  Deposits..................................................  $     49,430
                                                              ------------
          TOTAL ASSETS......................................  $ 12,723,094
                                                              ------------
LIABILITIES
Current Liabilities
  Accounts payable..........................................  $  1,204,666
  Accrued liabilities & Other...............................  $    752,357
  Cablecast rights payable..................................  $  4,810,822
                                                              ------------
          Total Current Liabilities.........................  $  6,767,845
Other liabilities
  Long term debt............................................  $  2,135,164
  Non-current liabilities...................................  $ 86,416,363
                                                              ------------
          TOTAL LIABILITIES.................................  $ 95,319,372
                                                              ------------
NET ASSET VALUE.............................................  $(82,596,278)
NET ASSET VALUE PER SHARE...................................  $      (4.05)
                                                              ------------
SHARES OUTSTANDING..........................................    20,374,371
                                                              ------------
NET ASSET VALUE (EXCL. LTD).................................  $  5,955,249
                                                              $       0.29
                                                              ------------

     This analysis is essentially a liquidation scenario analysis. In theory it assumes that if you were to shut down operations tomorrow this value is what would you be able to garner from the assets. This assumes no sale of the subscriber base. It is important to note that no liquidation discounts (i.e. probability of achieving full book value for assets) are factored into this analysis, which would likely serve to lower the liquidation value.

     CONCLUSION: This Net Asset Value analysis implies that GoodLife has a negative equity value per share.

                                     D(1)-2

     MARKET PRICE ANALYSIS -- The following table and discussion provide a review of GoodLife's historical public market trading history. We have provided comments where appropriate.

        TRADING PRICES PER SHARE
Current Price............................  $0.060
52 Week High.............................  $0.230
52 Week Low..............................  $0.030
Last 30 days avg.........................  $0.113
Last 60 days avg.........................  $0.101
Last 90 days avg.........................  $0.097
Last 180 days avg........................  $0.085
Last 365 days avg........................  $0.082
1994 Average.............................  $1.090
1995 Average.............................  $0.509
1996 Average.............................  $0.285
1997 Average.............................  $0.079
1998 Average.............................  $0.027
1999 Average.............................  $0.074  Daniels Engagement for Strategic Options Public --12/98
1/1/00 to date Average...................  $0.096

     Since 1994, GoodLife has not traded above $1.00 per share. Since 1997, GoodLife has traded, for the most part, below $0.08 per share. GoodLife's share price has been as low as $0.01. In December 1998, Crown Communications retained Daniels to pursue strategic options at which point the share price increased to a maximum of approximately $0.25 per share. The share price gravitated around $0.11 per share before retreating to its current price of $0.06.

     It is often argued that the public markets are the most efficient determinant of equity value and as such the more recent range of GoodLife's share value in the $0.08 is a pertinent value parameter. However, given the increase in perceived value since the announcement of the engagement of Daniels, the annual year-to-date average of $0.096 is probably a better gage of potential value.

     CONCLUSION: While imperfect, this Market Price Analysis implies an equity value per share in the $0.06 to $0.08 range. Using the current shares outstanding, this implies GoodLife has a current equity value of $1.2 million to $1.6 million, and a market capitalization (adding back net debt and payables of $90.7 million) of approximately $91.9 million to $92.3 million.

     GOING CONCERN VALUE ANALYSIS -- In valuing cable programming network assets in general, comparable public company analysis is not a very effective measure. Many of the cable networks are either private or are consolidated into much larger media companies, such as cable or other media companies. In other situations, such as with Liberty Media, cable network assets are combined for reporting purposes with other internet or other media assets. In general, this makes the traditional measures of EBITDA, earnings, etc. very difficult to determine. We have thus ignored this analysis for the purposes of valuing GoodLife.

     Historically, cable networks tended to trade in the 12.0 to 18.0 times EBITDA range. Since, GoodLife has no positive EBITDA, this measure would again be irrelevant. Such multiples, however, are applicable in the Discounted Cash Flow analysis to be discussed later.

     ACQUISITION VALUE ANALYSIS -- This analysis is perhaps one of the more useful with regards to determining an equity value for GoodLife. This analysis applies the historical transaction values paid by purchasers for other networks to GoodLife. The appropriate metrics for this analysis are EBITDA multiples and Per Subscriber values. Again, since GoodLife has no EBITDA, we have focussed primarily on Per Subscriber values. It should be noted that information on most of these transactions is limited and may involve

                                     D(1)-3
other factors that are not apparent that have affected the transaction values. The historical acquisition activity in the cable network industry is as follows:

              SELECTED CABLE NETWORK PROGRAMMING TRANSACTIONS (3)
                                ($ IN MILLIONS)

                                                                                    %                                 EST./IMPLIED
 DATE             SELLER                          BUYER                PRICE    PURCHASED           NETWORK              VALUE
 ----             ------                          -----                -----    ---------           -------           ------------
Jul-99   Fox/Liberty                News Corp                          $4,260     100.0%    Fox Sports Net, FX           $4,260
Nov-98   CBS                        Discovery Comm                     $  100     100.0%    Eye on the People            $  100
Nov-98   Ziff-Davis Inc             Vulcan Ventures                    $   54      33.0%    ZDTV                         $  164
Nov-98   Liberty/Nat. Interfaith    Hallmark/Jim Henson                $  100      45.0%    Odyssey Channel              $  222
Apr-98   Liberty Media              Cox/MediaOne/Comcast               $   95      33.0%    Speedvision/Outdoor Life     $  288
Mar-98   TW, NBC, Liberty           Discovery Communications           $  350     100.0%    CourtTV                      $  350
Mar-98   BTV Holdings               Liberty/Bob Johnson                $  288      36.0%    Black Entertainment TV       $  800
Oct-97   Viacom                     Seagram/Universal                  $1,700      50.0%    USA & Sci-Fi (1)             $3,400
Oct-97   Seagram                    HSN Inc                            $3,285     100.0%    USA & Sci-Fi (1)             $3,285
Sep-97   Paxson Communications      Discovery Comm                     $   20      70.0%    The Travel Channel           $   29
Sep-97   Classic Sports Network     ESPN                               $  175     100.0%    Classic Sports Network       $  175
Jun-97   Landmark Communications    Paxson Communications              $   75     100.0%    The Travel Channel           $   75
Jun-97   Int. Family Entertainment  News Corp. (Fox Kids WW)           $1,430     100.0%    Family Channel               $1,430
Feb-97   Gaylord Entertainment      Westinghouse (CBS)                 $1,485     100.0%    TNN and Country Music TV     $1,485
Feb-97   Time Warner Inc            Steve Brill (founder)              $   78      20.0%    CourtTV                      $  390
Jan-97   Time Warner Inc            Walt Disney Co./Comcast            $  321      58.0%    CourtTV                      $  550
Aug-96   Fox News Corp              The Golf Channel                   $   50      33.3%    The Golf Channel             $  150
Aug-96   Liberty Media Inc          Silver King Communications         $1,104     100.0%    Home Shopping Network        $1,104
May-96   AH Belo                    EW Scripps                         $  125      56.0%    TV Food Network              $  223
Dec-95   NBC                        Microsoft                          $  220      50.0%    America's Talking            $  440
                                                                                            Network
Oct-95   News Corp                  Liberty Media                      $  200      50.0%    FX                           $  400
Jul-95   CapCities ABC              Walt Disney Co                     $2,904      80.0%    ESPN                         $3,630
Jul-94   QVC Network                Comcast/Liberty                    $1,420      62.0%    QVC                          $2,290
Mar-94   Viacom/Paramount           Hearst/Cap Cities ABC              $  318      33.3%    Lifetime                     $  953
Sep-93   Liberty Media              Cablevision Systems                $  170      50.0%    American Movie Classic       $  340
Jun-93   n/a                        Radio City Music Hall Productions  $   50      13.0%    A&E                          $  400
                                                                                                                      ------------

             FTE       VALUE/
 DATE    SUBSCRIBERS    SUB
 ----    -----------   ------
Jul-99     101,000     $42.18
Nov-98      11,000     $ 9.09
Nov-98       9,000     $18.18
Nov-98      30,000     $ 7.41
Apr-98      28,000     $10.28
Mar-98      33,600     $10.42(4)
Mar-98      53,800     $14.87
Oct-97      71,100     $47.82(1)
Oct-97     118,400     $27.74(1)
Sep-97      20,000     $ 1.43
Sep-97      10,400     $16.83
Jun-97      20,000     $ 3.75
Jun-97      69,200     $20.67
Feb-97     106,000     $14.01
Feb-97      29,500     $13.22
Jan-97      42,700     $12.87
Aug-96       3,800     $39.47
Aug-96      69,400     $15.91
May-96      25,800     $ 8.65
Dec-95      20,000     $22.00
Oct-95      25,000     $16.00
Jul-95      61,400     $59.11
Jul-94     100,000     $22.90
Mar-94      59,000     $16.15
Sep-93      46,000     $ 7.39
Jun-93      56,300     $ 7.10
-----------------------------
  High                 $59.11
  Low                  $ 1.43
  Avg                  $18.67
  Median               $15.39
  Avg. Since 1990      $12.50


---------------
Source: Paul Kagan Associates, Inc.

(1) SciFi valued at $15/sub

(2) As reported by Paul Kagan, May 15, 1998

(3) Excludes sports-related networks and transactions where terms were unavailable.

(4) Transaction not completed.

     The historical acquisition/transaction history implies an average of approximately $12.50 per cable network subscriber. It is important to note that this analysis is based on Full Time Equivalent (FTE) subscribers, which includes 24-hour analog subscribers plus other part time, satellite, tier and other subscribers converted to 24-hour equivalents. This FTE measure is most likely imperfect.

     We believe that in a sale transaction, GoodLife would be valued in a range of $12.00 to $14.00 per subscriber. This is the lower end of the range based on the following factors:

          -- GoodLife is comparatively one of the smaller networks at approximately 9,200 subscribers;

          -- GoodLife is not generating positive cash flow;

          -- Breakeven for most cable networks is at least a critical point of 20 million subscribers, implying that GoodLife would require significant cash infusion to reach this point.

          -- GoodLife's subscriber base is heavily weighted towards subscribers other than full-time analog carriage.

                                     D(1)-4

In order to apply the analysis on the prior page to GoodLife, we must first determine the appropriate FTE subscriber figure for GoodLife. We understand that GoodLife has approximately 4,600,000 full-time basic analog subscribers and approximately 9,200,000 total subscribers, including digital, full-time and part-time tier, C-Band and other. We have applied a 50% conversion factor to the remaining 4,600,000 subscribers and thus computed a FTE subscriber count for GoodLife of approximately 6,900,000 FTE subscribers. While many networks tend to inflate their FTE figures for reporting purposes, we believe that in a sale process the FTE subscriber count will be scrutinized and rationalized appropriately.

Based on this FTE, we applied a range of potential subscriber values to GoodLife to achieve an effective gross enterprise value and a net equity value. This is presented below.

              ENTERPRISE VALUATION OF GOODLIFE BASED ON 100% SALE
                        -FOR DISCUSSION PURPOSES ONLY -

GOODLIFE EQUIVALENT
  SUBSCRIBER
  BASE(1)............      6,900,000       6,900,000       6,900,000       6,900,000       6,900,000
IMPLIED VALUE PER
  SUBSCRIBER.........         $12.00          $12.50          $13.00          $13.50          $14.00
GROSS ENTERPRISE
  VALUE..............    $82,800,000     $86,250,000     $89,700,000     $93,150,000     $96,600,000
Less Notes Payable...   ($88,551,527)   ($88,551,527)   ($88,551,527)   ($88,551,527)   ($88,551,527)
Less Other Long Term
  Debt...............             $0              $0              $0              $0              $0
Less Accounts Payable
  & Other............    ($1,957,023)    ($1,957,023)    ($1,957,023)    ($1,957,023)    ($1,957,023)
Less Cablecast Rights
  Payable............    ($4,810,822)    ($4,810,822)    ($4,810,822)    ($4,810,822)    ($4,810,822)
Plus Accounts
  Receivable &
  Other..............     $3,922,100      $3,922,100      $3,922,100      $3,922,100      $3,922,100
Plus Cash &
  Equivalents........       $674,177        $674,177        $674,177        $674,177        $674,177
          Total......   ($90,723,095)   ($90,723,095)   ($90,723,095)   ($90,723,095)   ($90,723,095)
NET EQUITY VALUE.....    ($7,923,095)    ($4,473,095)    ($1,023,095)     $2,426,905      $5,876,905
SHARES OUTSTANDING...     20,374,271      20,374,271      20,374,271      20,374,271      20,374,271
VALUE PER SHARE......         ($0.39)         ($0.22)         ($0.05)          $0.12           $0.29
CROWN/CONCEPT
  SHARES(3)..........     14,432,417      14,432,417      14,432,417      14,432,417      14,432,417
CROWN/CONCEPT SHARE
  VALUE..............    ($5,612,442)    ($3,168,583)      ($724,725)     $1,719,134      $4,162,993
MINORITY SHARE
  VALUE..............    ($2,310,653)    ($1,304,512)      ($298,370)       $707,771      $1,713,912

---------------
(1) Assumes Subscribers are considered full-time equivalents.

(2) Includes Accrued Interest.

(3) Ownership as per Proxy statement.

As depicted in the chart above, the value for GoodLife ranges from a negative value per share to $0.29 per share. We believe the mid-point at $13.00 is the most appropriate focus point, implying a $(0.05) per share value. For comparative purposes, the $0.06 per share value determined in the Market Price Analysis, implies a 13.32x per subscriber value, while the $0.08 per share price implies a 13.38x per subscriber value.

In case it is argued that the FTE subscriber count should be the 9,200,000 number (which we would strongly disagree with), the analysis would provide the results on the following page.

                                     D(1)-5

              ENTERPRISE VALUATION OF GOODLIFE BASED ON 100% SALE
                        -FOR DISCUSSION PURPOSES ONLY -

GOODLIFE EQUIVALENT
  SUBSCRIBER BASE(1).....     9,200,000      9,200,000      9,200,000      9,200,000      9,200,000
IMPLIED VALUE PER
  SUBSCRIBER.............        $12.00         $12.50         $13.00         $13.50         $14.00
GROSS ENTERPRISE VALUE...  $110,400,000   $115,000,000   $119,600,000   $124,200,000   $128,800,000
Less Notes Payable.......  ($88,551,527)  ($88,551,527)  ($88,551,527)  ($88,551,527)  ($88,551,527)
Less Other Long Term
  Debt...................            $0             $0             $0             $0             $0
Less Accounts Payable &
  Other..................   ($1,957,023)   ($1,957,023)   ($1,957,023)   ($1,957,023)   ($1,957,023)
Less Cablecast Rights
  Payable................   ($4,810,822)   ($4,810,822)   ($4,810,822)   ($4,810,822)   ($4,810,822)
Plus Accounts Receivable
  & Other................    $3,922,100     $3,922,100     $3,922,100     $3,922,100     $3,922,100
Plus Cash &
  Equivalents............      $674,177       $674,177       $674,177       $674,177       $674,177
          Total..........  ($90,723,095)  ($90,723,095)  ($90,723,095)  ($90,723,095)  ($90,723,095)
NET EQUITY VALUE.........   $19,676,905    $24,276,905    $28,876,905    $33,476,905    $38,076,905
SHARES OUTSTANDING.......    20,374,271     20,374,271     20,374,271     20,374,271     20,374,271
VALUE PER SHARE..........         $0.97          $1.19          $1.42          $1.64          $1.87
CROWN/CONCEPT SHARES(3)..    14,432,417     14,432,417     14,432,417     14,432,417     14,432,417
CROWN/CONCEPT SHARE
  VALUE..................   $13,938,427    $17,196,906    $20,455,384    $23,713,862    $26,972,340
MINORITY SHARE VALUE.....    $5,738,478     $7,079,999     $8,421,521     $9,763,043    $11,104,565

---------------
(1) Assumes Subscribers are considered full-time equivalents.

(2) Includes Accrued Interest.

(3) Ownership as per Proxy statement.

Again, we believe that any valuation of GoodLife's subscribers that does not recognize the "FTE" quality of these customers is inappropriate and potentially leads to unsupportable valuations.

CONCLUSION: We believe that this analysis supports an equity valuation range per share of $0.02 to $0.08 per share

DISCOUNTED CASH FLOW ANALYSIS -- This valuation methodology is perhaps the most speculative of all of the aforementioned valuation methods, however, it has also received wide adoption on Wall Street as the most effective method to value companies. This analysis forecasts the revenue and cash flows of the company for a ten year period, applies a terminal value to the Company in year ten and then discounts this value and the annual cash flows back to the present at an applied discount rate. We have created two scenarios, which are outlined on the next two pages. The critical assumptions are detailed as appropriate.

Again, this analysis is highly speculative.

  -- SCENARIO 1 assumes that GoodLife aggressively grows its subscriber base through the acquisition of subscribers (20 million at $5 per subscriber). This generates a capital commitment of $100 million in addition to the annual negative cash flow until breakeven. Obviously, the source of these funds is uncertain. It is important to note that the equity value generated in Scenario 1 is dependent upon these significant capital contributions.

  -- SCENARIO 2 assumes that GoodLife does not grow its subscriber base through the acquisition of subscribers and relies purely on internal growth. This does not entail the capital commitments as described in Scenario 1 but does involve significant annual negative cash flows. In this analysis, GoodLife does not reach breakeven in the ten year time period. Obviously, again, the source of these funds is uncertain. This scenario creates no value for GoodLife shareholders.

                                     D(1)-6

                         SUMMARY DCF MODEL FOR GOODLIFE
                       ASSUMES ACQUISITION OF SUBSCRIBERS

1) Moderate Internal Growth in Subscribers
2) Cash-for-Carriage Deals at $5/sub, no affiliate fees for five years (ex. Comcast/Adelphia/Cox)
3) Affiliate Revenues Increase 5% per year
4) Advertising Revenue/Subscriber Growth Moderate Until 25/30 million Subs Achieved
5) Programming Expenditures as per GoodLife; Scales Up Based on Industry Metrics
6) Operating Expenditures as per GoodLife; Scaled Based on Industry Metrics
7) Breakeven Achieved in Year 4

                                                                                        PROJECTIONS
                                                    ACTUAL    ---------------------------------------------------------------
                                                     1999       2000       2001       2002       2003       2004       2005
                                                   --------   --------   --------   --------   --------   --------   --------
BEGINNING SUBSCRIBERS............................     8,095      9,200     14,660     20,393     26,413    32,733     34,370
  Internal Growth (5% of beginning base).........     1,105        460        733      1,020      1,321     1,637      1,718
  Acquired Subscribers (5 yr free, $0.05/sub/mo.
    thereafter)..................................        --      5,000      5,000      5,000      5,000        --         --
                                                   --------   --------   --------   --------   --------   -------    -------
ENDING SUBSCRIBERS...............................     9,200     14,660     20,393     26,413     32,733    34,370     36,088
Price for Purchased Subscribers (see cash for
  carriage worksheet)............................  $   0.00   $   5.00   $   5.00   $   5.00   $   5.00   $  0.00    $  0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (5% per annum, except acq.
  Subs)..........................................  $  2,089   $  2,194   $  2,304   $  2,419   $  2,540   $ 5,667    $11,950
Advertising Per Avg. Subscriber..................  $   0.36   $   0.50   $   0.65   $   0.80   $   1.00   $  1.10    $  1.15
Advertising Revenue..............................  $  3,330   $  5,965   $ 11,392   $ 18,722   $ 29,573   $36,907    $40,514
        TOTAL REVENUES...........................  $  5,420   $  8,159   $ 13,696   $ 21,141   $ 32,113   $42,574    $52,464
  Less Programming Costs.........................    13,672     15,000     15,750     16,538     17,364    19,158     23,084
                                                        252%       184%       115%        78%        54%       45%        44%
  Less Operating Costs...........................     7,023      7,234      7,451      7,674      8,028    10,218     12,067
                                                        130%        89%        54%        36%        25%       24%        23%
OPERATING CASH FLOW..............................  $(15,275)  $(14,075)  $ (9,505)  $ (3,070)  $  6,720   $13,198    $17,313
    CASH FLOW MARGIN.............................                                                  20.9%     31.0%      33.0%
  Subscriber Cash for Carriage...................        --     25,000     25,000     25,000     25,000        --         --
FREE CASH FLOW...................................  $(15,275)  $(39,075)  $(34,505)  $(28,070)  $(18,280)  $13,198    $17,313
  TERMINAL MULTIPLE OF EBITDA....................
  ENTERPRISE VALUE...............................
FREE CASH FLOW TO DISCOUNT.......................  $(15,275)  $(39,075)  $(34,505)  $(28,070)  $(18,280)  $13,198    $17,313

                                                                  PROJECTIONS
                                                   -----------------------------------------
                                                     2006       2007       2008       2009
                                                   --------   --------   --------   --------
BEGINNING SUBSCRIBERS............................   36,088     37,893     39,788      41,777
  Internal Growth (5% of beginning base).........    1,804      1,895      1,989       2,089
  Acquired Subscribers (5 yr free, $0.05/sub/mo.
    thereafter)..................................       --         --         --          --
                                                   -------    -------    -------    --------
ENDING SUBSCRIBERS...............................   37,893     39,788     41,777      43,866
Price for Purchased Subscribers (see cash for
  carriage worksheet)............................  $  0.00    $  0.00    $  0.00    $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (5% per annum, except acq.
  Subs)..........................................  $21,548    $34,625    $36,356    $ 38,174
Advertising Per Avg. Subscriber..................  $  1.20    $  1.25    $  1.30    $   1.35
Advertising Revenue..............................  $44,389    $48,550    $53,017    $ 57,809
        TOTAL REVENUES...........................  $65,936    $83,175    $89,373    $ 95,983
  Less Programming Costs.........................   28,353     34,934     36,643      38,393
                                                        43%        42%        41%         40%
  Less Operating Costs...........................   14,506     17,467     17,875      18,237
                                                        22%        21%        20%         19%
OPERATING CASH FLOW..............................  $23,078    $30,775    $34,855    $ 39,353
    CASH FLOW MARGIN.............................     35.0%      37.0%      39.0%       41.0%
  Subscriber Cash for Carriage...................       --         --         --          --
FREE CASH FLOW...................................  $23,078    $30,775    $34,855    $ 39,353
  TERMINAL MULTIPLE OF EBITDA....................                                      15.00
  ENTERPRISE VALUE...............................                                   $590,294
FREE CASH FLOW TO DISCOUNT.......................  $23,078    $30,775    $34,855    $629,647

                                          DISCOUNT
                                            RATE
                                         ----------
NET PRESENT VALUE......................        15.0%             $109,353
LESS DEBT..............................                          $(90,723)
                                                                 --------
                                                                 $ 18,630
                                                                                                       EXIT MULTIPLE SENSITIVITY
                                                                                                                        ANALYSIS
                                                                                                  ------------------------------
VALUE PER SHARE........................  20,374,271              $   0.91   per share                12.00     13.00      14.00
                                                                                                  ------------------------------
                                                                                       PER SHARE    $(0.52)   $(0.04)     $0.44

NET PRESENT VALUE......................
LESS DEBT..............................
                                                EXIT MULTIPLE SENSITIVITY ANALYSIS
                                         -----------------------------------------
VALUE PER SHARE........................    15.00      16.00      17.00       18.00
                                         -----------------------------------------
                                           $0.91      $1.39      $1.87       $2.25

                                     D(1)-7

                         SUMMARY DCF MODEL FOR GOODLIFE
                     ASSUMES NO ACQUISITION OF SUBSCRIBERS

1) Moderate Internal Growth in Subscribers
2) No Cash-for-Carriage Deals
3) Affiliate Revenues Increase 5% per year
4) Moderate Growth in Advertising Revenue/Subscriber
5) Programming Expenditures as per GoodLife; Scale at 5% per year
6) Operating Expenditures as per GoodLife; Scale at 3% per year
7) No Breakeven Achieved

                                                                                        PROJECTIONS
                                               ACTUAL    --------------------------------------------------------------------------
                                                1999       2000       2001       2002       2003       2004       2005       2006
                                              --------   --------   --------   --------   --------   --------   --------   --------
BEGINNING SUBSCRIBERS.......................     8,095      9,200      9,660     10,143     10,650     11,183     11,742     12,329
  Internal Growth (5% of beginning base)....     1,105        460        483        507        533        559        587        616
  Acquired Subscribers......................        --         --         --         --         --         --         --         --
                                              --------   --------   --------   --------   --------   --------   --------   --------
ENDING SUBSCRIBERS..........................     9,200      9,660     10,143     10,650     11,183     11,742     12,329     12,945
Price for Purchased Subscribers.............  $   0.00   $   5.00   $   5.00   $   5.00   $   5.00   $   0.00   $   0.00   $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (99 Budget+5% per
  annum)....................................  $  2,143   $  2,250   $  2,363   $  2,481   $  2,605   $  2,735   $  2,872   $  3,015
Advertising Per Avg. Subscriber.............  $   0.36   $   0.45   $   0.65   $   0.65   $   0.65   $   0.65   $   0.65   $   0.65
Advertising Revenue.........................  $  3,277   $  4,244   $  6,436   $  6,758   $  7,096   $  7,450   $  7,823   $  8,214
        TOTAL REVENUES......................  $  5,420   $  6,494   $  8,799   $  9,239   $  9,700   $ 10,186   $ 10,695   $ 11,230
  Less Programming Costs....................    13,167     15,000     15,750     16,538     17,364     18,233     19,144     20,101
                                                   243%       231%       179%       179%       179%       179%       179%       179%
  Less Operating Costs......................     6,700      6,901      7,108      7,322      7,541      7,768      8,001      8,241
                                                   124%       106%        81%        79%        78%        77%        76%        75%
OPERATING CASH FLOW.........................  $(14,448)  $(15,408)  $(14,060)  $(14,621)  $(15,205)  $(15,815)  $(16,450)  $(17,112)
    CASH FLOW MARGIN........................                                                -156.7%    -155.3%    -153.8%    -152.4%
  Subscriber Cash for Carriage..............        --         --         --         --         --         --         --         --
FREE CASH FLOW..............................  $(14,448)  $(15,408)  $(14,060)  $(14,621)  $(15,205)  $(15,815)  $(16,450)  $(17,112)
                                                                                                                           Per Sub.
                                                                                                                              (Neg.
  TERMINAL MULTIPLE OF EBITDA...............                                                                                EBITDA)
  ENTERPRISE VALUE..........................
FREE CASH FLOW TO DISCOUNT..................  $(14,448)  $(15,408)  $(14,060)  $(14,621)  $(15,205)  $(15,815)  $(16,450)  $(17,112)

                                                       PROJECTIONS
                                              ------------------------------
                                                2007       2008       2009
                                              --------   --------   --------
BEGINNING SUBSCRIBERS.......................    12,945     13,593     14,272
  Internal Growth (5% of beginning base)....       647        680        714
  Acquired Subscribers......................        --         --         --
                                              --------   --------   --------
ENDING SUBSCRIBERS..........................    13,593     14,272     14,986
Price for Purchased Subscribers.............  $   0.00   $   0.00   $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (99 Budget+5% per
  annum)....................................  $  3,166   $  3,324   $  3,491
Advertising Per Avg. Subscriber.............  $   0.65   $   0.65   $   0.65
Advertising Revenue.........................  $  8,625   $  9,056   $  9,509
        TOTAL REVENUES......................  $ 11,791   $ 12,381   $ 13,000
  Less Programming Costs....................    21,107     22,162     23,270
                                                   179%       179%       179%
  Less Operating Costs......................     8,488      8,742      9,005
                                                    74%        73%        72%
OPERATING CASH FLOW.........................  $(17,803)  $(18,524)  $(19,275)
    CASH FLOW MARGIN........................    -151.0%    -149.6%    -148.3%
  Subscriber Cash for Carriage..............        --         --         --
FREE CASH FLOW..............................  $(17,803)  $(18,524)  $(19,275)
  TERMINAL MULTIPLE OF EBITDA...............                        $  12.00
  ENTERPRISE VALUE..........................             $179,830
FREE CASH FLOW TO DISCOUNT..................  $(17,803)  $(18,524)  $160,555

                                            DISCOUNT
                                              RATE
                                           ----------
NET PRESENT VALUE........................        15.0%               $ (37,327)
LESS DEBT................................                            $ (90,723)
                                                                     ---------
                                                                     $(128,050)
                                                                                                        PER SUB. VALUE EXIT
                                                                                                                   MULTIPLE
                                                                                                                SENSITIVITY
                                                                                                                   ANALYSIS
                                                                                                        -------------------
VALUE PER SHARE..........................  20,374,271                $   (6.28)  per share                 10.00     11.00
                                                                                                        -------------------
                                                                                                          $(6.65)   $(6.47)

NET PRESENT VALUE........................
LESS DEBT................................
                                              PER SUB. VALUE EXIT MULTIPLE SENSITIVITY ANALYSIS
                                           ----------------------------------------------------
VALUE PER SHARE..........................    12.00      13.00      14.00      15.00      16.00
                                           ----------------------------------------------------
                                            $(6.28)    $(6.10)    $(5.92)    $(5.74)    $(5.56)

                                     D(1)-8

                       NET PRESENT VALUE 15.0% ($35,142)
                              LESS DEBT ($90,723)
                                   ($125,866)
VALUE PER SHARE 20,374,271 ($6.18) PER SHARE                 PER SUB. VALUE EXIT
                                                            SENSITIVITY ANALYSIS
                 ($6) 10.00 11.00 12.00 13.00 14.00 15.00 16.00
            ($6.54) ($6.36) ($6.18) ($6.00) ($5.81) ($5.63) ($5.45)

                   CABLE NETWORK CASH-FOR-CARRIAGE BENCHMARKS

YEAR             NETWORK                       PRICE/SUB
----             -------                       ---------
1990               CNBC                          $3.00
1994                Q2                           $5.00
1994                S                            $9.00
1996             Fox News                       $11.00
1997          Animal Planet                      $7.00
1997          Eye on People                      $6.00
1998          Great American                     $5.00
1998              Style                          $6.00
1998          Travel Channel                     $6.00
1998              Paxson                        $10.00
1998               ZDTV                 10 Year No License Fee
1998   Access Entertainment Network   $1.50 Reverse Fee/Sub/Year

---------------
Source: Paul Kagan Associates, Inc.

                                     D(1)-9

                               SUMMARY CONCLUSION

     In reviewing all of the valuation methodologies and the relative assumptions, we believe the most appropriate analyses are the Market Price and Acquisition Value Analyses. A summary of all the analyses and our conclusion for each is provided below:

      ANALYSIS                                                              EQUITY VALUE PER SHARE
      --------                                                              ----------------------
Net Asset Value                                          Negative
Market Price                                             $0.06 to $0.08
Going-Concern                                            Not Meaningful
Acquisition Value                                        $0.02 to $0.08
Discounted Cash Flow                                     Speculative; Value created in
                                                         proportion to capital commitments

     Based on our review of the available information for GoodLife, the cable network industry and a review of appropriate financial metrics, we believe that GoodLife should be valued at between $0.06 to $0.08 per share. The following table provides a review of the effective value that Crown would need to pay for the public shareholder interest at various values per share.

                  MINORITY SHAREHOLDER PURCHASE PRICE ANALYSIS

Total Shares Outstanding
  (000s)                    20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374
  Crown/Concept Shares
    (000s)                  14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432
  Minority Shares (000s)     5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942
Value per Share              $0.02     $0.03     $0.04     $0.05     $0.06     $0.07     $0.08     $0.09     $0.10     $0.11
Crown/Concept Purchase
  Price                   $118,837  $178,256  $237,674  $297,093  $356,511  $415,930  $475,348  $534,767  $594,185  $653,604

Total Shares Outstanding
  (000s)                    20,374    20,374    20,374    20,374
  Crown/Concept Shares
    (000s)                  14,432    14,432    14,432    14,432
  Minority Shares (000s)     5,942     5,942     5,942     5,942
Value per Share              $0.12     $0.13     $0.14     $0.15
Crown/Concept Purchase
  Price                   $713,022  $772,441  $831,860  $891,278

                                     D(1)-10

                                                                   APPENDIX D(2)

                       [DANIELS & ASSOCIATES LETTERHEAD]

MEMORANDUM

TO:                  NICK CHIAIA
                     CROWN COMMUNICATIONS

FROM:                GREG AINSWORTH
                     CHRISTOPHER DOWNIE

DATE:                10/7/99

SUBJECT:             GOODLIFE VALUATION DISCUSSION

     As per your request, we have prepared the following discussion and analyses to provide you with what we believe are the critical and appropriate factors in ascribing an equity value to The Nostalgia Network, Inc., dba GoodLife Television (herein referred to as GoodLife). We understand that you are potentially interested in acquiring the approximately 30% of GoodLife that is held by public shareholders and, in doing so, effectively take GoodLife private. We are prepared to discuss the following analysis with you in greater detail at your convenience. Please note that while we have had access to significant information with regards to GoodLife and its operations, we have not performed a comprehensive diligence effort.

     While not an exact science, the valuation process for any public or private company is based on several relatively standard valuation methodologies. These methodologies include the following:

          I. NET ASSET VALUE ANALYSIS, which includes:

             -- Value of assets in use, potentially discounted for time, risks, costs and ability to obtain asset value

             -- Liquidation Value

          II. MARKET PRICE ANALYSIS, which includes:

             -- Current and historical pricing analysis

             -- Corporate or insider transaction history

             -- Any third party transactions with respect to GoodLife

          III.  GOING CONCERN VALUE ANALYSIS, which includes:

             -- Multiple of Operating Statistics, such as EBITDA, EBIT, earnings, free cash flow

             -- Review of selected publicly traded comparable companies

          IV. ACQUISITION VALUE ANALYSIS, which includes:

             -- Comparable historical acquisition analysis of comparable companies, taking into account minority or non-controlling interests

          V. DISCOUNTED CASH FLOW ANALYSIS, which includes:

             -- A ten year cash flow projection and terminal valuation, discounted to the present

     All of these different valuation methodologies should be considered in your determination of an equity value for GoodLife and its shareholders. The following pages will review each analysis and provide a conclusion based on the analysis provided. We have concluded this Memorandum with a summary conclusion of our thoughts with regards to an appropriate equity valuation for GoodLife, subject to the information available to us at this time.

                                     D(2)-1

     NET ASSET VALUE ANALYSIS -- The following table provides a summary analysis that primarily focuses on GoodLife's balance sheet as of August 31, 1999. We have assumed that there is no material difference from August 31, 1999 to the date of this memorandum.

                       GOODLIFE NET ASSET VALUE ANALYSIS

ASSETS
Current assets
  Cash & cash equivalents...................................  $    901,729
  Net accounts receivables..................................  $    823,043
  Prepaid Expenses..........................................  $    241,480
  Current portion programming...............................  $  5,189,696
                                                              ------------
          Total current assets..............................  $  7,155,948
Other assets
  Film & film rights, net...................................  $    681,883
  Net PP&E..................................................  $    296,664
  Trademark & Other Intangibles.............................  $    757,252
  Deposits..................................................  $     52,740
                                                              ------------
          TOTAL ASSETS......................................  $  8,944,487
                                                              ------------
LIABILITIES
Current Liabilities
  Accounts payable..........................................  $  2,021,753
  Accrued liabilities.......................................  $    466,642
  Cablecast rights payable..................................  $  7,229,796
                                                              ------------
          Total Current Liabilities.........................  $  9,718,191
Other liabilities
  Long term debt............................................  $  6,875,957
  Non-current liabilities...................................  $ 74,604,855
                                                              ------------
          TOTAL LIABILITIES.................................  $ 91,199,003
NET ASSET VALUE.............................................  $(82,254,516)
NET ASSET VALUE PER SHARE...................................  $      (4.04)
                                                              ------------
SHARES OUTSTANDING..........................................    20,374,371
                                                              ------------
NET ASSET VALUE (EXCL. LTD).................................  $   (773,704)
                                                              $      (0.04)
                                                              ------------

     This analysis is essentially a liquidation scenario analysis, in that if you were to shut down operations tomorrow what would you be able to garner from the assets. This assumes no sale of the subscriber base. It is important to note that no liquidation discounts (i.e. probability of achieving full book value for assets) are factored into this analysis, which would likely serve to lower the liquidation value.

     CONCLUSION: This Net Asset Value analysis implies that GoodLife has a negative equity value per share.

                                     D(2)-2

     MARKET PRICE ANALYSIS -- The following table and discussion provide a review of GoodLife's historical public market trading history. We have provided comments where appropriate.

        TRADING PRICES PER SHARE
Current Price............................  $0.060
52 Week High.............................  $0.250
52 Week Low..............................  $0.010
Last 30 days avg.........................  $0.058
Last 60 days avg.........................  $0.060
Last 90 days avg.........................  $0.067
Last 180 days avg........................  $0.076
Last 365 days avg........................  $0.066
1994 Average.............................  $1.090
1995 Average.............................  $0.509
1996 Average.............................  $0.285
1997 Average.............................  $0.079
1998 Average.............................  $0.027
1/1/99 to date Average...................  $0.082  Daniels Engagement for Strategic Options Public --12/98

     Since 1994, GoodLife has not traded above $1.00 per share. Since 1997, GoodLife has traded, for the most part, below $0.08 per share. GoodLife's share price has been as low as $0.01. In December, 1998, Crown Communications retained Daniels to pursue strategic options at which point the share price increased to a maximum of approximately $0.25 per share. The share price gravitated around $0.11 per share before retreating to its current price of $0.06.

     It is often argued that the public markets are the most efficient determinant of equity value and as such the more recent range of GoodLife's share value in the $0.06 is a pertinent value parameter. However, given the increase in perceived value since the announcement of the engagement of Daniels, the annual year-to-date average of $0.082 is probably a better gage of potential value.

     CONCLUSION: While imperfect, this Market Price Analysis implies an equity value per share in the $0.06 to $0.08 range. Using the current shares outstanding, this implies GoodLife has a current equity value of $1,222,460 to $1,629,950, and a market capitalization (assuming net debt of $84 million) of approximately $85,200,000 to $85,600,000.

     GOING CONCERN VALUE ANALYSIS -- In valuing cable programming network assets in general, comparable public company analysis is not a very effective measure. Many of the cable networks are either private or are consolidated into much larger media companies, such as cable or other media companies. In other situations, such as with Liberty Media, cable network assets are combined for reporting purposes with other internet or other media assets. In general, this makes the traditional measures of EBITDA, earnings, etc. very difficult to determine. We have thus ignored this analysis for the purposes of valuing GoodLife.

     Historically, cable networks tended to trade in the 12.0 to 18.0 times EBITDA range. Since, GoodLife has no positive EBITDA, this measure would again be irrelevant. Such multiples, however, are applicable in the Discounted Cash Flow analysis to be discussed later.

     ACQUISITION VALUE ANALYSIS -- This analysis is perhaps one of the more useful with regards to determining an equity value for GoodLife. This analysis applies the historical transaction values paid by purchasers for other networks to GoodLife. The appropriate metrics for this analysis are EBITDA multiples and Per Subscriber values. Again, since GoodLife has no EBITDA, we have focussed primarily on Per Subscriber values. It should be noted that information on most of these transactions is limited and may involve other factors that are not apparent that have affected the transaction values. The historical acquisition activity in the cable network industry is as follows:

                                     D(2)-3

              SELECTED CABLE NETWORK PROGRAMMING TRANSACTIONS (3)
                                ($ IN MILLIONS)

                                                                                   %                                 EST./IMPLIED
 DATE            SELLER                          BUYER                PRICE    PURCHASED           NETWORK              VALUE
 ----            ------                          -----                -----    ---------           -------           ------------
Nov-98   CBS                       Discovery Comm                     $  100     100.0%    Eye on the People            $  100
Nov-98   Ziff-Davis Inc            Vulcan Ventures                    $   54      33.0%    ZDTV                         $  164
Nov-98   Liberty/Nat. Interfaith   Hallmark/Jim Henson                $  100      45.0%    Odyssey Channel              $  222
Apr-98   Liberty Media             Cox/MediaOne/Comcast               $   95      33.0%    Speedvision/Outdoor Life     $  288
Mar-98   TW, NBC, Liberty          Discovery Communications           $  350     100.0%    CourtTV                      $  350
Mar-98   BTV Holdings              Liberty/Bob Johnson                $  288      36.0%    Black Entertainment TV       $  800
Oct-97   Viacom                    Seagram/Universal                  $1,700      50.0%    USA & Sci-Fi (1)             $3,400
Oct-97   Seagram                   HSN Inc                            $3,285     100.0%    USA & Sci-Fi (1)             $3,285
Sep-97   Paxson Communications     Discovery Comm                     $   20      70.0%    The Travel Channel           $   29
Sep-97   Classic Sports Network    ESPN                               $  175     100.0%    Classic Sports Network       $  175
Jun-97   Landmark Communications   Paxson Communications              $   75     100.0%    The Travel Channel           $   75
Jun-97   Int. Family               News Corp. (Fox Kids WW)           $1,430     100.0%    Family Channel               $1,430
         Entertainment
Feb-97   Gaylord Entertainment     Westinghouse (CBS)                 $1,485     100.0%    TNN and Country Music TV     $1,485
Feb-97   Time Warner Inc           Steve Brill (founder)              $   78      20.0%    CourtTV                      $  390
Jan-97   Time Warner Inc           Walt Disney Co./Comcast            $  321      58.0%    CourtTV                      $  550
Aug-96   Fox News Corp             The Golf Channel                   $   50      33.3%    The Golf Channel             $  150
Aug-96   Liberty Media Inc         Silver King Communications         $1,104     100.0%    Home Shopping Network        $1,104
May-96   AH Belo                   EW Scripps                         $  125      56.0%    TV Food Network              $  223
Dec-95   NBC                       Microsoft                          $  220      50.0%    America's Talking            $  440
                                                                                           Network
Oct-95   News Corp                 Liberty Media                      $  200      50.0%    FX                           $  400
Jul-95   CapCities ABC             Walt Disney Co                     $2,904      80.0%    ESPN                         $3,630
Jul-94   QVC Network               Comcast/Liberty                    $1,420      62.0%    QVC                          $2,290
Mar-94   Viacom/Paramount          Hearst/Cap Cities ABC              $  318      33.3%    Lifetime                     $  953
Sep-93   Liberty Media             Cablevision Systems                $  170      50.0%    American Movie Classic       $  340
Jun-93   n/a                       Radio City Music Hall Productions  $   50      13.0%    A&E                          $  400
                                                                                                                     ------------

             FTE       VALUE/
 DATE    SUBSCRIBERS    SUB
 ----    -----------   ------
Nov-98      11,000     $ 9.09
Nov-98       9,000     $18.18
Nov-98      30,000     $ 7.41
Apr-98      28,000     $10.28
Mar-98      33,600     $10.42(4)
Mar-98      53,800     $14.87
Oct-97      71,100     $47.82(1)
Oct-97     118,400     $27.74(1)
Sep-97      20,000     $ 1.43
Sep-97      10,400     $16.83
Jun-97      20,000     $ 3.75
Jun-97      69,200     $20.67
Feb-97     106,000     $14.01
Feb-97      29,500     $13.22
Jan-97      42,700     $12.87
Aug-96       3,800     $39.47
Aug-96      69,400     $15.91
May-96      25,800     $ 8.65
Dec-95      20,000     $22.00
Oct-95      25,000     $16.00
Jul-95      61,400     $59.11
Jul-94     100,000     $22.90
Mar-94      59,000     $16.15
Sep-93      46,000     $ 7.39
Jun-93      56,300     $ 7.10
-----------------------------
  HIGH                 $59.11
  LOW                  $ 1.43
  AVG.                 $17.73
  MEDIAN               $14.87
  AVG. SINCE 1990      $12.35(2)



---------------
Source: Paul Kagan Associates, Inc.

(1) SciFi valued at $15/sub

(2) As reported by Paul Kagan, May 15, 1998

(3) Excludes sports-related networks and transactions where terms were unavailable.

(4) Transaction not completed.

     The historical acquisition/transaction history implies an average of approximately $12.00 per cable network subscriber. It is important to note that this analysis is based on Full Time Equivalent (FTE) subscribers, which includes 24-hour analog subscribers plus other part time, satellite, tier and other subscribers converted to 24-hour equivalents. This FTE measure is most likely imperfect.

     We believe that in a sale transaction, GoodLife would be valued in a range of $12.00 to $14.00 per subscriber. This is the lower end of the range based on the following factors:

          -- GoodLife is comparatively one of the smaller networks at approximately 8,500 subscribers;

          -- GoodLife is not generating positive cash flow;

          -- Breakeven for most cable networks is at least a critical point of 20 million subscribers, implying that GoodLife would require significant cash infusion to reach this point.

     In order to apply the analysis on the prior page to GoodLife, we must first determine the appropriate FTE subscriber figure for GoodLife. We understand that GoodLife has approximately 4,500,000 24-hour analog subscribers. We have applied a 50% conversion factor to the remaining 4,000,000 subscribers and thus computed a FTE subscriber count for GoodLife of approximately 6,500,000 FTE subscribers. While many networks tend to inflate their FTE figures for reporting purposes, we believe that in a sale process the FTE subscriber count will be scrutinized and rationalized appropriately.

     Based on this FTE, we applied a range of potential subscriber values to GoodLife to achieve an effective gross enterprise value and a net equity value. This is presented below.

                                     D(2)-4

              ENTERPRISE VALUATION OF GOODLIFE BASED ON 100% SALE
                          FOR DISCUSSION PURPOSES ONLY

GOODLIFE EQUIVALENT SUBSCRIBER
  BASE(1)........................     6,500,000      6,500,000      6,500,000      6,500,000      6,500,000
IMPLIED VALUE PER SUBSCRIBER.....  $      12.00   $      12.50   $      13.00   $      13.50   $      14.00
GROSS ENTERPRISE VALUE...........  $ 78,000,000   $ 81,250,000   $ 84,500,000   $ 87,750,000   $ 91,000,000
Less Notes Payable (as of
  8/31/99).......................  $(81,480,812)  $(81,480,812)  $(81,480,812)  $(81,480,812)  $(81,480,812)
Less Other Long Term Debt........  $          0   $          0   $          0   $          0   $          0
Less Accounts Payable & Other....  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)
Less Cablecast Rights Payable....  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)
Plus Accounts Receivable &
  Other..........................  $  6,254,219   $  6,254,219   $  6,254,219   $  6,254,219   $  6,254,219
Plus Cash & Equivalents..........  $    901,729   $    901,729   $    901,729   $    901,729   $    901,729
                                   ------------   ------------   ------------   ------------   ------------
    Total........................  $(84,043,055)  $(84,043,055)  $(84,043,055)  $(84,043,055)  $(84,043,055)
NET EQUITY VALUE.................  $ (6,043,055)  $ (2,793,055)  $    456,945   $  3,706,945   $  6,956,945
SHARES OUTSTANDING...............    20,374,271     20,374,271     20,374,271     20,374,271     20,374,271
VALUE PER SHARE..................  $      (0.30)  $      (0.14)  $       0.02   $       0.18   $       0.34
CROWN/CONCEPT SHARES(3)..........    14,432,417     14,432,417     14,432,417     14,432,417     14,432,417
CROWN/CONCEPT SHARE VALUE........  $ (4,280,688)  $ (1,978,502)  $    323,684   $  2,625,869   $  4,928,055
MINORITY SHARE VALUE.............  $ (1,762,367)  $   (814,553)  $    133,261   $  1,081,076   $  2,028,890

---------------
(1) Assumes Subscribers are considered full-time equivalents.

(2) Includes Accrued Interest.

(3) Ownership as per Proxy statement.

     As depicted in the chart above, the value for GoodLife ranges from a negative value per share to $0.34 per share. We believe the mid-point at $13.00 is the most appropriate focus point, implying a $0.02 per share value. For comparative purposes, the $0.06 per share value determined in the Market Price Analysis, implies a 13.10x per subscriber value, while the $0.08 per share price implies a 13.17x per subscriber value.

     In case it is argued that the FTE subscriber count should be the 8,500,000 number (which we would strongly disagree with), the analysis would provide the results on the following page.

                                     D(2)-5

              ENTERPRISE VALUATION OF GOODLIFE BASED ON 100% SALE
                          FOR DISCUSSION PURPOSES ONLY

GOODLIFE EQUIVALENT SUBSCRIBER
  BASE(1)........................     8,500,000      8,500,000      8,500,000      8,500,000      8,500,000
IMPLIED VALUE PER SUBSCRIBER.....  $      12.00   $      12.50   $      13.00   $      13.50   $      14.00
GROSS ENTERPRISE VALUE...........  $102,000,000   $106,250,000   $110,500,000   $114,750,000   $119,000,000
Less Notes Payable (as of
  8/31/99).......................  $(81,480,812)  $(81,480,812)  $(81,480,812)  $(81,480,812)  $(81,480,812)
Less Other Long Term Debt........  $          0   $          0   $          0   $          0   $          0
Less Accounts Payable & Other....  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)  $ (2,488,395)
Less Cablecast Rights Payable....  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)  $ (7,229,796)
Plus Accounts Receivable &
  Other..........................  $  6,254,219   $  6,254,219   $  6,254,219   $  6,254,219   $  6,254,219
Plus Cash & Equivalents..........  $    901,729   $    901,729   $    901,729   $    901,729   $    901,729
                                   ------------   ------------   ------------   ------------   ------------
    Total........................  $(84,043,055)  $(84,043,055)  $(84,043,055)  $(84,043,055)  $(84,043,055)
NET EQUITY VALUE.................  $ 17,956,945   $ 22,206,945   $ 26,456,945   $ 30,706,945   $ 34,956,945
SHARES OUTSTANDING...............    20,374,271     20,374,271     20,374,271     20,374,271     20,374,271
VALUE PER SHARE..................  $       0.88   $       1.09   $       1.30   $       1.51   $       1.72
CROWN/CONCEPT SHARES(3)..........    14,432,417     14,432,417     14,432,417     14,432,417     14,432,417
CROWN/CONCEPT SHARE VALUE........  $ 12,720,068   $ 15,730,619   $ 18,741,169   $ 21,751,720   $ 24,762,270
MINORITY SHARE VALUE.............  $  5,236,877   $  6,476,326   $  7,715,776   $  8,955,225   $ 10,194,675

---------------
(1) Assumes Subscribers are considered full-time equivalents.
(2) Includes Accrued Interest.
(3) Ownership as per Proxy statement.

     Again, we believe that this analysis and its conclusions are false.

     CONCLUSION: We believe that this analysis supports an equity valuation range per share of $0.02 to $0.08 per share.

     DISCOUNTED CASH FLOW ANALYSIS--This valuation methodology is perhaps the most speculative of all of the aforementioned valuation methods, however, it has also received wide adoption on Wall Street as the most effective method to value companies. This analysis forecasts the revenue and cash flows of the company for a ten year period, applies a terminal value to the company in year ten and then discounts this value and the annual cash flows back to the present at an applied discount rate. We have created two scenarios, which are outlined on the next two pages. The critical assumptions are detailed as appropriate.

     Again, this analysis is highly speculative.

          -- SCENARIO 1 assumes that GoodLife aggressively grows its subscriber base through the acquisition of subscribers (20 million at $5 per subscriber). This generates a capital commitment of $100 million in addition to the annual negative cash flow until breakeven. Obviously, the source of these funds is uncertain. It is important to note that the equity value generated in Scenario 1 is dependent upon these significant capital contributions.

          -- SCENARIO 2 assumes that GoodLife does not grow its subscriber base through the acquisition of subscribers and relies purely on internal growth. This does not entail the capital commitments as described in Scenario 1 but does involve significant annual negative cash flows. In this analysis, GoodLife does not reach breakeven in the ten year time period. Obviously, again, the source of these funds is uncertain. This scenario creates no value for GoodLife shareholders.

                                     D(2)-6

                         SUMMARY DCF MODEL FOR GOODLIFE
                       ASSUMES ACQUISITION OF SUBSCRIBERS
1) Moderate Internal Growth in Subscribers
2) Cash-for-Carriage Deals at $5/sub, no affiliate fees for five years (ex. Comcast/Adelphia/Cox)

3) Affiliate Revenues Increase 5% per year

4) Advertising Revenue/Subscriber Growth Moderate Until 25/30 million Subs Achieved

5) Programming Expenditures as per GoodLife; Scales Up Anased on Industry
Metrics

6) Operating Expenditures as per GoodLife; Scaled Based on Industry Metrics

7) Breakeven Achieved in Year 4

                                                                                        PROJECTIONS
                                                    BUDGET    ---------------------------------------------------------------
                                                     1999       2000       2001       2002       2003       2004       2005
                                                   --------   --------   --------   --------   --------   --------   --------
BEGINNING SUBSCRIBERS............................     8,095      8,500     13,925     19,621     25,602    31,882     33,476
  Internal Growth (5% of beginning base).........       405        425        696        981      1,280     1,594      1,674
  Acquired Subscribers (5 yr free, $0.05/sub/mo.
    thereafter)..................................        --      5,000      5,000      5,000      5,000        --         --
                                                   --------   --------   --------   --------   --------   -------    -------
ENDING SUBSCRIBERS...............................     8,500     13,925     19,621     25,602     31,882    33,476     35,150
Price for Purchased Subscribers (see cash for
  carriage worksheet)............................  $   0.00   $   5.00   $   5.00   $   5.00   $   5.00   $  0.00    $  0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (5% per annum, except acq.
  Subs)..........................................  $  2,143   $  2,250   $  2,363   $  2,481   $  2,605   $ 5,735    $12,022
Advertising Per Avg. Subscriber..................  $   0.39   $   0.50   $   0.65   $   0.80   $   1.00   $  1.10    $  1.15
Advertising Revenue..............................  $  3,277   $  5,606   $ 10,902   $ 18,089   $ 28,742   $35,947    $39,460
        TOTAL REVENUES...........................  $  5,420   $  7,856   $ 13,265   $ 20,570   $ 31,347   $41,682    $51,482
  Less Programming Costs.........................    13,167     15,000     15,750     16,538     17,364    18,757     22,652
                                                        243%       191%       119%        80%        55%       45%        44%
  Less Operating Costs...........................     6,700      6,901      7,108      7,322      7,837    10,004     11,841
                                                        124%        88%        54%        36%        25%       24%        23%
OPERATING CASH FLOW..............................  $(14,448)  $(14,045)  $ (9,593)  $ (3,289)  $  6,146   $12,921    $16,989
    CASH FLOW MARGIN.............................                                                  19.6%     31.0%      33.0%
  Subscriber Cash for Carriage...................        --     25,000     25,000     25,000     25,000        --         --
FREE CASH FLOW...................................  $(14,448)  $(39,045)  $(34,593)  $(28,289)  $(18,854)  $12,921    $16,989
  TERMINAL MULTIPLE OF EBITDA....................
  ENTERPRISE VALUE...............................
FREE CASH FLOW TO DISCOUNT.......................  $(14,448)  $(39,045)  $(34,593)  $(28,289)  $(18,854)  $12,921    $16,989

                                                                  PROJECTIONS
                                                   -----------------------------------------
                                                     2006       2007       2008       2009
                                                   --------   --------   --------   --------
BEGINNING SUBSCRIBERS............................   35,150     36,908     38,753      40,691
  Internal Growth (5% of beginning base).........    1,758      1,845      1,938       2,035
  Acquired Subscribers (5 yr free, $0.05/sub/mo.
    thereafter)..................................       --         --         --          --
                                                   -------    -------    -------    --------
ENDING SUBSCRIBERS...............................   36,908     38,753     40,691      42,725
Price for Purchased Subscribers (see cash for
  carriage worksheet)............................  $  0.00    $  0.00    $  0.00    $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (5% per annum, except acq.
  Subs)..........................................  $21,623    $34,704    $36,439    $ 38,261
Advertising Per Avg. Subscriber..................  $  1.20    $  1.25    $  1.30    $   1.35
Advertising Revenue..............................  $43,235    $47,288    $51,638    $ 56,306
        TOTAL REVENUES...........................  $64,857    $81,992    $88,078    $ 94,567
  Less Programming Costs.........................   27,889     34,437     36,112      37,827
                                                        43%        42%        41%         40%
  Less Operating Costs...........................   14,269     17,218     17,616      17,968
                                                        22%        21%        20%         19%
OPERATING CASH FLOW..............................  $22,700    $30,337    $34,350    $ 38,772
    CASH FLOW MARGIN.............................     35.0%      37.0%      39.0%       41.0%
  Subscriber Cash for Carriage...................       --         --         --          --
FREE CASH FLOW...................................  $22,700    $30,337    $34,350    $ 38,772
  TERMINAL MULTIPLE OF EBITDA....................                                      15.00x
  ENTERPRISE VALUE...............................                                   $581,586
FREE CASH FLOW TO DISCOUNT.......................  $22,700    $30,337    $34,350    $620,358

                                 DISCOUNT RATE
                                 -------------
NET PRESENT VALUE..............         15.0%          $105,837
LESS DEBT......................                        $(84,043)
                                                       --------
                                                       $ 21,794
                                                       $   1.07per
VALUE PER SHARE................   20,374,271                    share

                                                         EXIT MULTIPLE SENSITIVITY ANALYSIS
                                     --------------------------------------------------------------------------
                                      12.00      13.00      14.00      15.00      16.00      17.00      18.00
                                     --------   --------   --------   --------   --------   --------   --------
PER SHARE                             $(0.34)    $0.13      $0.60      $1.07      $1.54      $2.01      $2.48

                                     D(2)-7

                         SUMMARY DCF MODEL FOR GOODLIFE
                     ASSUMES NO ACQUISITION OF SUBSCRIBERS
1) Moderate Internal Growth in Subscribers

2) No Cash-for-Carriage Deals

3) Affiliate Revenues Increase 5% per year

4) Moderate Growth in Advertising Revenue/Subscriber

5) Programming Expenditures as per GoodLife; Scale at 5% per year

6) Operating Expenditures as per GoodLife; Scale at 3% per year

7) No Breakeven Achieved

                                                                                       PROJECTIONS
                                              BUDGET    --------------------------------------------------------------------------
                                               1999       2000       2001       2002       2003       2004       2005       2006
                                             --------   --------   --------   --------   --------   --------   --------   --------
BEGINNING SUBSCRIBERS......................     8,095      8,500      8,925      9,371      9,840     10,331     10,848     11,390
  Internal Growth (5% of beginning base)...       405        425        446        469        492        517        542        570
                                             --------   --------   --------   --------   --------   --------   --------   --------
  Acquired Subscribers.....................        --         --         --         --         --         --         --         --
                                             --------   --------   --------   --------   --------   --------   --------   --------
ENDING SUBSCRIBERS.........................     8,500      8,925      9,371      9,840     10,331     10,848     11,390     11,960
Price for Purchased Subscribers............  $   0.00   $   5.00   $   5.00   $   5.00   $   5.00   $   0.00   $   0.00   $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (99 Budget+5% per
  annum)...................................  $  2,143   $  2,250   $  2,363   $  2,481   $  2,605   $  2,735   $  2,872   $  3,015
Advertising Per Avg. Subscriber............  $   0.39   $   0.45   $   0.65   $   0.65   $   0.65   $   0.65   $   0.65   $   0.65
Advertising Revenue........................  $  3,277   $  3,921   $  5,946   $  6,243   $  6,556   $  6,883   $  7,228   $  7,589
        TOTAL REVENUES.....................  $  5,420   $  6,171   $  8,309   $  8,724   $  9,160   $  9,618   $ 10,099   $ 10,604
  Less Programming Costs...................    13,167     15,000     15,750     16,538     17,364     18,233     19,144     20,101
                                                  243%       243%       190%       190%       190%       190%       190%       190%
  Less Operating Costs.....................     6,700      6,901      7,108      7,322      7,541      7,768      8,001      8,241
                                                  124%       112%        86%        84%        82%        81%        80%        79%
OPERATING CASH FLOW........................  $(14,448)  $(15,731)  $(14,550)  $(15,135)  $(15,745)  $(16,382)  $(17,045)  $(17,738)
    CASH FLOW MARGIN.......................                                                (171.9)%   (170.3)%   (168.8)%   (167.3)%
  Subscriber Cash for Carriage.............        --         --         --         --         --         --         --         --
FREE CASH FLOW.............................  $(14,448)  $(15,731)  $(14,550)  $(15,135)  $(15,745)  $(16,382)  $(17,045)  $(17,738)
                                                                                                                          Per Sub.
                                                                                                                             (Neg.
  TERMINAL MULTIPLE OF EBITDA..............                                                                                EBITDA)
  ENTERPRISE VALUE.........................
FREE CASH FLOW TO DISCOUNT.................  $(14,448)  $(15,731)  $(14,550)  $(15,135)  $(15,745)  $(16,382)  $(17,045)  $(17,738)

                                                       PROJECTIONS
                                             -------------------------------
                                               2007        2008       2009
                                             ---------   --------   --------
BEGINNING SUBSCRIBERS......................     11,960     12,558     13,186
  Internal Growth (5% of beginning base)...        598        628        659
                                             ---------   --------   --------
  Acquired Subscribers.....................         --         --         --
                                             ---------   --------   --------
ENDING SUBSCRIBERS.........................     12,558     13,186     13,845
Price for Purchased Subscribers............  $    0.00   $   0.00   $   0.00
REVENUES ASSUMPTIONS
Affiliate Revenue (99 Budget+5% per
  annum)...................................  $   3,166   $  3,324   $  3,491
Advertising Per Avg. Subscriber............  $    0.65   $   0.65   $   0.65
Advertising Revenue........................  $   7,968   $  8,367   $  8,785
        TOTAL REVENUES.....................  $  11,135   $ 11,691   $ 12,276
  Less Programming Costs...................     21,107     22,162     23,270
                                                   190%       190%       190%
  Less Operating Costs.....................      8,488      8,742      9,005
                                                    78%        77%        76%
OPERATING CASH FLOW........................  $ (18,460)  $(19,213)  $(19,999)
    CASH FLOW MARGIN.......................     (165.8)%   (164.3)%   (162.9)%
  Subscriber Cash for Carriage.............         --         --         --
FREE CASH FLOW.............................  $ (18,460)  $(19,213)  $(19,999)
  TERMINAL MULTIPLE OF EBITDA..............                         $  12.00
  ENTERPRISE VALUE.........................                         $166,142
FREE CASH FLOW TO DISCOUNT.................  $ (18,460)  $(19,213)  $146,144

                                 DISCOUNT RATE
                                 -------------
NET PRESENT VALUE..............         15.0%          $ (41,188)
LESS DEBT......................                        $ (84,043)
                                                       ---------
                                                       $(125,231)

VALUE PER SHARE................   20,374,271           $   (6.15)per share

                                                      PER SUB. VALUE EXIT SENSITIVITY ANALYSIS
                                     --------------------------------------------------------------------------
                                      10.00      11.00      12.00      13.00      14.00      15.00      16.00
                                     --------   --------   --------   --------   --------   --------   --------
                                      $(6.48)    $(6.31)    $(6.15)    $(5.98)    $(5.81)    $(5.64)    $(5.47)

                                     D(2)-8

                   CABLE NETWORK CASH-FOR-CARRIAGE BENCHMARK

                            YEAR                                        NETWORK                     PRICE/SUB
                            ----                                        -------                     ---------
1990                                                                      CNBC                        $3.00
1994                                                                       Q2                         $5.00
1994                                                                       S                          $9.00
1996                                                                    Fox News                      $11.00
1997                                                                 Animal Planet                    $7.00
1997                                                                 Eye on People                    $6.00
1998                                                                 Great American                   $5.00
1998                                                                     Style                        $6.00
1998                                                                 Travel Channel                   $6.00
1998                                                                     Paxson                       $10.00
1998                                                                      ZDTV                10 Year No License Fee
1998                                                          Access Entertainment Network  $1.50 Reverse Fee/Sub/Year

---------------
Source: Paul Kagan Associates, Inc.

                                     D(2)-9

                               SUMMARY CONCLUSION

     In reviewing all of the valuation methodologies and the relative assumptions, we believe the most appropriate analyses are the Market Price and Acquisition Value Analyses. A summary of all the analyses and our conclusion for each is provided below:

                          ANALYSIS                                               EQUITY VALUE PER SHARE
                          --------                                               ----------------------
Net Asset Value                                               Negative
Market Price                                                  $0.06 to $0.08
Going-Concern                                                 Not Meaningful
Acquisition Value                                             $0.02 to $0.08
Discounted Cash Flow                                          Speculative; Value created in proportion to capital
                                                              commitments

     Based on our review of the available information for GoodLife, the cable network industry and a review of appropriate financial metrics, we believe that GoodLife should be valued at between $0.06 to $0.08 per share. The following table provides a review of the effective value that Crown would need to pay for the public shareholder interest at various values per share.

                                     D(2)-10

                  MINORITY SHAREHOLDER PURCHASE PRICE ANALYSIS

Total Shares Outstanding
  (000s)                          20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374    20,374
  Crown/Concept Shares (000s)     14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432    14,432
  Minority Shares (000s)           5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942     5,942
Value per Share                    $0.02     $0.03     $0.04     $0.05     $0.06     $0.07     $0.08     $0.09     $0.10     $0.11
Crown/Concept Purchase Price    $118,837  $178,256  $237,674  $297,093  $356,511  $415,930  $475,348  $534,767  $594,185  $653,604

Total Shares Outstanding
  (000s)                          20,374    20,374    20,374    20,374
  Crown/Concept Shares (000s)     14,432    14,432    14,432    14,432
  Minority Shares (000s)           5,942     5,942     5,942     5,942
Value per Share                    $0.12     $0.13     $0.14     $0.15
Crown/Concept Purchase Price    $713,022  $772,441  $831,860  $891,278

                                     D(2)-11

                                                                      APPENDIX E

                                PROMISSORY NOTE

AMOUNT:    $500,000.00  INTEREST:  6%   DATE:  SEPTEMBER 12, 2000
DUE DATE:  Demand Note                  AT:    Falls Church, VA

     FOR VALUE RECEIVED, ATLANTIC VIDEO, INC., a Delaware corporation, at 650 Massachusetts Ave., N.W., Washington, D.C. 20001, (hereinafter referred to as "Maker"), promises to pay to they order of ONE UP ENTERPRISES, INC., a Delaware corporation, at 7777 Leesburg Pike, Suite 406N, Falls Church, Virginia 22043, (hereinafter referred to as "Payee", or at such other place as the Payee or holder hereof may designate in writing, in lawful money of the United States, the principal amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) together with interest thereon at the rate of 6% per annum. The entire principal and interest thereon shall be due and payable on demand.

     The Maker warrants and represents that the loan evidenced hereby is being made for business or investment purposes. This Note may be prepaid in part or in full at any time without penalty; provided, however, that consent of Payee is first had and obtained. Payments shall be made in immediately available funds and shall be applied to interest and then to principal. Maker waives notice of presentment, protest, and dishonor of this debt and each and every notice of any kind respecting this Note.

     The undersigned hereby agrees to pay, in addition to all other sums of money due, all costs of collection and reasonable attorney's fees, whether suit be brought or not, if this Note is not paid when due, whether at the stated maturity or by acceleration. No provision hereof may be waived or modified orally, but all such waivers or modifications shall be in writing.

     This instrument shall be governed in all respects by the laws of the Commonwealth of Virginia.

DATE: SEPTEMBER 12, 2000              BY:  /S/
                                         ---------------------------------------
                                         WERNER SEUBERT
                                           Treasurer & CFO Atlantic Video, Inc.

                          THE NOSTALGIA NETWORK, INC.
                         650 Massachusetts Avenue, N.W.
                             Washington, D.C. 20001


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       THE NOSTALGIA NETWORK, INC. FOR USE ONLY AT THE SPECIAL MEETING OF
    STOCKHOLDERS TO BE HELD ON         , 2000 AND ANY ADJOURNMENTS THEREOF.


The undersigned, being a stockholder of the Nostalgia Network, Inc. ("Nostalgia"), hereby authorizes Diane Fuller and Daniel P. Collins, and each of them, as proxies, with the full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Nostalgia to be held at
650 Massachusetts Avenue, N.W. Washington, D.C. on       , 2000 at 11:00 a.m.,
local time, and at any adjournments or postponements thereof, and at the meeting to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as appears on the reverse side of this proxy.

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is exercised.

Shares of the Common Stock of Nostalgia will be voted as specified. If no specification is made, shares will be voted FOR the matters set forth on the reverse side and IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES as to any other matter which may properly come before the Meeting.

                                                               SEE REVERSE
                                                                 SIDE

-------------------------------------------------------------------------------
                    / \ Tear at Perforation / \

/ x /  PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE


                                                                                            FOR           AGAINST          ABSTAIN

THE NOSTALGIA NETWORK, INC.     1. MERGER OF NNI ACQUISITION CORPORATION WITH              /  /            /  /              /  /
                                   AND INTO THE NOSTALGIA NETWORK, INC.

                                                                                  The Special Meeting of Stockholders of The
                                                                                  Nostalgia Network, Inc. will be held
                                                                                                              , at 11:00 a.m.,
                                                                                  at 650 Massachusetts Avenue, N.W., Washington,
                                                                                  D.C.

                                                                                  The undersigned hereby acknowledges receipt
                                                                                  of a Notice of Special Meeting of Stockholders
                                                                                  of The Nostalgia Network, Inc. called for
                                                                                        , 2000, and a Proxy Statement for the
                                                                                  Meeting prior to the signing of this proxy.


Signature(s)__________________________________ DATED:______________,2000

NOTE: Please sign exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title.

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                    / \ Tear at Perforation / \